As filed with the Securities and Exchange Commission on August 12, 1999
                                                     Registration No. 333-81149
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            -----------------------
                               Amendment No. 1 to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            -----------------------

                    QWEST COMMUNICATIONS INTERNATIONAL INC.
             (Exact name of Registrant as specified in its charter)

    Delaware                         4183                        84-1339282
(State or Other          (Primary Standard Industrial        (I.R.S. Employer
Jurisdiction of           Classification Code Number)     Identification Number)
Incorporation or
  Organization)
                                700 Qwest Tower
                             555 Seventeenth Street
                             Denver, Colorado 80202
                                 (303) 992-1400
              (Address, Including Zip Code, and Telephone Number,
       including Area Code, of Registrant's Principal Executive Offices)

                            -----------------------

                               Robert S. Woodruff
                              Qwest Communications
                               International Inc.
                                700 Qwest Tower
                             555 Seventeenth Street
                             Denver, Colorado 80202
                                 (303) 992-1400
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                            -----------------------
                                   copies to:

     Dennis S. Hersch        Thomas O. McGimpsey          Dennis J. Block
  Davis Polk & Wardwell         U S WEST, Inc.     Cadwalader, Wickersham & Taft
  450 Lexington Avenue     1801 California Street        100 Maiden Lane
New York, New York 10017   Denver, Colorado 80202    New York, New York 10038
     (212) 450-4000            (303) 672-2712            (212) 504-6000

     Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effectiveness of this Registration Statement and the effective time of the merger of U S WEST, Inc. with and into the Registrant as described in the Agreement and Plan of Merger dated as of July 18, 1999.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            -----------------------

                                                     CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                          Proposed Maximum      Proposed Maximum      Amount of
                Title of each Class of                  Amount to be     Offering Price Per    Aggregate Offering    Registration
             Securities to be Registered                 Registered             Unit                 Price              Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,  with par value of $.01 per share.......  1,232,149,059           N/A             $26,635,854,024      $7,404,767
                                                             (1)                                      (2)                (3)
===================================================================================================================================
(1)   The maximum number of shares of Qwest common stock issuable in connection with the merger in exchange for shares of U S WEST common stock, based on
      (i) the number of shares of U S WEST common stock outstanding on July 23,
      1999 (504,646,139) and (ii) the highest exchange ratio possible in the merger (2.44161 shares of Qwest common stock for each share of U S WEST common stock).
(2)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(c) of the Securities Act, based on the market value of the U S WEST shares to be received by Qwest in the merger, as established by the average of the high and low sales prices of
      U S WEST common stock on August 10, 1999 on the consolidated tape, which was $52.78125.
(3)   This fee has been calculated pursuant to Section 6(b) of the Securities
      Act, as .0278 of one percent of $26,635,854,024. A fee of $10,694,473 was paid on June 21, 1999 in connection with the initial filing of this Form
      S-4 Registration Statement. Pursuant to Rule 457(b) under the Securities
      Act, the registration fee payable herewith has been reduced by
      $10,694,473, the amount previously paid. Accordingly, no additional amount is required to be paid herewith.

                            -----------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

                    QWEST COMMUNICATIONS INTERNATIONAL INC.
                             CROSS REFERENCE SHEET


                   ITEM NUMBER                                               LOCATION IN JOINT PROXY
-------------------------------------------------------   ------------------------------------------------------------

A.   INFORMATION ABOUT THE
     TRANSACTION

1.   Forepart of Registration Statement
     and Outside Front Cover Page of Prospectus......     Facing Page of the Registration Statement; Outside Front
                                                          Cover Page of Joint Proxy Statement/Prospectus

2.   Inside Front and Outside Back Cover Pages
     of Prospectus...................................     Where You Can Find More Information; Table of
                                                          Contents; Comparative Per Share Data

3.   Risk Factors, Ratio of Earnings to Fixed Charges,
     and Other Information...........................     Outside Front Cover Page of Joint Proxy
                                                          Statement/Prospectus; Summary; The Merger; Interests of
                                                          Officers and Directors in the Merger; Selected Financial
                                                          Data, Unaudited Pro Forma Condensed Combined
                                                          Financial Information; Comparative Per Share Market
                                                          Price and Dividend Information; The Merger Agreement;
                                                          Chapter Three - Information About the Meetings and
                                                          Voting

4.   Terms of the Transaction........................     Outside Front Cover Page of Joint Proxy
                                                          Statement/Prospectus; Summary; The Merger; The
                                                          Merger Agreement; Chapter Three - Information About
                                                          the Meetings and Voting; Chapter Four - Certain Legal
                                                          Information

5.   Pro Forma Financial Information.................     Unaudited Pro Forma Condensed Combined Financial
                                                          Information

6.   Material Contacts with the Company Being
     Acquired........................................     Summary; The Merger; The Merger Agreement

7.   Additional Information Required for
     Reoffering by Persons and Parties Deemed
     to be Underwriters..............................     *

8.   Interests of Named Experts and Counsel..........     *

9.   Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities.....................................     *



                                       2



                   ITEM NUMBER                                               LOCATION IN JOINT PROXY
-------------------------------------------------------   ------------------------------------------------------------

B.   INFORMATION ABOUT THE REGISTRANT

10.  Information with Respect to S-3 Registrants....      *

11.  Incorporation of Certain Information by
     Reference.......................................     *

12.  Information with Respect to S-2 and S-3
     Registrants.....................................     Summary; The Merger; Where You Can Find More
                                                          Information

13.  Incorporation of Certain Information by
     Reference.......................................     Where You Can Find More Information

14.  Information with Respect to Registrants
     Other Than S-3 or S-2 Registrants...............     *

C.   INFORMATION ABOUT THE COMPANY
     BEING ACQUIRED

15.  Information with Respect to S-3
     Companies.......................................     *

16.  Information with Respect to S-2 or S-3
     Companies.......................................     Summary; The Merger; Where You Can Find More
                                                          Information

17.  Information with Respect to Companies
     Other Than S-2 or S-3 Companies.................     *

D.   VOTING AND MANAGEMENT
     INFORMATION

18.  Information if Proxies, Consents or
     Authorizations are to be Solicited..............     Outside Front Cover Page of Joint Proxy
                                                          Statement/Prospectus; Summary; Interests of Officers and
                                                          Directors in the Merger; The Merger; The Merger
                                                          Agreement; The Voting Agreement; The Global
                                                          Agreements; Chapter Three - Information About the
                                                          Meetings and Voting; Chapter Four - Certain Legal
                                                          Information;  Where You Can Find More Information

19.  Information if Proxies, Consents or
     Authorizations are not to be Solicited
     or in an Exchange Offer.........................     *
---------
*    Omitted because the Item is inapplicable or the answer is negative.

[Qwest Logo]                                                     [U S WEST Logo]


                MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

The Boards of Directors of Qwest Communications International Inc. and U S WEST, Inc. have approved a merger agreement which provides for the strategic merger of the two companies. We believe the combined company will be able to create substantially more shareholder value than could be achieved by the companies individually.

Our combined company will be named Qwest Communications International Inc. and will have its headquarters in Denver, Colorado.

Upon completion of the merger, holders of U S WEST common stock will receive, for each U S WEST share they own, subject to the collar and the cash option described in this joint proxy statement/prospectus, shares of Qwest common stock having a value of $69 per share. Qwest shareholders will continue to own their existing shares after the merger.

Qwest will issue approximately [____] billion shares of Qwest common stock to U S WEST shareholders in the merger, based on outstanding U S WEST shares on [______], 1999 and assuming an exchange ratio of _____, which corresponds to a Qwest stock price of $______. These shares will represent approximately [__]% of the outstanding shares of Qwest common stock after the merger. Qwest shares held by Qwest shareholders before the merger will represent approximately [___]% of the outstanding Qwest shares after the merger.

We are asking shareholders of Qwest and U S WEST to approve the merger agreement and the merger. We cannot complete the merger unless the shareholders of both companies approve it.

The dates, times and places of the meetings are:

For Qwest shareholders:

          _________, _______, 1999

          ------------------------

          ------------------------

          ------------------------

          ------------------------

          ------------------------

For U S WEST shareholders:

          __________, _______, 1999

          -------------------------

          -------------------------

          -------------------------

          -------------------------

          -------------------------



Joseph P. Nacchio                            Solomon D. Trujillo
Chairman and Chief Executive Officer,        Chairman of the Board, President and Chief
Qwest Communications International Inc.      Executive Officer, U S WEST, Inc.

-------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities regulators have approved the Qwest stock to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
-------------------------------------------------------------------------------

        Joint proxy statement/prospectus dated [_______], 1999 and first mailed to shareholders on [_______], 1999.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
CHAPTER ONE - THE MERGER

QUESTIONS AND ANSWERS ABOUT THE
   MERGER....................................................................I-1

SUMMARY......................................................................I-2
   The Companies.............................................................I-2
   Merger Recommendations to Shareholders....................................I-2
   The Merger................................................................I-2

THE MERGER...................................................................I-8
   General...................................................................I-8
   Risk Factors..............................................................I-8
   Background of the Merger.................................................I-10
   Our Reasons for the Merger; Recommendations of
      Our Boards of Directors...............................................I-16
   Material Federal Income Tax Consequences of the
      Merger................................................................I-21
   Regulatory Matters Relating to the Merger................................I-22
   Appraisal Rights.........................................................I-23
   Federal Securities Laws Consequences; Stock
      Transfer Restriction Agreements.......................................I-24
   Accounting Treatment.....................................................I-24
   Legal Proceedings........................................................I-25

INTERESTS OF OFFICERS AND DIRECTORS IN
   THE MERGER...............................................................I-26
   Qwest Board; Management..................................................I-26
   Indemnification; Directors' and Officers'
      Insurance.............................................................I-26
   Qwest's Stock Options....................................................I-26
   U S WEST's Stock and Stock Option Plans..................................I-27
   U S WEST Long-Term Incentive Plan........................................I-28
   U S WEST Executive Short-Term Incentive Plan.............................I-28
   Retention Bonuses........................................................I-29

THE MERGER AGREEMENT........................................................I-30
   Structure of the Merger..................................................I-30
   Timing of Closing........................................................I-30
   Merger Consideration.....................................................I-30
   Treatment of U S WEST Stock Options......................................I-33
   Exchange of Shares.......................................................I-33
   Qwest Board and Board Committees.........................................I-33
   Certain Covenants........................................................I-34
   Representations and Warranties...........................................I-35
   Conditions to the Completion of the Merger...............................I-36
   Termination of the Merger Agreement......................................I-36
   Other Expenses...........................................................I-39
   Amendments and Waivers...................................................I-39

VOTING AGREEMENT............................................................I-40
   Agreement to Vote........................................................I-40
   Restrictions on Transfer.................................................I-40
   Termination..............................................................I-40

THE GLOBAL AGREEMENTS.......................................................I-41
   The Qwest-Global Agreement...............................................I-41
   The U S WEST-Global Termination Agreement................................I-41
   The Amendment to the U S WEST-Global Tender
      Offer and Purchase Agreement..........................................I-41
   The Qwest-Global Capacity Purchase Agreement.............................I-41

OPINIONS OF FINANCIAL ADVISORS..............................................I-42
   Opinion of Financial Advisor to Qwest....................................I-42
   Opinions of Financial Advisors to U S WEST...............................I-47

CHAPTER TWO - FINANCIAL INFORMATION

COMPARATIVE PER SHARE MARKET PRICE
   AND DIVIDEND INFORMATION.................................................II-1

SELECTED FINANCIAL DATA.....................................................II-2

COMPARATIVE PER SHARE DATA..................................................II-7

UNAUDITED PRO FORMA CONDENSED COMBINED
   FINANCIAL INFORMATION....................................................II-8

PROJECTIONS AND SYNERGIES..................................................II-16

CHAPTER THREE - INFORMATION ABOUT THE
MEETINGS AND VOTING

   Matters Relating to the Meetings........................................III-1
   Vote Necessary to Approve Qwest and U S WEST
      Proposals............................................................III-3
   Proxies.................................................................III-3
   Other Business; Adjournments............................................III-5

CHAPTER FOUR - CERTAIN LEGAL
INFORMATION

COMPARISON OF U S WEST-QWEST
   SHAREHOLDER RIGHTS.......................................................IV-1
   Summary of Material Differences Between Current
      Rights of U S WEST and Qwest Shareholders
      and Rights Those Shareholders Will Have as
      Qwest Shareholders Following the Merger...............................IV-1

                                                                            Page
                                                                            ----

DESCRIPTION OF QWEST CAPITAL STOCK..........................................IV-4
   Authorized Capital Stock.................................................IV-4
   Qwest Common Stock.......................................................IV-4
   Qwest Preferred Stock....................................................IV-4
   Transfer Agent and Registrar.............................................IV-5
   Stock Exchange Listing; Delisting and
      Deregistration of U S WEST Common Stock...............................IV-5

INFORMATION REGARDING FORWARD-
   LOOKING STATEMENTS.......................................................IV-5

LEGAL MATTERS...............................................................IV-7

EXPERTS.....................................................................IV-7

CHAPTER FIVE - ADDITIONAL INFORMATION
FOR SHAREHOLDERS

FUTURE SHAREHOLDER PROPOSALS.................................................V-1
   Qwest.....................................................................V-1
   U S WEST..................................................................V-1

WHERE YOU CAN FIND MORE INFORMATION..........................................V-1

ANNEXES
Annex A  Agreement and Plan of Merger
Annex B  Voting Agreement
Annex C  Opinion of Donaldson, Lufkin & Jenrette
         Securities Corporation
Annex D  Opinion of Merrill Lynch, Pierce, Fenner &
         Smith, Inc.
Annex E  Opinion of Lehman Brothers Inc.
Annex F  Section 262 of the Delaware General
         Corporation Law

                                  CHAPTER ONE
                                  THE MERGER

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: When and where are the shareholder meetings?

A: The shareholder meeting of Qwest Communications International Inc. ("Qwest") will take place on [__________], 1999 in _________, ________. The shareholder meeting of U S WEST, Inc. ("U S WEST") will take place on [__________], 1999 in _________, _________. The address of each meeting is specified on the cover page.

Q: What do I need to do now?

A: Just mail your signed proxy card in the enclosed return envelope or vote by telephone or the Internet, as soon as possible, so that your shares may be represented at your meeting. In order to assure that we obtain your vote, please give your proxy as instructed on your proxy card even if you currently plan to attend your meeting in person.

Q: What should I do if I want to change my vote?

A: Just send in a later-dated, signed proxy card to your company's Secretary or vote again by telephone or the internet before your meeting. Or, you can attend your meeting in person and vote. You may also revoke your proxy by sending a notice of revocation to your company's Secretary at the address under "Summary- The Companies" on page I-2.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them on the merger. You should therefore be sure to provide your broker with instructions on how to vote your shares. Please check the voting form used by your broker to see if it offers telephone or internet voting.

If you do not give voting instructions to your broker, you will, in effect, be voting against the merger unless you appear in person at your shareholder meeting and vote in favor of the merger.

Q: What happened to the U S WEST merger with Global Crossing Ltd. ("Global")?

A: U S WEST terminated the Global-U S WEST merger agreement in order to enter into the merger agreement with Qwest. In connection with the termination, U S WEST paid Global $140 million in cash and 2,231,076 shares of Global common stock, Qwest loaned $140 million in cash to U S WEST and Qwest entered into an agreement to buy $140 million in services from Global.

Q: Should I send in my stock certificates now?

A: No. If the merger is completed, we will send U S WEST shareholders written instructions for exchanging their share certificates. Qwest shareholders will keep their existing certificates.

Q: Will I continue to receive dividends on my U S WEST shares until the merger?

A: We do not expect any changes in the current dividend policies of either of the companies before the merger. However, subject to the terms of the merger agreement, either company may change its dividend policy before the merger.

Q: What happens to my future dividends?

A: After the closing of the merger, Qwest will initially pay a dividend of $0.0125 per quarter. The payment of dividends by the combined company in the future, however, will depend on business conditions, the combined company's financial condition and earnings, and other factors.

Q: When do you expect the merger to be completed?

A: We are working towards completing the merger as quickly as practicable. In addition to shareholder approvals, we must also obtain regulatory approvals. We hope to complete the merger by mid-2000.

Q: Who do I call if I have questions about the meetings or the merger?

A: Qwest shareholders may call 1-800-[___]-[____]. U S WEST shareholders may call 1-800-[___]-[____].

Chapter One - The Merger


                                    SUMMARY

This Summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read this document and the documents we have referred you to carefully. See "Where You Can Find More Information" on page V-1.

The Companies

Qwest Communications International Inc.
700 Qwest Tower
555 Seventeenth Street
Denver, Colorado 80202
(303) 992-1400

Qwest is a worldwide broadband Internet communications company whose principal business is providing leading-edge communications to businesses and consumers. Qwest has operations throughout North America, Europe and Mexico, and has developed one of the most technologically advanced, secure and reliable networks capable of carrying data, image and voice communications.

U S WEST, Inc.
1801 California Street
Denver, Colorado 80202
(303) 672-2700

U S WEST's principal business is telecommunications and related services, including local exchange telephone services, exchange access services, long distance within Local Access and Transport Areas, high speed data and Internet services, wireless communications and directory services.

Merger Recommendations to Shareholders

To Qwest Shareholders:

If you are a Qwest shareholder, the Qwest Board believes the merger is advisable, fair to you and in your best interest and recommends that you vote FOR the approval of the merger agreement and the merger, including the issuance of shares of Qwest common stock in the merger and the Qwest charter amendments contemplated by the merger agreement.

To U S WEST Shareholders:

If you are a U S WEST shareholder, the U S WEST Board believes the merger is advisable, fair to you and in your best interest and recommends that you vote FOR the approval of the merger agreement and the merger.

The Merger

The merger agreement is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read the merger agreement as it is the legal document that governs the merger.

What U S WEST Shareholders Will Receive (see page I-30)

As a result of the merger, U S WEST shareholders will receive, for each share of U S WEST common stock, subject to the collar and cash option described below, shares of Qwest common stock having a value of $69. The value of the consideration will be $69 so long as the Average Price (as defined below) is between $28.26 and $39.90.

If the Average Price is above $39.90, U S WEST shareholders will receive, for each of their shares of U S WEST common stock, 1.72932 shares of Qwest common stock. In these circumstances, the Qwest shares received for each U S WEST share would have a value of more than $69.

If the Average Price is below $28.26, U S WEST shareholders will receive, subject to the cash option described below, for each of their shares of U S WEST common stock, 2.44161 shares of Qwest common stock. In these circumstances, the Qwest shares received for each U S WEST share would have a value of less than $69.

If the Average Price is less than $38.70, Qwest and U S WEST may elect to pay a portion of the merger consideration in cash.

If the Average Price is less than $22 or the closing price of Qwest common stock is less than $22 for 20 consecutive trading days before the completion of the merger, U S WEST may terminate the merger agreement.

                                                       Chapter One - The Merger


"Average Price" means the average of the volume weighted averages of the trading prices of Qwest common stock on the Nasdaq National Market for the 15 trading days randomly selected by lot by Qwest and U S WEST together from the 30 consecutive trading days ending on the third trading day immediately before the date on which all of the conditions to the closing of the merger have been satisfied or waived.

You may call xxx-xxx-xxxx anytime after _______, __________, 1999 until the merger closes to hear a tape recorded message stating what the exchange ratio in the merger would be if the Average Price were equal to the most recent closing price of Qwest common stock.

Qwest will not issue any fractional shares in the merger. U S WEST shareholders will receive a check in the amount of the proceeds from the sale of their fractional shares in the market unless Qwest elects instead to pay the U S WEST shareholders a price equal to the average of the closing prices of Qwest common stock on the Nasdaq National Market for the ten consecutive trading days immediately following the closing of the merger.

Conditions to the Completion of the Merger (see page I-36)

The completion of the merger depends upon meeting a number of conditions, including the following:

   o  approval by the Qwest and U S WEST shareholders;

   o expiration or termination of the waiting period under the Hart-Scott-Rodino Act and receipt of necessary approvals from the Federal Communications Commission and certain state public utilities commissions;

   o  absence of any law or court order prohibiting the merger;

   o receipt of opinions of counsel to Qwest and U S WEST that the merger will qualify as a tax-free reorganization;

   o receipt by U S WEST of the opinion of its counsel that the merger will not affect the tax-free qualification of the prior spin-off of U S WEST and delivery of a copy of that opinion to Qwest;

   o material accuracy as of closing of the representations and warranties made by the other party; and

   o absence of an imposition by any regulatory authority of any condition, requirement or restriction that would reasonably be expected to have a material adverse effect on the combined company after the merger, or would result in a reduction in aggregate revenues of Qwest and U S WEST on a pro forma, combined basis or require a capital investment, in each case in excess of certain amounts.

Termination of the Merger Agreement (see page I-36)

Either Qwest or U S WEST can terminate the merger agreement if any of the following occurs:

   o we do not complete the merger by July 30, 2000; however, the date will be extended to December 31, 2000 if we have not closed by July 30, 2000 because the regulatory conditions specified in the merger agreement have not been satisfied by that date; or

   o  Qwest or U S WEST shareholders do not give the required approvals; or

   o  a law or court order permanently prohibits the merger; or

   o the other party breaches the merger agreement in a manner that renders a condition to the merger incapable of being satisfied prior to July 30, 2000; or

   o before its shareholder vote, the other party's board of directors modifies its recommendation of the merger and merger agreement in a manner adverse to the party seeking to terminate.

In addition, U S WEST may terminate the merger agreement if the Average Price is less than $22 or the closing price of Qwest common stock is less than $22 for any 20 consecutive trading days before the completion of the merger.

Chapter One - The Merger


Neither Qwest nor U S WEST can terminate the merger agreement as described in the first bullet point above if the merger has not closed because it is in material breach of the merger agreement.

Finally, Qwest and U S WEST can mutually agree to terminate the merger agreement.

Although the Qwest and U S WEST Boards are entitled to withdraw their recommendations of the merger in response to a superior acquisition proposal, neither Qwest nor U S WEST is permitted to terminate the merger agreement to accept a superior acquisition proposal made by a third party. Accordingly, it is expected that the Qwest and U S WEST meetings will be held even if Qwest or U S WEST receives a superior acquisition proposal from a third party.

Termination Fees (see pages I-37)

U S WEST must pay Qwest a termination fee of $850 million in cash if:

   o the merger agreement is terminated by Qwest because the U S WEST Board modifies its recommendation of the merger and merger agreement in a manner adverse to Qwest; or

   o the merger agreement could have been terminated by Qwest as described in the immediately preceding bullet point but was not and is subsequently terminated as a result of the failure to obtain U S WEST shareholder approval; or

   o  the merger agreement is terminated in circumstances where:

        o  U S WEST's shareholders do not vote in favor of the merger;

        o a third party has made a proposal for an alternative transaction involving U S WEST prior to the U S WEST shareholder vote; and

        o within twelve months of the termination of the merger agreement U S WEST enters into an agreement for an alternative transaction with any third party; or

   o the merger agreement is terminated by Qwest as a result of U S WEST's material breach of its non-solicitation obligations in the merger agreement.

Qwest must pay U S WEST a termination fee of $850 million in cash if:

   o the merger agreement is terminated by U S WEST because the Qwest Board modifies its recommendation of the merger and merger agreement in a manner adverse to U S WEST; or

   o the merger agreement could have been terminated by U S WEST as described in the immediately preceding bullet point but was not and is subsequently terminated as a result of the failure to obtain Qwest shareholder approval; or

   o  the merger agreement is terminated in circumstances where:

        o  Qwest's shareholders do not vote in favor of the merger;

        o a third party has made a proposal for an alternative transaction involving Qwest prior to the Qwest shareholder vote; and

        o within twelve months of the termination of the merger agreement Qwest enters into an agreement for an alternative transaction with any third party; or

   o the merger agreement is terminated by U S WEST as a result of Qwest's material breach of its non-solicitation obligations in the merger agreement.

Payments to Global (see page I-38)

Immediately before the signing of the merger agreement, U S WEST and Global agreed to terminate their merger agreement. In connection with the termination of the Global-U S WEST merger agreement, U S WEST paid Global $140 million in cash and 2,231,076 shares of Global common stock, Qwest loaned $140 million in cash to U S WEST and Qwest entered into an agreement to buy $140 million in services from Global. If the merger agreement is terminated, Qwest will not

                                                      Chapter One - The Merger


receive repayment from U S WEST of its $140 million loan and will have to deliver to U S WEST the same number of shares of Global common stock delivered to Global by U S WEST (or pay their market value in cash at that time). However, if the termination of the merger agreement is the result of U S WEST changing its recommendation of the merger, U S WEST will be obligated to repay $70 million (plus interest at LIBOR plus .15%) to Qwest and will receive only 1,115,538 shares of Global common stock (or their market value in cash at that time) from Qwest. No other payments have been made in connection with the termination of the Global-U S WEST merger agreement.

Qwest Board and Board Committees After the Merger (see page I-33)

Following the merger, the Qwest Board will have fourteen members, seven of whom will be designated by Qwest and seven of whom will be designated by U S WEST. The Qwest Board committees will consist of an equal number of Qwest and U S WEST Board designees. The Qwest by-law provisions that implement these requirements will survive for three years after the completion of the merger and during that period may not be changed except with the approval of 75% of the Qwest Board.

Office of the Chairman (see page I-34)

Following the merger, Philip F. Anschutz, Joseph P. Nacchio and Solomon D. Trujillo together will constitute the Office of the Chairman. The Office of the Chairman will be responsible for all decisions relating to material acquisitions and dispositions, the allocation of capital resources, the termination of any of the eight most senior executive officers of Qwest other than Mr. Nacchio and Mr. Trujillo, and general corporate strategy. Any decision by the Office of the Chairman will require a majority vote, except that any of Messrs. Anschutz, Nacchio and Trujillo will have the right to bring any decision of the Office of the Chairman to the Qwest Board. The Qwest by-law provisions that implement these requirements will survive for three years after the completion of the merger and during that period may not be changed except with the approval of 75% of the Qwest Board.

Executive Officers (see page I-34)

Upon the closing of the merger, Mr. Anschutz will be the Non-Executive Chairman of Qwest, Mr. Nacchio will be Chairman and Chief Executive Officer of Qwest and Mr. Trujillo will be Chairman of Qwest and President of the broadband local and wireless division of Qwest. For a period of one year following the closing of the merger, the twenty most senior policy-making executive officers of Qwest will be substantially equally represented by officers of Qwest and U S WEST. Each of these twenty executive officers of Qwest and U S WEST will be mutually agreed upon by Qwest and U S WEST before the closing of the merger.

Regulatory Approvals (see page I-22)

Completion of the merger will not occur until after we have received specified regulatory approvals required for the transactions. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, provides that specified required materials and information must be given to and reviewed by the Antitrust Division of the Justice Department or the Federal Trade Commission. In addition, the Federal Communications Commission and certain state public utility commissions will, and other state public utility commissions may, have jurisdiction to approve the merger.

Interests of Officers and Directors in the Merger (see page I-26)

When you consider our Boards' recommendations that you vote in favor of the merger, you should be aware that a number of our officers and directors have interests in the merger that are different from, or in addition to, yours.

Material Federal Income Tax Consequences of the Merger (see page I-21)

A U S WEST shareholder's receipt of Qwest common stock in the merger generally will be tax-free for United States federal income tax purposes, except for tax resulting from the receipt of cash instead of any fractional shares of Qwest common stock.

If Qwest and U S WEST elect to pay a portion of the merger consideration in cash, a U S WEST shareholder will be taxed on the cash received as a result of that election to the extent of the gain on that shareholder's U S WEST common stock.

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Chapter One - The Merger


Voting Agreement (see page I-40)

Qwest's principal shareholder, Mr. Anschutz, has agreed to vote his Qwest common stock in favor of the approval and adoption of the merger agreement and merger and against any competing acquisition proposal involving Qwest or any other action that could reasonably be expected to impede the closing of the merger. Under the terms of the voting agreement with U S WEST, at least 250 million shares of Qwest common stock, representing approximately 33% of the Qwest common stock outstanding as of the date of this joint proxy statement/prospectus, must remain subject to the voting agreement. The terms of the voting agreement remain in effect even if the Qwest Board withdraws its recommendation to vote in favor of the merger (unless U S WEST decides to terminate the merger agreement in response to the change in the Qwest Board recommendation).

Comparative Per Share Market Price Information

Qwest common stock is quoted on the Nasdaq National Market and U S WEST common stock is listed on the New York Stock Exchange. On May 14, 1999, the last full trading day before the announcement of the signing of the Global- U S WEST merger agreement, U S WEST common stock closed at $62.25. On June 11, 1999, the last full trading day before Qwest publicly announced its initial proposal for U S WEST, Qwest common stock closed at $44.875 and U S WEST common stock closed at $54.875. On July 16, 1999, the last full trading day before the announcement of the signing of the merger agreement, Qwest common stock closed at $35.00 and U S WEST common stock closed at $60.25. On July __, 1999, the last full trading day before the mailing of this joint proxy statement/prospectus, Qwest common stock closed at $_____ and U S WEST common stock closed at
$_____.

Listing of Qwest Common Stock

The shares of Qwest common stock to be issued in the merger will be quoted on the Nasdaq National Market under the ticker symbol "QWST."

Ownership of Qwest After the Merger

Qwest will issue approximately [______] shares of Qwest common stock to U S WEST shareholders in the merger. The shares of Qwest common stock to be issued to U S WEST shareholders in the merger will represent approximately [___]% of the outstanding Qwest common stock after the merger. This information is based on the number of Qwest and U S WEST shares outstanding on ________, 1999, assumes an exchange ratio of ____ (which corresponds to an Average Price of $________) and does not take into account stock options or other equity-based awards or other transactions involving the issuance of stock, including acquisitions.

Shareholder Votes Required to Approve the Merger

For Qwest shareholders: Approval of the merger, including the issuance of shares of Qwest common stock in the merger and the Qwest charter amendments contemplated by the merger agreement, requires the affirmative vote of at least a majority of the outstanding shares of Qwest common stock.

For U S WEST shareholders: Approval of the merger requires the affirmative vote of at least a majority of the outstanding shares of U S WEST common stock.

Opinions of Financial Advisors (see page I-42)

In connection with the merger, the Qwest Board received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation, Qwest's financial advisor, and the U S WEST Board received the opinions of Merrill Lynch, Pierce, Fenner & Smith, Inc. and Lehman Brothers Inc., U S WEST's financial advisors. Qwest received a written opinion from DLJ as to the fairness, from a financial point of view, to Qwest shareholders of the consideration to be paid by Qwest in the merger as of July 18, 1999, and U S WEST received an opinion from each of Merrill Lynch and Lehman Brothers that, as of June 18, 1999, the consideration to be received by the U S WEST shareholders in the merger was fair to them from a financial point of view. These opinions, which are attached as Annex C, Annex D and Annex E, set forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinions. We encourage you to read these opinions in their entirety. These opinions are directed to the boards of directors of the respective companies and are not recommendations to shareholders with respect to any matter relating to the merger. The opinions speak only as of their respective dates and the

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                                                      Chapter One - The Merger


financial advisors to Qwest and U S WEST are under no obligation to confirm their opinions as of a later date. Further, the Qwest and U S WEST Boards may not necessarily request that their financial advisors confirm these opinions as of a later date.

Appraisal Rights (see page I-23)

The holders of Qwest common stock do not have any right to an appraisal of the value of their shares in connection with the merger. The holders of U S WEST common stock have appraisal rights for their shares only if they receive cash as consideration in the merger.

Accounting Treatment (see page I-24)

The merger will be accounted for using the purchase method of accounting. U S WEST will be deemed the acquiror for accounting purposes.

Chapter One - The Merger


                                  THE MERGER

General

     The Qwest Board is using this joint proxy statement/prospectus to solicit proxies from the holders of Qwest common stock for use at the Qwest meeting. The U S WEST Board is also using this document to solicit proxies from the holders of U S WEST common stock for use at the U S WEST meeting.

     Qwest Proposal

     At the Qwest meeting, holders of Qwest common stock will be asked to vote upon approval and adoption of the merger agreement and the merger, including approval of the issuance of Qwest common stock in the merger and the Qwest charter amendments contemplated by the merger agreement. We sometimes refer to this proposal as the "Qwest proposal."

     U S WEST Proposal

     At the U S WEST meeting, holders of U S WEST common stock will be asked to vote upon approval and adoption of the merger agreement and the merger. We sometimes refer to this proposal as the "U S WEST proposal."

Risk Factors

     In addition to the risks relating to the businesses of Qwest and U S WEST which are incorporated by reference in this joint proxy statement/prospectus from our other Securities and Exchange Commission filings, you should carefully consider the following risk factors relating to the merger in determining whether to vote in favor of the approval and adoption of the merger and the merger agreement. You should also consider the risk factors that will generally have an impact on the combined company's financial condition, results of operations and business after the merger, including those described under "Information Regarding Forward-looking Statements."

     Difficulties in Combining Operations and Realizing Synergies. Qwest and
U S WEST have entered into the merger agreement with the expectation that the merger will result in certain benefits including operating efficiencies, cost savings, synergies and other benefits. Achieving the benefits of the merger will depend in part upon the integration of the businesses of Qwest and U S WEST in an efficient manner, which we believe will require considerable effort. In addition, the consolidation of operations will require substantial attention from management. The diversion of management attention and any difficulties encountered in the transition and integration process could have a material adverse effect on the revenues, levels of expenses and operating results of the combined company. No assurance can be given that Qwest and U S WEST will succeed in integrating their operations in a timely manner or without encountering significant difficulties or that the expected operating efficiencies, cost savings, synergies and other benefits from such integration will be realized.

     Uncertain Value of Qwest Common Stock to be received in the Merger. No assurances can be given to the U S WEST shareholders of the value of the shares of Qwest common stock to be issued in the merger. The calculation of the exchange ratio is designed so that U S WEST shareholders receive Qwest common stock having a value of $69 for each share of U S WEST common stock converted in the merger. If, however, the Average Price of Qwest common stock for the 15 randomly selected trading days during the 30-day pricing period prior to closing is less than $28.26, U S WEST shareholders will receive Qwest common stock having a value of less than $69 for each share of U S WEST common stock converted in the merger. If the Average Price is less than $22 or the closing price of Qwest common stock is less than $22 for 20 consecutive trading days between the signing of the merger agreement and the closing of the merger, the U S WEST Board is entitled to terminate the merger agreement. Because the U S WEST meeting will occur before the date on which the Average Price of Qwest common stock is determined, U S WEST shareholders will not have the power to vote against the merger if the average price is less than $28.26.

                                                      Chapter One - The Merger


     In addition, even if the average price of Qwest common stock is more than $28.26, no assurances can be given to the U S WEST shareholders that the Qwest common stock to be issued in the merger will have a value of $69 upon completion of the merger. If the price of Qwest common stock is declining during the 30 trading day pricing period prior to the closing of the merger, U S WEST shareholders may receive Qwest common stock actually having a value of less than $69 at the effective time of the merger, notwithstanding the fact that the average price is more than $28.26.

     Furthermore, no assurances can be given to the U S WEST shareholders of the value of the shares of Qwest common stock to be issued in the merger after the completion of the merger. After the completion of the merger, the price of Qwest common stock is likely to change based upon changes in the business, operations and prospects of the combined company, general market and economic conditions, regulatory considerations and other factors beyond the control of the combined company.

     Regulatory Approvals May Be Delayed or Conditioned. Completion of the merger is conditioned on receipt of all material regulatory consents and approvals required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as well as the applicable statutes, policies and rules governing the Federal Communications Commission and state public utility commissions. There can be no assurance that such approvals will be granted on a timely basis, or without materially adverse conditions.

     Divestiture of In-region InterLATA Business. The Telecommunications Act of 1996 currently prohibits U S WEST from providing long distance telecommunications services between Local Access and Transport Areas (LATAs) within its 14 state region, and between these LATAs and locations outside its region. Upon the closing of the merger, the interLATA service prohibition also would apply to Qwest. Consequently, as of the closing, Qwest plans to discontinue providing these interLATA services, and these services will be divested under separate agreements. There can be no assurance that the terms and conditions under which the divestitures will be made will permit Qwest to receive the full economic value of its in-region interLATA business. Furthermore, closing of the merger could be delayed if the necessary divestitures cannot be completed on a timely basis. The combined company will continue to provide long distance services outside the U S WEST region. The parties have anticipated some loss of out-of-region long distance business as a result of the discontinuance of in-region business. There can be no assurance that these losses will not be materially greater than expected.

     Future Provision of InterLATA Services. U S WEST and, upon closing, the combined company will be allowed to provide in-region interLATA services upon satisfaction of certain regulatory conditions primarily related to local exchange telephone competition. These restrictions will be lifted on a state by state basis following further proceedings in each U S WEST state and at the FCC. Qwest and U S WEST expect the combined company to work actively to meet the applicable requirements so that interLATA services can be provided in particular states starting in 2000 or 2001, but there can be no assurance that they will be successful in that regard. Even after elimination of the interLATA restriction, the combined company's long distance operations will be subject to various regulatory constraints, including the requirement that interLATA services be offered through a subsidiary that is structurally separated from the company's local exchange services. There can be no assurance that these regulations will not have a material adverse affect on the combined company's ability to compete.

     Concentration of Voting Power; Potential Conflicts of Interest. As of the date of this joint proxy statement/prospectus, Philip F. Anschutz, a director and Chairman of the Qwest Board, beneficially owns approximately 39% of the outstanding shares of Qwest common stock. Based on the number of shares of Qwest common stock and U S WEST common stock outstanding as of [___________], the record date for the Qwest and U S WEST meetings, and assuming an exchange ratio of [mid-point of the range], upon completion of the merger, Mr. Anschutz would beneficially own approximately [___]% of the outstanding shares of Qwest common stock. Based on Qwest and U S WEST's current shareholder composition, it is not anticipated that, upon completion of the merger, any Qwest shareholder other than Mr. Anschutz would own more than [_____________]% of the outstanding shares of Qwest common stock. As a result, Mr. Anschutz will continue to be in a position to substantially influence actions that require shareholder approval, including the election of the Qwest Board.

Chapter One - The Merger


     Anti-takeover Provisions. The merger agreement provides that, upon the completion of the merger, Qwest's amended and restated charter and bylaws will include certain provisions that may have the effect of delaying, deterring or preventing a future takeover or change in control of Qwest unless that takeover or change in control is approved by the Qwest Board. These provisions may render the removal of directors and management more difficult. For example, upon completion of the merger, Qwest shareholders will not be permitted to call a special meeting of shareholders or act by written consent to vote on the removal of directors and will not be able to remove directors without cause. In addition, since the Qwest Board will be classified upon completion of the merger, a shareholder attempting to gain control of the Qwest Board might have to wage two successful proxy contests to do so.

     Interests of Officers and Directors in the Merger. A number of the officers and directors of Qwest and U S WEST have interests in the merger that are different from, or in addition to, yours as a shareholder of Qwest or U S WEST. For a description of these interests, see "Interests of Officers and Directors in the Merger."

Background of the Merger

     In pursuing their strategies for enhancing shareholder value, each of Qwest and U S WEST regularly considers opportunities for acquisitions, joint ventures and other strategic alliances. While each company believes that it has positive prospects on a stand-alone basis, representatives of each of Qwest and U S WEST from time to time hold discussions with third parties regarding a range of possible options to improve their competitive positions, including acquisitions or dispositions of assets, possible partnerships, alliances or other significant transactions.

     In April of 1998, Qwest and U S WEST entered into a joint marketing and teaming arrangement. Qwest and U S WEST terminated their activities under this arrangement in May of 1998 when the FCC determined that these activities were impermissible under the Telecommunications Act of 1996.

     After the June 12, 1998 separation from its former parent company, U S WEST reviewed its strategic position and objectives in light of changes in the competitive marketplace as evidenced by recent significant consolidations and mergers in the telecommunications industry, swiftly advancing technology and changes in the regulatory landscape. From September 30 through October 2, 1998, the U S WEST Board held a strategy session during which it reviewed these changes. With this background, it considered various strategic alternatives for U S WEST. These alternatives included potential relationships and industry alliances with other entities but no specific transactions were proposed. Following this session, during the fall of 1998, representatives of U S WEST and Global met on various occasions to discuss a potential transaction involving U S WEST's data business and Global. These discussions ended in January 1999. Also, representatives of U S WEST and Qwest discussed opportunities for the two companies in the changing telecommunications industry.

     On February 4 and 5, 1999, in the context of the discussion of a potential opportunity for U S WEST's data business, the U S WEST Board had lengthy discussions regarding the various strategies that U S WEST could pursue.

     Through February and into April 1999, representatives of Global and U S WEST had further discussions about ways of combining Global and the data business of U S WEST.

     On March 17, 1999, Global and Frontier Corporation announced the execution of a definitive merger agreement.

     At an April 2 regular meeting, the U S WEST Board reviewed the strategic objectives of U S WEST and requested that its management further investigate possible long-term strategic alternatives and options for U S WEST, including the possibility of a business combination transaction involving Global. Analysis of possible strategies to either acquire or build the technology necessary to advance U S WEST into the forefront of the rapidly

                                                      Chapter One - The Merger


expanding data and telecommunications industry was undertaken. U S WEST considered a number of potential acquisition candidates with a variety of technologies that would enhance its products or services.

     Thereafter, representatives of U S WEST had preliminary discussions with a number of significant potential partners that could strategically fit with its goals of becoming a global leader in the data/communications race. U S WEST retained Merrill Lynch to advise it with respect to a possible transaction.

     From April 22 through May 11, representatives of U S WEST and Global met to discuss the possibility of a business combination or a joint venture between U S WEST and Global.

     On May 3, U S WEST and Global executed a mutual confidentiality agreement and agreed to exchange non-public information.

     On May 4, a U S WEST representative asked a Qwest representative whether Qwest had any interest in a business combination between U S WEST and Qwest. The Qwest representative said that, in light of other pending matters, Qwest was not then interested in pursuing such a combination.

     During the first two weeks of May, representatives of U S WEST and Global met to discuss a possible structure for a business combination between U S WEST and Global and agreed that any business combination transaction between U S WEST and Global would include a tender offer for Global shares.

     On May 11, at a special meeting of the U S WEST Board, senior management of U S WEST and U S WEST's financial and legal advisors reviewed with the U S WEST Board the possible long-term strategic alternatives for U S WEST and the status of the discussions between U S WEST and Global. The U S WEST Board then authorized senior management of U S WEST to continue discussions with Global.

     Thereafter, representatives of U S WEST and Global continued to meet to negotiate the terms of a possible business combination, including the terms of a tender offer for Global shares, and continued negotiations relating to a merger and the tender offer for Global shares.

     On May 14, Qwest learned that U S WEST and Global were negotiating a business combination. On May 15, representatives of Qwest discussed with representatives of U S WEST the possibility of a business combination transaction between Qwest and U S WEST.

     On May 16, the U S WEST Board met for the purpose of considering the terms and conditions of the proposed merger agreement with Global, the tender offer and the related transactions and agreements. U S WEST's financial and legal advisors were present at the meeting. The U S WEST Board was advised that Qwest had become aware of the possible combination with Global and had requested that U S WEST delay negotiations while Qwest continued to consider making an alternative proposal. Throughout the day and evening, representatives of U S WEST encouraged Qwest to make a firm and specific proposal that could be considered. Representatives of Qwest advised representatives of U S WEST that Qwest was not prepared to make an offer at that time because Qwest had not undertaken the necessary work to evaluate a possible offer for U S WEST, and they requested U S WEST to postpone the execution of any agreement with Global or, failing that, to maintain the flexibility to discuss future proposals from third parties in any agreement between U S WEST and Global. At the U S WEST Board meeting, senior management of U S WEST and U S WEST's legal and financial advisors reviewed with the U S WEST Board the terms and conditions of the Global merger agreement, the tender offer and the related transactions. Merrill Lynch addressed certain financial aspects of the Global merger. Counsel reviewed legal considerations to be considered by the U S WEST Board in approving the Global merger and the tender offer. Extensive discussion followed relating to the financial and legal aspects of the transaction as well as the status of the conversations with the representatives of Qwest. After discussion, the Board unanimously approved the Global merger, the tender offer, the Global merger agreement and the related transactions and agreements and agreed to reconvene later that evening to authorize management to execute and deliver the Global merger agreement and the related agreements. Later that evening, the U S WEST Board reconvened and, after being advised that no proposal

Chapter One - The Merger


from Qwest was imminent and that Global would not defer entering into the Global merger agreement, authorized senior management of U S WEST to execute and deliver the Global merger agreement and commence the tender offer for Global shares.

     On May 17, Global and U S WEST announced that they had entered into a definitive merger agreement, under which U S WEST and Global/Frontier would each become subsidiaries of a newly-created holding company to be named Global Crossing Corporation ("New Holdco"). New Holdco would establish two categories of tracking stock: the Class G stock would track the global data and voice network and Internet assets of New Holdco, and the Class L stock would track its local telecommunications assets. In the merger, each share of U S WEST stock would be exchanged for approximately 1.2 shares of New Holdco tracking stock, and each share of Global common stock would be exchanged for one share of New Holdco tracking stock. Shareholders could elect which class of tracking stock they would receive, subject to proration based on an appraisal of the relative values of the two classes of assets represented by the two classes of tracking stock shortly before closing. As part of the Global merger transaction, U S WEST agreed to make a cash tender offer for approximately 9.5% of the outstanding Global common stock at a price of $62.75 per share. The tender offer closed on June 18.

     Following the announcement of the Global merger agreement, representatives of Qwest commenced their due diligence investigation of publicly available information about U S WEST and Frontier and analyzed possible synergies that might result from the potential combinations with one or both companies.

     In late May and early June, representatives of Qwest and BellSouth entered into discussions regarding various alternatives relating to BellSouth's interest in Qwest, including the acquisition of a control position in, or a combination with, Qwest. The discussions terminated without Qwest and BellSouth reaching agreement on these issues.

     At special meetings of the Qwest Board held on June 11 and June 13, Qwest's senior management and its financial and legal advisors briefed the Qwest Board on the potential offers for U S WEST and Frontier. On June 13, the Qwest Board discussed the proposals and unanimously authorized senior management to make proposals to acquire U S WEST and Frontier. Immediately thereafter, representatives of Qwest called representatives of U S WEST, Frontier and Global and told them that Qwest was making offers to acquire U S WEST and Frontier.

     On the same day, Joseph P. Nacchio, Chairman and Chief Executive Officer of Qwest, sent Solomon D. Trujillo, Chairman, President and Chief Executive Officer of U S WEST, a letter stating that Qwest was offering to pay 1.738 shares of Qwest common stock for each share of U S WEST common stock, having a value of $78.00 per share at the close of trading on Friday, June 11. The letter also stated that Qwest was simultaneously offering to acquire Frontier in a separate transaction, and that the consideration offered to U S WEST shareholders would increase to 1.783 shares of Qwest common stock for each share of U S WEST common stock, having a value of $80.00 per share at the close of trading on Friday, June 11, if Frontier were to accept Qwest's proposal. Mr. Nacchio enclosed a draft merger agreement with the letter.

     On June 14, the U S WEST Board held a special meeting to discuss the Qwest proposal. At the meeting, the U S WEST Board received financial and legal advice regarding the Qwest proposal and its obligations under the Global merger agreement. Also on June 14, U S WEST retained Lehman Brothers as a financial advisor.

     On June 17, Frontier issued a press release stating that the Frontier Board had not, at that time, decided to take any action with respect to Qwest's offer.

     On June 18, U S WEST issued a press release stating that the U S WEST Board was continuing to review Qwest's offer.

     On June 21, Mr. Nacchio sent separate letters to Mr. Trujillo and Joseph
P. Clayton, Chief Executive Officer of Frontier, detailing the reasons why Qwest believed its offers for U S WEST and Frontier were superior to Global's outstanding offers.

                                                      Chapter One - The Merger


     Also on June 21, the U S WEST Board held a special meeting to further discuss the Qwest proposal. At the special meeting, the U S WEST Board decided to take no action at that time with respect to the Qwest proposal. On the same day, U S WEST issued a press release expressing its concerns about the Qwest proposal.

     On June 23, Mr. Nacchio sent a letter to Mr. Trujillo stating that Qwest had modified its offer for U S WEST and was now offering to acquire each U S WEST share for $69.00 in Qwest stock. The revised offer was subject to a collar on the price of Qwest stock between $30.50 and $43.50, under which Qwest would have the option to pay cash or issue additional shares to offset any decline in Qwest's stock price from $38.70 per share down to $30.50 per share, while U S WEST stockholders would realize all of the upside of any increase in the Qwest stock price above the collar. At the same time, Qwest also revised its offer to acquire Frontier.

     On June 24, the U S WEST Board held a special meeting to discuss the revised Qwest proposal made on June 23. At the meeting, the U S WEST Board received financial and legal advice regarding the revised Qwest proposal. The U S WEST Board directed the company's officers to determine if Global would improve its offer or would allow U S WEST to enter into discussions with Qwest.

     On June 27, the U S WEST Board held a special meeting to discuss developments relating to the revised Qwest proposal, including management's discussions with Global and Global's press release indicating that Qwest would face significant regulatory problems in completing a merger with U S WEST. Also on that day, in response to Global's press release, Mr. Nacchio sent Mr. Trujillo a letter stating that Qwest's strategic merger with U S WEST would not face any greater regulatory hurdles than the Global/U S WEST transaction. Mr. Nacchio also sent to the Boards of U S WEST and Frontier a presentation describing why Qwest's offer was, in each case, superior to the relevant Global's offer.

     On June 28, Mr. Nacchio sent a letter to Qwest's shareowners explaining the strategic purpose for Qwest's offers for U S WEST and Frontier. In that letter, Mr. Nacchio said that Qwest would consider adopting different strategies to encourage U S WEST and Frontier, or their shareholders, to accept Qwest's offers, and would consider setting deadlines by which the offers must be accepted.

     In late June, without notice to U S WEST, representatives of Global contacted representatives of Qwest and suggested a meeting between the representatives of Global and Qwest. As a result of these contacts, on June 30 and July 1 representatives of Qwest and Global discussed, among other things, the terms of a possible resolution of the issues among the parties in the event Qwest determined to discontinue its offer to acquire Frontier in connection with a possible transaction with U S WEST. The terms of a possible resolution included a reduction in the termination fee payable to Global by U S WEST under the Global/U S WEST merger agreement, payment of a part of that fee in the form of Global's common stock acquired in the tender offer by U S WEST for 9.5% of Global's common stock, a change in certain provisions of the agreements between Global and U S WEST related to the tender offer, and Qwest's agreeing to enter into a commercial arrangement to purchase services from Global.

     On June 30, Frontier announced in a press release that the Frontier Board had directed management of Frontier to meet with Qwest and to discuss a potential business combination. Qwest and Frontier signed a confidentiality agreement on July 2. During the week of July 5, representatives of Qwest and Frontier met several times to discuss the terms of Qwest's offer, including features of the offer that representatives of Frontier said were unacceptable or undesirable, and to conduct preliminary financial due diligence. Among other matters, representatives of Frontier expressed a concern about the regulatory delays in the closing of any Qwest/Frontier transaction that might result from a three-way combination of Qwest, Frontier and U S WEST. The parties also discussed Frontier's expectations regarding the terms of a potential business combination, including the limitations on the conditions to closing and an increase in the consideration payable by Qwest if the closing was delayed because of Qwest's offer to acquire U S WEST.

     Also on June 30, the U S WEST Board held a special meeting to further discuss the revised Qwest proposal. U S WEST's management reported to the U S WEST Board that they had discussions with representatives of Global who stated that Global would not improve its offer at that time and consented to a waiver of the non-

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solicitation limitations in the Global merger agreement so as to allow U S
WEST to commence negotiations with Qwest.

      On July 1, Mr. Nacchio sent a letter to Mr. Trujillo which stated that Qwest was prepared to discuss increasing the number of U S WEST Directors to be elected to the Board of the combined company beyond the four board seats previously offered, and stating Qwest's expectation that Mr. Trujillo and senior management of U S WEST would be integral members of the management team within the new company.

     Also on July 1, U S WEST announced that the U S WEST Board had determined to authorize the company's management and advisors to discuss with Qwest issues relating to the revised Qwest merger proposal. That same day, Global announced that at the request of U S WEST it had granted a waiver under the merger agreement to allow U S WEST to furnish information to, and to participate in discussions with, Qwest.

     From July 2 through July 7, representatives of Qwest and U S WEST discussed the terms of Qwest's offer. The discussions focused on such issues as the structure of the proposed merger; the use of a single class of stock rather than dual tracking stocks; the terms of the collar; regulatory issues; the contribution to the strategic vision of the combined company by the directors and officers of both companies; possible governance structures which would afford senior executives of both companies the opportunity to participate in the realization of this strategic vision; employee issues; the name and principal office location of the combined company; non-solicitation and related termination provisions and the termination fees. U S WEST representatives expressed their view that the combined company would have better uses for its capital than for the acquisition of Frontier. In response, Qwest representatives expressed their willingness to terminate the offer for Frontier if satisfactory agreement could be reached with U S WEST on the open issues.

     During the weeks of July 5 and July 12, representatives of Qwest and Global continued to discuss the possibility that Qwest and Global could resolve the issues relating to their offers for Frontier and U S WEST generally on the terms referred to above.

     On July 8, the U S WEST Board held a special meeting to further discuss the status of the negotiations with Qwest.

     Also on July 8, U S WEST delivered to Qwest drafts of a merger agreement and a voting agreement pursuant to which certain affiliates of Philip F. Anschutz, Chairman of the Board of Qwest, would agree to vote their Qwest shares in favor of the transactions contemplated by a Qwest/U S WEST merger agreement.

     On July 9, representatives of Qwest provided comments on these agreements to U S WEST and its counsel and, in the following days, representatives of Qwest and U S WEST continued to negotiate the provisions of these agreements. During discussions that followed, Qwest reiterated its willingness to terminate its offer for Frontier if Qwest and U S WEST agreed on the terms of a definitive merger agreement.

     Also on July 9, Qwest and U S WEST entered into a reciprocal confidentiality agreement and exchanged due diligence request lists. Beginning on July 9, and continuing through the week of July 12, representatives of Qwest and U S WEST undertook reciprocal due diligence investigations and in that connection exchanged and discussed certain business, personnel, legal and financial information relating to Qwest and U S WEST. They also discussed the potential near- and long-term benefits achievable from a potential merger as well as the synergies that might be achieved by the combined company.

     On July 12, representatives of Qwest and U S WEST discussed governance issues and other matters related to Qwest's offer. Among other things, the representatives discussed the composition of the Board and senior management of the combined company and the roles of Messrs. Anschutz, Nacchio and Trujillo in the combined company.

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                                                      Chapter One - The Merger


     On July 13, representatives of Qwest and Frontier discussed the terms of Qwest's offer for Frontier. Qwest and Frontier were not able to reach agreement on matters each of them considered fundamental to Qwest's offer.

     On July 14, at a regularly scheduled meeting, the Qwest Board was briefed by senior management on the strategic benefits, both near- and long-term, available from a merger with U S WEST, as well as on the status of discussions with U S WEST. The Qwest Board was also informed of the discussions with Global and the possibility of reaching a resolution with Global. DLJ, Qwest's financial advisor, reviewed with the Qwest Board the financial aspects of the merger. Qwest's legal counsel, Davis Polk & Wardwell ("Davis Polk"), reviewed the terms and conditions of the proposed merger agreement as well as the remaining open issues, and reviewed the Qwest Board's legal duties and responsibilities. The Qwest Board discussed these matters. Later that day, representatives of Qwest and U S WEST discussed various issues, including the strategic vision of the combined company and governance issues, including the roles of Messrs. Anschutz, Nacchio and Trujillo in the combined company.

     Also on July 14, Qwest delivered a draft agreement to Global that reflected Qwest's proposed resolution of the issues relating to their offers for Frontier and U S WEST. Thereafter, representatives of Global provided their comments on the proposed agreement and representatives of Qwest and Global commenced their efforts to resolve the open issues related to the agreements.

     On July 15 and 16, representatives of Qwest and U S WEST continued to discuss issues related to the merger agreement and other agreements described in this document.

     At a July 16 special meeting to consider the merger, the Qwest Board received a presentation from Davis Polk on the terms and conditions of the merger agreement, voting agreement, the agreement with Global and related agreements described in this document and updated the Board on how certain of the remaining open issues had been resolved. The Qwest Board then received a financial presentation from DLJ and received DLJ's opinion as to the fairness, from a financial point of view, to Qwest shareholders of the merger consideration. The Qwest Board discussed the issues presented by management and by the financial and legal advisors, including the factors discussed under " -- Reasons for the Merger; Recommendation of the Qwest Board." After discussion and due consideration, the Qwest Board unanimously approved the merger agreement and related agreements and merger matters described in this document.

     At a July 16 special meeting, the U S WEST Board received a presentation from senior management, Merrill Lynch and Lehman Brothers, its financial advisors, and Cadwalader, Wickersham & Taft, its legal advisor, regarding the terms and conditions of the proposed merger agreement with Qwest, the termination of the Global merger agreement, the voting agreement with certain affiliates of Mr. Anschutz and other matters relating thereto. As part of their financial presentations to the U S WEST Board, both Merrill Lynch and Lehman Brothers presented oral fairness opinions (subsequently confirmed in writing). The U S WEST Board discussed the issues presented by management and by the financial and legal advisors, including the factors discussed under " -- Reasons for the Merger; Recommendations of the U S WEST Board." After discussion and due consideration, the U S WEST Board unanimously approved the termination of the Global merger agreement, and then approved the Qwest merger agreement and the agreements and the transactions related thereto and authorized management to execute and deliver all necessary agreements.

     On July 17 and 18, Qwest, U S WEST and Global representatives and outside counsel continued discussions with the goal of resolving remaining open issues. These issues included governance issues, the payment of the termination fee, the agreements relating to the stock of Global acquired by U S WEST in the tender offer and the terms of the commercial arrangement between Global and Qwest relating to Qwest's purchase of services from Global.

     On July 18, upon reaching the agreement on remaining open issues, Qwest and U S WEST executed the merger agreement and related agreements described in this document. At the same time, upon reaching agreement on the issues remaining among the three parties, Global and U S WEST executed an agreement terminating the

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Chapter One - The Merger


Global/U S WEST merger agreement, and Global and Qwest executed the agreement providing for payment of termination fees and the commercial arrangements described above. Qwest and U S WEST issued a joint press release immediately thereafter announcing the execution of the merger agreement, the withdrawal of Qwest's offer for Frontier and the termination of U S WEST's agreement with Global.

Our Reasons for the Merger; Recommendations of Our Boards of Directors

     In the past several years, the communications industry has experienced a significant increase in mergers, acquisitions and consolidations among local service providers, long distance providers, broadband Internet providers, cable television companies and other emerging technology companies. These industry changes have resulted from significant competitive, regulatory and technological changes over the last few years and are an indication that the most effective competitors in the communications industry are expected to be those companies that offer the most complete array of products and services without geographic limitations. Strong national and international players, which have formed and are forming through mergers, acquisitions and alliances, are looking to lead the telecommunications industry by offering customers one-stop shopping for their communications services, including broadband Internet services.

     Qwest has been implementing its strategy of being a leading broadband Internet communications company through its national high-capacity fiber communications network, and providing Internet and multimedia services. U S WEST has also been implementing its strategy of providing customers with integrated advanced communications products and services through its enhanced network capacity and capability, custom calling features, integration of wireline and wireless services, and its broadband Internet products and services. Through its directories business, U S WEST also provides directory services throughout its 14 state region, and is expanding that service onto the Internet through electronic publishing. By combining, we expect to bring together Qwest's advanced network and broadband Internet service capability with U S WEST's innovative local communications and broadband Internet access capability. Through this combination we will be able to offer customers in the United States and worldwide more choices and greater access to next generation telecommunications and broadband Internet based services including web hosting and value added web based applications. We will also be able to share resources and capitalize on synergies that will speed our ability to compete effectively at the top tier of the telecommunications industry. The merger will enable both companies to achieve our mutual goals more quickly than either company could have achieved them separately.

     We believe that the merger will create a stronger competitor and will provide significant value for our shareholders, employees and customers for the following reasons, among others:

     o We believe that the combination of Qwest and U S WEST will create the benchmark large-capitalization growth company in the communications/Internet sector for the new millennium, with approximately $18.5 billion of pro forma year-2000 revenue and $7.4 billion pro forma year-2000 EBITDA and will be accretive to Qwest's earnings per share and cash flow per share beginning in the first year of combined operations. See "Projections and Synergies" and "Information Regarding Forward Looking Statements."

     o We believe that during the period from 2000 through 2005 the combination of Qwest and U S WEST will enable us to achieve gross revenue synergies of more than $12 billion and net financial and operational synergies of approximately $10.5 billion to $11 billion. We expect that these synergies will be comprised of (1) incremental revenues as the combined company expands its local, data, Internet Protocol and long- distance service; (2) operating cost savings in areas such as network operations and maintenance, sales and marketing, billing and customer and back office support; and (3) capital savings through elimination of duplication in the companies' planned network buildouts and in other infrastructure and back-office areas. See "Projections and Synergies" and "Information Regarding Forward Looking Statements."

     o We believe the combination of Qwest and U S WEST will accelerate our strategic development and will enable us to grow faster than each of us could grow alone and will increase our revenues and profits faster than each of us would accomplish alone. In particular, it is our expectation that the combination

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                                                      Chapter One - The Merger


          will accelerate the delivery of Internet-based broadband communications services provided by Qwest to the large customer base of U S WEST and will bring together our complementary assets, resources and expertise and the network infra-structure, applications, services and customer distribution channels of our companies and that the combination of our customer bases, assets, resources and expertise in a timely manner will permit each of us to compete more effectively in our rapidly consolidating industries. We believe the combination will also enable us to rapidly increase our customer base for our respective products by acquiring the other company's customer bases: the combined company would have an expanding client base of more than 29 million customers, including many multinational corporations.

     o We believe worldwide broadband end-to-end infrastructure, expanded range of products and services, access to each other's customers, people and processes and combined use of our distribution and operating systems will create growth for the combined company and that, as a large company with global scale and scope, multiple capabilities, end-to-end broadband connectivity, and a full suite of data, voice and video products and services, we can successfully compete in the telecommunications industry in the long-term.

     o We believe we will be able to redeploy our capital in the years 2000 through 2005 in the aggregate amount of approximately $7.5 billion toward new investment in Internet applications and hosting, out-of-region facilities based competitive local exchange service, out-of-region broadband access and Internet services, wireless expansion and video entertainment. We believe we can fund this redeployment of capital with approximately $5.3 billion of savings from the reduction in the dividends currently paid by U S WEST and $2.2 billion of savings from capital expenditure synergies. See "Projection and Synergies" and "Information Regarding Forward Looking Statements."

     o We believe we will be able to obtain the required regulatory approvals to permit us to close the merger in a timely manner without the imposition by regulators of conditions that would prevent us from obtaining substantially all of the expected benefits of the merger.

     Qwest

     In approving the transaction and making its recommendation that Qwest shareholders approve the merger agreement and the related transactions, the Qwest Board consulted with Qwest's management as well as its outside legal counsel and financial advisor and considered the following material factors, among others:

     o the reasons described above under "Our Reasons for the Merger" and the risks described under "Risk Factors";

     o the fact that the merger consideration payable to the shareholders of U S WEST is fixed at $69.00 in Qwest common stock, subject to a "collar" when the price of Qwest common stock is between $28.26 and $39.90 and that Qwest retains the ability to pay a portion of the merger consideration in cash, subject to U S WEST's approval;

     o the familiarity of the Qwest Board with the business, properties and prospects of Qwest, including the opportunities and alternatives available to Qwest if the merger were not to be undertaken;

     o DLJ's financial presentation and opinion to the Qwest Board to the effect that, as of July 18, 1999 and based on and subject to the assumptions, limitations and qualifications stated in the opinion, the merger consideration to be paid by Qwest in the merger was fair from a financial point of view to the holders of Qwest common stock, as described under "Opinion of Qwest's Financial Advisor";

     o the qualification of the merger as a tax-free transaction for U.S. federal income tax purposes (except for tax resulting from any cash received by U S WEST shareholders);

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Chapter One - The Merger


     o the right of U S WEST to terminate the merger agreement if the average price of Qwest common stock during the 15 randomly selected trading days during the pricing period prior to closing is below $22.00 per share or the closing price of Qwest common stock is below $22.00 per share for 20 consecutive trading days between the signing of the merger agreement and the completion of the merger;

     o the terms and conditions of the merger agreement, including the conditions to closing, the termination fees payable under certain circumstances, and the restrictions imposed on the conduct of the businesses of Qwest and U S WEST in the period prior to closing;

     o the provisions of the merger agreement which do not permit either Qwest or U S WEST to terminate the merger agreement if it receives an acquisition proposal that is superior to the Qwest-U S WEST transaction but do permit Qwest or U S WEST to terminate if the board of the other party changes its recommendation that its shareholders vote in favor of the merger;

     o the voting agreement of certain shareholders of Qwest which requires them to vote in favor of the merger;

     o the decreased likelihood of a third party making an acquisition proposal with respect to Qwest pre-closing because of the voting agreement, and post-closing because of the anti-takeover provisions of the combined company's charter and bylaws, including the classified board provisions;

     o the reduction in the beneficial ownership of Qwest's principal shareholder as a result of the merger;

     o the amount of the termination fee payable to Global by U S WEST, the composition of such termination fee, the obligation of Qwest to lend part of such fee to U S WEST, and the circumstances under which part of the loan might be repayable to Qwest;

     o the governance structure of the combined company, including the creation of the Office of the Chairman with Messrs. Anschutz, Nacchio and Trujillo as its initial members; the right of each of Qwest and U S WEST to designate seven of the initial fourteen members of the board of directors of the combined company; and the initial substantially equal participation by senior officers of each of Qwest and U S WEST in the management of the combined company;

     o the interests of the officers and directors of Qwest and U S WEST in the merger, as described under "Interests of Officers and Directors in the Merger";

     o the effect of the merger on Qwest's existing joint ventures and other relationships with third parties, including KPNQwest, BellSouth Corporation and Microsoft Corporation; and

     o the satisfactory completion of Qwest's due diligence investigation of U S WEST.

     The foregoing discussion of the information and factors considered by the Qwest Board is not intended to be exhaustive. In view of the wide variety of the material factors considered in connection with its evaluation of the merger and the complexity of these matters, the Qwest Board did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, the Qwest Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the Qwest Board's ultimate determination, but rather the Qwest Board conducted an overall analysis of the factors described above, including through discussions with and questioning of Qwest's management and legal and financial advisors. In considering the factors described above, individual members of the Qwest Board may have given different weight to different factors.

     There can be no assurance that any of the potential savings, synergies or opportunities considered by the Qwest Board will be achieved through consummation of the merger. See "Risk Factors," "Projections and Synergies" and "Information Regarding Forward-Looking Statements."

                                                      Chapter One - The Merger


     Recommendation of the Board of Directors of Qwest

     The Qwest Board believes that the merger is advisable and is fair to and in the best interests of Qwest and its shareholders and recommends to its shareholders that they vote "FOR" the proposal to approve and adopt the merger agreement and the merger, including the issuance of shares of Qwest common stock in the merger and the Qwest charter amendments contemplated by the merger agreement.

   U S WEST

     In reaching its decision, the U S WEST Board consulted with its financial and legal advisors and its senior management, reviewed a significant amount of information and considered a number of factors. The most relevant information reviewed and factors considered are set forth below.

     o the reasons described above under "Our Reasons for the Merger" and the risks described under "Risk
          Factors";

     o the fact that the terms and benefits of the merger agreement are significantly better than the terms and benefits of the Global-U S WEST merger agreement, including:

          o the premium to the U S WEST shareholders represented by the Qwest offer compared to the Global offer and compared to the historical trading price of U S WEST common stock;

          o the fact that the cumulative synergies expected to result from the merger exceed the cumulative synergies that were expected to result from the Global-U S WEST merger;

          o the fact that the merger agreement provides price protection for the U S WEST shareholders for the collar range of $28.26 through $39.90 of Qwest's average price; and

          o the ability of U S WEST to terminate the merger agreement if Qwest's average stock price is less than $22 for 15 randomly selected trading days during the 30 trading day pricing period before the completion of the merger or the closing price of Qwest common stock is less than $22 for 20 consecutive trading days before the completion of the merger;

     o the fact that U S WEST will be able to designate seven of the initial fourteen directors to the Qwest Board and a substantial number of senior executives after the merger, as well as the fact that Solomon D. Trujillo will serve as one of the initial members of the Office of the Chairman, thus enabling U S WEST to provide substantial input into the policies and operation of the combined businesses and effect the long-term goals of U S WEST;

     o the strategic and financial alternatives available to U S WEST in the rapidly changing industry environment and U S WEST's belief that expanding its broadband Internet-based communications business was essential to its growth and development as a full service telecommunications provider;

     o the strategic fit between U S WEST and Qwest, and the belief that the combined company has the potential to enhance shareholder value through additional opportunities and operating efficiencies;

     o the opportunity for the U S WEST shareholders to participate in a larger, more diversified, competitive company in the telecommunications industry which has the potential to become a significant worldwide Internet-based broadband services provider with one of the highest capacity networks in the industry;

     o information concerning the financial performance, business operations, debt capacity and asset quality of U S WEST and Qwest and of the two companies on a combined basis;

Chapter One - The Merger


     o the opinions of Merrill Lynch and Lehman Brothers that, as of June 18, 1999 and subject to the assumptions and limitations set forth in the opinions, the consideration to be received by U S WEST shareholders in the merger was fair from a financial point of view to such holders, and the financial presentations made by Merrill Lynch and Lehman Brothers to the U S WEST Board in connection with the delivery of their opinions;

     o the likely impact of the merger on U S WEST's employees and customers;

     o the existence of an agreement of holders of approximately 39% of the Qwest common stock to vote in favor of the merger, increasing the likelihood of Qwest shareholder approval of the merger transaction;

     o the reduction in the termination fee payable to Global upon the termination of the Global-U S WEST merger agreement;

     o the effect of the merger on Qwest's existing joint ventures and other relationships with third parties;

     o the interests of officers and directors of U S WEST in the merger, as described under "Interests of Officers and Directors in the Merger";

     o the fact that in the event Qwest elects to pay a portion of the merger consideration in cash, U S WEST and Qwest will jointly agree on the amount of such cash;

     o the fact that neither U S WEST nor Qwest is permitted to terminate the merger agreement upon receipt of a superior acquisition proposal, but that either U S WEST or Qwest is permitted to terminate the merger agreement if the other party's board changes its recommendation that its shareholders vote in favor of the merger; and

     o the qualification of the merger as a tax-free transaction for U.S. federal income tax purposes (except for tax resulting from any cash received by U S WEST shareholders).

     The foregoing discussion of the information and factors considered by the U S WEST Board is not intended to be exhaustive. In view of the wide variety of the material factors considered in connection with its evaluation of the merger and the complexity of these matters, the U S WEST Board did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, the U S WEST Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the U S WEST Board's ultimate determination, but rather the U S WEST Board conducted an overall analysis of the factors described above, including through discussions with and questioning of U S WEST's management and legal and financial advisors. In considering the factors described above, individual members of the U S WEST Board may have given different weight to different factors.

     There can be no assurance that any of the potential savings, synergies or opportunities considered by the U S WEST Board will be achieved through consummation of the merger. See "Risk Factors," "Projections and Synergies" and "Information Regarding Forward-Looking Statements."

     Recommendation of the Board of Directors of U S WEST

     The U S WEST Board believes that the merger is advisable and is fair to and in the best interests of U S WEST and its shareholders and recommends to its shareholders that they vote "FOR" the proposal to approve and adopt the merger agreement and the merger.

                                                      Chapter One - The Merger


Material Federal Income Tax Consequences of the Merger

     The following discussion summarizes the material United States federal income tax consequences of the merger. This discussion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this joint proxy statement/prospectus, all of which may change, possibly with retroactive effect.

     This discussion does not address all aspects of federal income taxation that may be important to a U S WEST shareholder in light of that shareholder's particular circumstances or to a U S WEST shareholder subject to special rules, such as:

     o    a shareholder who is not a citizen or resident of the United States,

     o    a financial institution or insurance company,

     o    a tax-exempt organization,

     o    a dealer or broker in securities,

     o a shareholder that holds its U S WEST common stock as part of a hedge, appreciated financial position, straddle or conversion transaction, or

     o a shareholder who acquired his U S WEST common stock pursuant to the exercise of options or otherwise as compensation.

     Tax Opinions. Qwest has received an opinion of Davis Polk & Wardwell, and U S WEST has received an opinion of Cadwalader, Wickersham & Taft (together with Davis Polk & Wardwell, "tax counsel"), each dated as of the date of this joint proxy statement/prospectus, that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that Qwest and U S WEST will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code. It is a condition to the obligation of each of Qwest and U S WEST to complete the merger that the relevant tax counsel confirm its opinion as of the closing date. Neither Qwest nor U S WEST intends to waive this condition.

     Another condition to the obligation of each of Qwest and U S WEST to complete the merger is that Cadwalader, Wickersham & Taft opine to U S WEST that the merger will not affect the tax-free qualification of the prior spin-off of U S WEST from MediaOne Group, Inc. Neither Qwest nor U S WEST intends to waive this condition.

     The opinions of tax counsel regarding the merger have relied, and the confirmation opinions regarding the merger as of the closing date, and the opinion regarding the prior spin-off of U S WEST (together with the confirmation merger opinions, the "closing date opinions"), will each rely, on
(1) representations and covenants made by Qwest and U S WEST, including those contained in certificates of officers of Qwest and U S WEST, and (2) specified assumptions, including an assumption regarding the completion of the merger in the manner contemplated by the merger agreement. In addition, the opinions of tax counsel have assumed, and tax counsel's ability to provide the closing date opinions will depend on, the absence of changes in existing facts or in law between the date of this joint proxy statement/prospectus and the closing date. If any of those representations, covenants or assumptions is inaccurate, tax counsel may not be able to provide one or more of the required closing date opinions and/or the tax consequences of the merger could differ from those described in the opinions that tax counsel have delivered. Tax counsel's opinions neither bind the Internal Revenue Service ("IRS") nor preclude the IRS or the courts from adopting a contrary position. Qwest and U S WEST do not intend to obtain a ruling from the IRS on the tax consequences of the merger.

     Federal Income Tax Treatment of the Merger. The merger will be treated for federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, and Qwest and U S WEST will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

Chapter One - The Merger


     Federal Income Tax Consequences to U S WEST Shareholders. For federal income tax purposes:

        o A holder of U S WEST common stock will not recognize any gain or loss upon its exchange in the merger of its shares of U S WEST common stock for shares of Qwest common stock. If Qwest and U S WEST elect to pay a portion of the merger consideration in cash, a holder will be taxed on any gain on the shares of U S WEST common stock surrendered in the merger to the extent of cash received as merger consideration. This gain will be capital gain, and will be long-term capital gain if the shares of U S WEST common stock exchanged for the merger consideration were held for more than one year on the closing date of the merger.

        o If a holder of U S WEST common stock receives cash instead of a fractional share of Qwest common stock, the holder will be required to recognize gain or loss, measured by the difference between the amount of cash received instead of that fractional share and the portion of the tax basis of that holder's shares of U S WEST common stock allocable to that fractional share. This gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the share of U S WEST common stock exchanged for that fractional share of Qwest common stock was held for more than one year on the closing date of the merger.

        o A holder of U S WEST common stock will have a tax basis in the Qwest common stock received in the merger equal to (1) the tax basis of the U S WEST common stock surrendered by that holder in the merger, plus (2) any gain that is recognized by that holder as a result of the receipt of cash (other than cash received instead of any fractional share of Qwest common stock), if any, in the merger, less (3) any tax basis of the U S WEST common stock surrendered that is allocable to any fractional share of Qwest common stock for which cash is received, less (4) the cash (other than cash received instead of any fractional share of Qwest common stock), if any, received by that holder in the merger.

        o The holding period for shares of Qwest common stock received in exchange for shares of U S WEST common stock in the merger will include the holding period for the shares of U S WEST common stock surrendered in the merger.

     Federal Income Tax Consequences to Qwest Shareholders. For federal income tax purposes, holders of Qwest common stock will not recognize gain or loss as a result of the merger.

     This discussion of material federal income tax consequences is intended to provide only a general summary, and is not a complete analysis or description of all potential federal income tax consequences of the merger. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, we strongly urge each U S WEST shareholder to consult his own tax advisor to determine the particular United States federal, state or local or foreign income or other tax consequences to him of the merger.

Regulatory Matters Relating to the Merger

     Antitrust Review

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated under the Hart- Scott-Rodino Act, the merger may not be consummated until notifications have been given and certain information and materials have been furnished to and reviewed by the Department of Justice and the Federal Trade Commission and specified waiting period requirements have been satisfied. In addition, at any time prior to or after the consummation of the merger, the DOJ or the FTC could take action under the federal antitrust laws, including seeking to enjoin the merger or seeking conditions thereon. State antitrust authorities and private parties in certain circumstances may bring legal action under the antitrust laws seeking to enjoin the merger or impose conditions. Qwest and U S WEST believe that the merger promotes competition and is in the public interest in part because the combined company will be able to compete more effectively with larger telecommunications companies, such as

                                                      Chapter One - The Merger


AT&T, MCI Worldcom, and the proposed SBC-Ameritech and Bell Atlantic-GTE companies, than either Qwest or U S WEST could alone. However, there can be no assurance that the antitrust review process will move rapidly or that a challenge to the merger on antitrust grounds will not be made.

     FCC Approval

     Under the Communications Act of 1934, as amended, the prior approval of the FCC is necessary before the merger may be consummated. In reviewing an application for its approval of the merger, the FCC will consider whether the merger will serve the public interest and meet other applicable requirements. Third parties also have an opportunity to file petitions requesting the FCC to deny approval of the merger, or to file comments requesting conditions on that approval. Upon grant of FCC approval and satisfaction or waiver of other closing conditions, the transaction may be consummated by the parties. However, for a period after issuance of that approval the FCC action remains subject to judicial review upon the appeal of a third party, or subject to reconsideration by the FCC itself. Parties who close transactions during this period assume the risk that the FCC's approval could be reversed or modified by the FCC or a reviewing court. It is possible that Qwest and U S WEST will close the merger during this period depending upon the overall circumstances at the time.

     Third parties have asked the FCC to condition mergers involving other Regional Bell Operating Companies ("RBOCs") on further actions to expand local exchange competition. For example, the FCC is currently considering conditions to its approval of the proposed SBC-Ameritech merger that would include requirements that the merged company create a separate affiliate to provide advanced broadband services, take additional steps to open its local telephone markets to competition, extend broadband services to a minimum number of rural and low income urban locations, and other conditions, subject to significant financial penalties for failure to comply. Qwest and U S WEST believe that their merger is fundamentally different from the previous RBOC mergers because it does not involve any material increase in the number of local exchange telephone customers to be served by one company. Nevertheless, it is possible that third parties may request conditions to the FCC's approval of the merger similar to those under discussion with respect to the SBC-Ameritech transaction or otherwise, and that FCC consideration of the requests could result in a delay of the merger review process and/or the imposition of materially adverse conditions. Approval of the merger also could be delayed by issues related to the current restrictions on the provision of interLATA long distance services within the U S WEST region. Qwest expects to take actions to comply with those restrictions as of the closing of the merger, including, without limitation, the divestiture or termination of its interLATA services in the U S WEST region, pending FCC approval at a later date after closing of applications demonstrating that the requirements of Section 271 of the Telecommunications Act with respect to local exchange competition have been met. Nevertheless, there can be no assurance that the FCC will grant its approval of the merger on a timely basis or without materially adverse conditions.

     State Approvals

     Certain state public utility commissions will, and others may, have jurisdiction to approve the merger or address related issues. Qwest and U S WEST will file applications for consent to the merger in each state where such an application is required. Third parties generally have an opportunity to comment on such applications and in some cases the PUCs may request additional information or hold hearings. State PUC proceedings involving changes in ownership resulting from combinations involving other RBOCs have sometimes been slowed by third party or PUC interest in conditioning such transfers on commitments by the RBOC to take certain actions regarding its services, or regarding its implementation of the requirements of the Telecommunications Act related to opening the local exchange market to competition. Sometimes such conditions have been imposed. There is a risk that such conditions will be sought in the context of our merger. There can be no assurance that the PUC approval process will be resolved on a timely basis or without materially adverse conditions.

Appraisal Rights

     Holders of Qwest common stock do not have dissenters' appraisal rights under Delaware law in connection with the merger because the holders of shares of Qwest common stock will not be required to accept any consideration in respect of their shares of common stock and Qwest common stock will continue to be listed on the

Chapter One - The Merger


Nasdaq at the record date and at the closing of the merger. Except in the event that any cash, other than cash received in lieu of fractional shares, is received by U S WEST shareholders as consideration in connection with the merger, holders of U S WEST common stock do not have dissenters' appraisal rights under Delaware law in connection with the merger because the shares of Qwest common stock that the holders will be entitled to receive in the merger will be listed on the Nasdaq at the closing of the merger.

     If Qwest and U S WEST elect to pay a portion of the merger consideration in cash, U S WEST shareholders will be entitled under Delaware law to appraisal rights for their shares of U S WEST common stock. In that event, any U S WEST shareholder who does not wish to accept the consideration provided for in the merger agreement has the right to demand appraisal of, and to be paid the fair market value for, the shareholder's shares of U S WEST common stock. The value of the U S WEST common stock for this purpose will exclude any element of value arising from the accomplishment or expectation of the merger.

     In order for a U S WEST shareholder to exercise his right to an appraisal, if any, he must deliver to U S WEST a written demand for an appraisal of his shares of U S WEST common stock as provided by Delaware law prior to the date of the U S WEST meeting. We have included as Annex F to this joint proxy statement/prospectus the pertinent provisions of Delaware law addressing appraisal rights.

     Simply voting against the merger will not be considered a demand for appraisal rights. Any U S WEST shareholder who fails to send a demand to the corporate secretary of U S WEST, Inc. at 1801 California Street, Denver, Colorado 80202, will lose the right to an appraisal. In addition, any shareholder who votes for the merger will lose the right to an appraisal.

     The preceding discussion is not a complete statement of the law pertaining to appraisal rights under the Delaware General Corporation Law and is qualified in its entirety by the full text of Section 262 which is attached as Annex F to this joint proxy statement/prospectus.

Federal Securities Laws Consequences; Stock Transfer Restriction Agreements

     This joint proxy statement/prospectus does not cover any resales of the Qwest common stock to be received by the shareholders of U S WEST upon completion of the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any such resale.

     All shares of Qwest common stock received by U S WEST shareholders in the merger will be freely transferable, except that shares of Qwest common stock received by persons who are deemed to be "affiliates" of U S WEST under the Securities Act of 1933, as amended, at the time of the U S WEST meeting may be resold by them only in transactions permitted by Rule 145 under the 1933 Act or as otherwise permitted under the 1933 Act. Persons who may be deemed to be affiliates of U S WEST for such purposes generally include individuals or entities that control, are controlled by or are under common control with U S WEST and include directors and executive officers of U S WEST. The merger agreement requires that U S WEST use all commercially reasonable efforts to cause each of such affiliates to execute a written agreement to the effect that such persons will not offer, sell or otherwise dispose of any of the shares of Qwest common stock issued to them in the merger in violation of the 1933 Act or the related SEC rules.

Accounting Treatment

     Qwest will account for the merger under the purchase method of accounting, with U S WEST being the acquiror for accounting purposes. Under this method of accounting, the assets and liabilities of U S WEST will be brought forward at their net book values, a new basis will be established for Qwest's assets and liabilities and any excess of the consideration over the fair value of Qwest's assets and liabilities will be accounted for as goodwill. The revenues and expenses of U S WEST and Qwest will be consolidated from the date of consummation of the merger. The pre-merger historical results of operations and financial condition of the combined company will represent those of U S WEST.

                                                      Chapter One - The Merger


Legal Proceedings

     On July 22, 1999, a derivative action was filed by a purported shareholder of Qwest in the District Court for the City and County of Denver, Colorado, naming as defendants Philip F. Anschutz and Qwest, as nominal defendant. The action is styled Bornfreund v. Anschutz, et al. The complaint alleges, among other things, that, on the date of the closing of the sale and before the public announcement of the offer, Mr. Anschutz was aware of Qwest's preparations to propose a formal offer to purchase U S WEST, that Mr. Anschutz failed to disclose any information regarding Qwest's planned offer, that Mr. Anschutz knew that a formal Qwest offer to purchase U S WEST would substantially depress the price of Qwest common stock and that, by selling shares of Qwest common stock prior to the announcement of the U S WEST merger proposal, Mr. Anschutz was able to secure an illegal insider trading profit of over $437 million. The plaintiff seeks declarations, among other things, that the lawsuit is properly maintained as a derivative action, that Mr. Anschutz has committed an abuse of trust and has breached his fiduciary and other duties to the plaintiff and to Qwest, and that Mr. Anschutz be required to disgorge all profits and gains he received as a result of his actions constituting unjust enrichment. The plaintiff also seeks an award of compensatory and punitive damages against Mr. Anschutz. These claims are based on Mr. Anschutz's sale of approximately 33 million shares of Qwest common stock on May 27, 1999 pursuant to a definitive agreement that was entered into on April 19, 1999. The defendants believe that the claims asserted in the action are without merit and intend to vigorously defend the action.

     The following four actions have been filed against U S WEST and the directors of U S WEST in California, New York and Colorado: Adele Brody v. USWC, et al. in Los Angeles Superior Court on May 19, 1999; Barnett Stepak and Byrna Thistlethwaite v. USW, et al. in the Supreme Court for the City and County of New York on June 18, 1999; and Pamela Cagan v. USWC, et al. and Lorraine Lubow v. USW, et al., each filed in the District Court for the City and County of Denver on May 18, 1999 and May 25, 1999, respectively. Additionally, the following eight actions have been filed against U S WEST and the directors of U S WEST in the Court of Chancery for the State of Delaware:
Adele Brody v. USWC, et al. on June 14, 1999; Kenneth Elan v. USWC, et al. on June 14, 1999; H.A. Family Trust v. USW, et al. on June 14, 1999; Jerome Kaplan, Kenneth Steiner and Morris Mondschein v. USW, et al. on June 15, 1999; John Mizzaro v. USW, et al. on June 14, 1999; Joseph Orlian v. USW, et al. on June 18, 1999; Bradley Reich v. USW, et al. on June 16, 1999; and Stuart Werman and Lynn McFarlane, Jtros v. USW, et al. on July 13, 1999. These actions are purported class actions brought on behalf of all persons, other than the defendants, who own the common stock of U S WEST against U S WEST and the directors of U S WEST. Each of the complaints makes substantially similar allegations that the defendants breached their fiduciary duties to the class members by refusing to seek all bona fide offers for U S WEST and refusing to consider the Qwest proposal, resulting in the shareholders being prevented from maximizing the value of their common stock. The complaints seek injunctive and monetary relief, including orders: (a) requiring defendants to act in accordance with their fiduciary duties by considering any bona fide proposal which would maximize shareholder value; (b) requiring the directors to undertake an evaluation of U S WEST as a merger/acquisition candidate and take steps to enhance that value and create an active auction for U S WEST;
(c) preventing defendants from using a shareholder rights plan to impede any bona fide offer for U S WEST; (d) enjoining the consummation of the proposed Global-U S WEST merger until all alternatives are explored; (e) requiring defendants to account for all damages suffered by plaintiffs as a result of defendants' actions with respect to the tender offer for the shares of Global common stock by U S WEST and the proposed Global-U S WEST merger; and (f) requiring defendants to pay damages to plaintiffs. The defendants intend to vigorously defend these actions.

Chapter One - The Merger


               INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER

     In considering the recommendations of the Qwest Board and the U S WEST Board with respect to the merger, shareholders of Qwest and U S WEST should be aware that the officers and directors of Qwest and U S WEST have interests in the merger that are different from, or in addition to, their interests as shareholders of Qwest and U S WEST generally. The Qwest Board and the U S WEST Board were aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated by the merger agreement.

Qwest Board; Management

     Qwest and U S WEST have agreed in the merger agreement that, as of the effective time of the merger, the Qwest Board will consist of fourteen members, seven of whom will be designated by Qwest and seven of whom will be designated by U S WEST. It is expected that these designees will be selected from the current Qwest and U S WEST directors. Qwest and U S WEST have also agreed that Philip F. Anschutz, Chairman of the Qwest Board, will become Non-Executive Chairman of the Qwest Board, Joseph P. Nacchio, Chairman and Chief Executive Officer of Qwest, will continue as Chairman and Chief Executive Officer of Qwest, and Solomon D. Trujillo, Chairman of the Board, President and Chief Executive Officer of U S WEST, will become Chairman of Qwest and President of the broadband local and wireless division of Qwest. Messrs. Anschutz, Nacchio and Trujillo will together constitute the Office of the Chairman which will have the authority described under "The Merger Agreement--Office of the Chairman."

Indemnification; Directors' and Officers' Insurance

     See "The Merger Agreement--Indemnification; Directors' and Officers' Insurance."

Qwest's Stock Options

     A portion of the options outstanding under Qwest's option plans contain change of control provisions that will give rise to accelerated vesting as a result of the merger. In addition, under the terms of the merger agreement, Qwest may elect to accelerate the vesting of stock options and/or growth shares for up to 25 unspecified individuals. Any outstanding option under Qwest's option plans that is not exercised before the date the merger becomes effective will be converted into an option to purchase common stock of the combined company. The merger agreement also provides that Qwest will maintain its current employee severance policy through the first year following the merger.

     The following table shows the number of unvested options held by Qwest's executive officers whose vesting will accelerate as a result of the merger and the estimated value of such options, assuming the merger is completed on June 30, 2000.

                                                      Chapter One - The Merger


                                                        Number of Unvested          Aggregate Value of
                                                        Qwest Options that        Unvested Options that
                                                      Accelerate as a Result      Accelerate as a Result
                        Name                              of the Merger(1)            of the Merger(2)
                        ----                          ----------------------      ----------------------

Lewis O. Wilks......................................
Stephen M. Jacobsen.................................
Robert S. Woodruff..................................
All other executive officers as a group.............

-------------------
(1)  This represents the number estimated to be unvested as of June 30, 2000.

(2) The estimated value of unvested options shown in this table assumes a hypothetical price of Qwest common stock of $___ per share.


U S WEST's Stock and Stock Option Plans

     As a result of the merger, all outstanding options and restricted stock grants awarded under U S WEST's Stock and Stock Option Plans prior to the announcement of the proposed merger, whether or not fully vested, will, with regard to options, accelerate, vest and become fully exercisable, and, will, with regard to restricted stock, become unrestricted and freely transferable subject to restrictions under the federal securities laws. Any option that is not exercised before the date the merger becomes effective will be converted into an immediately exercisable option to purchase common stock of Qwest following the merger. Under the merger agreement, U S WEST may, in its discretion, accelerate the vesting of options and restricted stock of an employee, who is not necessary for the operations prior to the effective date of the merger, in the event such employee is terminated without cause, resigns for good reason prior to the effective date of the merger, or otherwise, in the discretion of U S WEST's Chief Executive Officer.

     The following table shows the number of unvested options and the estimated value of unvested options that will become exercisable and the number of shares of restricted stock which become unrestricted for executive officers of U S WEST, assuming the merger is completed on June 30, 2000.

                                                 Number of Unvested       Aggregate Value of          Number of
                     Name                        U S WEST Options(1)      Unvested Options(2)     Restricted Shares
                     ----                       --------------------     --------------------     -----------------

Solomon D. Trujillo...........................
Mark Roellig..................................
James A. Smith................................
Allan R. Spies................................
Gregory M. Winn...............................
All other executive officers as a group.......

-------------------
(1) The number of unvested U S WEST options estimated to be outstanding as of June 30, 2000.

(2) The estimated value of unvested options shown in this table assumes a hypothetical price of U S WEST common stock of $69 per share.

   Unvested options and restricted stock awarded to U S WEST directors prior to the announcement of the proposed merger will also vest and become unrestricted.

Chapter One - The Merger


U S WEST Long-Term Incentive Plan

     The U S WEST Long-Term Incentive Plan (the "U S WEST LTIP") is intended to provide key executives of U S WEST with incentive compensation based upon the sum of regular cash dividends, if any, paid on U S WEST stock, and the achievement of pre-established, objective performance goals. Eligibility under this plan is limited to executives and key employees of U S WEST selected by the Human Resources Committee of the U S WEST Board. The Human Resources Committee assigns dividend equivalent units ("DEUs") to participants with respect to three-year performance periods. Each DEU represents the right to receive an amount equal to cumulative dividends paid on U S WEST common stock during a performance period, multiplied by a percentage representing the extent to which U S WEST achieves certain performance goals based on financial results, revenue, productivity and efficiency, service and customer care, employee satisfaction, and customer performance.

     As a result of the merger, for any DEUs issued in any calendar year(s) prior to the change of control (which is the effective date of the merger), the total dividend payout shall be determined as if the change of control occurred on the date on which the pre-set performance period is scheduled to end, as described in the plan. For any DEUs issued in the calendar year of the change of control (i.e., the year 2000), the total dividend payout will be determined as if the change of control occurred on the date on which the pre-set performance period is scheduled to end, calculated on a pro rata basis for the time elapsed in that calendar year. The value of dividends yet to be paid in any current performance period shall be valued at the amount of the most recent dividend paid prior to the change of control, and assuming that dividends would continue to be paid for the full duration of such performance period with the same frequency as prior to the change of control. As a result of the change of control, the performance goals shall be deemed to have been met in full, and the participants are to be paid immediately in shares of common stock or their equivalent. The table below shows DEUs granted to named executive officers of U S WEST in 1998 and the maximum future payout at the effective time of the merger.


                                                                         Estimated Future Payments Under
                                                                           Non-Stock Priced-Based Plan(1)
                                                 Performance        ------------------------------------------
                                                 Period Until
                                  Number of       Maturation
Name                                Units         or Payout         Threshold       Target($)       Maximum($)
----                              ---------      ------------       ---------       ---------       ----------

Solomon D. Trujillo......1998
Gregory M. Winn..........1998
Allan R. Spies...........1998
Mark Roellig.............1998
James A. Smith...........1998
-------------------

(1) Estimated future payouts assume a quarterly dividend rate of $0.535 per share over the performance period. Any changes to the quarterly dividend rate would vary the payouts.



U S WEST Executive Short-Term Incentive Plan

     The U S WEST Executive Short-Term Incentive Plan (the "U S WEST ESTIP") provides certain officers with the opportunity to earn annual cash awards based upon the accomplishment of corporate objectives and individual contributions to business results. Eligibility under this plan is limited to the Chief Executive Officer of U S WEST and any individuals employed by U S WEST at the end of any calendar year who appear in the summary compensation table of U S WEST's annual proxy statement to shareholders for that year. In U S WEST's 1999 annual proxy statement, Messrs. Trujillo, Winn, Spies, Roellig and Smith were listed in the summary compensation table. The individuals listed in U S WEST's summary compensation table reflecting 1999 compensation may be different. Participants in this plan are eligible to receive equal shares of a cash bonus pool established annually.

                                                      Chapter One - The Merger


The cash bonus pool for any performance period (January 1 through December 31) will be one-quarter of one percent (0.25%) of cash provided by operating activities for U S WEST and its consolidated subsidiaries, determined in accordance with the standards of the Financial Accounting Standards Board, less any amounts that the Human Resources Committee of U S WEST deems appropriate.

     As a result of the merger, the performance period that will commence on January 1, 2000 will end early on the effective date of the merger instead of December 31, 2000. Each participant's share of the cash bonus will be determined in accordance with the terms of the U S WEST ESTIP and each participant will be paid his or her share of the cash bonus pool. Based on 1999 ESTIP opportunities, we currently estimate a target pay of $_____ for Mr. Trujillo, $_____ for Mr. Winn, $______ for Mr. Spies, $_____ for Mr. Roellig and $____ for Mr. Smith.

Retention Bonuses

     U S WEST and Qwest have agreed in the merger agreement to adopt a retention bonus program within thirty days after the signing of the merger agreement. The bonus program may consist of cash payments, equity or other economic incentives.

Chapter One - The Merger


                             THE MERGER AGREEMENT

     The following summary of the merger agreement is qualified by reference to the complete text of the merger agreement, which is incorporated by reference and attached as Annex A.

Structure of the Merger

     Under the merger agreement, U S WEST will merge with and into Qwest, with Qwest continuing as the surviving corporation.

Timing of Closing

     The closing will occur as soon as practicable after the conditions set forth in the merger agreement have been satisfied or waived. We expect that, as promptly as practicable after the closing, we will file a certificate of merger with the Secretary of State of the State of Delaware, at which time the merger will become effective.

Merger Consideration

     The merger agreement provides that each share of U S WEST common stock outstanding immediately prior to the effective time of the merger will, at the effective time of the merger, be converted into the right to receive, subject to the collar and the cash option described below, a number of shares of Qwest common stock equal to $69 divided by the "Average Price." The number of shares of Qwest common stock to be received per share of U S WEST common stock is referred to in this joint proxy statement/prospectus as the "exchange ratio." However, any shares of U S WEST common stock held by U S WEST as treasury stock or owned by Qwest will be canceled without any payment for those shares. Shares held in U S WEST's employee pension and compensation plans will be deemed issued and outstanding and will not be treated as treasury stock for this purpose. "Average Price" means the average of the volume weighted averages of the trading prices of Qwest common stock on the Nasdaq National Market for the 15 trading days randomly selected by lot by Qwest and U S WEST together from the 30 consecutive trading days ending on the third trading day immediately preceding the date on which all the conditions to the closing of the merger (other than conditions that, by their terms, cannot be satisfied until the closing date so long as it is reasonably apparent that such conditions will be able to be satisfied on the closing date) have been satisfied or waived.

     The value of the consideration received by U S WEST shareholders for each of their shares will remain at $69 so long as the Average Price is between $28.26 and $39.90. If the Average Price is below $28.26, U S WEST shareholders will receive (and the exchange ratio will equal), subject to the cash option described below, 2.44161 shares of Qwest common stock for each of their shares of U S WEST. If the Average Price is above $39.90, U S WEST shareholders will receive (and the exchange ratio will equal) 1.72932 shares of Qwest common stock for each of their shares of U S WEST. If the Average Price is below $22.00, or if the closing price of Qwest common stock is less than $22.00 for 20 consecutive trading days before the merger is completed, U S WEST may choose to terminate the merger agreement (these circumstances are sometimes referred to as U S WEST's "Walkaway Point").

     It is not possible to know until the date on which we calculate the exchange ratio if the Average Price of Qwest common stock during the measurement period will be less than $22.00. It is likewise not possible to know if the closing price of Qwest common stock will be less than $22.00 for 20 consecutive trading days at any point prior to the consummation of the merger. The U S WEST Board has not decided whether it would exercise its right to terminate the merger agreement if the Walkaway Point were reached. We cannot predict whether the U S WEST Board will exercise its right to terminate the merger agreement if the Walkaway Point were reached.

Chapter One - The Merger


     Adoption of the merger agreement by U S WEST shareholders at the U S WEST meeting will give the U S WEST Board the power to complete the merger even if the Average Price is less than $22.00 without any further action by, or resolicitation of, the U S WEST shareholders.

     The following table illustrates the number of shares of Qwest common stock which U S WEST shareholders will receive per share of U S WEST common stock at different Average Prices and the value of these shares based on the Average Price:


                                                              Total Value
                        Average            Exchange          per U S WEST
                         Price               Ratio               Share
                        -------            --------          ------------

                         $46.00             1.72932               $79.55
                          44.00             1.72932                76.09
                          42.00             1.72932                72.63
                          40.00             1.72932                69.17
Top of Collar......       39.90             1.72932                69.00
                          38.70             1.78300                69.00
                          38.00             1.81579                69.00
                          34.00             2.02941                69.00
                          32.00             2.15625                69.00
                          30.00             2.30000                69.00
Bottom of Collar...       28.26             2.44161                69.00
                          26.00             2.44161                63.48
                          24.00             2.44161                58.60
Walkaway Point.....       22.00             2.44161                53.72


     Note that the number of shares of Qwest common stock that you receive in the merger will be based upon the Average Price, which will be an average market price over 15 randomly selected trading days during a 30-day pricing period prior to closing and will not be based on the closing price per share of Qwest common stock on the closing date. The Average Price can, and probably will, differ from the trading price of the Qwest common stock on the closing date of the merger.

     The total value per U S WEST share does not represent the actual cash value per share of Qwest common stock that you could expect to receive from selling the shares of Qwest common stock that you will receive in the merger. The cash value may be greater than the total value per U S WEST share or less than the total value per U S WEST share, and the cash value will in any case change over time. The cash amount mainly depends upon the trading price per share of Qwest common stock when you sell the Qwest shares. The trading price per share of Qwest common stock will vary depending upon the factors that generally influence the trading prices of securities.

     You may call xxx-xxx-xxxx anytime after _______, __________, 1999 until the merger closes to hear a tape recorded message stating what the exchange ratio in the merger would be if the Average Price were equal to the most recent closing price of Qwest common stock.

     If the Average Price is less than $38.70, Qwest may elect, two trading days before the closing, to pay each U S WEST shareholder a portion of the merger consideration in cash instead of in Qwest common stock. If a portion of the merger consideration is paid in cash, U S WEST and Qwest will jointly determine the amount of the merger consideration to be paid in cash by considering (1) U S WEST's desire to provide a meaningful cash element for its shareholders, (2) Qwest's desire to reduce dilution to its shareholders and
(3) both parties' desire to

Chapter One - The Merger


maintain a strong financial position for the combined company. If Qwest elects to pay cash, each holder of U S WEST common stock will receive for each share of U S WEST common stock:

     o a number of shares of Qwest common stock equal to the "True Up Exchange Ratio"; and

     o    an amount in cash equal to the "Per Share Cash True Up."

     "Per Share Cash True Up" means the quotient of (x) the aggregate amount the "Cash Amount" divided by (y) the number of outstanding shares of U S WEST common stock.

     "Cash Amount" means the aggregate amount of cash to be paid to U S WEST shareholders as mutually agreed upon by U S WEST and Qwest, which amount will not be greater than the product of (x) the difference between the exchange ratio and 1.783 multiplied by (y) the number of outstanding shares of U S WEST common stock multiplied by (z) (I) if the Average Price is greater than or equal to $28.26, the Average Price or (II) if the Average Price is less than $28.26, $28.26.

     "True Up Exchange Ratio" means the quotient of (x) the difference between $69 and the Per Share Cash True Up divided by (y) (I) if the Average Price is greater than or equal to $28.26, the Average Price or (II) if the Average Price is less than $28.26, $28.26.

     For example, assuming the Average Price is _____, and Qwest and U S WEST agree that Qwest will pay $_____ of the merger consideration in cash, each shareholder of U S WEST common Stock will receive, for each share, [____] shares of Qwest common stock and [____] in cash.

     The following table illustrates the number of shares of Qwest common stock and the amount of cash which U S WEST shareholders will receive per share of U S WEST common stock at different Average Prices, and the total value of this stock and cash based upon the Average Price, assuming Qwest and U S WEST elect to pay the maximum amount of cash which could be paid at each Average Price:


                                               True Up                          Total Value
                                Average       Exchange         Per Share       per U S WEST
                                 Price         Ratio         Cash True Up          Share
                                -------       --------       ------------      -------------
                                $46.00         1.72932           $0.00             $79.55
                                 44.00         1.72932            0.00              76.09
                                 42.00         1.72932            0.00              72.63
                                 40.00         1.72932            0.00              69.17
Top of Collar............        39.90         1.72932            0.00              69.00
                                 38.70         1.78300            0.00              69.00
                                 38.00         1.78300            1.25              69.00
                                 34.00         1.78300            8.38              69.00
                                 32.00         1.78300           11.94              69.00
                                 30.00         1.78300           15.51              69.00
Bottom of Collar.........        28.26         1.78300           18.61              69.00
                                 26.00         1.78300           18.61              64.97
                                 24.00         1.78300           18.61              61.40
Walkaway Point...........        22.00         1.78300           18.61              57.84

                                                      Chapter One - The Merger


Treatment of U S WEST Stock Options

     At the effective time of the merger, each outstanding option, warrant and other right granted by U S WEST to purchase shares of U S WEST common stock will be converted into an option, warrant or other right to acquire Qwest common stock that, except as described in the next sentence, has the same terms and conditions as the U S WEST stock option, warrant or right had before the effective time of the merger. The number of shares that the new Qwest option, warrant or right will be exercisable for and the exercise price of the new Qwest option, warrant or right will be adjusted to reflect the exchange ratio in the merger. To the extent the merger consideration includes a cash payment, the shares subject to and the exercise price and such other terms and conditions of each U S WEST option, warrant or right will be adjusted pursuant to the terms of such option, warrant or right or in accordance with the provisions of any plan or agreement applicable to such option, warrant or right so as to preserve the economic benefit of such cash payment for the holders of such option, warrant or right without negative effect on such holders' interest.

Exchange of Shares

     Qwest will appoint an exchange agent to handle (1) the exchange of U S WEST stock in the merger for Qwest stock, (2) the payment of cash as part of the merger consideration, if applicable, and (3) the transfer of cash to U S WEST shareholders instead of fractional shares of Qwest common stock. Soon after the effective time of the merger, the exchange agent will send to each holder of U S WEST common stock a letter of transmittal for use in the exchange and instructions explaining how to surrender U S WEST stock certificates to the exchange agent. Holders of certificates representing shares of U S WEST common stock that surrender their certificates to the exchange agent, together with a properly completed letter of transmittal, and holders of uncertificated shares of U S WEST common stock that deliver to the exchange agent a properly completed letter of transmittal will receive the appropriate merger consideration. Holders of unexchanged shares of U S WEST common stock will not be entitled to receive any dividends or other distributions payable by Qwest after the effective time of the merger until their certificates are surrendered or, with respect to uncertificated shares, until a properly completed letter of transmittal is delivered to the exchange agent.

     Qwest will not issue any fractional shares in the merger. Instead, as promptly as practicable following the effective time of the merger, the exchange agent will sell the "Excess Shares" of Qwest common stock at then prevailing prices on the Nasdaq National Market. "Excess Shares" means the number of shares of Qwest common stock delivered by Qwest to the exchange agent over the aggregate number of shares of Qwest common stock to be distributed to U S WEST shareholders. Qwest has the option, in lieu of the issuance and sale of Excess Shares, to pay the exchange agent an amount sufficient for the exchange agent to pay each U S WEST shareholder the amount such holder would have received if the sales of Qwest common stock were made at a price equal to the average of the closing prices of the Qwest common stock on the Nasdaq National Market for the ten consecutive trading days immediately following the effective time of the merger. As soon as practicable after the determination of the amount of cash to be paid to U S WEST shareholders with respect to any fractional share interests, holders of U S WEST common stock will receive a cash payment equal to the value of their fractional shares.

Qwest Board and Board Committees

     After the merger, the initial Qwest Board will consist of fourteen members, seven of whom will be designated by Qwest and seven of whom will be designated by U S WEST. Additionally, each Qwest Board committee will consist of an equal number of U S WEST and Qwest Board designees. The by-law provisions that implement the board structure, including the establishment of the Office of the Chairman described below, will survive for three years after the effective time of the merger and during such period may not be changed except with the approval of 75% of the Qwest Board.

Chapter One - The Merger


Office of the Chairman

     After the effective time of the merger, Qwest will have an Office of the Chairman which will consist of three members: the Chief Executive Officer/Chairman of U S WEST, the Chief Executive Officer/Chairman of Qwest and Philip F. Anschutz. The Office of the Chairman will, through one of its members so designated, chair all meetings of the Qwest Board and will have the exclusive power and final authority with respect to decisions relating to material acquisitions and dispositions, the approval of any merger, consolidation of similar transactions, the allocation of capital resources, the termination of any of the eight most senior executive officers of Qwest (other than the two officers who are also members of the Office of the Chairman) and general corporate strategy. The Office of the Chairman will take action by a majority vote among its three members. Any member of the Office of the Chairman will have the right to bring any decision of the Office of the Chairman to the Qwest Board for its consideration.

Executive Officers

     Upon the closing of the merger, Philip F. Anschutz will be the Non-Executive Chairman of Qwest, Joseph P. Nacchio will be Chairman and Chief Executive Officer of Qwest and Solomon D. Trujillo will be Chairman of Qwest and President of the broadband local and wireless division of Qwest. For a period of one year following the closing of the merger, the twenty most senior policy-making executive officers of Qwest will be substantially equally represented by officers of Qwest and U S WEST. Each of these twenty executive officers of Qwest and U S WEST will be mutually agreed upon by Qwest and U S WEST prior of the closing of the merger.

Certain Covenants

     Each of Qwest and U S WEST has undertaken certain covenants in the merger agreement. The following summarizes the more significant of these covenants.

     No Solicitation. U S WEST and Qwest have agreed that they and their subsidiaries and their officers, directors, employees and advisers will not take action to solicit or encourage an offer for an alternative acquisition transaction involving U S WEST or Qwest of a nature defined in the merger agreement.

     Restricted actions include engaging in any discussions with or furnishing any information to a potential bidder, or knowingly taking any other action designed to facilitate an alternative transaction. Qwest or U S WEST, as the case may be, is permitted to take these actions in response to an unsolicited offer, however, if the unsolicited offer is made prior to the time that the U S WEST or Qwest shareholder approval, as the case may be, is obtained and if prior to taking any of these actions: (1) the Qwest or U S WEST Board, as the case may be, determines in good faith that taking any of these actions is reasonably likely to result in a superior proposal, and (2) U S WEST or Qwest, as the case may be, receives from such person an executed confidentiality agreement substantially similar to the existing confidentiality agreement between U S WEST and Qwest.

     Each of U S WEST and Qwest must keep the other reasonably informed of the status and details of any offer.

     U S WEST Board's Covenant to Recommend. The U S WEST Board has agreed to recommend the approval and adoption of the merger agreement to U S WEST's shareholders. However, the U S WEST Board is permitted to withdraw or to modify in a manner adverse to Qwest this recommendation if (1) the U S WEST Board determines in good faith, based in part on the advice of a nationally recognized financial advisor, that an unsolicited acquisition proposal is superior to the merger and (2) the U S WEST Board has given Qwest five business days to match the superior proposal.

                                                      Chapter One - The Merger


     Qwest Board's Covenant to Recommend. The Qwest Board has agreed to recommend the approval of the merger agreement to Qwest's shareholders. However, the Qwest Board is permitted to withdraw or to modify in a manner adverse to U S WEST this recommendation if (1) the Qwest Board determines in good faith, based in part on the advice of a nationally recognized financial advisor, that an unsolicited acquisition proposal is superior to the merger with U S WEST and (2) the Qwest Board has given U S WEST five business days to match the superior proposal.

     Covenant to Hold Shareholder Meetings. Qwest and U S WEST have agreed to submit the merger and the merger agreement to their shareholders at the meetings even if their boards of directors no longer recommend approval and adoption of the merger and the merger agreement.

     Interim Operations of Qwest and U S WEST. Qwest and U S WEST are required to conduct their business in the ordinary course consistent with past practice until the effective time of the merger and, subject to certain exceptions, may not engage in certain material transactions during this period such as material acquisitions or dispositions and issuances or repurchases of stock.

     Cooperation Covenant. Qwest and U S WEST have agreed to cooperate with each other to take all actions and do all things necessary or advisable under the merger agreement and applicable laws to complete the merger and the other transactions contemplated by the merger agreement.

     Indemnification and Insurance of Qwest and U S WEST Directors and Officers. The merger agreement provides that for six years after the effective time of the merger:

        o Qwest will maintain in effect the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of U S WEST and Qwest and each of their respective subsidiaries and any directors, officers or employees indemnification agreements of U S WEST and Qwest and their respective subsidiaries;

        o Qwest will maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by U S WEST and Qwest, respectively (except that Qwest may substitute policies which are, in the aggregate, no less advantageous to the insured in any material respect) with respect to claims arising from facts or events which occurred on or before the effective time of the merger; and

        o Qwest will indemnify the directors and officers of U S WEST and Qwest, respectively, to the fullest extent to which they are permitted to indemnify such officers and directors under their respective charters and bylaws and applicable law.

     Certain Other Covenants. The merger agreement contains other mutual covenants of the parties that are typical for a transaction similar to the merger.

Representations and Warranties

     The merger agreement contains substantially reciprocal representations and warranties made by Qwest and U S WEST customary for a transaction similar to the merger.

Chapter One - The Merger


Conditions to the Completion of the Merger

     The obligations of Qwest and U S WEST to complete the merger are subject to the satisfaction or waiver of the following conditions:

        o  approval of the merger by the Qwest and U S WEST shareholders;

        o  expiration of the Hart-Scott-Rodino Act waiting period;

        o  absence of a legal prohibition on completion of the merger;

        o absence of an imposition by any regulatory authority of any condition, requirement or restriction that would reasonably be expected to have a material adverse effect on the combined company after the merger, or would result in a reduction in aggregate revenues of Qwest and U S WEST on a pro forma, combined basis or require a capital investment, in each case in excess of certain amounts;

        o receipt by each party of consents or approvals from any person required for completion of the merger, except for those which the failure to obtain would not have a material adverse effect on Qwest or U S WEST;

        o approval for the listing on the Nasdaq National Market of the shares of Qwest common stock to be issued in the merger;

        o receipt by Qwest and U S WEST of opinions from Davis Polk & Wardwell and Cadwalader, Wickersham & Taft, respectively, that the merger will qualify as a tax-free reorganization;

        o receipt by U S WEST of the opinion of Cadwalader, Wickersham & Taft that the merger will not affect the tax-free qualification of the prior spin-off of U S WEST and delivery of a copy of that opinion to Qwest;

        o accuracy as of closing of the representations and warranties made by the other party to the extent specified in the merger agreement, except for such inaccuracies which in the aggregate would not reasonably be expected to result in a material adverse effect to the other party;

        o performance in all material respects by the other party of the obligations required to be performed by it at or prior to closing; and

        o receipt by each party of a certificate from the other party that it has complied with the prior two bullet points.

Termination of the Merger Agreement

     Right to Terminate. The merger agreement may be terminated at any time prior to the effective time of the merger in any of the following circumstances:

        o The merger agreement may be terminated by mutual written consent of Qwest and U S WEST.

        o The merger agreement may be terminated by either Qwest or U S WEST if:

Chapter One - The Merger


        o the merger has not been completed by July 30, 2000. However, that date is automatically extended to December 31, 2000 if the reason the merger has not been completed by July 30, 2000 is the failure of the regulatory conditions specified in the merger agreement to be satisfied; or

        o Qwest or U S WEST shareholders fail to give the necessary approval of the merger at a duly held meeting; or

        o there is a final and nonappealable legal prohibition to closing the merger; or

        o the board of directors of the other party withdraws or modifies in a manner adverse to the party seeking to terminate the merger agreement its approval or recommendation of the merger or recommends an alternative acquisition transaction; or

        o the other party breaches or fails to perform in any material respect any of its representations, warranties, covenants or other agreements in a manner that renders a related closing condition incapable of being satisfied by July 30, 2000.

     o  The merger agreement may be terminated by U S WEST if:

        o the average price of Qwest common stock on 15 randomly selected trading days during the 30 trading day pricing period prior to the closing is less than $22.00; or

        o at any time prior to the completion of the merger, the closing price for Qwest common stock on NASDAQ is below $22.00 for 20 consecutive trading days.

     Neither Qwest nor U S WEST can terminate the merger agreement if the merger has not been completed by July 30, 2000 (or December 31, 2000, as applicable) if its failure to fulfill in any material respect its obligations under the merger agreement has resulted in the failure to complete the merger.

     If the merger agreement is validly terminated, the agreement will become void without any liability on the part of any party unless such party is in willful breach of the merger agreement. However, the provisions of the merger agreement relating to expenses and termination fees, as well as the confidentiality agreement entered into between Qwest and U S WEST, will continue in effect notwithstanding termination of the merger agreement.

     Although the Qwest and U S WEST Boards are entitled to withdraw their recommendations of the merger in response to a superior acquisition proposal, neither Qwest nor U S WEST is permitted to terminate the merger agreement to accept a superior acquisition proposal made by a third party. Accordingly, it is expected that the Qwest and U S WEST meetings will be held even if Qwest or U S WEST receives a superior acquisition proposal from a third party.

     Termination Fees Payable by U S WEST. U S WEST has agreed to pay Qwest a cash amount equal to $850 million in any of the following circumstances:

         o Qwest terminates the merger agreement because the U S WEST Board withdraws or modifies in a manner adverse to Qwest its approval or recommendation of the merger or recommends an alternative acquisition transaction; or

Chapter One - The Merger


        o the merger agreement is terminated after the shareholders of U S WEST fail to approve the merger and, prior to such termination, the U S WEST Board withdrew or modified in a manner adverse to Qwest its approval or recommendation of the merger or recommended an alternative acquisition transaction; or

        o the merger agreement is terminated because the U S WEST shareholders fail to approve the merger and:

            o at any time prior to the U S WEST shareholder vote there had been an offer or proposal for an alternative acquisition transaction for at least 50% of U S WEST; and

            o within 12 months of such termination, U S WEST enters into an agreement with any third party with respect to an alternative transaction; or

        o Qwest terminates the merger agreement because U S WEST fails to honor its non-solicitation obligations.

     Termination Fees Payable by Qwest. Qwest has agreed to pay U S WEST a cash amount equal to $850 million in any of the following circumstances:

        o U S WEST terminates the merger agreement because the Qwest Board withdraws or modifies in a manner adverse to U S WEST its approval or recommendation of the merger or recommends an alternative acquisition transaction; or

        o the merger agreement is terminated after the shareholders of Qwest fail to approve the merger and, prior to such termination, the Qwest Board withdrew or modified in a manner adverse to U S WEST its approval or recommendation of the merger or recommended an alternative acquisition transaction; or

        o the merger agreement is terminated because the Qwest shareholders fail to approve the merger and:

           o at any time prior to the Qwest shareholder vote there had been an offer or proposal for an alternative acquisition transaction for at least 50% of Qwest; and

           o within 12 months of such termination, Qwest enters into an agreement with any third party with respect to an alternative transaction; or

        o U S WEST terminates the merger agreement because Qwest fails to honor its non-solicitation obligations.

     Payments to Global in connection with the Termination of the Global-U S WEST Merger Agreement and Related Matters. Immediately before the signing of the merger agreement, U S WEST and Global agreed to terminate their merger agreement. In connection with the termination of the Global-U S WEST merger agreement, U S WEST paid Global $140 million in cash and 2,231,076 shares of Global common stock, Qwest loaned $140 million in cash to U S WEST and Qwest entered into an agreement to buy $140 million in services from Global. If the merger agreement between Qwest and U S WEST is terminated, Qwest will not receive repayment from U S WEST of its $140 million loan and will have to deliver to U S WEST the same number of shares of Global common stock delivered to Global by U S WEST (or pay their market value in cash at such time). However, if the termination of the merger agreement is the result of U S WEST changing its recommendation of the merger, U S WEST will be obligated to repay $70 million (plus interest at LIBOR plus .15%) in cash to Qwest and will receive only 1,115,538 shares of Global common stock (or their market value in cash at such time) from Qwest. No other payments have been made in connection with the termination of the Global-U S WEST merger agreement.

                                                      Chapter One - The Merger


Other Expenses

     All expenses incurred by Qwest and U S WEST in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expenses, except that expenses incurred by Qwest and U S WEST in connection with the printing of this joint proxy statement/prospectus and the filing of the registration statement in which this joint proxy statement/prospectus is included will be shared equally by Qwest and U S WEST.

Amendments and Waivers

     Amendments. Any provision of the merger agreement may be amended prior to the effective time of the merger if the amendment is in writing and signed by Qwest and U S WEST. After the approval of the merger agreement by the shareholders of either Qwest or U S WEST, no amendment may be made which would:

        o alter or change the amount or kinds of consideration to be received by the holders of U S WEST common stock upon completion of the merger;

        o  alter or change any term of the Qwest or U S WEST charter; or

        o alter or change any of the terms and conditions of the merger agreement if such alteration or change would adversely affect the holders of any class or series of securities of Qwest or U S WEST.

     Waiver. At any time before the effective time of the merger, by a waiver in writing and signed by the party against whom the waiver is to be effective, any party may:

        o extend the time for the performance of any of the obligations or other acts of the other party;

        o waive any inaccuracies in the representations and warranties contained in the merger agreement; or

        o waive compliance with any of the agreements or conditions contained in the merger agreement.

Chapter One - The Merger


                               VOTING AGREEMENT

     In connection with the merger agreement, U S WEST has entered into a voting agreement with Anschutz Company and Anschutz Family Investment Company LLC, two shareholders of Qwest common stock. The following summary of the voting agreement is qualified by reference to the complete text of the voting agreement, which is incorporated by reference and attached as Annex B.

Agreement to Vote

     Under the terms of the voting agreement, each of the shareholders agrees to vote its shares of Qwest common stock in favor of approval of the transactions contemplated by the merger agreement and against any competing acquisition proposal involving Qwest, against any action that could reasonably be expected to impede consummation of the merger, and in favor of the election of directors to the Qwest Board as contemplated by the merger agreement.

Restrictions on Transfer

     Under the terms of the voting agreement, each shareholder is free to sell or otherwise transfer its shares of Qwest common stock; provided that, subject to the exception described in the next sentence, the shareholder continues to hold at least 250,000,000 shares of Qwest common stock (approximately __% of the outstanding shares). If, as a result of a sale of other transfer of shares of Qwest common stock by either of the shareholders, the shareholder would no longer hold at least 250,000,000 shares of Qwest common stock, the sale or other transfer may be completed only if the person receiving the shares of Qwest common stock agrees to be bound by the transfer and voting restrictions included in the voting agreement.

Termination

     Except for the agreement by the shareholders to vote in favor of the election of directors to the Qwest Board as contemplated by the merger agreement, which agreement survives for a period of three years following the completion of the merger, the voting agreement will terminate upon the first to occur of the following events:

        o  The completion of the merger; or

        o The termination of the merger agreement solely for reasons that are not directly or indirectly related to a third party having made a superior proposal for Qwest; or

        o  The termination of the merger agreement by U S WEST; or

        o  July 18, 2001.

     The voting agreement does not terminate if the Qwest Board withdraws its recommendation to vote in favor of the merger (unless U S WEST decides to terminate the merger agreement in response to the change in the Qwest Board recommendation).

                                                      Chapter One - The Merger


                             THE GLOBAL AGREEMENTS

     The following summaries of the Qwest-Global agreement, the U S WEST-Global termination agreement, the amendment to the U S WEST-Global tender offer and purchase agreement and the Qwest-Global capacity purchase agreement are qualified by reference to the complete text of such agreements, all of which are incorporated herein by reference and attached as exhibits to the registration statement of which this joint proxy statement/prospectus is a part.

The Qwest-Global Agreement

     On July 18, 1999, Qwest and Global entered into an agreement pursuant to which (x) Global agreed to terminate its merger agreement with U S WEST and not to interfere with or seek to impede the Qwest-U S WEST merger and (y) Qwest agreed to withdraw its publicly announced offer to acquire Frontier Corporation and not to interfere with or seek to impede Global's pending acquisition of Frontier. Qwest and Global also agreed in the Qwest-Global agreement to enter into the Qwest-Global capacity purchase agreement described below and to a general release of all claims against the other arising out of the U S WEST and Frontier transactions.

The U S WEST-Global Termination Agreement

     On July 18, 1999, U S WEST entered into an agreement with Global to terminate the U S WEST-Global merger agreement dated as of May 16, 1999. In connection with the negotiated termination, U S WEST agreed to pay Global $140,000,000 and 2,231,076 shares of Global common stock (which it had recently purchased in a tender offer it had commenced in connection with the proposed U S WEST-Global merger), and Global agreed to discharge U S WEST from all obligations to Global under the terminated merger agreement. U S WEST and Global also agreed in the termination agreement to a general release of all claims against the other arising out of the transactions contemplated by the Global-U S WEST merger agreement.

The Amendment to the U S WEST-Global Tender Offer and Purchase Agreement

     On July 18, 1999, U S WEST and Global agreed to amend the tender offer and purchase agreement that they had entered into in connection with the U S WEST-Global merger agreement and pursuant to which U S WEST had made a tender offer for and purchased 9.5% of the outstanding shares of Global common stock. Under the terms of the amendment, U S WEST agreed to give up its right to designate a member to the Global Board, and Global agreed not to grant any person registration rights that are more favorable to such person than the registration rights provided to U S WEST under the tender offer and purchase agreement are to U S WEST.

The Qwest-Global Capacity Purchase Agreement

     On July 18, 1999 Qwest and Global entered into a purchase agreement pursuant to which Qwest agreed to purchase services from Global over a four year period in a total amount of $140,000,000. At the end of the two year period following the signing of the agreement, Qwest must pay Global an amount equal to the difference between $140,000,000 and the amount of the services purchased under the agreement at that time. The amount of the differential payment will be credited by Global against all purchases by Qwest of services from Global during the remaining two years of the agreement. Under the agreement, Qwest is entitled to purchase services on any of Global's network segments, whether such segments are presently functioning or constructed during the term of the agreement, and is entitled to purchase the services at the most favorable commercially available prices offered by Global.

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Chapter One - The Merger


                        OPINIONS OF FINANCIAL ADVISORS

Opinion of Financial Advisor to Qwest

     DLJ has acted as exclusive financial advisor to Qwest in connection with the merger. In its role as financial advisor to Qwest, DLJ was asked by Qwest to render an opinion to the Qwest Board as to the fairness of the merger consideration, from a financial point of view, to the holders of Qwest common stock. On July 16, 1999, at a meeting of the Qwest Board held to evaluate the merger, DLJ delivered to the Qwest Board an oral opinion, subsequently confirmed by delivery of a written opinion dated July 18, 1999, the date of execution of the merger agreement, to the effect that, as of the date of the opinion and based on and subject to the assumptions, limitations and qualifications stated in the opinion, the merger consideration was fair, from a financial point of view, to the holders of Qwest common stock.

     A copy of the DLJ opinion is attached hereto as Annex C and should be read carefully in its entirety for a description of the procedures followed, assumptions made, other matters considered and limitations of the review undertaken by DLJ in arriving at its opinion. DLJ's opinion was prepared for the Qwest Board and is directed only to the fairness of the merger consideration from a financial point of view to the holders of Qwest common stock and does not constitute a recommendation to any shareholder with respect to the merger agreement or the merger.

     The Qwest Board selected DLJ to act as its exclusive financial advisor in the merger because DLJ is an internationally recognized investment banking firm with substantial expertise in the media and telecommunication industries and in transactions similar to the merger and because it is familiar with Qwest and its business. DLJ, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     DLJ was not requested to, and did not, make any recommendation as to the form or amount of the merger consideration to be paid by Qwest, which matters were determined through negotiations between Qwest and U S WEST. DLJ's opinion does not address the relative merits of the merger or the merger agreement or the other business strategies considered by the Qwest Board, nor does it address the Qwest Board's decision to proceed with the merger or the merger agreement. No restrictions or limitations were imposed by Qwest upon DLJ with respect to the investigations made or procedures followed by DLJ in rendering its opinion.

     In arriving at its opinion, DLJ:

     o    reviewed the merger agreement and related documents;

     o reviewed financial and other information that was publicly available or furnished to it by Qwest and U S WEST, including financial projections prepared by the managements of Qwest and U S WEST and other information provided during discussions with Qwest and U S WEST;

     o compared financial and securities data of Qwest and U S WEST with various other companies whose securities are traded in public markets;

     o reviewed the historical stock prices and trading volumes of Qwest common stock and US WEST common stock;

     o    reviewed prices and premiums paid in other business combinations; and

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                                                      Chapter One - The Merger


     o conducted other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of its opinion.

     In rendering its opinion, DLJ relied on and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by Qwest, U S WEST or their respective representatives, or that it otherwise reviewed. In particular, DLJ relied on the estimates of the managements of Qwest and U S WEST as to the operating synergies anticipated to result from the merger. With respect to the financial projections relating to Qwest and U S WEST supplied to it, DLJ assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the managements of Qwest and U S WEST as to the future operating and financial performance of Qwest and U S WEST and the operating synergies anticipated to result from the merger. DLJ did not assume any responsibility for making any independent evaluation of any assets or liabilities or for making any independent verification of any of the information that it reviewed. DLJ assumed that in the course of obtaining the necessary regulatory and third party consents for the merger and the transactions contemplated by the merger, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the merger or the transactions contemplated by the merger. DLJ also relied as to certain legal matters on advice of counsel to Qwest.

     DLJ's opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, the date of its opinion. It should be understood that DLJ's opinion speaks only as of July 18, 1999 and that, although subsequent developments may affect its opinion, DLJ does not have any obligation to update, revise or reaffirm its opinion. Furthermore, the Qwest Board may not necessarily request that DLJ confirm its opinion as of any later date. DLJ expressed no opinion as to the prices at which the Qwest common stock will actually trade at any time.

     The following is a summary of the material analyses that DLJ performed in connection with its opinion and presented to the Qwest Board at its July 16, 1999 meeting. The financial analyses summarized below include information presented in tabular format. In order to fully understand DLJ's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of DLJ's financial analyses. Valuations for U S WEST were calculated on an equity value basis converted to a per share basis based on $12,463 million of net debt, 504.7 million outstanding shares and
24.7 million outstanding options with an average exercise price of $41.11 per share.

     Selected Public Company Analysis. DLJ compared financial and operating data of U S WEST with the following selected regional bell operating companies:

        o  Ameritech Corporation
        o  BellSouth Corporation
        o  Bell Atlantic Corporation
        o  SBC Communications Inc.

     DLJ reviewed enterprise values, calculated as equity value, plus debt and minority interests, less cash and investments in unconsolidated affiliates, as multiples of, among other things, latest 12 months and estimated calendar year 1999 earnings before interest, taxes, depreciation and amortization, commonly known as "EBITDA." DLJ also reviewed equity values as multiples of estimated calendar years 1999 and 2000 net income and estimated calendar year 1999 after-tax cash flow, calculated as net income, plus depreciation and amortization. Estimated financial and operating data for the selected companies were based on research analysts' estimates and estimated financial and operating data for U S WEST were based on internal estimates of the management of U S WEST.

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Chapter One - The Merger


     DLJ then applied a range of selected multiples of latest 12 months and estimated calendar year 1999 EBITDA, estimated calendar years 1999 and 2000 net income and estimated calendar year 1999 after-tax cash flow for the selected companies to corresponding financial and operating data for U S WEST. This analysis produced an implied equity reference range for U S WEST of approximately $63.00 to $80.00 per share, as compared to the equity value for U S WEST implied in the merger of approximately $69.00 per share based on the closing stock price of Qwest common stock on July 14, 1999.

     No company utilized in the "Selected Public Company Analysis" is identical to U S WEST. Accordingly, an analysis of the above results necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of U S WEST and other factors that could affect the public trading value of U S WEST and the selected companies to which it is being compared. Mathematical analysis is not in itself a meaningful method of using selected company data.

     Selected Merger and Acquisition Transactions Analysis. Using public information, DLJ reviewed the purchase prices and implied transaction multiples paid in the following selected transactions involving companies in the long distance, regional bell, incumbent local exchange carrier and competitive local exchange carrier markets of the telecommunications industry:

      Target                              Acquiror
      ------                              --------
o  MCI Communications Corp.               o WorldCom, Inc.
o  GTE Corporation                        o Bell Atlantic Corporation
o  Ameritech Corporation                  o SBC Communications, Inc.
o  NYNEX Corporation                      o Bell Atlantic Corporation
o  Pacific Telesis Group                  o SBC Communications, Inc.
o  Aliant Communications                  o ALLTEL Corporation
o  Anchorage Telephone Utility            o Alaska Communication Systems, Inc.
o  Century Telephone Enterprises, Inc.    o Alaska Communication Systems, Inc.
o  Lufkin-Conroe Communications Company   o Texas Utilities Company
o  Consolidated Communications, Inc.      o McLeod USA Incorporated
o  Teleport Communications Group Inc.     o AT&T Corporation
o  MFS Communications Company, Inc.       o WorldCom, Inc.

     DLJ reviewed enterprise values as multiples of latest 12 months revenues, EBITDA and earnings before interest and taxes, commonly known as "EBIT." DLJ also reviewed equity values as multiples of latest 12 months net income. All multiples were based on financial information available at the time of announcement of the relevant transaction. Estimated financial and operating data for U S WEST were based on internal estimates of the management of U S WEST.

     DLJ then applied a range of selected multiples of latest 12 months revenues, EBITDA, EBIT and net income for the selected transactions to corresponding financial and operating data for U S WEST. This analysis produced an implied equity reference range for U S WEST of approximately $65.00 to $90.00 per share, as compared to the equity value for U S WEST implied in the merger of approximately $69.00 per share based on the closing stock price of Qwest common stock on July 14, 1999.

     No transaction utilized in the "Selected Merger and Acquisition Transactions Analysis" is identical to the merger. Accordingly, an analysis of the above results necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics that could affect the acquisition values of U S WEST or the companies to which it is being compared. Mathematical analysis is not in itself a meaningful method of using selected transaction data.

Chapter One - The Merger


     Premiums Paid Analysis. DLJ reviewed the premiums paid in 43 merger and acquisition transactions announced since June 7, 1996 with transaction values in excess of $10.0 billion involving stock consideration. DLJ then applied the median premiums derived from these transactions based on the per share market prices of the target company's common stock one trading day, one week and four weeks prior to public announcement of the transaction to the per share market price of U S WEST common stock one day, one week, and four weeks prior to public announcement of the proposed Global and U S WEST merger transaction on May 17, 1999. This analysis produced the following median premiums and implied equity values for U S WEST:

                                          Period Prior to Announcement
                                     ---------------------------------------
                                     One Day        One Week      Four Weeks
                                     -------        --------      ----------

U S WEST share price............      $62.25         $54.94          $55.06
Median premiums.................       26.3%          32.0%           34.1%
Implied equity values per share.      $78.64         $72.50          $73.82

     Discounted Cash Flow Analysis. DLJ performed a discounted cash flow analysis of U S WEST based on internal estimates of the management of U S WEST in order to estimate the net present value of the unlevered, after-tax cash flows that U S WEST could generate for the remainder of fiscal year 1999 through fiscal year 2005. Applying discount rates of 9.0% to 11.0% and multiples of terminal year 2005 EBITDA of 8.0x to 10.0x, this analysis produced an implied equity reference range for U S WEST of approximately $76.00 to $109.00 per share, as compared to the equity value for U S WEST implied in the merger of approximately $69.00 per share based on the closing stock price of Qwest common stock on July 14, 1999.

     Pro Forma Merger Analysis. DLJ analyzed the potential pro forma effect of the merger on Qwest's projected 2001 book earnings per share, commonly known as "EPS," cash EPS and EBITDA per share both in the case where the merger consideration consists entirely of Qwest common stock (sometimes referred to as a "stock make-whole" payment) and where the merger consideration consists partially of cash (sometimes referred to as a "cash make- whole" payment). This analysis indicated that the merger would be accretive to Qwest's book EPS, cash EPS and EBITDA per share under either payment alternative, assuming the cost savings and other potential synergies anticipated by the managements of Qwest and U S WEST to result from the merger are achieved. The actual results achieved by the combined company may vary from projected results and the variations may be material.

     Contribution Analysis. DLJ analyzed the respective contributions of Qwest and U S WEST to the estimated calendar years 1999 and 2000 revenues, EBITDA and funds from operations (calculated as net income to common stock plus depreciation, amortization and other non-cash charges) of the combined company based on internal estimates of the managements of Qwest and U S WEST. This analysis indicated the following relative contributions of U S WEST and Qwest and the pro forma equity ownership of holders of U S WEST common stock and Qwest common stock in the combined company based both on a stock make-whole and cash make-whole basis:

                                Estimated 1999         Estimated 2000
                                 Contribution           Contribution
                                 ------------           ------------
Revenues
U S WEST..................            78.3%                  73.9%
Qwest.....................            21.7%                  26.1%

EBITDA
U S WEST..................            88.5%                  86.0%
Qwest.....................            11.5%                  14.0%

Funds from Operations
U S WEST..................            85.8%                  83.3%
Qwest.....................            14.2%                  16.7%

                                    Pro Forma Equity Ownership
                                 ---------------------------------
                                 Stock Make-            Cash Make-
                                    Whole                 Whole
                                 -----------            ----------
U S WEST...........                 56.9%                 53.7%
Qwest..............                 43.1%                 46.3%

     Other Factors. In the course of preparing its opinion, DLJ considered and reviewed other information and data, including:

     o research analysts' price targets for U S WEST common stock both before and after public announcement of the proposed Global and U S WEST merger transaction on May 17, 1999, which indicated a selected range of 12-month price targets for U S WEST common stock of approximately $67.00 to $76.00 per share in the case of reports dated prior to the May 17, 1999 announcement and approximately $64.25 to $100.00 per share in the case of reports dated either before or after the May 17, 1999 announcement which included a sum of the parts analysis;

     o the net present value of the potential pre-tax annual cost savings and synergies that could be achieved in the merger based on internal estimates of the managements of Qwest and U S WEST;

     o financial and operating data of the business segments of U S WEST as compared to other companies in similar businesses, which indicated an implied equity reference range for U S WEST of approximately $79.00 to $118.00 per share; and

     o    the possible credit impact of the merger on Qwest.

     The above summary does not purport to be a complete description of DLJ's analyses but describes, in summary form, the material analyses that DLJ presented to the Qwest Board on July 16, 1999 in connection with its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial or summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the merger and add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and ultimately rendered its opinion based on the results of all of the analyses taken as a whole. DLJ did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it or focusing on information presented in tabular format, without considering all such factors and analyses or the narrative description of the analyses, could create an incomplete or misleading view of the process underlying its opinion. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which such businesses or securities can actually be sold. The analyses performed by DLJ are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates or those suggested by its analyses.

     Pursuant to the terms of an engagement letter between Qwest and DLJ dated June 11, 1999, Qwest has agreed to pay DLJ upon completion of the merger an aggregate financial advisory fee of $30.0 million. Qwest also has

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                                                      Chapter One - The Merger


agreed to reimburse DLJ for all out-of-pocket expenses, including the reasonable fees and expenses of counsel, incurred by DLJ in connection with its engagement, and to indemnify DLJ and related persons against liabilities, including liabilities under the federal securities laws, relating to or arising out of its services.

     DLJ provides a full range of financial, advisory and brokerage services and, in the ordinary course of business, DLJ and its affiliates may actively trade the debt and equity securities of Qwest and U S WEST for its own account and for the account of customers and accordingly may at any time hold a long or short position in such securities. DLJ has performed investment banking and other services for Qwest in the past, including participation in the offering of Qwest debt securities, for which services DLJ has received customary compensation.

Opinions of Financial Advisors to U S WEST


U S WEST financial advisor             Location of their full opinion
--------------------------             ------------------------------
      Merrill Lynch                                 Annex D
      Lehman Brothers                               Annex E

     U S WEST engaged Merrill Lynch and Lehman Brothers as its financial advisors in connection with the merger based on their experience and expertise. Merrill Lynch and Lehman Brothers are internationally recognized investment banking firms that have substantial experience in transactions similar to the merger. The U S WEST financial advisors, as part of their respective investment banking businesses, are continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     At the July 16, 1999 meeting of the U S WEST Board, Merrill Lynch and Lehman Brothers both delivered their oral opinions (subsequently confirmed separately by each in writing) to the effect that, as of the date thereof, and subject to the assumptions, qualifications and limitations set forth therein, the merger consideration was fair, from a financial point of view, to the holders of U S WEST common stock.

     The full texts of these opinions, which set forth the assumptions made, matters considered and qualifications and limitations on the review undertaken by the U S WEST financial advisors, are set forth in Annexes D and E and are incorporated herein by reference. The summary of the U S WEST financial advisors' opinions set forth below is qualified in its entirety by reference to the full text of those opinions. U S WEST shareholders are urged to read carefully each of the Merrill Lynch and Lehman Brothers opinions in its entirety. The opinions speak only as of July 18, 1999, and neither financial advisor is under any obligation to confirm its opinion as of any later date. Furthermore, the U S WEST Board may not necessarily request that either Merrill Lynch or Lehman Brothers confirm their respective opinions as of any later date. In reading the following discussion of these fairness opinions, U S WEST shareholders should be aware that the opinions:

         o were provided to the U S WEST Board for its information and are directed only to the fairness, from a financial point of view, of the merger consideration to the holders of U S WEST common stock;

         o did not constitute a recommendation to the U S WEST Board in connection with their consideration of the merger agreement and the merger;

         o do not address the merits of the underlying decision by U S WEST to engage in the merger or the price or range of prices at which shares of U S WEST common stock or Qwest common stock may trade subsequent to the announcement or consummation of the merger; and

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Chapter One - The Merger


         o do not constitute a recommendation to any holder of U S WEST common stock as to how such shareholder should vote on the merger or any matter related thereto.

     Although the U S WEST financial advisors each evaluated the fairness, from a financial point of view, of the merger consideration to the holders of U S WEST common stock, the merger consideration itself was determined by Qwest and U S WEST through arm's-length negotiations. The U S WEST financial advisors provided advice to U S WEST during the course of such negotiations.
U S WEST did not provide specific instructions to, or place any limitations on, the U S WEST financial advisors with respect to the procedures to be followed or factors to be considered by them in performing their analyses or providing their opinions.

Merrill Lynch Opinion

     In arriving at its opinion, Merrill Lynch, among other things:

         o reviewed certain publicly available business and financial information relating to U S WEST and Qwest that Merrill Lynch deemed to be relevant;

         o reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of U S WEST and Qwest, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the merger furnished to Merrill Lynch by U S WEST and Qwest, respectively;

         o conducted discussions with members of senior management and representatives of U S WEST and Qwest concerning the matters described in the above two bullet points, as well as their respective businesses and prospects before and after giving effect to the merger and the expected synergies;

         o reviewed the market prices and valuation multiples for shares of U S WEST common stock and Qwest common stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

         o reviewed the results of operations of U S WEST and Qwest and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

         o compared the proposed financial terms of the merger with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant;

         o participated in certain discussions and negotiations among representatives of U S WEST and Qwest and their financial and legal advisors;

         o reviewed the potential pro forma impact of the merger;

         o reviewed a draft of the merger agreement; and

         o reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

     In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such

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                                                      Chapter One - The Merger


information or undertake an independent evaluation or appraisal of any of the assets or liabilities of U S WEST or Qwest nor was Merrill Lynch furnished with any such evaluation or appraisal. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of U S WEST or Qwest. With respect to the financial forecast information and the expected synergies furnished to or discussed with Merrill Lynch by U S WEST or Qwest, Merrill Lynch assumed that they had been reasonably prepared and reflected the best currently available estimates and judgment of U S WEST's or Qwest's management as to the expected future financial performance of U S WEST or Qwest, as the case may be, and the expected synergies. Merrill Lynch further assumed that the merger will be accounted for as a purchase by U S WEST of Qwest under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. Merrill Lynch also assumed that the final form of the merger agreement would be substantially similar to the last draft reviewed by Merrill Lynch.

     Merrill Lynch's opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, the date of its opinion. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, to the merger agreement, will be imposed that will have a material adverse effect on the contemplated benefits of the merger.

     Merrill Lynch's opinion did not address the relative merits, financial or otherwise, of the merger as compared to any alternative transaction or business strategy that may be available to U S WEST.

Lehman Brothers Opinion

     In arriving at its opinion, Lehman Brothers reviewed and analyzed:

         o  the merger agreement and the specific terms of the merger;

         o publicly available information concerning U S WEST and Qwest that Lehman Brothers believed to be relevant to its analysis, including without limitation, Forms 10-K of U S WEST and Qwest for the fiscal year ended December 31, 1998 and Forms 10-Q of U S WEST and Qwest for the three months ended March 31, 1999;

         o financial and operating information with respect to the business, operations and prospects of U S WEST furnished to Lehman Brothers by U S WEST, including the expected results for the three months ended June 30, 1999 and certain financial forecasts prepared by U S WEST;

         o financial and operating information with respect to the business, operations and prospects of Qwest furnished to Lehman Brothers by Qwest, including the expected results for the three months ended June 30, 1999 and certain financial forecasts prepared by Qwest;

         o a trading history of the U S WEST common stock from June 15, 1998 to the present and of the U S WEST Communications Group common stock (the common stock of U S WEST's predecessor) from November 1, 1995 to June 12, 1998 and a comparison of these trading histories with those of other companies that Lehman Brothers deemed relevant;

         o a trading history of the Qwest common stock from June 24, 1997 to the present and a comparison of this trading history with those of other companies that Lehman Brothers deemed relevant;

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Chapter One - The Merger


         o a comparison of the historical financial results and present financial condition of U S WEST with those of other companies that Lehman Brothers deemed relevant and a comparison of the historical financial results and present financial condition of Qwest with those of other companies that Lehman Brothers deemed relevant;

         o third party research analysts' earnings estimates, valuation analyses, target prices and investment recommendations for U S WEST and Qwest;

         o a comparison of the financial terms of the merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant;

         o the potential pro forma financial effects of the merger, including the cost savings, operating synergies and strategic benefits expected by management of U S WEST and Qwest to result from a combination of the businesses of U S WEST and Qwest;

         o the terms and conditions of the proposed merger of U S WEST with Global; and

         o such information relating to the business, operations and prospects of Global and Global's common stock that Lehman Brothers deemed relevant.

     Lehman Brothers also had discussions with the managements of U S WEST and Qwest concerning their respective businesses, operations, assets, financial conditions and prospects and had undertaken such other studies, analyses and investigations as it deemed appropriate.

     In arriving at its opinion, Lehman Brothers assumed and relied on the accuracy and completeness of the financial and other information used by it without assuming any responsibility for the independent verification of such information and further relied upon the assurances of the management of U S WEST and Qwest that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts of U S WEST furnished to Lehman Brothers by U S WEST, upon the advice of U S WEST, Lehman Brothers assumed that such forecasts had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of U S WEST as to the future financial performance of U S WEST and that U S WEST would perform in accordance with such forecasts. In addition, with respect to the financial forecasts of Qwest furnished to Lehman Brothers by Qwest, upon the advice of U S WEST and Qwest, Lehman Brothers assumed that such forecasts had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Qwest as to the future financial performance of Qwest and that Qwest would perform in accordance with such forecasts. With respect to the cost savings, operating synergies and strategic benefits expected by the managements of U S WEST and Qwest to result from a combination of the businesses of U S WEST and Qwest, upon the advice of U S WEST and Qwest, Lehman Brothers assumed that cost savings, operating efficiencies and strategic benefits would be realized substantially in accordance with such expectations. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of U S WEST or Qwest and did not make or obtain any evaluations or appraisals of the assets or liabilities of U S WEST or Qwest.

     Upon advice of U S WEST and its legal advisors, Lehman Brothers assumed that the receipt of shares of Qwest common stock by stockholders of U S WEST in the merger will qualify as a tax-free transaction to U S WEST stockholders. Upon advice of U S WEST and its legal advisors, Lehman Brothers also assumed that consummation of the merger will not cause the split-off by MediaOne Group, Inc. (formerly U S WEST, Inc.) of U S WEST on June 12, 1998 to fail to qualify as a tax-free transaction. Lehman Brothers' opinion necessarily is based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion.

                                                      Chapter One - The Merger


     In addition, Lehman Brothers did not express any opinion as to the prices at which shares of Qwest common stock may trade at any time prior to or following the consummation of the merger and Lehman Brothers' opinion should not be viewed as providing any assurance that the market value of the shares of Qwest common stock to be held by the holders of U S WEST common stock after the consummation of the merger will be in excess of the market value of the shares of U S WEST common stock owned by such shareholders at any time prior to announcement of consummation of the merger.

     Financial Analyses of the U S WEST Financial Advisors

     The following is a brief summary of the material valuation, financial and comparative analyses presented by the U S WEST financial advisors to the U S WEST Board in connection with the rendering of the U S WEST financial advisors' opinions. This summary does not purport to be a complete description of the analyses underlying the U S WEST financial advisors' opinions and is qualified in its entirety by reference to the full text of the U S WEST financial advisors' opinions which are incorporated herein by reference.

     In performing their analyses, the U S WEST financial advisors made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the U S WEST financial advisors, U S WEST and Qwest. Any estimates contained in the analyses performed by the U S WEST financial advisors are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, the U S WEST financial advisors' opinions were among several factors taken into consideration by the U S WEST Board in making its determination to approve the merger agreement and the merger.

     U S WEST Valuation

     Comparable Publicly Traded Companies Analysis. In order to assess how the public market values shares of similar publicly traded companies, the U S WEST financial advisors reviewed and compared specific financial information relating to U S WEST to corresponding financial information, ratios and public market multiples for publicly traded companies in two sectors: Regional Bell Operating Companies (referred to as RBOCs) and incumbent local exchange carriers (referred to as ILECs). In the RBOC sector, the U S WEST financial advisors reviewed the following companies: BellSouth Corporation, SBC Communications Inc. (pro forma for the merger with Ameritech Corporation) and Bell Atlantic Corporation (pro forma for the merger with GTE Corporation). In the ILEC sector, the U S WEST financial advisors reviewed the following companies: ALLTEL Corporation (pro forma for its acquisition of Aliant Communications Inc.), CenturyTel, Inc. and Cincinnati Bell Inc. The comparable companies were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered similar to U S WEST.

     The U S WEST financial advisors calculated the multiple of each company's current market price to its projected 2000 (calendar year) earnings per share (commonly referred to as a price to earnings ratio, or P/E). The U S WEST financial advisors further calculated each company's projected total return by adding its projected 5- year annual EPS growth rate and its dividend yield and then calculated the multiple of each company's 2000 P/E to projected total return. An appropriate range of 2000 P/E to projected total return multiples derived from this analysis were applied to the projected total return of U S WEST based upon U S WEST's projected 5-year annual EPS growth rate and its current dividend yield to determine an appropriate P/E range for U S WEST. This P/E range was then applied to U S WEST's projected 2000 EPS to arrive at a value range per share of U S WEST common stock of $52.00 to $66.00, as compared to a nominal offer price of $69.00 per share in Qwest common stock.

Chapter One - The Merger


     However, because of the inherent differences in the businesses, operations, financial conditions and prospects of U S WEST and the comparable companies, the U S WEST financial advisors believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable companies analysis, and, accordingly, also made quantitative judgments based upon perceived qualitative differences between the characteristics of the comparable companies and U S WEST and Qwest that would affect the trading values of U S WEST, Qwest and such companies.

     Discounted Cash Flow Analysis. The U S WEST financial advisors performed a discounted cash flow analysis of the projected after-tax unlevered free cash flows of U S WEST (defined as unlevered after-tax earnings plus amortization and depreciation less capital expenditures and net changes in working capital). The U S WEST financial advisors calculated a range of present values for U S WEST based upon the discounted present value of the sum of the projected stream of after-tax unlevered free cash flows of U S WEST and the projected terminal value of U S WEST based upon a range of multiples of U S WEST's projected EBITDA. Applying discount rates ranging from 9.0% to 11.0% and terminal value multiples of 6.5x to 7.5x, the U S WEST financial advisors calculated implied equity values per share of U S WEST common stock ranging from $63.00 to $77.00, as compared to a nominal offer price of $69.00 per share in Qwest common stock.

     Sum of the Parts Analysis. The U S WEST financial advisors performed a "sum of the parts" analysis of U S WEST by valuing each individual business segment individually and deriving therefrom a range of values for U S WEST as a whole. The U S WEST business segments considered were the core business (the local wireline business and the Dex directories business), the wireless/PCS business, the data business and U S WEST's holdings in public companies. Using various methodologies that the U S WEST financial advisors deemed appropriate for each business segment analyzed, the analysis indicated a range of equity values per share of U S WEST common stock ranging from $69.00 to $86.00 per share, as compared to a nominal offer price of $69.00 per share in Qwest common stock.

     Selected Transactions Analysis. This analysis compares selected data with respect to the following seven comparable local exchange carrier transactions since 1996 to the proposed merger:

       Target                                           Acquiror
       ------                                           --------

o Aliant Communications Inc.                   o ALLTEL Corporation
o GTE Corporation                              o Bell Atlantic Corporation
o Ameritech Corporation                        o SBC Communications Inc.
o Southern New England Telecommunications      o SBC Communications Inc.
  Corporation
o Pacific Telecom Inc.                         o CenturyTel, Inc.
o NYNEX Corporation                            o Bell Atlantic Corporation
o Pacific Telesis Group                        o SBC Communications Inc.

                                                      Chapter One - The Merger


     The U S WEST financial advisors compared appropriate ranges of various statistics for these transactions to corresponding statistics for the merger. The following table presents the results of this analysis:


                                                                            Range for Selected       The
                                                                               Transactions         Merger
                                                                            ------------------      -------
Offer value (in millions)..............................................      $1,397 - $61,700       $35,475
Transaction value (in millions)........................................      $1,533 - $73,252       $45,960
Offer price as a multiple of current year EPS..........................       16.0x - 25.0x          21.7x
Offer price as a multiple of forward year EPS..........................       14.0x - 23.0x          20.8x
Transaction value as a multiple of current year EBITDA.................        5.9x - 10.6x          7.9x
Transaction value as a multiple of forward year EBITDA.................        5.3x - 9.3x           7.3x
Premium over market value paid 1 day prior to announcement
date...................................................................       (5.8) - 39.0%          20.1%
Premium over market value paid 1 month prior to
announcement date......................................................       (1.9) - 42.9%          22.2%

     Qwest Valuation

     Comparable Publicly Traded Companies Analysis. The U S WEST financial advisors reviewed and compared specific financial information relating to Qwest to corresponding financial information, ratios and public market multiples for publicly traded companies in three sectors: Large Capitalization Long Distance, Mid-Size Long Distance and International Long Distance Providers. In the large capitalization sector, the U S WEST financial advisors reviewed AT&T Corp., MCI WorldCom, Inc. and Sprint Corporation (Wireline only). In the mid-size sector, the U S WEST financial advisors reviewed Global Crossing Ltd./Frontier Corporation (on a pro forma basis), Level 3 Communications, Inc. and IXC Communications, Inc. In the international sector, the U S WEST financial advisors reviewed Global Telesystems Group, Inc. and Viatel, Inc.. The comparable companies were chosen because they are publicly traded companies with operations that, for purposes of analysis, may be considered similar to Qwest according to the U S WEST financial advisors.

     The U S WEST financial advisors calculated the multiple of each company's current enterprise value (total equity value plus the value of net debt, preferred stock and minority interests) to its projected 2000 (calendar year) EBITDA. Each EBITDA multiple was further compared to each company's projected EBITDA growth rate to calculate an EBITDA multiple to projected EBITDA growth rate ratio. An appropriate range of 2000 EBITDA multiple to EBITDA growth rate ratios derived from this analysis was then applied to Qwest's projected EBITDA growth rate to determine an appropriate range of 2000 EBITDA multiples for Qwest, and this range was then applied to Qwest's projected 2000 EBITDA to imply a range of values per share of Qwest common stock of $34.00 to $42.00 (after subtracting net debt), as compared to a market price per share of Qwest common stock of $34.00 on July 14, 1999.

     However, because of the inherent differences in the businesses, operations, financial conditions and prospects of Qwest and the comparable companies, the U S WEST financial advisors believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable companies analysis, and, accordingly, also made quantitative judgments based upon perceived qualitative differences between the characteristics of the comparable companies and Qwest that would affect the trading values of Qwest and such companies.

     Discounted Cash Flow Analysis. The U S WEST financial advisors performed a discounted cash flow analysis of the projected after-tax unlevered free cash flows of Qwest. The U S WEST financial advisors calculated a range of present values for Qwest based upon the discounted present value of the sum of the projected stream of after-tax unlevered free cash flows of Qwest and the projected terminal value of Qwest based upon a range of multiples of

Chapter One - The Merger


Qwest's projected EBITDA. Applying discount rates ranging from 10.0% to 12.0% and terminal value multiples of 12.0x to 14.0x, the U S WEST financial advisors calculated implied equity values per share of Qwest common stock ranging from $36.00 to $47.00, as compared to a market price per share of Qwest common stock of $34.00 on July 14, 1999.

     Pro Forma Valuation

     "Has-Gets" Analysis. The U S WEST financial advisors compared the range of values for a share of U S WEST common stock based upon the comparable publicly traded companies and discounted cash flow valuation methodologies described above (what a U S WEST shareholder currently "has") to the implied value of the merger consideration which will be received by a U S WEST stockholder in exchange for one share of U S WEST common stock (what a U S WEST shareholder "gets"). The implied value of the merger consideration was determined by applying the same comparable publicly traded companies and discounted cash flow valuation methodologies described above to the pro forma combined company to determine a per share value of the combined company and then multiplying such per share value by the applicable exchange ratio and adding any cash received per share of U S WEST common stock in the merger. This analysis was performed at both the high end of the collar (i.e., a Qwest common stock price of $39.90 per share and an exchange ratio of 1.72932) and the low end of the collar (i.e., a Qwest common stock price of $28.26 per share) using both a "stock true-up" (i.e., an exchange ratio of 2.44161) and a "cash true-up" in which the maximum amount of cash is delivered (i.e., an exchange ratio of 1.7830 and a cash payment of $18.61 per share). In addition, all scenarios were calculated with and without giving effect to synergies expected to be achieved in the merger. The results of the analysis are presented in the following table:


                       U S WEST
                         "Has"                                               U S WEST "Gets"
                      ------------- ----------------------------------------------------------------------------------------------
                                                   Without Synergies                                 With Synergies
                                     --------------------------------------------    ----------------------------------------------
                                                           Bottom of Collar                                 Bottom of Collar
                                                     ----------------------------                    ------------------------------
                                     Top of Collar   Stock True-Up   Cash True-Up    Top of Collar   Stock True-Up     Cash True-Up
                                     -------------   -------------   ------------    -------------   -------------     ------------
Publicly traded
 comparable
 companies...........$52.00-$66.00   $60.00-$76.00   $70.00-$89.00   $70.00-$87.00   $76.00-$92.00   $88.00-$107.00   $86.00-$102.00
Discounted
 cash flow
 analysis............$63.00-$77.00   $61.00-$77.00   $71.00-$89.00   $71.00-$87.00   $76.00-$92.00   $89.00-$108.00   $87.00-$103.00


     Relevance of Various Analyses

     The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of these methods to the particular circumstances involved. Such an opinion is therefore not readily susceptible to partial analysis or summary description, and taking portions of the analyses set out above, without considering the analysis as a whole, would, in the view of the U S WEST financial advisors, create an incomplete and misleading picture of the processes underlying the analyses considered in rendering the U S WEST financial advisors' opinions. The U S WEST financial advisors did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support the U S WEST financial advisors' opinions. In arriving at their respective opinions, the U S WEST financial advisors each considered the results of their separate analyses and did not attribute particular weight to any one analysis or factor considered by such firm. The analyses performed by the U S WEST financial advisors, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of the U S WEST financial advisors' analyses of the fairness, from a financial point of view, of the merger consideration to the holders of U S WEST common stock.

                                                      Chapter One - The Merger


     Fee Arrangements

     Pursuant to the terms of its engagement letters with Merrill Lynch and Lehman Brothers, U S WEST has agreed to pay customary fees to each of Merrill Lynch and Lehman Brothers in connection with the delivery of the U S WEST financial advisors' opinions. In addition, U S WEST has agreed to reimburse the U S WEST financial advisors for all reasonable out-of-pocket expenses incurred by them in connection with the merger, including reasonable fees and disbursements of their legal counsel. U S WEST has also agreed to indemnify the U S WEST financial advisors against certain liabilities in connection with their respective engagements, including certain liabilities under the federal securities laws.

     Both Merrill Lynch and Lehman Brothers have previously rendered certain investment banking and financial advisory services to U S WEST and Qwest. In addition, Merrill Lynch has rendered financial advisory services to Global in connection with the Global/Frontier merger.

         Chapter Two - Financial Information


                                  CHAPTER TWO
                             FINANCIAL INFORMATION

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

     Qwest common stock is listed on the NASDAQ and U S WEST common stock is listed on the NYSE. Qwest's ticker symbol on the NASDAQ is "QWST" and U S WEST's ticker symbol on the NYSE is "USW." The following table shows, for the calendar quarters indicated, based on published financial sources (1) the high and low last reported closing prices per share of Qwest common stock as reported on the NASDAQ Composite Tape, (2) the high and low last reported closing prices per share of U S WEST common stock (and, prior to June 15, 1998, the U S WEST Communications Group targeted common stock, the targeted stock of U S WEST's predecessor) as reported on the New York Stock Exchange Composite Transaction Tape and (3) the cash dividends per share of each of Qwest and U S WEST common stock.





                                                Qwest Common Stock(1)                     U S WEST Common Stock
                                          ---------------------------------        ------------------------------------
                                           High           Low      Dividend         High            Low        Dividend
                                          -------       --------   --------        -------        -------      --------
1997
  First Quarter...................        $  n/a         $  n/a        --          $37.250        $31.750        $0.535
  Second Quarter..................        $ 7.375        $ 6.813       --          $38.500        $31.125        $0.535
  Third Quarter...................        $12.750        $ 6.813       --          $39.438        $35.625        $0.535
  Fourth Quarter..................        $16.438        $11.875       --          $46.938        $36.875        $0.535
1998
  First Quarter...................        $20.219        $15.094       --          $56.313        $45.375        $0.535
  Second Quarter..................        $19.781        $13.938       --          $57.438        $46.813        $0.535
  Third Quarter...................        $23.000        $12.500       --          $54.938        $48.438        $0.535
  Fourth Quarter..................        $25.031        $14.469       --          $65.000        $51.875        $0.535
1999
  First Quarter...................        $37.406        $25.625       --          $65.625        $53.313        $0.535
     Second Quarter...............        $48.063        $32.563       --          $62.250        $51.563        $0.750
  Third Quarter (through August 6)        $35.938        $27.250       --          $60.250        $54.313       --

------------------
 (1) Qwest prior period share prices have been restated to give effect to (1) a two-for-one stock split effective February 25, 1998 and (2) a second two-for-one stock split effective May 24, 1999.

     On May 14, 1999, the last full trading day prior to the announcement of the signing of the Global-U S WEST merger agreement, the last reported closing price per share of U S WEST stock was $62.25. On June 11, 1999, the last full trading day before Qwest publicly announced its initial proposal for U S WEST, the last reported closing prices per share of Qwest and U S WEST stock were $44.875 and $54.875 respectively. On July 16, 1999, the last full trading day prior to the announcement of the signing of the merger agreement, the last reported closing prices per share of Qwest and U S WEST stock were $35.00 and $60.25, respectively. On [____________], 1999, the most recent practicable date prior to the mailing of this joint proxy statement/prospectus, the last reported closing prices per share of Qwest and U S WEST stock were $[________] and $[__________], respectively. Shareholders are urged to obtain current market quotations prior to making any decision with respect to the merger.

     Unless otherwise agreed to by Qwest and U S WEST, the merger agreement does not permit Qwest to change its dividend policy before the merger. The merger agreement allows U S WEST to continue to pay dividends in a manner consistent with its past practice. The merger agreement provides that Qwest initially will pay a dividend of $0.0125 per quarter after completion of the merger. The payment of dividends by the combined company after the merger, however, will depend on business conditions, the combined company's financial condition and earnings, and other factors.

Chapter Two - Financial Information


            QWEST COMMUNICATIONS INTERNATIONAL INC. AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA

                                                                                                                 (unaudited)
                                                                                                                 Six Months
                                                             Years Ended December 31,                          Ended June 30,
                                              --------------------------------------------------------       ------------------
                                                                 (in millions, except per share amounts)
                                               1994         1995         1996       1997       1998(1)        1998        1999
                                              ------       ------       ------     ------      -------       ------      ------
Statement of Operations:

Total revenue...........................     $    71      $   125      $   231     $  697      $ 2,242      $   571     $ 1,752
Total operating expense.................          82          161          243        673        2,996        1,395       1,599
Earning (loss) from operations..........         (11)         (36)         (12)        24         (754)        (824)        153
Earning (loss) before income taxes......         (11)         (39)         (10)        24         (850)        (843)         72
Net earnings (loss).....................         $(7)        $(25)         $(7)       $15        $(844)       $(816)        $23
Net earnings (loss) per share - basic...     $ (0.02)     $ (0.08)     $ (0.02)    $ 0.04      $ (1.51)     $ (1.82)    $  0.03
Net earnings (loss) per share - diluted.     $ (0.02)     $ (0.08)     $ (0.02)    $ 0.04      $ (1.51)     $ (1.82)    $  0.03


                                                                                                                (unaudited)
                                                                  As of December 31,                           As of June 30,
                                              --------------------------------------------------------       ------------------
                                                                 (in millions, except per share amounts)
                                               1994         1995         1996       1997        1998         1998        1999
                                              ------       ------       ------     ------      ------       ------      ------
Summary Balance Sheet Data:

Total assets............................     $    90      $   184      $   263     $1,398      $ 8,068      $ 6,549     $10,000
Long-term debt..........................     $    27      $    69      $   109     $  631      $ 2,307      $ 1,365     $ 2,336
Total stockholders' equity(2)...........     $    25      $    27      $     9     $  382      $ 4,238      $ 3,671     $ 6,464


                                                                                                                  (unaudited)
                                                                                                                  Six Months
                                                                                                                    Ended
                                                              Years Ended December 31,                             June 30,
                                              --------------------------------------------------------       ------------------
                                                                 (in millions, except per share amounts)
                                               1994         1995         1996       1997        1998         1998        1999
                                              ------       ------       ------     ------      ------       ------      ------

Other Financial Data:

EBITDA(3)...............................     $    (6)     $   (26)     $     7     $   44      $   294      $    29     $   342
Net cash provided by (used in) operating
 activities.............................     $     3      $   (57)     $    33     $  (36)     $    45         $101     $  (109)
Net cash used in investing activities...     $   (42)     $   (59)     $   (53)    $ (357)     $(1,439)     $  (436)    $  (913)
Net cash provided by financing
 activities.............................     $    34      $   114      $    26     $  766      $ 1,477      $   321     $ 1,997
Capital expenditures....................     $    41      $    49      $    57     $  346      $ 1,413      $   413     $   764


(1) The selected financial and operating data for the year ended as of December 31, 1998 include the effect of the acquisitions of LCI
     International, Inc., Icon CMT Corp., EUnet International Limited and
     Phoenix Network, Inc., which occurred during 1998. (See further discussion of these acquisitions in "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the 1998
     Qwest Form 10-K.)

(2) Qwest has not paid cash dividends on its common stock since becoming a public company in June 1997. The merger agreement provides that Qwest initially will pay a dividend of $0.0125 per quarter subsequent to the consummation of the merger. The payment of dividends by the combined company after the merger, however,


                                             Chapter Two - Financial Information


     will be determined by the Qwest Board and may depend on business conditions, the combined company's financial condition and earnings, and other factors.

(3) EBITDA represents net earnings (loss) before interest, other expense (income), income tax expense (benefit), depreciation and amortization, a non-recurring expense of $2.6 million in the year ended December 31, 1996, the non-recurring gain on sale of telecommunication agreements of $6.1 million in the year ended December 31, 1996, to restructure operations, a non-recurring gain on sale of contract rights of approximately $9.3 million in the year ended December 31, 1997, and non-recurring merger-related expenses of $812.5 million and $846.5 million for the six months ended June 30, 1998 and the year ended December 31, 1998, respectively. EBITDA does not represent cash flow for the periods presented and should not be considered as an alternative to net earnings (loss) as an indicator of Qwest's operating performance or as an alternative to cash flows as a source of liquidity, and may not be comparable with EBITDA as defined by other companies.

Chapter Two - Financial Information


                                 U S WEST, INC.
                             SELECTED FINANCIAL DATA

     The table below shows selected historical financial information for U S WEST. The information has been prepared using the consolidated financial statements of U S WEST as of the dates indicated and for each of the fiscal periods presented.

     On October 25, 1997, the Board of Directors of U S WEST's former parent company (herein referred to as "Old U S WEST") adopted a proposal to separate Old U S WEST into two independent companies (the "Separation"). Old U S WEST conducted its businesses through two groups: (i) the U S WEST Communications Group (the "Communications Group"), which included the communications businesses of Old U S WEST, and (ii) the U S WEST Media Group (the "Media Group"), which included the multimedia and directory businesses of Old U S WEST. On June 4, 1998, shareholders of Old U S WEST voted in favor of the Separation, which became effective June 12, 1998 (the "Separation Date"). As part of the Separation, Old U S WEST contributed to U S WEST the businesses of the Communications Group and the domestic directories business of Media Group known as U S WEST Dex, Inc. ("Dex"). The alignment of Dex with U S WEST is referred to in this joint proxy statement/prospectus as the "Dex Alignment." Old U S WEST has continued as an independent public company comprised of the businesses of Media Group, other than Dex, and has been renamed MediaOne Group, Inc. ("MediaOne").

     The Separation was implemented under the terms of a separation agreement between U S WEST and MediaOne. In the Separation, each share of U S WEST Communications Group common stock was exchanged for one share of U S WEST common stock. In connection with the Dex Alignment: (i) Old U S WEST distributed, as a dividend to holders of Media Group common stock, approximately 16,341,000 shares of U S WEST common stock (net of the redemption of approximately 305,000 fractional shares) with an aggregate value of $850 million and (ii) U S WEST refinanced $3.9 billion of Old U S WEST debt, formerly allocated to the Media Group (the "Dex Indebtedness").

                                             Chapter Two - Financial Information


                                                                                                                   (Unaudited)
                                                                                                                Six Months Ended
                                                              Year Ended December 31,                               June 30,
                                            ----------------------------------------------------------        --------------------
                                             1994         1995         1996         1997         1998          1998          1999
                                            ------       ------       ------       ------       ------        ------        ------
                                                                      (in millions, except per share amounts)
Operating revenues......................   $10,132      $10,508      $11,168      $11,479      $12,378         $6,062        $6,440
Operating expenses......................     7,616        7,931        8,356        8,703        9,329          4,563         4,792
Operating income........................     2,516        2,577        2,812        2,776        3,049          1,499         1,648
Income before extraordinary item and
 cumulative effect of change in
 accounting principle(1)................     1,403        1,431        1,501        1,527        1,508            761           818
Net income(2)...........................     1,403        1,423        1,535        1,524        1,508            761           818

Pro forma income(3).....................         *            *            *            *        1,436            689           n/a
Historical earnings per share:(1,2,4)
 Basic..................................      3.09         3.02         3.21         3.16         3.05           1.56          1.62
 Diluted................................      3.03         2.98         3.17         3.12         3.02           1.55          1.61
Average common shares outstanding
 (thousands):
 Basic..................................   453,316      470,716      477,549      482,751      494,395        486,424       503,622
 Diluted................................   463,801      481,933      488,591      491,232      498,798        490,521       508,255
Pro forma earnings per share:(3)
 Basic..................................         *            *            *            *        $2.86          $1.37           n/a
 Diluted................................         *            *            *            *         2.84           1.36           n/a
Pro forma average common shares
 outstanding (thousands):(3)
 Basic..................................         *            *            *            *      501,827        501,411           n/a
 Diluted................................         *            *            *            *      506,230        505,508           n/a
Dividends per common share..............     $2.14        $2.14        $2.14        $2.14        $2.14          $1.07        $1.285
Equivalent historical earnings per
 share: (1,2,4,6)
 Basic..................................      1.57         1.53         1.63         1.60         1.55           0.79          0.82
 Diluted................................      1.54         1.51         1.61         1.58         1.53           0.79          0.82
Equivalent average common shares
 outstanding (thousands): (7)
 Basic..................................   893,680      927,983      941,454      951,709      974,664        958,950       992,855
 Diluted................................   914,351      950,096      963,222      968,429      983,345        967,027     1,001,974
Equivalent pro forma earnings per
 share: (3,6)
 Basic..................................         *            *            *            *        $1.45          $0.69           n/a
 Diluted................................         *            *            *            *         1.44           0.69           n/a
Equivalent pro forma average common
 shares outstanding (thousands): (7)
 Basic..................................         *            *            *            *      989,316        988,496           n/a
 Diluted................................         *            *            *            *      997,996        996,573           n/a
Equivalent dividends per common
 share (6)                                   $1.09        $1.09        $1.09        $1.09        $1.09         $0.543        $0.652
Total assets............................    16,317       16,960       17,279       17,667       18,407         18,597        21,891
Total debt(5)...........................     6,147        6,782        6,545        5,715        9,919         10,699        12,676
Debt to total capital ratio.............      64.7%        65.0%        61.6%        56.7%        92.9%          95.7%         92.2%
Capital expenditures....................    $2,513       $2,770       $2,831       $2,672       $2,905         $1,331        $1,768
Telephone network access lines in
 service (thousands)....................    14,299       14,795       15,424       16,033       16,601         16,306        16,816
Billed access minutes of use (millions):
 Interstate.............................    43,768       47,801       52,039       55,362       58,927         29,161        30,720
 Intrastate.............................     8,507        9,504       10,451       11,729       12,366          6,099         6,355




                                      II-5



Chapter Two - Financial Information

                                                                                                                   (Unaudited)
                                                                                                                Six Months Ended
                                                              Year Ended December 31,                               June 30,
                                            ----------------------------------------------------------        --------------------
                                             1994         1995         1996         1997         1998          1998          1999
                                            ------       ------       ------       ------       ------        ------        ------
                                                                      (in millions, except per share amounts)

Total employees.........................    55,246       54,552       51,477       51,110       54,483         53,535        55,726
Telephone company employees.............    47,493       47,934       45,427       43,749       46,310         45,497        47,044
Telephone company employees per
 10,000 access lines....................      33.2         32.4         29.5         27.3         27.9           27.9          28.0


-------------------
(1)  1998 income includes Separation expenses of $68 ($0.13 per diluted share)
     associated with the Separation of Old U S WEST into two independent companies and an asset impairment charge of $21 ($0.04 per diluted share).
     1997 income includes a $152 regulatory charge ($0.31 per diluted share)
     related primarily to the 1997 Washington State Supreme Court ruling that upheld a Washington rate order, a gain of $32 ($0.07 per diluted share) on the sale of an interest in Bell Communications Research, Inc. and a gain of
     $48 ($0.10 per diluted share) on the sales of local telephone exchanges.
     1996 income includes a gain of $36 ($0.07 per diluted share) on the sales of local telephone exchanges and the current effect of $15 ($0.03 per diluted share) from adopting Statement of Financial Accounting Standards
     ("FAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and
     for Long-Lived Assets to be Disposed of." 1995 income includes a gain of
     $85 ($0.18 per diluted share) on the sales of local telephone exchanges and costs of $8 ($0.02 per diluted share) associated with the 1995
     Recapitalization discussed in footnote 4 below. 1994 income includes a gain of $51 ($0.11 per diluted share) on the sales of local telephone exchanges.

(2) 1997 net income was reduced by an extraordinary charge of $3 ($0.01 per diluted share) for the early extinguishment of debt. 1996 net income includes a gain of $34 ($0.07 per diluted share) for the cumulative effect of the adoption of FAS No. 121. 1995 net income was reduced by an extraordinary item of $8 ($0.02 per diluted share) for the early extinguishment of debt.

(3) Pro forma income reflects the incremental interest expense associated with the Dex Indebtedness from the beginning of the period through the Separation Date. The pro forma earnings per share amounts also reflect the issuance of approximately 16,341,000 shares of common stock (net of the redemption of approximately 305,000 fractional shares) issued in connection with the Dex Alignment as if the shares had been issued at the beginning of the period indicated.

(4) The historical average shares outstanding assume a one-for-one conversion of historical Communications Group common shares outstanding into shares of U S WEST as of the Separation Date. The 1998 historical average common shares outstanding include the issuance of approximately 16,341,000 shares of common stock (net of redemption of approximately 305,000 fractional shares) issued in connection with the Dex Alignment. Effective November 1, 1995, each share of common stock of Old U S WEST was converted into one share each of Communications Stock and Media Stock (the "1995
     Recapitalization"). Earnings per common share and dividends per common share for 1995 and 1994 have been presented on a pro forma basis to reflect the two classes of stock as if they had been outstanding since January 1, 1994.

(5)  1998 and 1999 debt includes $3,900 of Dex Indebtedness.

(6) The equivalent historical earnings per share, equivalent pro forma earnings per share, and equivalent dividends per common share were calculated by dividing the historical earnings per share, pro forma earnings per share, and dividends per share by a Qwest exchange ratio of 1.9714, reflecting an Average Price of $35.

(7) The equivalent average common shares outstanding and equivalent pro forma average common shares outstanding were calculated by multiplying the average common shares outstanding and pro forma average common shares outstanding by a Qwest exchange ratio of 1.9714, reflecting an Average
     Price of $35.

*    Information has not been presented.


                                             Chapter Two - Financial Information


           QWEST COMMUNICATIONS INTERNATIONAL INC. AND U S WEST, INC.
                           COMPARATIVE PER SHARE DATA
                                   (Unaudited)



                                              At December 31,       At June 30,
                                                   1998                1999
                                              ---------------       -----------
Book value per share
 Qwest historical..............................   $ 6.11              $ 8.68
 U S WEST historical...........................   $ 1.50              $ 2.11
 Qwest/U S WEST pro forma combined.............   $15.61              $16.34
 U S WEST pro forma equivalent (a).............   $30.77              $32.21


                                               For the Year         For the Six
                                                  Ended            Months Ended
                                               December 31,          June 30,
                                                   1998                1999
                                              ---------------       -----------
Net earnings (loss) per share
 Qwest historical - basic and diluted..........   $(1.51)             $ 0.03
 U S WEST historical - basic...................   $ 3.05              $ 1.62
 U S WEST historical - diluted.................   $ 3.02              $ 1.61
 Qwest/U S WEST pro forma combined - basic.....   $ 0.07              $ 0.35
 Qwest/U S WEST pro forma combined - diluted...   $ 0.07              $ 0.34
 U S WEST pro forma equivalent - basic (a).....   $ 0.14              $ 0.69
 U S WEST pro forma equivalent - diluted (a)...   $ 0.14              $ 0.67


-------------------
(a) The U S WEST pro forma equivalent represents the Qwest/U S WEST book value or net income (loss) per share multiplied by a Qwest exchange ratio of 1.9714 reflecting an Average Price of $35.00.

Chapter Two - Financial Information


                     UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL INFORMATION

     The unaudited pro forma information set forth below gives effect to the merger of U S WEST with and into Qwest as if it had been completed on January 1, 1998, for purposes of the statements of operations, and as if it had been completed on June 30, 1999, for balance sheet purposes, subject to the assumptions and adjustments in the accompanying notes to the pro forma information. The unaudited pro forma condensed combined financial information is derived from the historical financial statements of Qwest and U S WEST.

     U S WEST will account for the merger under the purchase method of accounting. Under the purchase method of accounting, the acquiring enterprise for accounting purposes in a business combination effected through the exchange of stock is presumptively the enterprise whose former common shareholders either retain or receive the larger portion of the voting rights in the combined enterprise. U S WEST shareholders will receive between 54% and 62% of the voting rights of the combined company (59% as of the date of the announcement of the merger) and is presumptively the accounting acquiror. Management has analyzed the factors that may indicate U S WEST should not be deemed to be the accounting acquiror, including (1) U S WEST's level of representation on the Board of Directors of the combined company; (2) U S WEST's representation in the surviving company management team; (3) the market value of the shares held by U S WEST and Qwest shareholders; (4) the relative size of the financial measures (for example, revenues, total assets, net income and so forth) of U S WEST and Qwest; and (5) the relative size of non-financial measures of U S WEST and Qwest (for example, customers, employees and so forth). Management has concluded that none of these factors, either individually or in the aggregate, is sufficient to rebut the presumption that U S WEST should be deemed the accounting acquiror. Accordingly, U S WEST will be deemed the acquiror for accounting purposes and its assets and liabilities will be brought forward at their net book values. A new basis will be established for Qwest's assets and liabilities based upon the fair values thereof. The purchase accounting adjustments made in connection with the development of the pro forma condensed combined financial information are preliminary and have been made solely for purposes of developing such pro forma condensed combined financial information.

     The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined companies nor do they include any adjustments to historical sales for any future price changes. Further, the pro forma condensed combined statements of operations do not reflect Qwest's discontinuance of interLATA services within the U S WEST 14 state region. InterLATA revenues earned by Qwest from the U S WEST 14 state region were approximately $96 million for the six months ended June 30, 1999. Upon the closing of the merger, the combined company may incur certain integration related expenses not reflected in the pro forma financial information as a result of the elimination of duplicate facilities, operational realignment and related workforce reductions. Such costs would generally be recognized as a liability assumed as of the merger date resulting in additional goodwill if they relate to facilities or workforce previously aligned with Qwest, and would be expensed if they relate to facilities or workforce previously aligned with U S WEST. The assessment of integration related expenses is ongoing. The following pro forma information is not necessarily indicative of the financial position or operating results that would have occurred had the merger been consummated on the dates discussed above, or at the beginning of the periods, for which such transactions are being given effect. The pro forma adjustments reflecting the consummation of the merger are based upon the assumptions set forth in the notes hereto, including the exchange of all of the outstanding shares of U S WEST for an aggregate of approximately 994 million shares of Qwest common stock and the exchange of U S WEST stock options for Qwest stock options. If the Average Price is less than $38.70 per share, Qwest and U S WEST may elect to pay a portion of the merger consideration in cash. The accompanying pro forma financial information assumes no cash component to the merger consideration.

     Qwest and U S WEST are unaware of events other than those disclosed in these pro forma notes that would require a material change to the preliminary purchase price allocation. However, a final determination of necessary

                                             Chapter Two - Financial Information


purchase accounting adjustments will be made upon the completion of a study to be undertaken to determine the fair value of certain of its assets and liabilities, including intangible assets and in-process research and development. Refer to Note 2 for a discussion of the sensitivity to earnings that may occur as a result of the final determination of fair value. Assuming completion of the merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial data and the date on which the merger takes place.

Chapter Two - Financial Information


           QWEST COMMUNICATIONS INTERNATIONAL INC. AND U S WEST, INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         Six Months Ended June 30, 1999
                                   (Unaudited)
               (Amounts in Millions, Except Per Share Information)


                                                           Historical
                                                   --------------------------
                                                                                  Pro Forma      Pro Forma
                                                   Qwest(1)       U S WEST(1)    Adjustments      Combined
                                                   --------       -----------    -----------     ---------
Revenue:
      Communications services.................      $1,528          $6,440        $                $7,968
      Construction services...................         224              --                            224
                                                     -----           -----         -----            -----
                                                     1,752           6,440                          8,192
Operating expenses:
      Operating expenses......................       1,410           3,617                          5,027
      Depreciation and amortization...........         189           1,175           (77) (4)       1,625
                                                                                     296  (5)
                                                                                      42  (6)
                                                     -----           -----         -----            -----
                                                     1,599           4,792           261            6,652
                                                     -----           -----         -----            -----
Earnings from operations......................         153           1,648          (261)           1,540
Other expense:
      Interest expense, net...................          71             316                            387
      Other, net..............................          10              14                             24
                                                     -----           -----         -----            -----
Earnings before income taxes..................          72           1,318          (261)           1,129
Income tax expense............................          49             500           (17) (6)         532
                                                     -----           -----         -----            -----
Net earnings..................................         $23          $  818        $ (244)          $  597
                                                     =====           =====         =====            =====
Net earnings per share - basic................      $ 0.03          $ 0.82 (7)                     $ 0.35 (7)
                                                     =====           =====                          =====

Net earnings per share - diluted..............      $ 0.03          $ 0.82                         $ 0.34 (7)
                                                     =====           =====                          =====

Weighted average shares outstanding - basic...         708             994 (7)                      1,702 (7)
                                                     =====           =====                          =====

Weighted average shares outstanding - diluted.         747           1,001 (7)                      1,748 (7)
                                                     =====           =====                          =====



                 See accompanying notes to unaudited pro forma
                   condensed combined financial information.

                                             Chapter Two - Financial Information


           QWEST COMMUNICATIONS INTERNATIONAL INC. AND U S WEST, INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1998
                                   (Unaudited)
               (Amounts in Millions, Except Per Share Information)


                                                        Historical
                                                 ------------------------
                                                                                 Pro Forma        Pro Forma
                                                 Qwest(1)     U S WEST(1)       Adjustments       Combined
                                                 --------     -----------       -----------       ---------
Revenue:
      Communications services.................    $1,554        $12,378          $                 $13,932
      Construction services...................       688            --                                 688
                                                   -----         ------            ---              ------
                                                   2,242         12,378                             14,620
                                                   -----         ------            ---              ------
Operating expenses:
      Operating expenses......................     1,948          7,130                              9,078
      Depreciation and amortization...........       202          2,199            (92) (4)          2,985
                                                                                   591  (5)
                                                                                    85  (6)
      Merger costs............................        86             --                                 86
      Provision for in-process R&D............       760             --                                760
                                                   -----         ------            ---              ------
                                                   2,996          9,329            584              12,909
                                                   -----         ------            ---              ------
Earnings (loss) from operations...............      (754)         3,049           (584)              1,711

Other expense (income):
      Interest expense, net...................        97            543                                640
      Other, net..............................        (1)            87                                 86
                                                   -----         ------            ---              ------
Earnings (loss) before income taxes...........      (850)         2,419           (584)                985
Income tax expense (benefit)..................        (6)           911            (34) (6)            871
                                                   -----         ------            ---              ------
Net earnings (loss)...........................    $ (844)         1,508          $(550)               $114
                                                   =====         ======            ===              ======
Net earnings (loss) per share - basic.........    $(1.51)       $  1.55 (7)                        $  0.07 (7)
                                                   =====         ======                             ======
Net earnings (loss) per share - diluted.......    $(1.51)       $  1.53 (7)                        $  0.07 (7)
                                                   =====         ======                             ======
Weighted average shares outstanding - basic...       558            975 (7)                          1,533 (7)
                                                   =====         ======                             ======
Weighted average shares outstanding - diluted.       558            983 (7)         29  (11)         1,570 (7)
                                                   =====         ======            ===              ======



                  See accompanying notes to unaudited pro forma
                   condensed combined financial information.

Chapter Two - Financial Information


           QWEST COMMUNICATIONS INTERNATIONAL INC. AND U S WEST, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  June 30, 1999
                                   (Unaudited)
                              (Amounts in Millions)


                                                        Historical
                                                 ------------------------
                                                                                 Pro Forma        Pro Forma
                                                 Qwest(1)     U S WEST(1)       Adjustments       Combined
                                                 --------     -----------       -----------       ---------
ASSETS
Current assets:
      Cash and cash equivalents................   $1,437           $122        $                    $1,559
      Trade accounts receivable, net...........      664          1,730                              2,394
      Deferred income tax asset................       30            153                                183
      Prepaid expenses and other...............      210            665                                875
                                                  ------         ------         ------              ------
      Total current assets.....................    2,341          2,670                              5,011
Property and equipment, net....................    3,160         15,480          2,120   (6)        20,760
Excess of cost over net assets acquired........    3,309            --          (3,309)  (8)        23,655
                                                                                23,655   (2)
Other, net.....................................    1,190          3,741           (417)  (8)         4,514
                                                                                   140   (3)
                                                                                  (140)  (3)
                                                  ------         ------         ------              ------

Total assets...................................  $10,000        $21,891        $22,049             $53,940
                                                  ======         ======         ======              ======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities............................     $943         $7,902           $100  (10)        $9,225
                                                                                   280   (3)
Long-term debt and capital lease obligations...    2,336          8,458            (68)  (9)        10,726
Other long-term liabilities....................      257          4,465            848   (6)         5,570
                                                  ------         ------         ------              ------
      Total liabilities........................    3,536         20,825          1,160              25,521
                                                  ------         ------         ------              ------
Stockholders' equity
    Common stock and additional paid in capital    7,195            589         20,438  (10)        28,222
    Retained earnings (accumulated deficit)....     (853)           394            853  (10)           114
                                                                                  (280)  (3)
    Accumulated other comprehensive income.....      122             83           (122) (10)            83
                                                  ------         ------         ------              ------
    Total stockholders' equity.................    6,464          1,066         20,889              28,419
                                                  ------         ------         ------              ------

Total liabilities and stockholders' equity.....  $10,000        $21,891        $22,049             $53,940
                                                  ======         ======         ======              ======



                  See accompanying notes to unaudited pro forma
                   condensed combined financial information.

                                             Chapter Two - Financial Information


      Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. These columns reflect the historical results of operations and financial position of the respective companies.

2. This adjustment reflects the merger of Qwest with U S WEST. U S WEST will be deemed the acquiror for accounting purposes and its assets and liabilities will be brought forward at their net book values. A new basis will be established for Qwest's assets and liabilities by relating the total merger consideration to the fair values thereof.

     All outstanding options to purchase shares of U S WEST will vest upon completion of the merger. These options will be exchanged for options to purchase shares of Qwest common stock. Qwest options granted prior to June 1, 1998, will vest and remain outstanding upon the merger. Qwest options granted on or after June 1, 1998 will remain outstanding and vest in accordance with their original terms. All vested and unvested options of Qwest will be recorded at their fair value by using the Black-Scholes option pricing model.


This adjustment reflects the step-up of Qwest's assets and liabilities to fair value (in millions, except per share amounts):

   Equivalent per share merger consideration....................... $      35
   Shares of Qwest common stock outstanding........................       745
                                                                     --------
                                                                       26,075
   Historical net book value of Qwest..............................    (6,464)
   Fair value of Qwest options.....................................     1,558
   Merger costs incurred by U S WEST (estimate)....................       100
                                                                     --------
        Step-up of Qwest assets and liabilities to fair value......    21,269
   Pro forma adjustments relating to:
        Existing Qwest intangible assets...........................     3,726
        Debt ......................................................       (68)
        Existing fiber optic network...............................    (2,120)
        Deferred tax impacts ......................................       848
                                                                     --------
   Preliminary goodwill............................................ $  23,655
                                                                     ========
     Upon the closing of the merger, the step-up in the fair value of Qwest's assets and liabilities will be allocated to its specific identifiable tangible and intangible assets and liabilities. A preliminary allocation of the purchase price has been made to certain identifiable tangible and intangible assets and liabilities of Qwest, including deferred income tax impacts, based upon information available to management at the date of the preparation of the accompanying pro forma condensed combined financial information. The final allocation of fair value may also include certain in-process research and development projects and other intangible assets such as customer relationships.

     Consideration allocated to in-process research and development projects would be recorded as a charge against net income in the period the merger occurs. Each $1 billion of consideration allocated to in-process research and development would have the effect of increasing net income by $25 million annually by reducing goodwill amortization expense. A preliminary estimate of in-process research and development will not be available until the completion of an independent evaluation of each project, if any, in process as of the merger date.

Chapter Two - Financial Information


     Assuming an estimated useful life of 10 years, each $1 billion of consideration allocated to intangible assets other than goodwill would have the effect of decreasing net income by $45 million annually. Upon the closing of the merger, the combined company may incur certain integration related expenses not reflected in the pro forma financial information as a result of the elimination of duplicate facilities, operational realignment and related workforce reductions. Such costs would generally be recognized as a liability assumed as of the merger date resulting in additional goodwill if these costs relate to facilities or workforce previously aligned with Qwest, and would be expensed if these costs relate to facilities or workforce previously aligned with U S WEST.

     The per share merger consideration has been fixed at $69 for each U S WEST common share outstanding provided Qwest's common stock remains between $28.26 and $39.90 per share. The number of Qwest shares to be issued to U S WEST will vary in relation to the market price of Qwest's common stock (the denominator) and $69 per share (the numerator) in order to maintain the value at $69 per share. The equivalent fixed price per share for Qwest shares, after adjustment for the exchange of U S WEST shares for Qwest shares upon consummation of the merger, is $35.00 per share. If the Average Price falls below $38.70 per share, Qwest and U S WEST can elect to pay a portion of the consideration in cash. Using Qwest's incremental borrowing rate at June 30, 1999, each $1 billion of merger consideration paid in cash would reduce net income by approximately $40 million annually due to increased interest expense. If the Average Price falls below $22 per share or if the closing price of Qwest's common stock is less than $22 for any 20 consecutive trading days between the signing of the merger agreement and the completion of the merger, U S WEST may terminate the merger. If the Average Price exceeds $39.90 or falls below $28.26, the value of Qwest will be re-established for accounting purposes since the price established for the U S WEST common shares will no longer be fixed at $69 per share. For every $1 per share change in stock price outside of this range, goodwill amortization would change by approximately $19 million annually, based upon a 40-year life.

3. As a result of the termination of the merger agreement between U S WEST and Global, U S WEST paid Global a termination fee of $280 million. $140 million of the termination fee was funded by Qwest and will be recorded on U S WEST's balance sheet as a note payable to Qwest. $140 million of the termination fee will be satisfied by conveying approximately 2.3 million shares of Global stock acquired by U S WEST in June 1999 to Global. Further, Qwest has agreed to acquire $140 million in services from Global over a four year period at the most favorable commercially available prices offered by Global. The $280 million will result in a charge against U S WEST's earnings. The charge has not been reflected in the pro forma condensed combined statement of operations because it is a non-recurring item resulting directly from the merger of U S WEST and Qwest. The pro forma condensed combined balance sheet includes the charge of $280 million against retained earnings and the $140 million prepayment for capacity. For the purpose of the pro forma condensed combined balance sheet, the note payable from U S WEST to Qwest has not been reflected as it would be eliminated in consolidation upon the closing of the merger.

4. Represents the reversal of Qwest amortization as originally recorded. The adjustment discussed in note (5) records amortization expense based on the intangible assets created by the merger.

5. This entry represents the amortization of goodwill resulting from the preliminary allocation of the merger consideration over the fair value of Qwest's identifiable net assets. Qwest expects the amount of excess consideration allocated to goodwill to be amortized over 40 years. The factors considered in determining the appropriate amortization period included the expected life of the associated technology, legal and regulatory issues, future changes in technology, anticipated market demand and competition. An allocation to workforce and other intangible assets with shorter amortization periods will be made, although the amounts allocated are not expected to be material. Qwest will evaluate the periods of amortization continually to determine whether events and circumstances warrant revised estimates of useful lives. Annual amortization would increase and net income would decrease by $85 million for a five year reduction in the goodwill amortization period. As

                                             Chapter Two - Financial Information


     discussed in Note 2, amounts allocated to other assets such as intangible assets may be amortized over shorter periods resulting in a lower net income. Amounts allocated to goodwill will also be impacted by any in-process research and development charge recorded.

6. These entries represent the adjustment to fixed assets and the associated additional depreciation resulting from the restatement of Qwest's fiber optic network to estimated fair value. The preliminary fair value of Qwest's fiber optic network has been estimated based upon recent sales of dark fiber by Qwest to other telecommunication providers. The average remaining life of the network is estimated to be approximately 25 years. The fair value of the network and its useful life are preliminary estimates and will be refined subsequent to the closing of the merger. The increase in the fair value of the network without a corresponding increase in the tax basis of the network because of the tax-free nature of the merger has resulted in deferred income taxes and additional goodwill of $848 million, using an estimated effective tax rate of 40%. The deferred taxes will reverse and a benefit will be recognized as the step-up in the value of the network is depreciated.

7. The pro forma earnings per share assumes the exchange of U S WEST shares for Qwest shares at an exchange ratio of 1.9714 Qwest shares for each U S WEST share. U S WEST's historical earnings per share have been restated to reflect the number of equivalent shares to be received in the merger.

8. Represents the reversal of Qwest's intangible assets recorded in connection with previous Qwest mergers. As discussed in Note 2, a new basis will be established for Qwest's assets and liabilities based upon fair values.

9. Represents a fair market value adjustment on Qwest's fixed rate debt based on current interest rates offered for debt of similar terms and maturity.

10. Represents the elimination of Qwest's accumulated deficit and accumulated other comprehensive income and the increase in common stock and additional paid-in capital for the step-up of Qwest to fair value as follows (in millions):


   Increase in additional paid-in capital.......................... $  20,438
   Elimination of Qwest's accumulated deficit......................       853
   Elimination of accumulated other comprehensive income...........      (122)
                                                                          100
                                                                     --------
             Step-up to fair value................................. $  21,269
                                                                     ========


11. Represents the incremental weighted average common share equivalents attributable to Qwest securities that were anti-dilutive as a result of Qwest's net loss for the year ended December 31, 1998.

12. Qwest pays a fee to U S WEST for access to its network. The access cost is included in Qwest's operating expenses and U S WEST's revenues. The amounts included in the pro forma income statement information have not been eliminated. The elimination would not have an effect on the pro forma net earnings. There are no other significant transactions between U S WEST and Qwest.

Chapter Two - Financial Information


                           PROJECTIONS AND SYNERGIES

     Financial Projections and Synergies. We believe that together we will be the benchmark large capitalization growth company with increasing revenue and profits. We expect that the combined company will have pro forma revenues of approximately $18.5 billion and pro forma EBITDA of approximately $7.4 billion in 2000, and by 2005 have revenues of approximately $38 billion to $40 billion and EBITDA of approximately $18 billion to $19 billion. During the period 2000 through 2005, we expect the combined company to have a compounded average annual revenue growth rate of approximately 15% to 17%, and a targeted compounded annual EBITDA growth rate of approximately 20%.

     We expect that during the period 2000 through 2005 we will realize gross revenue synergies of more than $12 billion and net synergies of approximately $10.5 billion to $11.0 billion as a result of the combination of our two companies. These synergies, we believe, will result from the operational and structural synergies described below.

      Revenue benefits. We expect the combined company will realize revenue benefits from the following four areas: improved long distance market share gain within the 14 state U S WEST region, improved retention of customer base and increased share of Internet and hosting markets within the U S WEST region, aggressive build out and operation of long distance and competitive local exchange carrier services outside the U S WEST region by leveraging U S WEST's systems and Qwest's broadband network, and aggressive build out of high speed Internet access (DSL) and data local exchange carrier facilities in multiple markets to enable a bundled offering of broadband access, Internet, hosting and long distance services. We believe that during the period 2000 through 2005, these revenue benefits will be approximately $4.0 billion to $4.2 billion.

      Operating expense savings. We expect to realize operating expense savings primarily in three areas: avoided network operating expenses, reduced sales, general and administrative expenses, and reduced information and operating systems expenses.

     o Avoided network operating expenses. We expect the combined company will avoid the need to duplicate many network operating functions and will enjoy reduced network costs resulting from combining the companies' network facilities.

     o Reduced sales, general and administrative expenses. We expect the increased scale of activities in the combined company's operations will result in opportunities to reduce costs by avoiding expenditures on duplicative activities, greater purchasing power and the adoption of the best practices in cost containment across the combined company.

     o Reduced information and operating systems expenses. We expect to avoid duplicate operations of billing, customer service and fulfillment platforms and functions.

     We believe that during the period 2000 through 2005, these operating expense savings will be approximately $4.3 billion to $4.5 billion.

     Capital expenditure savings. Capital expenditure savings are expected to be realized primarily in three areas: the combined company's network activities within the 14 state U S WEST region, the combined company's product development initiatives, and the avoided capital associated with the elimination of duplicative administrative functions. We believe that during the period 2000 through 2005, these capital expenditure savings will be approximately $2.2 billion to $2.3 billion.

                                             Chapter Two - Financial Information


     The projection and synergy estimates are based on certain assumptions including, among others, that the merger will be completed by June 30, 2000, and that we would receive approval under Section 271 of the Telecommunications Act to provide interLATA services by December 31, 2001.

     The projections and synergy estimates are based on internal projections prepared by Qwest and U S WEST, were not prepared with a view to compliance with the published guidelines of the Commission or the American Institute of Certified Public Accountants, or in accordance with generally accepted accounting principles, and were not prepared with the assistance of, or reviewed by, independent accountants.

     The projections and synergy estimates are based on numerous assumptions relating to the businesses of Qwest and U S WEST, industry performance, general business and economic conditions, development of new technologies, regulatory requirements, and other matters that are inherently subject to significant uncertainties and contingencies beyond the control of Qwest and U S WEST. These assumptions involve judgments with respect to, among other things, future economic and competitive conditions, developments in technology and regulatory developments. The projections and synergy estimates, while presented with numerical specificity, are inherently imprecise, and there can be no assurance that they will prove to be reliable. In fact, actual results may vary materially from those shown in the projections or synergy estimates. We undertake no obligation to update the projections or synergy estimates at any time. See "Information Regarding Forward-Looking Statements" and "Risk Factors--Potential Difficulties in Combining Operations and Realizing Synergies."

                                  CHAPTER THREE
                    INFORMATION ABOUT THE MEETINGS AND VOTING

     The Qwest Board is using this joint proxy statement/prospectus to solicit proxies from the holders of Qwest common stock for use at the Qwest meeting. The U S WEST Board is also using this document to solicit proxies from the holders of U S WEST common stock for use at the U S WEST meeting. We are first mailing this joint proxy statement/prospectus and accompanying form of proxy to Qwest and U S WEST shareholders on or about [________], 1999.

Matters Relating to the Meetings


 ..................................................................................................................................
                                            Qwest Meeting                                     U S WEST Meeting
 ..................................................................................................................................
              Time and Place:    [________], 1999                                 [________], 1999
                                 ____________________                             ____________________
                                 ____________________                             ____________________
                                 ____________________                             ____________________
                                 ____________________                             ____________________
                                 ____________________                             ____________________
 ..................................................................................................................................
     Purpose of Meeting is to    1. the proposal to approve and adopt             1. the proposal to approve and adopt
                  Vote on the       the merger agreement and the                     the merger agreement and the merger
             Following Items:       merger, including the issuance of
                                    Qwest common stock in the merger
                                    and the Qwest charter amendments
                                    contemplated by the merger
                                    agreement

                                 2. such other matters as may properly            2. such other matters as may properly
                                    come before the Qwest meeting,                   come before the U S WEST meeting,
                                    including the approval of any                    including the approval of any
                                    adjournment of the meeting                       adjournment of the meeting

                 Record Date:    The record date for shares entitled to vote      The record date for shares entitled to vote
                                 is [_______], 1999.                              is [_______], 1999.
 ..................................................................................................................................
      Outstanding Shares Held    As of ______________, there were                 As of ______________, there were
              on Record Date:    approximately ___________ outstanding            ___________ outstanding shares of
                                 shares of Qwest common stock.                    U S WEST common stock.
 ..................................................................................................................................
     Shares Entitled to Vote:    Shares entitled to vote are Qwest common         Shares entitled to vote are U S WEST
                                 stock held at the close of business on the       common stock held at the close of
                                 record date, ________, 1999.                     business on the record date, ________,
                                                                                  1999.

                                 Each share of Qwest common stock that            Each share of U S WEST common stock
                                 you own entitles you to one vote.                that you own entitles you to one vote.

                                 Shares held by Qwest in its treasury are         Shares held by U S WEST in its treasury
                                 not voted.                                       are not voted.

 ..................................................................................................................................


Chapter Three - Information about the Meetings and Voting


 ..................................................................................................................................
                                            Qwest Meeting                                     U S WEST Meeting
 ..................................................................................................................................
          Quorum Requirement:    A quorum of shareholders is necessary to         A quorum of shareholders is necessary to
                                 hold a valid meeting.                            hold a valid meeting.

                                 The presence in person or by proxy at the        The presence in person or by proxy at the
                                 meeting of holders of a majority of the          meeting of holders of a majority of the
                                 shares of Qwest common stock entitled to         shares of U S WEST common stock
                                 vote at the meeting is a quorum.                 entitled to vote at the meeting is a
                                 Abstentions and broker "non-votes" count         quorum. Abstentions and broker "non-
                                 as present for establishing a quorum.            votes" count as present for establishing a
                                 Shares held by Qwest in its treasury do          quorum.  Shares held by U S WEST in its
                                 not count toward a quorum.                       treasury do not count toward a quorum.

                                 A broker non-vote occurs on an item              A broker non-vote occurs on an item
                                 when a broker is not permitted to vote on        when a broker is not permitted to vote on
                                 that item without instruction from the           that item without instruction from the
                                 beneficial owner of the shares and no            beneficial owner of the shares and no
                                 instruction is given.                            instruction is given.
 ..................................................................................................................................
          Shares Beneficially    [__________] shares of Qwest common              [__________] shares of U S WEST
           Owned by Qwest and    stock, including exercisable options.            common stock, including exercisable
       U S WEST Directors and    These shares represent in total                  options.  These shares represent in total
    Executive Officers as of     approximately [___]% of the shares of            approximately [___]% of the shares of
               July __, 1999:    Qwest common stock outstanding as of             U S WEST common stock outstanding as
                                 July __, 1999.                                   of July __, 1999.

                                 These individuals have indicated that they       These individuals have indicated that they
                                 will vote in favor of the Qwest proposal.        will vote in favor of the U S WEST
                                                                                  proposal.
                                 In addition, Qwest's principal
                                 shareholder, Philip F. Anschutz, who as
                                 of the date of this joint proxy
                                 statement/prospectus beneficially owns
                                 39% of the outstanding Qwest common
                                 stock, has agreed to vote in favor of the
                                 Qwest proposal.
 ..................................................................................................................................


                                      III-2

                       Chapter Three - Information about the Meetings and Voting


Vote Necessary to Approve Qwest and U S WEST Proposals


        Item                                         Vote Necessary*
 ................................................................................

Merger Proposals    Qwest:      Approval of the Qwest proposal requires the
                                affirmative vote of at least a majority of the outstanding shares of Qwest common stock.
                                Abstentions have the same effect as a vote against.

                    U S WEST:   Approval of the U S WEST proposal requires the
                                affirmative vote of at least a majority of the
                                outstanding shares of U S WEST common stock.
                                Abstentions and broker non-votes have the same
                                effect as a vote against.
 ................................................................................


-------------------
* Under New York Stock Exchange or Nasdaq rules, if your broker holds your shares in its name, your broker may not vote your shares absent instructions from you. Without your voting instructions, a broker non-vote will occur and will have the effect of a vote against the U S WEST proposal.

Proxies

     Voting Your Proxy. You may vote in person at your meeting or by proxy. We recommend you vote by proxy even if you plan to attend your meeting. You can always change your vote at the meeting.

     Voting instructions are included on your proxy card. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against the proposal submitted at your meeting or abstain from voting.

     How to Vote by Proxy



 ...............................................................................................................
                                       Qwest                                          U S WEST
 ...............................................................................................................
  By Telephone*:   Call toll-free 1-___-___-____ and follow        Call toll-free 1-___-___-____ and follow
                   the instructions.  You will need to give the    the instructions.  You will need to give the
                   personal identification number contained on     personal identification number contained on
                   your proxy card.                                your proxy card.
 ...............................................................................................................
   By Internet*:   Go to www.__________.com and follow             Go to www.__________.com and follow
                   the instructions.  You will need to give the    the instructions.  You will need to give the
                   personal identification number contained on     personal identification number contained on
                   your proxy card.                                your proxy card.
 ...............................................................................................................
     In Writing:   Complete, sign, date and return your proxy      Complete, sign, date and return your proxy
                   card in the enclosed envelope.                  card in the enclosed envelope.
 ...............................................................................................................

-------------------

* If you hold shares through a broker or other custodian, please check the voting form used by that firm to see if it offers telephone or internet voting.


     Voting by Qwest 401k Plan Participants. If you are a participant in the Qwest Communications International Inc. 401k Plan, your proxy card will also serve as a voting instruction card for the plan's Investment Committee with respect to the shares held in your account. Plan provisions provide that the Investment Committee will vote the shares held in the plan for which proxies are not received in the same proportion as the shares for which proxies are received. However, the Investment Committee will always exercise voting obligations consistent with its fiduciary duties under the Employee Retirement Income Security Act of 1974 or other legal requirements.

     Voting by Qwest Employee Stock Purchase Plan Participants. If you are a participant in the Qwest Communications International Inc. Employee Stock Purchase Plan, your proxy card will also serve as a voting instruction card for the custodian of the plan with respect to the shares held in your accounts. The custodian will

                                      III-3

Chapter Three - Information about the Meetings and Voting


vote the shares held in the plan for which proxies are not received in the same proportion as the shares for which proxies are received.

     Voting by U S WEST Shareowner Investment Plan Participants. If you are a participant in the U S WEST Shareowner Investment Plan, your proxy card will cover both the number of full shares in your plan account and shares registered in your name.

     If you are a participant in the U S WEST Savings Plan/ESOP, your proxy card will also serve as a voting instruction card for the trustees of the plans with respect to the shares held in your accounts. The trustees will vote the shares held in the plans for which proxies are not received (as well as shares held in the suspense account of the plans) in the same proportion as the shares for which proxies are received. However, the trustees will always exercise voting obligations consistent with their fiduciary duties under the Employee Retirement Income Security Act of 1974 or other legal requirements.

     If you submit your proxy but do not make specific choices, your proxy will follow the Board's recommendations and vote your shares:


              Qwest                                       U S WEST
 ................................................................................

o  "FOR" the Qwest proposal                  o  "FOR" the U S WEST proposal
o  "FOR" any proposal by the Qwest           o  "FOR" any proposal by the U S
   Board to adjourn the Qwest                   WEST Board to adjourn the U S
   meeting                                      WEST meeting
o  In its discretion as to any               o  In its discretion as to any
   other business as may properly               other business as may properly
   come before the QWEST meeting                come before the U S WEST meeting

     Revoking Your Proxy.  You may revoke your proxy before it is voted by:

        o submitting a new proxy with a later date, including a proxy given by telephone or internet,

        o notifying your company's Secretary in writing before the meeting that you have revoked your proxy, or

        o voting in person at the meeting.

     Voting In Person. If you plan to attend a meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on _________, ____, the record date for voting.

     People With Disabilities. We can provide reasonable assistance to help you participate in the meeting if you tell us about your disability and your plan to attend. Please call or write the Secretary of your company at least two weeks before your meeting at the number or address under "Summary - The Companies" on page I-2.

     Confidential Voting. Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card.

     Proxy Solicitation.  We will pay our own costs of soliciting proxies.

     In addition to this mailing, Qwest and U S WEST employees may solicit proxies personally, electronically or by telephone. Qwest is paying [_________________] a fee of $[_______] plus expenses to help with the solicitation. U S WEST is paying [_______________] a fee of $[_______] plus expenses to help with the solicitation.

                                      III-4

                       Chapter Three - Information about the Meetings and Voting


     The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should send in your proxy by mail, telephone or internet without delay. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

     Do not send in any stock certificates with your proxy cards. The exchange agent will mail transmittal forms with instructions for the surrender of stock certificates for U S WEST common stock to former U S WEST shareholders as soon as practicable after the completion of the merger.

Other Business; Adjournments

     We are not currently aware of any other business to be acted upon at either meeting. If, however, other matters are properly brought before either meeting, or any adjourned meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, including to adjourn the meeting.

     Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting. None of us currently intends to seek an adjournment of our meeting.

                                      III-5

                                  CHAPTER FOUR
                            CERTAIN LEGAL INFORMATION

                 COMPARISON OF U S WEST-QWEST SHAREHOLDER RIGHTS

     Qwest and U S WEST have agreed in the merger agreement that the Qwest charter and the Qwest bylaws will be amended at the effective time of the merger to reflect the substantive provisions of the U S WEST charter and U S WEST bylaws as in effect immediately prior to the effective time of the merger and the governance arrangements agreed to by Qwest and U S WEST for the three-year period following completion of the merger. See "The Merger--The Merger Agreement" on I-30. Accordingly, the rights of U S WEST shareholders under Delaware law, the U S WEST charter and the U S WEST bylaws prior to the merger are substantially the same as the rights Qwest and U S WEST shareholders will have following the merger under Delaware law and the Qwest amended and restated charter and bylaws. Copies of the U S WEST charter, the U S WEST bylaws, the Qwest charter and the Qwest bylaws, in each case as in effect on the date of this joint proxy statement/prospectus, are incorporated by reference and will be sent to holders of shares of Qwest and U S WEST common stock upon request. See "Where You Can Find More Information." The summary contained in the following chart is not intended to be complete and is qualified by reference to Delaware law, the U S WEST charter, the U S WEST bylaws, the Qwest charter and the Qwest bylaws, in each case as in effect on the date of this joint proxy statement/prospectus.


Summary of Material Differences Between Current Rights of U S WEST and Qwest Shareholders and Rights

     Those Shareholders Will Have as Qwest Shareholders Following the Merger


 ...............................................................................................................................
                                 U S WEST Shareholder Rights                        Qwest Shareholder Rights
 ...............................................................................................................................
            Authorized    The authorized capital stock of U S WEST           The authorized capital stock of Qwest is as
        Capital Stock:    consists of 2 billion shares of common stock       set forth under "Description of Qwest
                          and 200 million shares of preferred stock.         Capital Stock--Authorized Capital Stock"
                                                                             below.
 ...............................................................................................................................
             Number of    The U S WEST Board currently consists of           The Qwest Board currently consists of 12
            Directors:    11 directors.                                      directors.

                                                                             If the merger is completed, the size of the
                                                                             Qwest Board will be increased from 12 to
                                                                             14.  The Qwest Board will consist of 7
                                                                             directors designated by Qwest and 7
                                                                             directors designated by U S WEST.
 ...............................................................................................................................
     Classification of    The U S WEST Board is divided into three           Qwest does not currently have a classified
              Board of    classes as nearly equal in number of               board.  The Qwest bylaws currently require
            Directors:    directors as possible, with each class serving     that all directors be elected at each annual
                          a staggered three-year term.                       meeting of shareholders for a term of one
                                                                             year.

                                                                             If the merger is completed, the Qwest Board
                                                                             will be divided into three classes as nearly
                                                                             equal in number of directors as possible,
                                                                             with each class serving a staggered three-
                                                                             year term and consisting of as nearly equal a
                                                                             number of Qwest and U S WEST Board
                                                                             designees as possible.
 ...............................................................................................................................


                                      IV-1


Chapter Four - Certain Legal Information

 ...............................................................................................................................
                                 U S WEST Shareholder Rights                        Qwest Shareholder Rights
 ...............................................................................................................................
            Removal of    U S WEST directors may be removed from             Qwest directors may be removed from
            Directors:    office only with cause (as defined below)          office with or without cause by the
                          and only then by the affirmative vote of the       affirmative vote of holders of at least a
                          holders of at least 80% of the shares of           majority of the shares of Qwest common
                          U S WEST common stock.  "Cause" means              stock.
                          the willful and continuous failure of a
                          director to substantially perform duties to        If the merger is completed, Qwest directors
                          U S WEST or the willful engaging in gross          will be able to be removed only with cause
                          misconduct materially and demonstrably             and then only by the affirmative vote of the
                          injurious to U S WEST.                             holders of at least 80% of the shares of
                                                                             Qwest common stock.
 ...............................................................................................................................
           Shareholder    U S WEST shareholders may not act by               Qwest shareholders currently may act by
     Action by Written    written consent in lieu of a meeting of            written consent in lieu of a meeting of
              Consent:    shareholders.                                      shareholders.

                                                                             If the merger is completed, Qwest
                                                                             shareholders will no longer be able to act by
                                                                             written consent in lieu of a meeting of
                                                                             shareholders.
 ...............................................................................................................................
    Calling of Special    The U S WEST charter provides that only            The Qwest bylaws currently provide that the
           Meetings of    the U S WEST Board and the Chairman of             Qwest Board, the Chairman of the Qwest
         Shareholders:    the U S WEST Board may each call a                 Board and holders of at least 25% of the
                          special meeting of U S WEST shareholders.          shares of Qwest common stock may each
                                                                             call a special meeting of Qwest
                                                                             shareholders.

                                                                             If the merger is completed, the Qwest
                                                                             restated charter will provide that only the
                                                                             Qwest Board and the Office of the
                                                                             Chairman may call a special meeting of
                                                                             Qwest shareholders.
 ...............................................................................................................................
          Amendment of    The U S WEST bylaws may be amended by              The Qwest bylaws currently may be
          Charter and     the affirmative vote of at least two-thirds of     amended by the affirmative vote of at least a
               Bylaws:    the U S WEST directors then in office.  The        majority of the Qwest directors then in
                          U S WEST bylaws may also be amended by             office.  The Qwest bylaws may also be
                          the affirmative vote of the holders of at least    amended by the affirmative vote of a
                          80% of the shares of U S WEST common               majority of the votes cast by the holders of
                          stock.                                             Qwest common stock.

                          The U S WEST charter generally may be              The Qwest charter currently may be
                          amended by the affirmative vote of the             amended by the affirmative vote of the
                          holders of at least a majority of the shares of    majority of the votes cast by the holders of
                          U S WEST common stock.                             Qwest common stock.

                          However, amendments of the U S WEST                If the merger is completed, the Qwest
                          charter relating to (i) classification of the      restated charter and amended and restated
                          U S WEST Board, (ii) removal of                    bylaws will only be able to be amended by
                          U S WEST directors, (iii) shareholder              the Qwest directors and shareholders to the
                          actions and meetings and (iv) requirements         same extent as the U S WEST charter and
                          for amendments of the U S WEST charter             bylaws currently may be amended.
                          and bylaws require the affirmative vote of
                          the holders of at least 80% of the shares of
                          U S WEST common stock.
 ...............................................................................................................................

                                      IV-2


                                        Chapter Four - Certain Legal Information

 ...............................................................................................................................
                                 U S WEST Shareholder Rights                        Qwest Shareholder Rights
 ...............................................................................................................................
           Shareholder    U S WEST has entered into a Rights                 Qwest does not have a shareholder rights
          Rights Plan:    Agreement, dated as of June 1, 1998,               plan.  While Qwest has no present intention
                          between U S WEST and State Street Bank             to adopt a shareholder rights plan either
                          and Trust Company, as Rights Agent, as             before or after the merger, the Qwest Board,
                          amended, pursuant to which U S WEST has            pursuant to its authority to issue preferred
                          issued rights, exercisable only upon the           stock, could do so without shareholder
                          occurrence of certain events, to purchase its      approval at any future time.  See
                          Series A Junior Participating Preferred            "Description of Qwest Capital
                          Stock.                                             Stock--Qwest Preferred Stock--Blank
                                                                             Check Preferred Stock."
                          U S WEST has taken all action necessary to
                          render the rights issued pursuant to the terms
                          of the Rights Agreement inapplicable to the
                          merger and the related agreements and
                          transactions.
 ...............................................................................................................................

Chapter Four - Certain Legal Information


                       DESCRIPTION OF QWEST CAPITAL STOCK

     The following summary of the terms of the capital stock of Qwest prior to, and after completion of, the merger is not meant to be complete and is qualified by reference to the Qwest charter and Qwest bylaws. Copies of the Qwest charter and Qwest bylaws are incorporated by reference and will be sent to holders of shares of Qwest common stock and U S WEST common stock upon request. See "Where You Can Find More Information."

Authorized Capital Stock

     Under the Qwest charter, Qwest's authorized capital stock consists of 2 billion shares of Qwest common stock, $.01 par value, and 25 million shares of preferred stock, $.01 par value.

Qwest Common Stock

     Qwest Common Stock Outstanding. The outstanding shares of Qwest common stock are, and the shares of Qwest common stock issued pursuant to the mergers will be, duly authorized, validly issued, fully paid and nonassessable.

     Voting Rights. Each holder of Qwest common stock is entitled to one vote for each share of Qwest common stock held of record on the applicable record date on all matters submitted to a vote of shareholders.

     Dividend Rights; Rights upon Liquidation. The holders of Qwest common stock are entitled to receive, from funds legally available for the payment thereof, dividends when and as declared by resolution of the Qwest Board, subject to any preferential dividend rights granted to the holders of any outstanding Qwest preferred stock. In the event of liquidation, each share of Qwest common stock is entitled to share pro rata in any distribution of Qwest's assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding Qwest preferred stock.

     Preemptive Rights. Holders of Qwest common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Qwest Preferred Stock

     Qwest Preferred Stock Outstanding. As of June 30, 1999, no shares of Qwest preferred stock were issued and outstanding.

     Blank Check Preferred Stock. Under the Qwest charter, the Qwest Board has the authority, without shareholder approval, to create one or more classes or series within a class of preferred stock, to issue shares of preferred stock in such class or series up to the maximum number of shares of the relevant class or series of preferred stock authorized, and to determine the preferences, rights, privileges and restrictions of any such class or series, including the dividend rights, voting rights, the rights and terms of redemption, the rights and terms of conversion, liquidation preferences, the number of shares constituting any such class or series and the designation of such class or series. Acting under this authority, the Qwest Board could create and issue a class or series of preferred stock with rights, privileges or restrictions, and adopt a shareholder rights plan, having the effect of discriminating against an existing or prospective holder of securities as a result of such shareholder beneficially owning or commencing a tender offer for a substantial amount of Qwest common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to render more difficult or discourage an attempt by a potential acquiror to obtain control of Qwest by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Qwest's management. The issuance of such shares of capital stock may have the effect of delaying, deferring or preventing a change in control of Qwest without any further action by

                                        Chapter Four - Certain Legal Information


the shareholders of Qwest. Qwest has no present intention to adopt a shareholder rights plan, but could do so without shareholder approval at any future time.

Transfer Agent and Registrar

     [_________________] is the transfer agent and registrar for the Qwest common stock.

Stock Exchange Listing; Delisting and Deregistration of U S WEST Common Stock

     It is a condition to the merger that the shares of Qwest common stock issuable in the merger be approved for quotation on the Nasdaq National Market, subject to official notice of issuance. If the merger is completed, U S WEST common stock will cease to be listed on the New York Stock Exchange.


                INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Qwest

     This joint proxy statement/prospectus contains or incorporates by reference financial projections, synergy estimates and other "forward-looking statements" as that term is used in federal securities laws about Qwest's financial condition, results of operations and business. These statements include, among others:

     o statements concerning the benefits that Qwest expects will result from its business activities and certain transactions Qwest has completed, such as increased revenues, decreased expenses and avoided expenses and expenditures,

     o  Qwest's plans to complete its communications network, and

     o other statements of Qwest's expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

     These statements may be made expressly in this document, or may be incorporated by reference to other documents Qwest has filed with the SEC. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," or similar expressions used in this report or incorporated by reference in this report.

     These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause Qwest's actual results to be materially different from any future results expressed or implied by Qwest in those statements. The risks and uncertainties include those risks, uncertainties and risk factors identified, among other places, under "Risk Factors" in this document, and under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report on Form 10-K for the year ended December 31, 1998.

     The most important facts that could prevent Qwest from achieving its stated goals include, but are not limited to, the following:

     o Qwest's failure to construct its communications network on schedule and on budget;

     o operating and financial risks related to managing rapid growth, integrating acquired businesses and sustaining operating cash flow to meet Qwest's debt service requirements, make capital expenditures and fund operations;

Chapter Four - Certain Legal Information


     o  potential fluctuation in quarterly results;

     o  volatility of stock price;

     o  intense competition in the communications services market;

     o  dependence on new product development;

     o  Qwest's ability to achieve year 2000 compliance;

     o  rapid and significant changes in technology and markets;

     o adverse changes in the regulatory or legislative environment affecting Qwest's business;

     o  failure to maintain necessary rights of way; and

     o failure to complete the merger with U S WEST timely or at all, and difficulties in combining operations of Qwest and U S WEST and in realizing synergies expected from the merger.

     Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. Qwest cautions you not to place undue reliance on the statements, which speak only as of the date of this report or, in the case of documents incorporated by reference, the date of the document.

     The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. Qwest does not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

U S WEST

     Some of the information presented in this joint proxy statement/prospectus or incorporated by reference constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although U S WEST believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its businesses and operations, there can be no assurance that actual results will not differ materially from U S WEST's expectations. Factors that could cause actual results to differ from expectations include:

     o greater than anticipated competition from new entrants into the local exchange, intraLATA toll, wireless, data and directories markets, causing loss of customers and increased price competition;

     o changes in demand for U S WEST's products and services, including optional custom calling features;

     o higher than anticipated employee levels, capital expenditures and operating expenses (such as costs associated with interconnection and Year 2000 remediation);

     o  the loss of significant customers;

                                        Chapter Four - Certain Legal Information


     o pending and future state and federal regulatory changes affecting the telecommunications industry, including changes that could have an impact on the competitive environment in the local exchange market;

     o a change in economic conditions in the various markets served by U S WEST's operations;

     o higher than anticipated start-up costs associated with new business opportunities;

     o delays in U S WEST's ability to begin offering interLATA long-distance services;

     o consumer acceptance of broadband services, including telephony, data, video and wireless services;

     o delays in the development of anticipated technologies, or the failure of such technologies to perform according to expectations; and

     o  timing and completion of the recently announced merger with Qwest.

     These cautionary statements should not be construed by you as an exhaustive list or as any admission by U S WEST regarding the adequacy of disclosures made by U S WEST. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by U S WEST's forward-looking statements or other statements. In addition, you are urged to consider statements that include the terms "believes," "belief," "expects," "plans," "objectives," "anticipates," "intends," or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear.

     U S WEST does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.


                                  LEGAL MATTERS

     The validity of the Qwest common stock to be issued to U S WEST shareholders in the merger will be passed upon by counsel to Qwest. It is a condition to the completion of the merger that Qwest and U S WEST receive opinions from their respective counsel that the merger will qualify as a tax-free reorganization. It is also a condition to the completion of the merger that U S WEST receive an opinion of its counsel that the merger will not affect the tax-free qualification of the prior spin-off of U S WEST, and that a copy of that opinion be delivered to Qwest.


                                     EXPERTS

     The consolidated financial statements and schedule of Qwest and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 have been incorporated in this registration statement by reference in reliance on the report pertaining to the consolidated financial statements, dated February 2, 1999, and the report dated February 2, 1999 pertaining to the related financial statement schedule, of KPMG LLP, independent certified public accountants, incorporated in this registration statement by reference, and on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements and schedules of LCI International, Inc. and subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 incorporated by

Chapter Four - Certain Legal Information


reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports dated February 16, 1998 (except with respect to the matter discussed in Note 15, as to which the date is March 16, 1998) with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The consolidated financial statements of Icon CMT Corp. as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, have been incorporated in this joint proxy statement/prospectus by reference to the Registration Statement (No. 333-65095) on Form S-4 of Qwest, dated September 30, 1998, as amended by Amendment No. 1 to the S-4, dated December 10, 1998. Such financial statements, except as they relate to Frontier Media Group, Inc. as of December 31, 1996 and 1997 and for each of the two years in the period ended December 31, 1997, have been audited by PricewaterhouseCoopers LLP, independent accountants, and insofar as they relate to Frontier Media Group, Inc. as of December 31, 1996 and 1997 and for each of the two years in the period ended December 31, 1997, by Ernst & Young LLP, independent accountants.

     The consolidated financial statements and schedules of U S WEST and subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in U S WEST's Annual Report on Form 10-K, as amended by Form 10-K/A filed March 21, 1999, and Proxy Statement on Schedule 14A dated March 24, 1997 and the selected condensed consolidated financial statements in U S WEST's Current Report on Form 8-K dated February 25, 1999 have been incorporated by reference in this registration statement and have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports dated January 22, 1999 (except with respect to Note 12 and Note 14, as to which the date is March 22, 1999) with respect thereto, and are included herein in reliance upon the authority of said firm in giving said reports.

                                  CHAPTER FIVE
                     ADDITIONAL INFORMATION FOR SHAREHOLDERS

                          FUTURE SHAREHOLDER PROPOSALS

Qwest

     The deadline for receipt of a proposal to be considered for inclusion in Qwest's proxy statement for the 2000 annual meeting is December 31, 1999. The deadline for notice of a proposal for which a shareholder will conduct his or her own solicitation is January 6, 2000 (however, if the date of the annual meeting is not within 30 days of May 5, 2000, then the deadline for such notice becomes not less than 150 days prior to the date of the annual meeting). Any such notice of a proposal should be directed to the attention of the Secretary, Qwest Communications International Inc., 700 Qwest Tower, 555 Seventeenth Street, Denver, Colorado 80202.

U S WEST

     U S WEST will hold an annual meeting in the year 2000 only if the merger has not already been completed. If such meeting is held, the deadline for receipt of a proposal to be considered for inclusion in U S WEST's proxy statement for the 2000 annual meeting is November 25, 1999. The deadline for notice of a proposal for which a shareholder will conduct his or her own solicitation is January 21, 2000. Any such notice of a proposal should be directed to the attention of the Secretary, U S WEST, Inc., 1801 California Street, Denver, Colorado 80202.


                       WHERE YOU CAN FIND MORE INFORMATION

     Qwest and U S WEST file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov."

     Qwest filed a registration statement on Form S-4 to register with the SEC the Qwest common stock to be issued to U S WEST shareholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Qwest in addition to being a proxy statement of Qwest and U S WEST for their respective meetings. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows us to "incorporate by reference" information into this joint proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in, or incorporated by reference in, this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.

Chapter Five - Additional Information for Shareholders


           Qwest SEC Filings (File No. 000-22609)                               Period
 ...................................................................................................................
Annual Report on Form 10-K                                       Fiscal Year ended December 31, 1998

Quarterly Report on Form 10-Q                                    Quarters ended March 31, 1999 and June 30,
                                                                 1999

Current Reports on Form 8-K                                      Filed on January 14, 1999, April 27, 1999,
                                                                 April 28, 1999, June 14, 1999, June 18, 1999,
                                                                 June 21, 1999, June 22, 1999, June 23, 1999,
                                                                 June 29, 1999 and July 20, 1999

Amendment No. 1 to Registration Statement on Form S-4 (File      Filed on December 10, 1998
   No. 333-65095)

The description of Qwest common stock set forth in the           Filed on May 28, 1997
   Registration Statement on Form 8-A


        U S WEST SEC Filings (File No. 1-14087)                                 Period
 ...................................................................................................................
Annual Report on Form 10-K/A                                     Fiscal Year ended December 31, 1998

Quarterly Report on Form 10-Q                                    Quarters ended March 31, 1999 and June 30,
                                                                 1999

Current Reports on Form 8-K                                      Filed on January 13, 1999, January 15, 1999,
                                                                 January 22, 1999, February 23, 1999, February
                                                                 25, 1999, February 26, 1999, April 7, 1999,
                                                                 April 22, 1999, May 12, 1999, May 18, 1999,
                                                                 May 21, 1999, May 26, 1999, June 18, 1999,
                                                                 June 22, 1999, July 7, 1999, July 21, 1999,
                                                                 July 26, 1999 and July 27, 1999

Proxy Statement on Schedule 14A                                  Filed on March 24, 1999

Tender Offer Statement on Schedule 14D-1 and Schedule 13D        Filed on May 21, 1999, as amended May 24,
                                                                 1999, June 7, 1999, June 11, 1999, June 18,
                                                                 1999, June 18, 1999, June 21, 1999, June 24,
                                                                 1999, and June 29, 1999

The description of U S WEST common stock set forth in the        Filed on May 1, 1998 (as amended on May 12,
  Registration Statement on Form 8-A                             1998) and May 12, 1998


     We are also incorporating by reference additional documents that we file with the SEC between the date of this joint proxy statement/prospectus and the date of the meetings.

     Qwest has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Qwest and U S WEST has supplied all such information relating to U S WEST.

     If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. Shareholders may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the Secretary of the appropriate company at the following address:

                          Chapter Five - Additional Information for Shareholders



         Qwest Communications                        U S WEST, Inc.
            International Inc.                   1801 California Street
         700 Qwest Tower                         Denver, Colorado 80202
         555 Seventeenth Street                    Tel: (303) 672-2700
         Denver, Colorado 80202
         Tel: (303) 992-1400

     If you would like to request documents from us, please do so by __________, 1999 to receive them before the meetings.

     You can also get more information by visiting Qwest's web site at www.qwest.com and U S WEST's web site at www.uswest.com. Web site materials are not part of this joint proxy statement/prospectus.

You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus to vote on the Qwest proposal and the U S WEST proposal, as the case may be. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated ________, 1999. You should not assume that the information contained in the joint proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this joint proxy statement/prospectus to shareholders nor the issuance of Qwest common stock in the merger shall create any implication to the contrary.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                           Dated as of July 18, 1999

                                    between

                                 U S WEST, INC.

                                      and

                    QWEST COMMUNICATIONS INTERNATIONAL INC.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE 1
                                   THE MERGER

Section 1.01  The Merger .....................................................1
Section 1.02  Effective Time .................................................2
Section 1.03  Effect of the Merger ...........................................2
Section 1.04  Certificate of Incorporation; Bylaws of the Surviving
              Corporation ....................................................2

                                    ARTICLE 2
                      EFFECT OF MERGER ON STOCK AND OPTIONS

Section 2.01  Conversion of Securities .......................................2
Section 2.02  Conversion .....................................................2
Section 2.03  Exchange of Shares .............................................4
Section 2.04  Transfer Books .................................................6
Section 2.05  No Fractional Share Certificates ...............................6
Section 2.06  Certain Adjustments ............................................7
Section 2.07  By-Laws of the Surviving Corporation ...........................7
Section 2.08  Articles of Incorporation of the Surviving Corporation .........9
Section 2.09  Cash Election Procedures .......................................9
Section 2.10  Alternative Structure .........................................10

                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF QWEST

Section 3.01  Organization and Qualification; Subsidiaries ..................10
Section 3.02  Certificate of Incorporation and Bylaws .......................10
Section 3.03  Capitalization ................................................11
Section 3.04  Authority Relative to this Agreement ..........................12
Section 3.05  No Conflict; Required Filings and Consents ....................12
Section 3.06  SEC Filings; Financial Statements .............................13
Section 3.07  Absence of Certain Changes or Events ..........................13
Section 3.08  Litigation ....................................................14
Section 3.09  No Violation of Law; Permits ..................................14
Section 3.10  Joint Proxy Statement .........................................14
Section 3.11  Employee Matters; ERISA .......................................15
Section 3.12  Labor Matters .................................................17
Section 3.13  Environmental Matters .........................................17
Section 3.14  Board Action; Vote Required; Applicability of Section 203......18
Section 3.15  Opinion of Financial Advisor ..................................18
Section 3.16  Brokers .......................................................18

Section 3.17  Tax Matters ...................................................19
Section 3.18  Intellectual Property .........................................19
Section 3.19  Insurance .....................................................20
Section 3.20  Ownership of Securities .......................................20
Section 3.21  Certain Contracts .............................................20
Section 3.22  Licenses ......................................................20
Section 3.23  Year 2000 .....................................................21
Section 3.24  Foreign Corrupt Practices and International Trade Sanctions ...21
Section 3.25  Disclosure of Qwest Plans .....................................21

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF U S WEST

Section 4.01  Organization and Qualification; Subsidiaries ..................21
Section 4.02  Certificate of Incorporation and Bylaws .......................22
Section 4.03  Capitalization ................................................22
Section 4.04  Authority Relative to this Agreement ..........................23
Section 4.05  No Conflict; Required Filings and Consents ....................23
Section 4.06  SEC Filings; Financial Statements .............................24
Section 4.07  Absence of Certain Changes or Events ..........................25
Section 4.08  Litigation ....................................................25
Section 4.09  No Violation of Law; Permits ..................................25
Section 4.10  Joint Proxy Statement .........................................25
Section 4.11  Employee Matters; ERISA .......................................26
Section 4.12  Labor Matters .................................................28
Section 4.13  Environmental Matters .........................................28
Section 4.14  Board Action; Vote Required; U S WEST Rights Plan;
              Applicability of Section 203; Termination of Global
              Merger Agreement ..............................................29
Section 4.15  Opinions of Financial Advisors ................................29
Section 4.16  Brokers .......................................................29
Section 4.17  Tax Matters ...................................................30
Section 4.18  Intellectual Property .........................................30
Section 4.19  Insurance .....................................................30
Section 4.20  Ownership of Securities .......................................31
Section 4.21  Certain Contracts .............................................31
Section 4.22  Licenses ......................................................31
Section 4.23  Year 2000 .....................................................32
Section 4.24  Foreign Corrupt Practices and International Trade
              Sanctions .....................................................32

                                    ARTICLE 5
              CONDUCT OF INDEPENDENT BUSINESSES PENDING THE MERGER

Section 5.01  Transition Planning ...........................................32
Section 5.02  Conduct of Business in the Ordinary Course ....................32
Section 5.03  No Solicitation ...............................................36
Section 5.04  Subsequent Financial Statements ...............................37

Section 5.05  Control of Operations .........................................38

                                    ARTICLE 6
                              ADDITIONAL AGREEMENTS

Section 6.01  Joint Proxy Statement and the Registration Statement ..........38
Section 6.02  Qwest and U S WEST Stockholders' Meetings and
              Consummation of the Merger ....................................38
Section 6.03  Additional Agreements .........................................40
Section 6.04  Notification of Certain Matters ...............................42
Section 6.05  Access to Information .........................................42
Section 6.06  Public Announcements ..........................................43
Section 6.07  Cooperation ...................................................43
Section 6.08  Indemnification, Directors' and Officers' Insurance ...........43
Section 6.09  Employee Benefit Plans ........................................44
Section 6.10  Commercially Reasonable Efforts ...............................44
Section 6.11  NASDAQ Listing ................................................44
Section 6.12  Management ....................................................44
Section 6.13  No Shelf Registration .........................................44
Section 6.14  Affiliates ....................................................45
Section 6.15  Blue Sky ......................................................45
Section 6.16  Tax-Free Reorganization .......................................45
Section 6.17  Interim Dividend Policy .......................................45
Section 6.18  Dividend Policy ...............................................45
Section 6.19  Permitted Acquisitions ........................................45
Section 6.20  Equal Management ..............................................46

                                    ARTICLE 7
                            CONDITIONS TO THE MERGER

Section 7.01  Conditions to Obligations of Each Party to Effect the Merger ..46
Section 7.02  Additional Conditions to Obligations of Qwest .................47
Section 7.03  Additional Conditions to Obligations of U S WEST ..............48

                                    ARTICLE 8
                        TERMINATION, AMENDMENT AND WAIVER

Section 8.01  Termination ...................................................49
Section 8.02  Effect of Termination .........................................50
Section 8.03  Amendment .....................................................52
Section 8.04  Waiver ........................................................52

                                    ARTICLE 9
                                   DEFINITIONS

Section 9.01  Certain Definitions ...........................................52

                                   ARTICLE 10
                               GENERAL PROVISIONS

Section 10.01 Non-Survival of Representations, Warranties and Agreements ....55
Section 10.02 Notices .......................................................55
Section 10.03 Expenses ......................................................56
Section 10.04 Headings ......................................................56
Section 10.05 Severability ..................................................56
Section 10.06 Entire Agreement; No Third-Party Beneficiaries ................56
Section 10.07 Assignment ....................................................56
Section 10.08 Governing Law .................................................57
Section 10.09 Submission to Jurisdiction; Waivers ...........................57
Section 10.10 Counterparts ..................................................57

                                   SCHEDULES


Schedule 3.01 -- Subsidiaries of Qwest
Schedule 3.03 -- Option Plans and Equity Rights of Qwest
Schedule 3.05 -- Required Filings and Consents of Qwest
Schedule 3.07 -- Certain Changes or Events of Qwest
Schedule 3.08 -- Pending or Threatened Litigation against Qwest
Schedule 3.09 -- Violations of Laws, Permits, Regulations, etc. of Qwest
Schedule 3.11 -- Qwest Employee Benefit Plans
Schedule 3.12 -- Collective Bargaining or Labor Agreements of Qwest
Schedule 3.13 -- Environmental Claims Against Qwest
Schedule 3.17 -- Tax Liens or Liabilities of Qwest
Schedule 3.18 -- Qwest Intellectual Property Losses and Claims
Schedule 3.19 -- Termination or Cancellation of Insurance Coverage of Qwest
Schedule 3.20 -- Qwest's Ownership of U S WEST's Common Stock
Schedule 3.21 -- Qwest Contracts
Schedule 3.22 -- Qwest Licenses
Schedule 4.01 -- Subsidiaries of U S WEST
Schedule 4.03 -- Option Plans and Equity Rights of U S WEST
Schedule 4.05 -- Required Filings and Consents of U S WEST
Schedule 4.07 -- Certain Changes or Events of U S WEST
Schedule 4.08 -- Pending or Threatened Litigation against U S WEST
Schedule 4.09 -- Violations of Laws, Permits, Regulations, etc. of U S WEST
Schedule 4.11 -- U S WEST Employee Benefit Plans
Schedule 4.12 -- Collective Bargaining or Labor Agreements of U S WEST
Schedule 4.13 -- Environmental Claims Against U S WEST
Schedule 4.17 -- Tax Liens or Liabilities of U S WEST
Schedule 4.18 -- U S WEST Intellectual Property Losses and Claims
Schedule 4.19 -- Termination or Cancellation of Insurance Coverage of U S WEST
Schedule 4.20 -- U S WEST's Ownership of Qwest's Common Stock
Schedule 4.21 -- U S WEST Contracts
Schedule 5.02 -- Conduct of Business
Schedule 6.14 -- Securities Act Affiliates

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of July 18, 1999, between U S WEST, Inc., a Delaware corporation ("U S WEST") and Qwest Communications International Inc., a Delaware corporation ("Qwest").

                              W I T N E S S E T H

     WHEREAS, the respective Boards of Directors of U S WEST and Qwest have approved, and deem it advisable and in the best interest of their respective stockholders to consummate the business combination transaction provided for herein in which U S WEST will merge with and into Qwest (the "Merger").

     WHEREAS, it is intended that, for U.S. federal income tax purposes, the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement be adopted as a plan of reorganization within the meaning of such Section.

     WHEREAS, the Boards of Directors of U S WEST and Qwest have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and have each approved this Agreement and the Merger contemplated hereby.

     WHEREAS, the parties hereto intend that the transactions contemplated hereby shall be accounted for using the purchase method of accounting with U S WEST as the acquiror.

     WHEREAS, simultaneously with the execution and delivery of this Agreement, and to induce U S WEST to enter into this Agreement, certain shareholders of Qwest are entering into a Voting Agreement with U S WEST with respect to this Agreement and the Merger (the "Voting Agreement").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and subject to Section 1.05 hereof, intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                   ARTICLE 1
                                   The Merger

     SECTION 1.01 The Merger. At the Effective Time (as defined below), U S WEST shall be merged with and into Qwest in accordance with Delaware Law, whereupon the separate existence of U S WEST shall cease, and Qwest shall be the surviving corporation (the "Surviving Corporation"). U S WEST and Qwest, as well as any other Person which may become a party to this Agreement after the date of this Agreement, are herein referred to collectively as the "Parties" and each individually as a "Party."

     SECTION 1.02 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article 7 hereof and the consummation of the Closing referred to in Section 6.03 hereof, the Parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a Certificate of Merger (the "Delaware Certificate") in such form as is required by, and executed in accordance with, the relevant provisions of Delaware Law. The Merger shall become effective at such time (the "Effective Time") as the Delaware Certificate is duly filed with such Secretary of State of Delaware (or at such later time as may be agreed by U S WEST and Qwest and specified in the Delaware Certificate).

     SECTION 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of U S WEST and Qwest shall continue with, or vest in, as the case may be, the Surviving Corporation, and all debts, liabilities and duties of U S WEST and Qwest shall continue to be, or become, as the case may be, the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.04 Certificate of Incorporation; Bylaws of the Surviving Corporation. Unless otherwise agreed by Qwest and U S WEST before the Effective Time, at the Effective Time:

     (a) the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of U S WEST as in effect immediately prior to the Effective Time (as amended to reflect the changes specified in Section 2.08), until thereafter amended as provided by law and the Certificate of Incorporation of the Surviving Corporation; and

     (b) the Bylaws of the Surviving Corporation shall be the Bylaws of U S WEST as in effect immediately prior to the Effective Time (as amended to reflect the changes specified in Section 2.07), until thereafter amended as provided by law and the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

                                    ARTICLE 2
                      Effect Of Merger On Stock And Options

     SECTION 2.01 Conversion of Securities. The manner and basis of converting the shares of common stock of U S WEST and the treatment of shares of Qwest, as well as options, warrants and other rights to purchase or otherwise acquire shares of common stock of U S WEST and Qwest, at the Effective Time, by virtue of the Merger and without any action on the part of any of the Parties or the holder of any of such securities, shall be as hereinafter set forth in this
Article 2.

     SECTION 2.02 Conversion. (a) Each share of common stock, par value $.0l per share, of Qwest ("Qwest Common Stock") issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall at the Effective Time continue to remain outstanding as one share of Qwest Common Stock.

     (b) Each option, warrant and other right issued and outstanding immediately prior to the Effective Time to purchase or otherwise acquire common stock, par value $.01 per share, of U S WEST ("U S WEST Common Stock") (each, a "U S WEST Right") (other than U S WEST Rights owned by Qwest (collectively, the "Disqualified Rights")) shall at the Effective Time no longer be options, warrants or rights to purchase or otherwise acquire U S WEST Common Stock, as applicable, and shall be converted into the options, warrants or rights, as applicable to purchase such number of shares of Qwest Common Stock determined as provided in Section 2.02(c). Each option, warrant and other right issued and outstanding immediately prior to the Effective Time to purchase or otherwise acquire Qwest Common Stock (each a "Qwest Right") shall at the Effective Time continue in full force and effect on the same terms and conditions that would have applied to the purchase or other acquisition of Qwest Common Stock prior to the Merger. U S WEST and Qwest shall take all such steps as may be required to cause consummation of the transactions contemplated by this Section 2.02(b) and any other disposition of U S WEST equity securities (including derivative securities) or acquisitions of Qwest equity securities (including derivative securities) in connection with this Agreement by each individual who (x) is a director or officer of U S WEST or (y) at the Effective Time, will become a director or officer of Qwest, to be exempt under Rule 16b-3 promulgated under the Exchange Act (as defined in Article 9 hereof), such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the Securities and Exchange Commission (the "SEC") to Skadden, Arps, Slate, Meagher & Flom LLP.

     (c) Subject to the provisions of Section 2.09, each holder of record of U S WEST Common Stock (other than U S WEST Common Stock owned by Qwest or U S WEST ("Disqualified Shares")) immediately prior to the Effective Time shall be entitled to receive a number of shares of Qwest Common Stock equal to the product of the Conversion Ratio (as defined below) multiplied by the number of shares of U S WEST Common Stock held by such holder at the Effective Time (such shares of Qwest Common Stock and any other consideration to be received by holders of U S WEST Common Stock in connection with the Merger pursuant to
Section 2.09 shall be referred to herein as the "Merger Consideration"). The "Conversion Ratio" shall be equal to (i) $69.00 divided by the Average Price (as defined below), if the Average Price is greater than or equal to $28.26 and less than or equal to $39.90; (ii) 2.44161, if the Average Price is less than $28.26; or (iii) 1.72932, if the Average Price is greater than $39.90. "Average Price" means the average (rounded to the nearest 1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of Qwest Common Stock on the NASDAQ National Market ("NASDAQ"), as reported by Bloomberg Financial Markets (or such other source as the Parties shall agree in writing), for the 15 trading days randomly selected by lot by Qwest and U S WEST together from the 30 consecutive trading days ending on the third trading day immediately preceding the date on which all the conditions to Closing (other than conditions that, by their terms, cannot be satisfied until the Closing Date so long as it is reasonably apparent that such conditions will be able to be satisfied on the Closing Date) set forth in Article 7 of this Agreement have been satisfied or waived (the "Determination Period"). Each Disqualified Share shall at the Effective Time be terminated and no longer be outstanding and no shares of Qwest Common Stock will be issued in connection therewith.

     (d) With respect to each U S WEST Right: (i) from and after the Effective Time, each such U S WEST Right may be exercised only for Qwest Common Stock notwithstanding any contrary agreement or document relating to the U S WEST Rights or pursuant to which any

U S WEST Rights were issued, (ii) each such U S WEST Right shall at the Effective Time become a right to acquire a number of shares of Qwest Common Stock (rounded up to the next whole share) equal to the product arrived at by multiplying the Conversion Ratio by the number of shares of U S WEST Common Stock subject to such right immediately prior to the Effective Time, and (iii) the exercise price or purchase price per share of Qwest Common Stock for which each such right (as exchanged) is exercisable shall be the amount (rounded up to the next whole cent) arrived at by dividing the exercise price or purchase price per share of U S WEST Common at which such U S WEST Right is exercisable immediately prior to the Effective Time by the Conversion Ratio. Each Disqualified Right at the Effective Time shall be terminated and no longer be outstanding and no shares of Qwest Common Stock will be issued in connection therewith. To the extent that the Merger Consideration includes a cash payment pursuant to Section 2.09 hereof the shares subject to and exercise price and such other terms and conditions of U S WEST Rights shall be adjusted pursuant to the terms of such U S WEST Rights or in accordance with the provisions of any plan or agreement applicable to such U S WEST Rights so as to preserve the economic benefit of such cash payment for the holders of such U S WEST Rights and without negative effect on such holders' interest.

     (e) Commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of U S WEST Common Stock shall evidence ownership of Qwest Common Stock on the basis hereinbefore set forth. Customary provisions will be made for uncertificated shares to provide for equivalent treatment. Commencing immediately after the Effective Time, each option, warrant or other right which, immediately prior to the Effective Time, represented the right to purchase or otherwise acquire shares of U S WEST Common Stock shall evidence the right to purchase or otherwise acquire shares of Qwest Common Stock on the basis hereinabove set forth and, subject to Sections 2.02(d) and 2.05, on the same terms and conditions that would have applied to the purchase or other acquisition of U S WEST Common Stock.

     (f) For all purposes of this Agreement, unless otherwise specified, all shares of U S WEST Common Stock held by employee stock ownership plans or other pension savings, 401(k) or deferred compensation plans of U S WEST (i) shall be deemed to be issued and outstanding, (ii) shall not be deemed to be held in the treasury of U S WEST and (iii) shall be subject to the rights and procedures described in Sections 2.02(c) and 2.03.

     SECTION 2.03 Exchange of Shares. (a) Prior to the Effective Time, Qwest shall appoint an agent (the "Exchange Agent") for the purpose of (i) exchanging certificates representing shares of U S WEST Common Stock for shares of Qwest Common Stock in accordance with Section 2.02 and (ii) paying cash, if applicable, in accordance with Section 2.09. To the extent the Merger Consideration includes cash, the Surviving Corporation shall deposit with the Exchange Agent for inclusion in the Exchange Fund (defined below), from time to time sufficient cash as is necessary to promptly pay to stockholders of U S WEST the cash portion of the Merger Consideration. Promptly after the Effective Time, Qwest shall cause a letter of transmittal to be mailed to the holders of record of shares of U S WEST Common Stock and holders of record of U S WEST Rights at the Effective Time.

     (b) Subject to the terms and conditions hereof, Qwest shall cause the Exchange Agent to effect the exchange of U S WEST Common Stock for the Qwest Common Stock and the payment of cash, if applicable, in accordance with the provisions of this
Article 2. From time to time after the Effective Time, Qwest shall deposit, or cause to be deposited, with the Exchange Agent an amount of cash and certificates representing Qwest Common Stock required to effect the conversion of U S WEST Common Stock in accordance with the provisions of Section 2.02 and
2.09 hereof (such certificates, together with any dividends or distributions with respect thereto and any cash deposited, if necessary, being herein referred to as the "Exchange Fund"). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, (i) each holder of a certificate or certificates theretofore representing U S WEST Common Stock may surrender the same to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to Qwest and (ii) each holder of uncertificated shares of outstanding U S WEST Common Stock may deliver a completed letter of transmittal to the Exchange Agent. Such holder shall be entitled upon such surrender or, with respect to uncertificated shares, the delivery of a duly completed letter of transmittal, to receive in exchange therefor (i) shares representing the number of full shares of Qwest Common Stock into which the U S WEST Common Stock theretofore represented by the shares so surrendered shall have been converted in accordance with the provisions of Sections 2.02 and 2.03 hereof, (ii) cash pursuant to Section 2.09, if applicable, and (iii) a cash payment in lieu of fractional shares, if any, in accordance with Section 2.05 hereof, and all such shares of Qwest Common Stock so issued shall be deemed to have been issued at the Effective Time. Each outstanding certificate which, prior to the Effective Time, represented issued and outstanding U S WEST Common Stock shall, until so surrendered or exchanged, and each uncertificated outstanding share of U S WEST Common Stock shall, be deemed for all corporate purposes of Qwest, other than the payment of dividends and other distributions, if any, to evidence ownership of the number of full shares of Qwest Common Stock into which the U S WEST Common Stock theretofore represented thereby shall have been converted at the Effective Time. Unless and until any such certificate theretofore representing U S WEST Common Stock is so surrendered, or, with respect to uncertificated shares, a duly completed letter of transmittal shall have been delivered to the Exchange Agent with respect to such shares, no dividend or other distribution, if any, payable to the holders of record of Qwest Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such shares in respect thereof. Upon the surrender of any such shares representing U S WEST Common Stock, however, the record holder of the shares representing shares of Qwest Common Stock issued in exchange therefor shall receive from the Exchange Agent, or from Qwest, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of Qwest Common Stock ("Pre-Surrender Dividends"). No interest shall be payable with respect to the payment of Pre-Surrender Dividends upon the surrender of certificates theretofore representing U S WEST Common Stock. After the appointment of the Exchange Agent shall have been terminated, any holders of shares representing U S WEST Common Stock which have not received payment of Pre-Surrender Dividends shall look only to Qwest for payment thereof. Notwithstanding the foregoing provisions of this Section 2.03(b), neither the Exchange Agent nor any Party shall be liable to a holder of U S WEST Common Stock for any Qwest Common Stock, any dividends or distributions thereon or any cash payment as contemplated by Section 2.05 or 2.09, delivered to a public official pursuant to any applicable abandoned property, or escheat or similar law.

     (c) Notwithstanding anything herein to the contrary, shares surrendered for exchange by any affiliate of U S WEST shall not be exchanged until a signed agreement from such affiliate as provided in Section 6.14 hereof has been delivered to Qwest.

     (d) Any portion of the Exchange Fund which remains undistributed for six
(6) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of U S WEST Common Stock who have not theretofore complied with the provisions of this Article shall thereafter look only to Qwest for satisfaction of their claims for Qwest Common Stock and cash, if applicable, and any Pre-Surrender Dividends.

     SECTION 2.04 Transfer Books. The stock transfer books of U S WEST shall be closed at the Effective Time and no transfer of any U S WEST Common Stock will thereafter be recorded on any of such stock transfer books. In the event of a transfer of ownership of U S WEST Common Stock that is not registered in the stock transfer records of U S WEST at the Effective Time, the number of full shares of Qwest Common Stock into which such U S WEST Common Stock shall have been converted shall be issued to the transferee and any cash payable in respect of such U S WEST Common Stock in accordance with Sections 2.03(b), 2.05 and 2.09 hereof shall be paid to the transferee if the U S WEST Common Stock is surrendered as provided in Section 2.03 hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

     SECTION 2.05 No Fractional Share Certificates. (a) No scrip or fractional share certificate for Qwest Common Stock will be issued upon the surrender for exchange of certificates evidencing U S WEST Common Stock or upon exercise of Qwest Rights or U S WEST Rights, and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of the Surviving Corporation with respect to such fractional share interest.

     (b) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Qwest Common Stock to be issued and delivered to the Exchange Agent pursuant to
Section 2.03 hereof, over (ii) the aggregate number of full shares of Qwest Common Stock to be distributed to holders of U S WEST Common Stock pursuant to
Section 2.03 hereof (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent, as agent for the holders of U S WEST Common Stock, shall sell the Excess Shares at then prevailing prices on the NASDAQ, all in the manner provided in Section 2.05(c).

     (c) The sale of the Excess Shares by the Exchange Agent shall be executed on NASDAQ and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all commercially reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of U S WEST Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of U S WEST Common Stock (the "Common Shares Trust").

     (d) Notwithstanding the provisions of subsections (b) and (c) of this
Section 2.05, Qwest may decide, at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in such subsections, that Qwest shall pay to the Exchange Agent an amount sufficient for the Exchange Agent to pay each holder of U S WEST Common Stock the amount such holder would have received pursuant to
Section 2.05(c) assuming that the sales of Qwest Common Stock were made at a price equal to the average of the closing prices of the Qwest Common Stock on the NASDAQ for the ten (10) consecutive trading days immediately following the Effective Time and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this subsection (d). In such event, Excess Shares shall not be issued or otherwise transferred to the Exchange Agent pursuant to Section 2.05(b) or 2.03(b) hereof.

     (e) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of U S WEST Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding and net of fees and expenses, to such holders of U S WEST Common Stock, subject to and in accordance with the terms of Section 2.03 hereof.

     (f) Following the Effective Time, upon the exercise of any U S WEST Right entitling the holder thereof to purchase a fractional share of Qwest Common Stock, Qwest will, in lieu of issuing a fractional share certificate therefor, pay to such holder the value of such fractional interest as determined based on the closing price on the trading day immediately preceding the date of exercise, of a share of Qwest Common Stock on NASDAQ or such other principal security exchange on which the Qwest Common Stock shall then be trading, or, if not so traded, based on such price as shall be determined by, or pursuant to authority delegated by, the Board of Directors of Qwest.

     SECTION 2.06 Certain Adjustments. If between the date hereof and the Effective Time, the outstanding shares of U S WEST Common Stock or Qwest Common Stock shall, in accordance with Section 5.02(a), be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, then the Conversion Ratio and other related share prices used in this Agreement shall be adjusted accordingly to provide to the holders of U S WEST Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

     SECTION 2.07 By-Laws of the Surviving Corporation. The By-Laws of the Surviving Corporation will include the following provisions which will be applicable and in full force and effect until the third anniversary of the Effective Time unless otherwise amended as set forth below:

          (i) The Board of Directors of the Surviving Corporation (the "Board of Directors") shall consist of 14 members. Initially, U S WEST shall have the right to designate 7 members and Qwest shall have the right to designate 7 members. Thereafter, U S WEST designees on the Board of Directors shall have the right to nominate 7 members of the Board of Directors and Qwest designees on the Board of Directors shall have the right to nominate 7 members of the Board of Directors. Any vacancy created on the Board of Directors as a result of any such nominee leaving the Board of Directors shall be filled by the remaining designees of U S WEST or Qwest, as applicable, on the Board of Directors who nominated such person leaving the Board of Directors. To the extent the Surviving Corporation has a classified Board of Directors, each class of Directors shall contain as even a number of U S WEST designees and Qwest designees as possible.

          (ii) The Surviving Corporation will establish an Office of the Chairman of the Surviving Corporation which initially will consist of 3 members: the Chief Executive Officer/Chairman of U S WEST, the Chief Executive Officer/Chairman of Qwest and Philip F. Anschutz. Only the Board of Directors shall have the authority to remove from office and replace any member of the Office of the Chairman.

          (iii) Subject to the power and authority of the Board of Directors of the Surviving Corporation as required by applicable law, the Office of the Chairman shall, through one of its members so designated, chair all meetings of the Board of Directors and shall have the exclusive power and final authority with respect to the following matters (to the extent Board of Directors and/or stockholder action is not required by law):

               (A) the approval of any acquisition or disposition of a business through a merger, strategic acquisition or disposition, asset purchase or sale, joint venture, partnership, lease arrangement or otherwise, in each case involving aggregate sale or purchase proceeds of $25 million or more;

               (B) the approval of any merger, consolidation or other similar type of transaction between the Surviving Corporation and any third party;

               (C) the setting of general corporate strategy and direction involving approval of long term strategic plans and annual budgets and goals;

               (D) the allocation of capital resources including approval of Qwest's annual capital budget and any material amendment or deviation therefrom; and

               (E) the termination or any significant diminution of the responsibilities of the officers in the 8 positions as set forth in the letter of understanding dated July 18, 1999.

          To the extent Board of Directors action is required with respect to any such matters, the Office of the Chairman shall have the sole power and authority to present such matters to the Board of Directors.

          (iv) The Office of the Chairman shall take action by a majority vote. Any member of the Office of the Chairman shall have the right to call a special meeting of the Board of Directors or at a regularly called meeting to present any matter referred to in items (a) through (e) above for consideration by the full Board of Directors.

          (v) U S WEST designees on the Board of Directors and Qwest designees on the Board of Directors will be represented equally on all of the committees of the Board of Directors.

          (vi) The compensation committee of the Board of Directors shall have the right to approve the filling of any vacancy created in the executive positions (exclusive of the Office of the Chairman) as set forth in the letter of understanding dated July 18, 1999 and the setting of compensation levels of such executives. The Board of Directors shall set the compensation of the members of the Office of the Chairman.

          (vii) The foregoing provision of the By-Laws may only be amended or repealed by the affirmative vote of 75% of the Board of Directors of the Surviving Corporation or 75% of the then outstanding Surviving Corporation Common Stock.

     SECTION 2.08 Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation of the Surviving Corporation will include the following provisions:

          (i) the name of the Surviving Corporation shall be "Qwest Communications International Inc."; and

          (ii) the provisions of the By-Laws of the Surviving Corporation described in Section 2.07 may only be amended or repealed by the affirmative vote of 75% of the Board of Directors of the Surviving Corporation or 75% of the then outstanding Surviving Corporation Common Stock.

     SECTION 2.09 Cash Election Procedures. (a) If the Average Price is less than $38.70, Qwest upon written notice (a "Cash Alternative Notice") to U S WEST not more than two days prior to the Effective Time shall have the right to elect (the "Qwest Cash Election") to pay a portion of the Merger Consideration in cash (in lieu of shares of Qwest Common Stock) (the "Cash True-Up"), subject to agreement by U S WEST and Qwest as to the amount of cash as set forth below.

     (a) In the event Qwest makes the Qwest Cash Election, in lieu of the provisions of Section 2.02(c), each holder of record of U S WEST Common Stock (other than a holder of Disqualified Shares) immediately prior to the Effective Time shall receive for each share of U S WEST Common Stock:

          (i) a number of shares of Qwest Common Stock equal to the True Up Exchange Ratio (as defined below); and

          (ii) an amount in cash equal to the Per Share Cash True Up (as defined below).

For purposes of the foregoing, the terms set forth below shall have the meanings indicated:

     "Cash Amount" means the aggregate amount of the Cash True Up as mutually agreed upon by U S WEST and Qwest which shall not be greater than the product of (x) the difference between the Conversion Ratio and 1.783 multiplied by (y) the number of outstanding shares of

U S WEST Common Stock (other than Disqualified Shares) multiplied by (z) (I) if the Average Price is greater than or equal to $28.26, the Average Price or (II) if the Average Price is less than $28.26, $28.26. In determining the cash amount, the Parties shall consider (a) U S WEST's desire to provide a meaningful cash element for its stockholders, (b) Qwest's desire to reduce dilution to its stockholders and (c) both Parties' desire to maintain a strong financial condition.

     "Per Share Cash True Up" means the quotient of (x) the Cash Amount divided by (y) the number of outstanding shares of U S WEST Common Stock (other than Disqualified Shares).

     "True Up Exchange Ratio" means the quotient of (x) the difference between $69 and the Per Share Cash True Up divided by (y) (I) if the Average Price is greater than or equal to $28.26, the Average Price or (II) if the Average Price is less than $28.26, $28.26.

     SECTION 2.10 Alternative Structure. U S WEST and Qwest may mutually agree to adopt an alternative merger structure (the "Alternative Structure") whereby U S WEST and Qwest will jointly incorporate a new corporation, to be equally owned by U S WEST and Qwest, under the laws of the State of Delaware ("Parent") and where Parent will then incorporate two new subsidiaries under the laws of the State of Delaware, to be named U S WEST Merger Sub and Qwest Merger Sub and where, at the effective time, U S WEST will merge into U S WEST Merger Sub, with U S WEST as the surviving corporation and Qwest will merge into Qwest Merger Sub, with Qwest as the surviving corporation. In the event U S WEST and Qwest agree on the Alternative Structure, the Parties will promptly enter into an amendment to this Agreement to make such changes to reflect the Alternative Structure. All other provisions of this Agreement shall remain unchanged.

                                    ARTICLE 3
                     Representations And Warranties Of Qwest

     Qwest hereby represents and warrants as of the date hereof to U S WEST as follows:

     SECTION 3.01 Organization and Qualification; Subsidiaries. Qwest and each of its Significant Subsidiaries, as listed on Schedule 3.01 hereto, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Qwest Subsidiaries which is not a Significant Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Qwest. Each of Qwest and its Subsidiaries has the requisite corporate power and authority and any necessary Permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Qwest.

     SECTION 3.02 Certificate of Incorporation and Bylaws. Qwest has heretofore furnished, or otherwise made available, to U S WEST a complete and correct copy of the

Certificate of Incorporation and the Bylaws, each as amended to the date hereof, of Qwest and each of its Significant Subsidiaries. Such Certificates of Incorporation and Bylaws are in full force and effect. Neither Qwest nor any of its Significant Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation or, in any material respect, its Bylaws.

     SECTION 3.03 Capitalization. (a) The authorized capital stock of Qwest consists solely of (i) 2,000,000,000 shares of Qwest Common Stock, of which, as of June 14, 1999, (a) 745,195,731 shares were issued and outstanding, (b) no shares were held in the treasury of Qwest, (c) 53,846,897 shares were issuable upon the exercise of options outstanding under the Qwest option plans listed on
Schedule 3.03 hereto, and (d) (x) 17.2 million shares were issuable upon the exercise of a warrant exercisable on May 23, 2000 at an exercise price of $7.00 per share of Qwest Common Stock, and (y) 600,000 shares were issuable upon the exercise of warrants exercisable in 2007 at an exercise price of $8.905 per share of Qwest Common Stock (collectively, the "Qwest Warrants") and (ii) 25,000,000 shares of undesignated preferred stock, $.01 par value, of Qwest, of which, as of June 14, 1999, none were issued and outstanding. Except as set forth on Schedule 3.03 or, after the date hereof, as permitted by Section 5.02 hereof, (i) since June 14, 1999, no shares of Qwest Common Stock have been issued, except upon the exercise of options and warrants described in the immediately preceding sentence, and (ii) there are no outstanding Qwest Equity Rights. For purposes of this Agreement, Qwest Equity Rights shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Qwest or any of Qwest's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of Qwest ("Qwest Equity Rights"). Schedule 3.03 hereto sets forth a complete and accurate list of all outstanding Qwest Equity Rights as of June 14, 1999. Since June 14, 1999, no Qwest Equity Rights have been issued except as set forth on Schedule 3.03 or, after the date hereof, as permitted by Section 5.02 hereof.

     (b) Except as set forth on Schedule 3.03, or, after the date hereof, as permitted by Section 5.02 hereof, there are no outstanding obligations of Qwest or any of Qwest's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Qwest.

     (c) All of the issued and outstanding shares of Qwest Common Stock are validly issued, fully paid and nonassessable.

     (d) Except as disclosed on Schedule 3.03 hereto, all the outstanding capital stock of each of Qwest's Significant Subsidiaries which is owned by Qwest is duly authorized, validly issued, fully paid and nonassessable, and is owned by Qwest free and clear of any liens, security interest, pledges, agreements, claims, charges or encumbrances except for any liens, security interest, pledges, agreements, claims, charges or encumbrances which are granted to secure indebtedness permitted by Section 5.02. Except as set forth on Schedule 3.03 or as hereafter issued or entered into in accordance with
Section 5.02 hereof, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Qwest or any of Qwest's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of any Qwest Subsidiary, whether or not presently issued or outstanding (except for rights of first refusal to purchase interests in Subsidiaries which are not wholly-owned by Qwest), and there are no outstanding obligations of Qwest or any of Qwest's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other voting or non-voting securities of any of Qwest's Subsidiaries, other than such as would not, individually or in the aggregate, have a Material Adverse Effect on Qwest. Except for (i) its Subsidiaries, (ii) immaterial amounts of equity securities, (iii) investments of Persons in which Qwest has less than a five percent (5%) interest, and (iv) equity interests disclosed on Schedule 3.03 hereto or hereafter acquired as permitted under Section 5.02 hereof, Qwest does not directly or indirectly own any equity interest in any other Person.

     (e) No bonds, debentures, notes or other indebtedness of Qwest having the right to vote on any matters on which stockholders may vote are issued or outstanding except for any securities issued after the date hereof in accordance with Section 5.02.

     SECTION 3.04 Authority Relative to this Agreement. Qwest has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the Merger, this Agreement and the issuance of Qwest Common Stock pursuant to this Agreement, to carry out its obligations hereunder. The execution and delivery of this Agreement by Qwest and the consummation by Qwest of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Qwest, subject to the approval of this Agreement by Qwest's stockholders required by the rules of the NASDAQ and by Delaware Law. This Agreement has been duly executed and delivered by Qwest and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of Qwest, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     SECTION 3.05 No Conflict; Required Filings and Consents. (a)
Except as set forth on Schedule 3.05 or as described in subsection (b) below, the execution and delivery of this Agreement by Qwest does not, and the performance of this Agreement by Qwest will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of Qwest, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to Qwest or any of its Significant Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Certificate of Incorporation or Bylaws of any of Qwest's Subsidiaries, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Qwest or any of its Subsidiaries pursuant to, or result in the loss of any material benefit or right, including the benefit of any standstill agreement, or result in an acceleration of any rights or amounts due resulting from a change of control or otherwise, or require the consent of any other party to, any contract, instrument, Permit, license or franchise to which Qwest or any of its Significant Subsidiaries is a party or by which Qwest, any of such Subsidiaries or any of their respective property is bound or affected, except, in the case of clauses (ii), (iii) and (iv) above, for conflicts, violations, breaches, defaults, rights, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on Qwest.

     (b) Except for applicable requirements, if any, of state, local, District of Columbia, or foreign regulatory laws and commissions, the Federal Communications Commission, the Exchange Act, the premerger notification requirements of the HSR Act, filing and recordation of appropriate merger or other documents as required by Delaware Law and any filings required pursuant to any state securities or "blue sky" laws or the rules of any applicable stock exchanges, neither Qwest nor any of its Subsidiaries is required to submit any notice, report or other filing with any Governmental or Regulatory Authority in connection with the execution, delivery or performance of this Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any Governmental or Regulatory Authority is required to be obtained by Qwest or any of its Subsidiaries in connection with its execution, delivery or performance of this Agreement.

     (c) The total amount of Qwest's annual revenues for the four fiscal quarters immediately prior to the Closing Date derived from services, activities or interests which could be determined to be in violation of the Communications Act of 1934, as amended (the "Telecom Act") if engaged in or owned by a Bell Operating Company are no more than $500 million.

     SECTION 3.06 SEC Filings; Financial Statements. (a) Qwest has filed all forms, reports and documents required to be filed with the SEC since January 1, 1998, and has heretofore delivered or made available to U S WEST, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1998, (ii) all proxy statements relating to Qwest's meetings of stockholders (whether annual or special) held since January 1, 1998, (iii) Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 1999, and (iv) all other reports or registration statements filed by Qwest with the SEC since January 1, 1998 (collectively, the "Qwest SEC Reports"). The Qwest SEC Reports (i) were prepared substantially in accordance with the requirements of the Securities Act or the Exchange Act (as defined in Article 9 hereof), as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The financial statements, including all related notes and schedules, contained in the Qwest SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Qwest and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Qwest and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

     SECTION 3.07 Absence of Certain Changes or Events. Except as disclosed in the Qwest SEC Reports filed prior to the date hereof and on Schedule 3.07, since December 31, 1998, and except as permitted by this Agreement or consented to hereunder, Qwest and its Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, and there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of Qwest or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on Qwest, and Qwest and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

     SECTION 3.08 Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to Qwest's Knowledge, threatened against Qwest or any of its Subsidiaries, or any properties or rights of Qwest or any of its Subsidiaries, before any Governmental or Regulatory Authority as to which there is a reasonable likelihood of an adverse judgment or determination against Qwest or any of its Subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on Qwest or prevent or materially delay the ability of Qwest to consummate the transactions contemplated by this Agreement except as set forth on Schedule
3.08 hereof. With respect to Tax matters, litigation shall not be deemed threatened unless a Tax authority has delivered a written notice of deficiency to Qwest or any of its Subsidiaries.

     SECTION 3.09 No Violation of Law; Permits. The business of Qwest and its Subsidiaries is not being conducted in violation of any statute, law, ordinance, regulation, judgment, order or decree of any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self-regulatory body) ("Legal Requirements"), or in violation of any permits, franchises, licenses, privileges, immunities, approvals, certificates, orders, authorizations or consents that are granted by any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self-regulatory body) ("Permits"), except for possible violations none of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Qwest. Except as disclosed in Qwest SEC Reports and as set forth on Schedule 3.09 hereto, no investigation, review or proceeding by any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self-regulatory body) with respect to Qwest or its Subsidiaries in relation to any alleged violation of law or regulation is pending or, to Qwest's Knowledge, threatened, nor has any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self-regulatory body) indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Qwest. Except as set forth in the Qwest SEC Reports and on
Schedule 3.09 hereto, neither Qwest nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental or Regulatory Authority that materially restricts the conduct of its business or which would reasonably be expected to have a Material Adverse Effect on Qwest, nor has Qwest or any of its Subsidiaries been advised that any Governmental or Regulatory Authority is considering issuing or requesting any of the foregoing. None of the representations and warranties made in this Section 3.09 are being made with respect to Environmental Laws.

     SECTION 3.10 Joint Proxy Statement. None of the information supplied or to be supplied by or on behalf of Qwest for inclusion or incorporation by reference in the registration statement to be filed with the SEC by Qwest in connection with the issuance of shares of Qwest Common Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Qwest for inclusion or incorporation by reference in the joint proxy statement, in definitive form, relating to the meetings of Qwest and U S WEST stockholders to be held in connection with the Merger, or in the related proxy and notice of meeting, or soliciting material used in connection therewith (referred to herein collectively as the "Joint Proxy Statement") will, at the dates mailed to stockholders and at the times of the Qwest stockholders' meeting and the U S WEST stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement (except for information relating solely to U S WEST) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

     SECTION 3.11 Employee Matters; ERISA. Except as set forth on Schedule
3.11:

     (a) Schedule 3.11 contains a true and complete list of all employee benefit plans covering present or former employees or directors of Qwest and of each of its Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, or with respect to which Qwest or any of its Subsidiaries has, or has had, an obligation to contribute or any other liability, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any deferred compensation, bonus, stock option, restricted stock, incentive, profit sharing, retirement, savings, medical, health, life insurance, disability, sick leave, cafeteria or flexible spending, vacation, unemployment compensation, severance or change in control agreements, arrangements, programs, policies or plans and any other benefit arrangements or payroll practice (collectively, the "Qwest Benefit Plans"), whether funded or unfunded, insured or uninsured, written or unwritten.

     (b) All contributions and other payments required to be made by Qwest or any of its Subsidiaries to or under any Qwest Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the Qwest Financial Statements.

     (c) Each of the Qwest Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified, and, to Qwest's Knowledge, no circumstances exist that could reasonably be expected by Qwest to adversely affect such qualification. Qwest is in compliance in all material respects with, and each of the Qwest Benefit Plans complies in form with, and is and has been operated in all material respects in compliance with, all applicable Legal Requirements, including, without limitation, ERISA and the Code. No assets of Qwest or any of its Subsidiaries are subject to liens arising under ERISA or the Code on account of any Qwest Benefit Plan, neither Qwest nor any of its Subsidiaries has been required to provide any security under Sections 401(a)(29) or 412(f) of the Code, or under Section 307 of ERISA, and no event has occurred that could give rise to any such lien or a requirement to provide such security.

     (d) With respect to the Qwest Benefit Plans, individually and in the aggregate, no event has occurred and, to Qwest's Knowledge, there does not now exist any condition or set of circumstances, that could subject Qwest or any of its Subsidiaries to any material liability arising under the Code, ERISA or any other applicable Legal Requirements (including, without limitation, any liability to any such plan or the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which Qwest or any of its Subsidiaries is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course. No Qwest Benefit Plan subject to Title IV of ERISA has terminated, nor has a "reportable event" (within the meaning of Section 4043 of ERISA) occurred with respect to any such plan (other than such events with respect to which the reporting requirement has been waived by regulation).

     (e) None of the Qwest Benefit Plans that are "welfare plans" within the meaning of Section 3(1) of ERISA (i) provide for any post-employment or retiree benefits other than continuation coverage required to be provided under Section 4980B of the Code, Part 6 of Title I of ERISA, or applicable state law, or (ii) has provided any disqualified benefit, within the meaning of Section 4976 of the Code, with respect to which an excise tax has been, or could be, imposed.

     (f) Qwest has made available to U S WEST a true and correct copy of each current or last, in the case where there is no current, expired collective bargaining agreement to which Qwest or any of its Subsidiaries is a party or under which Qwest or any of its Subsidiaries has obligations and copies of the following documents with respect to each Qwest Benefit Plan, where applicable;
(i) all plan documents governing such plan and the most recent summary plan description furnished to employees, (ii) the three (3) most recent annual reports filed with the IRS, (Form 5500-series), including all schedules and attachments thereto, (iii) each related trust agreement or other funding arrangement (including all amendments to each such agreement), (iv) the most recent determination of the IRS with respect to the qualified status of such Qwest Benefit Plan, and any currently-pending application for such a letter,
(v) the most recent actuarial report or valuation, and (vi) written descriptions of unwritten Qwest Benefit Plans.

     (g) Except as set forth on Schedule 3.11 hereto as made available to U S WEST prior to the date hereof, (i) the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (a) payment (whether of severance pay or otherwise) becoming due from Qwest or any of its Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, (b) benefit under any Qwest Benefit Plan being established or becoming accelerated, vested or payable, or (c) "reportable event" (as defined in Section 4043 of ERISA) with respect to a Qwest Benefit Plan subject to Title IV of ERISA, and
(ii) neither Qwest nor any of its Subsidiaries is a party to (a) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any current or former officer, director or employee (whether or not characterized as a plan for purposes of ERISA), (b) any consulting contract with any person who prior to entering into such contract was a director or officer of Qwest or any of its Subsidiaries, or (c) any plan, agreement, arrangement or understanding similar to any of the items described in clause (ii)(a) or (b) of this sentence.

     (h) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in the disqualification of any of the Qwest Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

     (i) Neither Qwest nor any of its Subsidiaries nor any of their directors, officers, employees or agents, nor any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and Section 4975 of the Code, with respect to any Qwest Benefit Plan, has engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which is not otherwise exempt, which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code upon Qwest or its Subsidiaries, or which could constitute a breach of fiduciary duty which could result in liability on the part of Qwest or any of its Subsidiaries.

     (j) No Qwest Benefit Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code or Part 3 of Title I of ERISA), whether or not waived. Neither Qwest nor any of its Subsidiaries has incurred, and none of such entities reasonably expects to incur, any material liability to the PBGC with respect to any Qwest Benefit Plan. Neither Qwest nor any of its Subsidiaries is a party to, contributes to, or is required to contribute to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to, any "multiemployer plan" (as defined in Section 3(37) of ERISA). No Qwest Benefit Plan is a "multiple employer plan", within the meaning of the Code or ERISA.

     SECTION 3.12 Labor Matters. Except as set forth on Schedule 3.12, neither Qwest nor any of its Subsidiaries is the subject of any pending material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization, nor is any such proceeding pending or, to Qwest's Knowledge, threatened, except in each case as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Qwest.

     SECTION 3.13 Environmental Matters. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on Qwest, or would not otherwise require disclosure pursuant to the Securities Act, or are listed on Schedule 3.13 hereto (i) each of Qwest and its Subsidiaries has complied and is in compliance with all applicable Environmental Laws (as defined below); (ii) the properties currently owned or operated by it or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined below); (iii) Hazardous Substances were not present, disposed, released or otherwise deposited on, under, at or from the properties formerly owned or operated by it or any of its Subsidiaries during the period of ownership or operation by it or any of its Subsidiaries; (iv) neither it nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither it nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither it nor any of its Subsidiaries has received any notice, demand, threat, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law (including any claims relating to electromagnetic fields or microwave transmissions); (vii) neither it nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental or Regulatory Authority or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving it or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any of its properties pursuant to any Environmental Law.

     As used herein and in Section 4.13, the term "Environmental Law" means any federal, state, local, foreign or other law (including common law), statutes, ordinances or codes relating to: (a) the protection, investigation or restoration of the environment, health, safety or natural resources, (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (c) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to person or property in connection with any Hazardous Substance.

     As used herein and in Section 4.13, the term "Hazardous Substances" means any substance that is: listed, classified or regulated pursuant to any Environmental Law, including any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon.

     SECTION 3.14 Board Action; Vote Required; Applicability of Section 203.

     (a) The Board of Directors of Qwest has unanimously determined that the transactions contemplated by this Agreement are in the best interests of Qwest and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

     (b) The approval of this Agreement and the issuance of Qwest Common Stock pursuant to this Agreement by a majority of the votes entitled to be cast by all holders of Qwest Common Stock is the only vote of the holders of any class or series of the capital stock of Qwest required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     (c) The provisions of Section 203 of Delaware Law will not, assuming the accuracy of the representation specified in Section 4.20 hereof (without giving effect to the knowledge qualification therein), apply to this Agreement, the Voting Agreement or any of the transactions contemplated hereby or thereby.

     SECTION 3.15 Opinion of Financial Advisor. Qwest has received the opinion of Donaldson, Lufkin & Jenrette Securities Corporation dated the date hereof, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the holders of Qwest Common Stock.

     SECTION 3.16 Brokers. Except for Donaldson, Lufkin & Jenrette Securities Corporation, the arrangements with which have been disclosed to U S WEST prior to the date hereof, who have been engaged by Qwest, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Qwest or any of its Subsidiaries.

     SECTION 3.17 Tax Matters. Except as set forth on Schedule 3.17 attached hereto and except to the extent that the failure of the following representations to be true would not have a Material Adverse Effect on Qwest:

     (a) All Tax Returns required to be filed by Qwest or its Subsidiaries on or prior to the Effective Time have been or will be timely filed with the appropriate Governmental or Regulatory Authorities and are or will be correct in all respects, and all Taxes due by Qwest or its Subsidiaries on or prior to the Effective Time have been, or will be, timely paid;

     (b) All unpaid Taxes in respect of Qwest or its Subsidiaries with respect to taxable periods ending on or prior to the Effective Time or with respect to taxable periods that begin before the Effective Time and end after the Effective Time, to the extent such Taxes are attributable to the portion of such period ending at the Effective Time, have been or will be adequately reflected as a liability on the books of Qwest or its Subsidiaries on or prior to the Effective Time;

     (c) There are no liens (except for statutory liens for current Taxes not yet due and payable) against any domestic or foreign assets of Qwest or any of its Subsidiaries resulting from any unpaid Taxes;

     (d) No audit or other proceeding with respect to Taxes due from Qwest or any of its Subsidiaries, or any Tax Return of Qwest or any of its Subsidiaries, is pending, threatened in writing, or being conducted by any Governmental or Regulatory Authority; and

     (e) No extension of the statute of limitations on the assessment of any Taxes has been granted by Qwest or any of its Subsidiaries and is currently in effect.

     SECTION 3.18 Intellectual Property. Qwest and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property (as defined below) that is individually or in the aggregate material to the conduct of the businesses of Qwest and its Subsidiaries taken as a whole ("Qwest Intellectual Property"). Except as disclosed in Schedule 3.18, Qwest and its Subsidiaries (i) have not defaulted in any material respect under any license to use Qwest Intellectual Property, (ii) are not the subject of any proceeding or litigation for infringement of any third party Intellectual Property, (iii) have no Knowledge of circumstances that would be reasonably expected to give rise to any such proceeding or litigation, and (iv) have no Knowledge of circumstances that are causing or would be reasonably expected to cause the loss or impairment of Qwest Intellectual Property, other than a default, proceeding, litigation, loss or impairment that is not having or would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the conduct of the businesses of Qwest and its Subsidiaries taken as a whole. For purposes of this Agreement, "Intellectual Property" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, copyrights and copyright rights, trade secret and trade secret rights, and other intellectual property rights, and all pending applications for and registrations of any of the foregoing.

     SECTION 3.19 Insurance. Except as set forth on Schedule 3.19 hereto, each of Qwest and each of its Significant Subsidiaries is insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Qwest and its Subsidiaries during such time period. Except as set forth on Schedule 3.19 hereto, since January 1, 1998, neither Qwest nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of Qwest or its Subsidiaries which has not been cured. The insurance policies of Qwest and its Subsidiaries are valid and enforceable policies.

     SECTION 3.20 Ownership of Securities. Except as set forth on Schedule 3.20 hereto, as of the date hereof, neither Qwest nor, to Qwest's Knowledge, any of its affiliates or associates (as such terms are defined under the Exchange
Act), (a) (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of U S WEST, which in the aggregate represent ten percent (10%) or more of the outstanding shares of U S WEST Common Stock (other than shares held by Qwest Benefit Plans), nor (b) is an "interested stockholder" of U S WEST within the meaning of Section 203 of Delaware Law. Except as set forth on Schedule 3.20 hereto, Qwest owns no shares of U S WEST Common Stock which would constitute Disqualified Shares.

     SECTION 3.21 Certain Contracts. Except as set forth on Schedule 3.21 hereto, all material contracts required to be described in Item 601(b)(l0) of Regulation S-K to which Qwest or its Subsidiaries is a party or may be bound have been filed as exhibits to, or incorporated by reference in, Qwest's Annual Report on Form 10-K for the year ended December 31, 1998. Schedule 3.21 lists all material joint venture or strategic alliance agreements to which Qwest is a party. All contracts, licenses, consents, royalty or other agreements which are material to Qwest and its Subsidiaries, taken as a whole, to which Qwest or any of its Subsidiaries is a party (the "Qwest Contracts") are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms or, to the extent such invalidity would not have a Material Adverse Effect on Qwest, and, to Qwest's Knowledge, neither Qwest nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any Qwest Contract, except for defaults which individually and in the aggregate would not reasonably be expected to result in a Material Adverse Effect on Qwest. Schedule 3.21 separately identifies each Qwest Contract which contains a change-in-control or similar type provision which will be "triggered" and/or require a consent as a result of the transactions contemplated hereby.

     SECTION 3.22 Licenses. Qwest and each of its Subsidiaries are the authorized legal holders or otherwise have rights to all material Permits and licenses and operating rights necessary for the operation of their businesses as presently operated (collectively, the "Qwest Licenses"). All Qwest Licenses were duly obtained and are validly issued and in full force and effect. Qwest is in compliance in all respects with the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC and all applicable Governmental or

Regulatory Authorities, except for such failure to comply which would not have a Material Adverse Effect on Qwest. There is not now pending and, to Qwest's Knowledge, there is not threatened in each case as of the date hereof, any action by or before the FCC or any Governmental or Regulatory Authority to revoke, suspend, cancel, rescind or modify in any material respect any of the Qwest Licenses. Schedule 3.22 sets forth a complete list of all Qwest Licenses.

     SECTION 3.23 Year 2000. Qwest has (i) initiated a review and assessment of all areas within its and each of its existing Subsidiaries' business and operations that could be adversely affected by a failure of any of its Systems to be Year 2000 Compliant (as defined below), (ii) developed a plan and timeline for addressing Year 2000 compliance on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Subject to the qualification contained in the Qwest SEC Reports, based on the foregoing, to Qwest's Knowledge, all Systems that are material to its or any of its Subsidiaries' business or operations are reasonably expected on a timely basis to be Year 2000 Compliant.

     SECTION 3.24 Foreign Corrupt Practices and International Trade Sanctions. To Qwest's Knowledge, neither Qwest, nor any of its Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in non-compliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations, except in each case where there would be no Material Adverse Effect on Qwest.

     SECTION 3.25 Disclosure of Qwest Plans. Qwest has disclosed to U S WEST all plans, projections or the like (written or otherwise) relating to its or its affiliates' efforts to compete in U S WEST's 14 state region.

                                    ARTICLE 4
                   Representations And Warranties Of U S WEST

     U S WEST hereby represents and warrants as of the date hereof to Qwest as follows:

     SECTION 4.01 Organization and Qualification; Subsidiaries. U S WEST and each of its Significant Subsidiaries, as listed on Schedule 4.01 hereto, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the U S WEST Subsidiaries which is not a Significant Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on U S WEST. Each of U S WEST and its Subsidiaries has the requisite corporate power and authority and any necessary Permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on U S WEST.

     SECTION 4.02 Certificate of Incorporation and Bylaws. U S WEST has heretofore furnished, or otherwise made available, to Qwest a complete and correct copy of the Certificate of Incorporation and the Bylaws, each as amended to the date hereof, of U S WEST and each of its Significant Subsidiaries. Such Certificates of Incorporation and Bylaws are in full force and effect. Neither U S WEST nor any of its Significant Subsidiaries is in violation of any of the provisions of its respective Certificate of Incorporation or, in any material respect, its Bylaws.

     SECTION 4.03 Capitalization. (a) The authorized capital stock of U S WEST consists solely of (i) 10,000,000 shares of Series A Junior Preferred Stock, par value $1.00 per share, none of which are outstanding and all of which are reserved for issuance under the Rights Agreement (as defined in Section 4.14),
(ii) 190,000,000 shares of Preferred Stock, par value $1.00 per share, none of which are outstanding and none of which are reserved for issuance, and (iii) 2,000,000,000 shares of U S WEST Common Stock, of which, as of July 12, 1999, 504,527,735 shares were issued and outstanding, 304,003 shares were held in the treasury of U S WEST and 24,672,931 shares were issuable upon the exercise of options outstanding under the U S WEST option plans listed on Schedule 4.03 hereto. Except as set forth on Schedule 4.03 or, after the date hereof, as permitted by Section 5.02 hereof, (x) since July 12, 1999, no shares of U S WEST Common Stock have been issued, except upon the exercise of options and rights described in the immediately preceding sentence, and (y) there are no outstanding U S WEST Equity Rights. For purposes of this Agreement, U S WEST Equity Rights shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from U S WEST or any of U S WEST's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of U S WEST ("U S WEST Equity Rights"). Schedule 4.03 hereto sets forth a complete and accurate list of all outstanding U S WEST Equity Rights as of July 12, 1999. Since July 12, 1999, no U S WEST Equity Rights have been issued except as set forth on
Schedule 4.03 or, after the date hereof, as permitted by Section 5.02 hereof.

     (b) Except as set forth on Schedule 4.03, or, after the date hereof, as permitted by Section 5.02 hereof, there are no outstanding obligations of U S WEST or any of U S WEST's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of U S WEST.

     (c) All of the issued and outstanding shares of U S WEST Common Stock are validly issued, fully paid and nonassessable.

     (d) Except as disclosed on Schedule 4.01 hereto, all the outstanding capital stock of each of U S WEST's Significant Subsidiaries which is owned by U S WEST is duly authorized, validly issued, fully paid and nonassessable, and is owned by U S WEST free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances except for liens, security interests, pledges, agreements, claims, charges or encumbrances which are granted to secure indebtedness permitted by
Section 5.02. Except as set forth on Schedule 4.03, or hereafter issued or entered into in accordance with Section 5.02 hereof, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from U S WEST or any of U S WEST's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock or other voting or non-voting securities of any U S WEST Subsidiary, whether or not presently issued or outstanding (except for rights of first refusal to purchase interests in Subsidiaries which are not wholly-owned by U S
WEST), and there are no outstanding obligations of U S WEST or any of U S WEST's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other voting or non-voting securities of any of U S WEST's Subsidiaries, other than such as would not, individually or in the aggregate, have a Material Adverse Effect on U S WEST. Except for (i) its Subsidiaries,
(ii) immaterial amounts of equity securities, (iii) investments of Persons in which U S WEST has less than a five percent (5%) interest, and (iv) equity interests disclosed on Schedule 4.03 hereto or hereafter acquired as permitted under Section 5.02 hereof, U S WEST does not directly or indirectly own any equity interest in any other Person.

     (e) No bonds, debentures, notes or other indebtedness of U S WEST having the right to vote on any matters on which stockholders may vote are issued or outstanding except for any securities issued after the date hereof in accordance with Section 5.02.

     SECTION 4.04 Authority Relative to this Agreement. U S WEST has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the Merger and this Agreement, to carry out its obligations hereunder. The execution and delivery of this Agreement by U S WEST and the consummation by U S WEST of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of U S WEST, subject to the approval of the U S Merger and of this Agreement by U S WEST's stockholders required by Delaware Law. This Agreement has been duly executed and delivered by U S WEST and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of U S WEST, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     SECTION 4.05 No Conflict; Required Filings and Consents. (a) Except as listed on Schedule 4.05 hereto or as described in subsection (b) below, the execution and delivery of this Agreement by U S WEST does not, and the performance of this Agreement by U S WEST will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of U S WEST, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to U S WEST or any of its Significant Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Certificate of Incorporation or Bylaws of any of U S WEST's Subsidiaries, or
(iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of U S WEST or any of its Subsidiaries pursuant to, or result in the loss of any material benefit or right, including the benefit of any standstill agreement, or result in an acceleration of any rights or amounts due resulting from a change of control or otherwise, or require the consent of any other party to any contract, instrument, permit, license or franchise to which U S WEST or any of its Significant Subsidiaries is a party or by which U S WEST, any of such Subsidiaries or any of their respective property is bound or affected, except, in the case of clauses (ii), (iii), and (iv) above, for conflicts, violations, breaches, defaults, rights, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on U S WEST.

     (b) Except for applicable requirements, if any, of state, local, District of Columbia, or foreign regulatory laws and commissions, the Federal Communications Commission, the Exchange Act, the premerger notification requirements of the HSR Act, filing and recordation of appropriate merger or other documents as required by Delaware Law and any filings required pursuant to any state securities or "blue sky" laws or the rules of any applicable stock exchanges, neither U S WEST nor any of its Significant Subsidiaries is required to submit any notice, report or other filing with any Governmental or Regulatory Authority in connection with the execution, delivery or performance of this Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any Governmental or Regulatory Authority is required to be obtained by U S WEST or any of its Significant Subsidiaries in connection with its execution, delivery or performance of this Agreement.

     SECTION 4.06 SEC Filings; Financial Statements. (a) U S WEST has filed all forms, reports and documents required to be filed with the SEC since June 12, 1998, and has heretofore delivered or made available to Qwest, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Reports on Form 10-K for the fiscal year ended December 31, 1998, (ii) all proxy statements relating to U S WEST's meetings of stockholders (whether annual or special) held since June 12, 1998, (iii) Quarterly Reports on Form l0-Q for the fiscal quarter ended March 31, 1999 and (iv) all other reports or registration statements filed by U S WEST with the SEC since June 12, 1998 (collectively, the "U S WEST SEC Reports"). The U S WEST SEC Reports (i) were prepared substantially in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The financial statements, including all related notes and schedules, contained in the U S WEST SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of U S WEST and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of U S WEST and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

     SECTION 4.07 Absence of Certain Changes or Events. Except as disclosed in the U S WEST SEC Reports filed prior to the date hereof and on Schedule 4.07, since December 31, 1998, and except as permitted by this Agreement or consented to hereunder, U S WEST and its Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, and there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of U S WEST or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on U S WEST, and U S WEST and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

     SECTION 4.08 Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to U S WEST's Knowledge, threatened against U S WEST or any of its Subsidiaries, or any properties or rights of U S WEST or any of its Subsidiaries, before any Governmental or Regulatory Authority as to which there is a reasonable likelihood of an adverse judgment or determination against U S WEST or any of its Subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on U S WEST, or prevent or materially delay the ability of U S WEST to consummate the transactions contemplated by this Agreement, except as set forth on Schedule 4.08 hereto. With respect to Tax matters, litigation shall not be deemed threatened unless a Tax authority has delivered a written notice of deficiency to U S WEST or any of its Subsidiaries.

     SECTION 4.09 No Violation of Law; Permits. The business of U S WEST and its Subsidiaries is not being conducted in violation of any Legal Requirements or in violation of any Permits, except for possible violations none of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on U S WEST. Except as disclosed in U S WEST SEC Reports and as set forth in the U S WEST SEC Reports and on Schedule 4.09 hereto, no investigation, review or proceeding by any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self regulatory body) with respect to U S WEST or its Subsidiaries in relation to any alleged violation of law or regulation is pending or, to U S WEST's Knowledge, threatened, nor has any Governmental or Regulatory Authority (including, without limitation, any stock exchange or other self regulatory body) indicated an intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on U S WEST. Except as set forth in the U S WEST SEC Reports and on Schedule 4.09 hereto, neither U S WEST nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any Governmental or Regulatory Authority that materially restricts the conduct of its business or which would reasonably be expected to have a Material Adverse Effect on U S WEST, nor has U S WEST or any of its Subsidiaries been advised that any Governmental or Regulatory Authority is considering issuing or requesting any of the foregoing. None of the representations and warranties made in this Section 4.09 are being made with respect to Environmental Laws.

     SECTION 4.10 Joint Proxy Statement. None of the information supplied or to be supplied by or on behalf of U S WEST for inclusion or incorporation by reference in the

Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of U S WEST for inclusion or incorporation by reference in the Joint Proxy Statement will, at the dates mailed to stockholders and at the times of the Qwest stockholders' meeting and the U S WEST stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Joint Proxy Statement (except for information relating solely to Qwest) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

     SECTION 4.11 Employee Matters; ERISA. Except as set forth on Schedule
4.11:

     (a) Schedule 4.11 contains a true and complete list of all employee benefit plans covering present or former employees or directors of U S WEST and of each of its Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, or with respect to which U S WEST or any of its Subsidiaries has, or has had, an obligation to contribute or any other liability, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, any deferred compensation, bonus, stock option, restricted stock, incentive, profit sharing, retirement, savings, medical, health, life insurance, disability, sick leave, cafeteria or flexible spending, vacation, unemployment compensation, severance or change in control agreements, arrangements, programs, policies or plans and any other benefit arrangements or payroll practice (collectively, the "U S WEST Benefit Plans"), whether funded or unfunded, insured or uninsured, written or unwritten.

     (b) All contributions and other payments required to be made by U S WEST or any of its Subsidiaries to or under any U S WEST Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the U S WEST Financial Statements.

     (c) Each of the U S WEST Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to U S WEST's Knowledge, no circumstances exist that could reasonably be expected by U S WEST to adversely affect such qualification. U S WEST is in compliance in all material respects with, and each of the U S WEST Benefit Plans complies in form with, and is and has been operated in all material respects in compliance with, all applicable Legal Requirements, including, without limitation, ERISA and the Code. No assets of U S WEST or any of its Subsidiaries are subject to liens arising under ERISA or the Code on account of any U S WEST Benefit Plan, neither U S WEST nor any of its Subsidiaries has been required to provide any security under Sections 401(a)(29) or 412(f) of the Code, or under Section 307 of ERISA, and no event has occurred that could give rise to any such lien or a requirement to provide such security.

     (d) With respect to the U S WEST Benefit Plans, individually and in the aggregate, no event has occurred and, to U S WEST's Knowledge, there does not now exist any condition or set of circumstances, that could subject U S WEST or any of its Subsidiaries to any material liability arising under the Code, ERISA or any other applicable Legal Requirements (including, without limitation, any liability to any such plan or the PBGC), or under any indemnity agreement to which U S WEST or any of its Subsidiaries is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course. No U S WEST Benefit Plan subject to Title IV of ERISA has terminated, nor has a "reportable event" (within the meaning of Section 4043 of ERISA) occurred with respect to any such plan (other than such events with respect to which the reporting requirement has been waived by regulation).

     (e) None of the U S WEST Benefit Plans that are "welfare plans" within the meaning of Section 3(1) of ERISA (i) provides for any post-employment or retiree benefits other than continuation coverage required to be provided under
Section 4980B of the Code, Part 6 of Title I of ERISA or applicable state law, or (ii) has provided any disqualified benefit, within the meaning of Section 4976 of the Code, with respect to which an excise tax has been, or could be, imposed.

     (f) U S WEST has made available to Qwest a true and correct copy of each current or last, in the case where there is no current, expired collective bargaining agreement to which U S WEST or any of its Subsidiaries is a party or under which U S WEST or any of its Subsidiaries has obligations and copies of the following documents with respect to each U S WEST Benefit Plan, where applicable, (i) all plan documents governing such plan and the most recent summary plan description furnished to employees, (ii) the three (3) most recent annual reports filed with the IRS, (Form 5500-series), including all schedules and attachments thereto, (iii) each related trust agreement or other funding arrangement (including all amendments to each such agreement), (iv) the most recent determination of the IRS with respect to the qualified status of such U S WEST Benefit Plan, and any currently-pending application for such a letter,
(v) the most recent actuarial report or valuation, and (vi) written description of unwritten U S WEST Benefit Plans.

     (g) Except as set forth on Schedule 4.11 hereto as made available to Qwest prior to the date hereof, (i) the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (a) payment (whether of severance pay or otherwise) becoming due from U S WEST or any of its Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, (b) benefit under any U S WEST Benefit Plan being established or becoming accelerated, vested or payable, or (c) "reportable event" (as defined in Section 4043 of ERISA) with respect to a U S WEST Benefit Plan subject to Title IV of ERISA, and (ii) neither U S WEST nor any of its Subsidiaries is a party to (a) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any current or former officer, director or employee (whether or not characterized as a plan for purposes of ERISA), (b) any consulting contract with any person who prior to entering into such contract was a director or officer of U S WEST or any of its Subsidiaries, or (c) any plan, agreement, arrangement or understanding similar to any of the items described in clause (ii)(a) or (b) of this sentence.

     (h) The consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in the disqualification of any of the U S WEST Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

     (i) Neither U S WEST nor any of its Subsidiaries nor any of their directors, officers, employees or agents, nor any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and
Section 4975 of the Code, with respect to any U S WEST Benefit Plan, has engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which is not otherwise exempt, which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code upon U S WEST or its Subsidiaries, or which could constitute a breach of fiduciary duty which could result in liability on the part of U S WEST or any of its Subsidiaries.

     (j) No U S WEST Benefit Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code or Part 3 of Title I of ERISA), whether or not waived. Neither U S WEST nor any of its Subsidiaries has incurred, and none of such entities reasonably expects to incur, any material liability to the PBGC with respect to any U S WEST Benefit Plan. Neither U S WEST nor any of its Subsidiaries is a party to, contributes to, or is required to contribute to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to, any "multiemployer plan" (as defined in Section 3(37) of ERISA). No U S WEST Benefit Plan is a "multiple employer plan", within the meaning of the Code or ERISA.

     SECTION 4.12 Labor Matters. Except as set forth on Schedule 4.12, neither U S WEST nor any of its Subsidiaries is the subject of any pending material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization, nor is any such proceeding pending or, to U S WEST's Knowledge, threatened, except in each case as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on U S WEST.

     SECTION 4.13 Environmental Matters. Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on U S WEST, or would not otherwise require disclosure pursuant to the Securities Act, or are listed on Schedule 4.13 hereto, (i) each of U S WEST and its Subsidiaries has complied and is in compliance with all applicable Environmental Laws; (ii) the properties currently owned or operated by it or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) Hazardous Substances were not present, disposed, released or otherwise deposited on, under, at or from the properties formerly owned or operated by it or any of its Subsidiaries during the period of ownership or operation by it or any of its Subsidiaries; (iv) neither it nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither it nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither it nor any of its Subsidiaries has received any notice, demand, threat, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law (including any claims relating to electromagnetic fields or microwave transmissions); (vii) neither it nor any of its

Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental or Regulatory Authority or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving it or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any of its properties pursuant to any Environmental Law.

     SECTION 4.14 Board Action; Vote Required; U S WEST Rights Plan; Applicability of Section 203; Termination of Global Merger Agreement. (a) The Board of Directors of U S WEST has unanimously determined that the transactions contemplated by this Agreement are in the best interests of U S WEST and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

     (b) The approval of this Agreement and the Merger by a majority of the votes entitled to be cast by all holders of U S WEST Common Stock is the only vote of the holders of any class or series of the capital stock of U S WEST required to approve this Agreement, the Merger and the other transactions contemplated hereby.

     (c) The provisions of Section 203 of Delaware Law will not, assuming the accuracy of the representations contained in Section 3.20 hereof (without giving effect to the knowledge qualification therein), apply to this Agreement or any of the transactions contemplated hereby.

     (d) The Board of Directors of U S WEST have taken all actions necessary to render Article IX of the U S WEST Certificate of Incorporation inapplicable to the transactions contemplated hereby.

     (e) The Rights Agreement dated as of June 1, 1998 between U S WEST and State Street Bank and Trust Company (the "Rights Agreement") has been amended so as to provide that (x) none of Qwest or any of its Subsidiaries will be an "Acquiring Person" thereunder and (y) the changes pursuant to Amendment No. 1 to the Rights Agreement have been cancelled in their entirety.

     (f) The Agreement and Plan of Merger dated as of May 16, 1999 (the "Global Merger Agreement") between U S WEST and Global Crossing Ltd.
("Global") has been duly terminated.

     SECTION 4.15 Opinions of Financial Advisors. U S WEST has received the opinions of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), and Lehman Brothers Inc. ("Lehman Brothers"), dated the date hereof, and each to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the holders of U S WEST Common Stock.

     SECTION 4.16 Brokers. Except for Merrill Lynch and Lehman Brothers, the arrangements with which have been disclosed to Qwest prior to the date hereof, who have been engaged by U S WEST, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of U S WEST or any of its Subsidiaries.

     SECTION 4.17 Tax Matters. Except as set forth on Schedule 4.17 attached hereto and except to the extent that the failure of the following representations to be true would not have a Material Adverse Effect on U S
WEST:

     (a) All Tax Returns required to be filed by U S WEST or its Subsidiaries on or prior to the Effective Time have been or will be timely filed with the appropriate Governmental or Regulatory Authorities and are or will be correct in all respects, and all Taxes due by U S WEST or its Subsidiaries on or prior to the Effective Time have been, or will be, timely paid;

     (b) All unpaid Taxes in respect of U S WEST or its Subsidiaries with respect to taxable periods ending on or prior to the Effective Time or with respect to taxable periods that begin before the Effective Time and end after the Effective Time, to the extent such Taxes are attributable to the portion of such period ending at the Effective Time, have been or will be adequately reflected as a liability on the books of U S WEST or its Subsidiaries on or prior to the Effective Time;

     (c) There are no liens (except for statutory liens for current Taxes not yet due and payable) against any domestic or foreign assets of U S WEST or any of its Subsidiaries resulting from any unpaid Taxes;

     (d) No audit or other proceeding with respect to Taxes due from U S WEST or any of its Subsidiaries, or any Tax Return of U S WEST or any of its Subsidiaries, is pending, threatened in writing, or being conducted by any Governmental or Regulatory Authority; and

     (e) No extension of the statute of limitations on the assessment of any Taxes has been granted by U S WEST or any of its Subsidiaries and is currently in effect.

     SECTION 4.18 Intellectual Property. U S WEST and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Intellectual Property that is individually or in the aggregate material to the conduct of the businesses of U S WEST and its Subsidiaries taken as a whole
("U S WEST Intellectual Property"). Except as disclosed in Schedule 4.18,
U S WEST and its Subsidiaries (i) have not defaulted in any material respect under any license to use U S WEST Intellectual Property, (ii) are not the subject of any proceeding or litigation for infringement of any third party Intellectual Property, (iii) have no Knowledge of circumstances that would be reasonably expected to give rise to any such proceeding or litigation, and (iv) have no Knowledge of circumstances that are causing or would be reasonably expected to cause the loss or impairment of U S WEST Intellectual Property, other than a default, proceeding, litigation, loss or impairment that is not having or would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the conduct of the businesses of U S WEST and its Subsidiaries taken as a whole.

     SECTION 4.19 Insurance. Except as set forth on Schedule 4.19 hereto, each of U S WEST and each of its Significant Subsidiaries is insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by U S WEST and its Subsidiaries during such time period. U S WEST maintains self-insurance programs as described on Schedule
4.19. Except as set forth on such Schedule 4.19, since January 1, 1998, neither U S WEST nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of U S WEST or its Subsidiaries which has not been cured. The insurance policies of U S WEST and its Subsidiaries are valid and enforceable policies.

     SECTION 4.20 Ownership of Securities. Except as set forth on Schedule 4.20, as of the date hereof, neither U S WEST nor, to U S WEST's Knowledge, any of its affiliates or associates (as such terms are defined under the Exchange
Act), (a) beneficially owns, directly or indirectly, or is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Qwest, which in the aggregate represent ten percent (10%) or more of the outstanding shares of Qwest Common Stock (other than shares held by U S WEST Benefit Plans) nor
(b) is an "Interested Stockholder" of Qwest within the meaning of Section 203 of Delaware Law. Except as set forth on Schedule 4.20 hereto, U S WEST owns no shares of Qwest Common Stock which would constitute Disqualified Shares.

     SECTION 4.21 Certain Contracts. Except as set forth on Schedule 4.21, all material contracts required to be described in Item 601(b)(10) of Regulation S-K to which U S WEST or its Subsidiaries is a party or may be bound have been filed as exhibits to, or incorporated by reference in, U S WEST's Annual Report on Form 10-K for the year ended December 31, 1998. Schedule 4.21 lists all material joint venture or strategic alliance agreements to which U S WEST is a party. All contracts, licenses, consents, royalty or other agreements which are material to U S WEST and its Subsidiaries, taken as a whole, to which U S WEST or any of its Subsidiaries is a party (the "U S WEST Contracts") are valid and in full force and effect on the date hereof except to the extent they have previously expired in accordance with their terms or to the extent such invalidity would not have a Material Adverse Effect on U S WEST, and, to U S WEST's Knowledge, neither U S WEST nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any U S WEST Contract, except for defaults which, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on U S WEST. Schedule 4.21 separately identifies each U S WEST Contract which contains a change-in-control or similar type provision which will be "triggered" and/or require a consent as a result of the transactions contemplated hereby.

     SECTION 4.22 Licenses. U S WEST and each of its Subsidiaries are the authorized legal holders or otherwise has rights to all material Permits and licenses and operating rights necessary for the operation of their businesses as presently operated (collectively, the "U S WEST Licenses"). All U S WEST Licenses were duly obtained and are validly issued and in full force and effect. U S WEST is in compliance in all respects with the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC and all applicable Governmental or Regulatory Authorities except for such failure to comply which would not have a Material Adverse Effect on U S WEST. There is not now pending and, to U S WEST's Knowledge, there is not threatened, in each case as of the date hereof, any action by or before the FCC or any Governmental or Regulatory Authority to revoke, suspend, cancel, rescind or modify in any material respect any of the U S WEST Licenses. Schedule 4.22 sets forth a complete list of all U S WEST Licenses.

     SECTION 4.23 Year 2000. U S WEST has (i) initiated a review and assessment of all areas within its and each of its existing Subsidiaries' business and operations that could be adversely affected by a failure of any of its Systems to be Year 2000 Compliant, (ii) developed a plan and timeline for addressing Year 2000 compliance on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Subject to the qualification contained in the U S WEST SEC Reports, based on the foregoing, to U S WEST's Knowledge, all Systems that are material to its or any of its Subsidiaries' business or operations are reasonably expected on a timely basis to be Year 2000 Compliant.

     SECTION 4.24 Foreign Corrupt Practices and International Trade Sanctions. To U S WEST's Knowledge, neither U S WEST, nor any of its Subsidiaries, nor any of their respective directors, officers, agents, employees or any other Persons acting on their behalf has, in connection with the operation of their respective businesses, (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable foreign, federal or state law, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations except in each case which would not have a Material Adverse Effect on U S WEST.

                                   ARTICLE 5
              Conduct Of Independent Businesses Pending The Merger

     SECTION 5.01 Transition Planning. A six-person committee (the "Transition Committee"), the members of which will be designated within 10 business days from the date hereof, shall be established promptly following the date hereof to coordinate the numerous administrative matters necessary to consummate the Merger. If any of such persons is unable to serve on the Transition Committee for any reason, then Qwest and U S WEST shall take such action as may be required so that the Transition Committee consists of three (3) persons designated by each of Qwest and U S WEST. The Transition Committee shall be responsible for coordinating all aspects of administrative planning and implementation relating to the Merger and the other transactions contemplated hereby. The affirmative vote of four (4) members of the Transition Committee shall be required for such committee to take action.

     SECTION 5.02 Conduct of Business in the Ordinary Course. Each of Qwest and U S WEST covenants and agrees that, between the date hereof and the Effective Time, unless the Transition Committee shall otherwise consent in writing, and except as described on Schedule 5.02 hereto or as otherwise expressly contemplated hereby, the business of such Party and its Subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and all Legal Requirements and Permits; and each of Qwest and U S WEST and their respective Subsidiaries will use their commercially reasonable efforts to preserve substantially intact their business organizations, to keep available the services of those of their present officers, employees and consultants who are integral to the operation of their businesses as presently conducted and to preserve their present relationships with significant customers and suppliers and with other persons with whom they have significant business relations; provided, however, that no action by Qwest or U S WEST or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 5.02 shall be deemed a breach of this sentence unless such action would constitute a breach of one or more of such other provisions. By way of amplification and not limitation, unless the Transition Committee shall otherwise consent in writing, and except as set forth on Schedule 5.02 hereto or as otherwise expressly contemplated by this Agreement, each of Qwest and U S WEST agrees on behalf of itself and its Subsidiaries that they will not, between the date hereof and the Effective Time, directly or indirectly, do any of the following without the prior written consent of the other:

     (a) (i) except for (a) the issuance of shares of Qwest Common Stock and U S WEST Common Stock in the ordinary course of business and in a manner consistent with past practice in amounts not exceeding the amounts set forth in
Schedule 5.02 in order to satisfy obligations under employee benefit plans disclosed in Schedule 3.03 or 4.03 and U S WEST Equity Rights or Qwest Equity Rights issued thereunder and under existing dividend reinvestment plans, (b) grants of stock options with respect to Qwest Common Stock or U S WEST Common Stock to employees as set forth on Schedule 5.02 hereto in the ordinary course of business and in a manner consistent with past practice, (c) issuances of equity securities as set forth on Schedule 5.02, (d) the issuance of securities by a Subsidiary to any Person which is directly or indirectly wholly-owned by Qwest or U S WEST (as the case may be), or (e) liens granted to secure indebtedness permitted by Schedule 5.02: issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, such Party or any of its Subsidiaries; (ii) amend or propose to amend the Certificate of Incorporation or Bylaws (or other comparable organizational document) of such Party or any of its Subsidiaries, or adopt, amend or propose to amend any stockholder rights plan or related rights agreement; (iii) split, combine or reclassify any outstanding shares of Qwest Common Stock or U S WEST Common Stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to shares of Qwest Common Stock or U S WEST Common Stock, except pursuant to Section 6.17; (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock, except that Qwest shall be permitted to acquire shares of Qwest Common Stock and U S WEST shall be permitted to acquire shares of U S WEST Common Stock, from time to time in open market transactions, consistent with past practice and in compliance with Legal Requirements and the provisions of any applicable employee benefit plan, program or arrangement, for issuance upon the exercise of options and other rights granted, and the lapsing of restrictions, under such Party's respective employee benefit plans, programs and arrangements and dividend reinvestment plans and, in the case of U S WEST, under any stock repurchase programs previously authorized and announced or otherwise set forth in Schedule 5.02 hereof; (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 5.02(a); or (vi) with respect to Qwest, its Subsidiaries, affiliates, agents and employees, take any action which may reasonably be expected to effect, change or manipulate the Average

Price, including but not limited to (x) purchases or sales of Qwest Common Stock, and (y) public announcements other than normal earnings announcements or announcements made in the ordinary course of business;

     (b) (i) except as permitted by Schedule 5.02 hereto, and acquisitions pursuant to 6.19 hereof, acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make or increase any investment in another entity (other than an entity which is a wholly-owned Subsidiary of such Party as of the date hereof and other than incorporation of a wholly-owned Subsidiary) or joint ventures in connection with network buildouts, and investments in customers in the ordinary course of business and investments permitted by Schedule 5.02;
(ii) except in the ordinary course of business and in a manner consistent with past practice or as may be required by, or in accordance with, law or any Governmental or Regulatory Authority in order to permit or facilitate the consummation of the transactions contemplated hereby, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any assets of such Party or any of its Subsidiaries, except for transactions permitted by Schedule 5.02 and acquisitions pursuant to Section
6.19 hereof; (iii) except in the ordinary course of business and in a manner consistent with past practice and all Legal Requirements and Permits, authorize or make capital expenditures; (iv) except as permitted by Schedule 5.02 and acquisitions pursuant to Section 6.19 hereof, enter into any other agreement, contract or commitment except (1) in the ordinary course of business of operating the existing businesses of Qwest or U S WEST, as the case may be, or
(2) in accordance with the then current business plan for any of the other existing businesses of Qwest or U S WEST, as the case may be; or (v) authorize or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 5.02(b);

     (c) incur indebtedness (from that shown on its balance sheet as of December 31, 1998) except (i) as permitted by Schedule 5.02 hereto and (ii) refinancing of existing indebtedness;

     (d) enter into (i) leveraged derivative contracts (defined as contracts that use a factor to multiply the underlying index exposure), or (ii) other derivative contracts except for the purpose of hedging known interest rate and foreign exchange exposures or otherwise reducing such Party's cost of financing, provided, however, that employee stock ownership plans and other pension and deferred compensation plans of Qwest or U S WEST may enter into derivative contracts as part of their ordinary course investment strategy;

     (e) take any action with respect to the grant of any severance or termination pay, or stay, bonus, or other incentive arrangements (otherwise than pursuant to Benefit Plans and policies of such Party in effect on the date hereof or in the ordinary course of such Party's business) or with respect to any increase in benefits payable under its severance or termination pay policies, or stay, bonus or other incentive arrangements in effect on the date hereof, if all such actions taken were to result, in the payment, or the obligation to pay, of an amount, in any particular case, in excess of the amount permitted by Schedule 5.02;

     (f) except, in each case, as listed on Schedule 5.02, make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice or as otherwise required by Legal Requirements or the provisions of any Qwest Benefit Plan or

U S WEST Benefit Plan, as the case may be) under any Qwest Benefit Plan or any U S WEST Benefit Plan, as the case may be, to any director or officer of, or independent contractor or consultant to, such Party or any of its Subsidiaries, adopt or otherwise materially amend (except for amendments required or made advisable by Legal Requirements) any Qwest Benefit Plan or U S WEST Benefit Plan, as the case may be (other than any such adoption or amendment which affects retirees generally as a group), or enter into or amend any employment or consulting agreement of the type which would be required to be disclosed hereunder pursuant to Section 3.11 hereof with respect to Qwest or Section 4.11 hereof with respect to U S WEST, or grant or establish any new awards under any such existing Qwest Benefit Plan or U S WEST Benefit Plan or agreement with respect to officers or directors (except in the ordinary course of business and in amounts and in a manner consistent with past practice);

     (g) file any material amended Tax Returns, settle any material Tax audits or other proceedings, other than in connection with currently pending proceedings or subsequent related proceedings, or change in any material respect (i) its method of tax accounting or tax practice or (ii) its accounting policies, methods or procedures, except as required by GAAP;

     (h) take any action which could reasonably be expected to materially adversely affect or delay the ability of any of the Parties to obtain any approval of any Governmental or Regulatory Authority required to consummate the transactions contemplated hereby;

     (i) take any action that would prevent or impede the Merger from qualifying for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;

     (j) other than pursuant to this Agreement, take any action to cause the shares of their respective Common Stock to cease to be quoted on any of the stock exchanges on which such shares are now quoted;

     (k) (i) issue SARs, new performance shares, restricted stock, or similar equity based rights, except as set forth in Section 5.02(a) and except in the ordinary course of business and in a manner consistent with past practice and as set forth on Schedule 5.02; (ii) materially modify any actuarial cost method, assumption or practice used in determining benefit obligations, annual expense and funding for any Benefit Plan, except to the extent required by GAAP; (iii) materially modify the investment philosophy of the Benefit Plan trusts or maintain an asset allocation which is not consistent with such philosophy, subject to any ERISA fiduciary obligation; (iv) subject to any ERISA fiduciary obligation, enter into any outsourcing agreement, or any other material contract relating to the Benefit Plans or management of the Benefit Plan trusts, provided that U S WEST and Qwest may enter into any such contracts that may be terminated within two years; (v) offer any new or extend any existing retirement incentive, "window" or similar benefit program; (vi) grant any ad hoc pension increase; (vii) establish any new or fund any existing "rabbi" or similar trust (except in accordance with the current terms of such trust), or enter into any other arrangement for the purpose of securing non-qualified benefits or deferred compensation; (viii) adopt or implement any corporate owned life insurance; or (ix) adopt, implement or maintain any "split dollar" life insurance program;

     (l) except as provided in Schedule 5.02, agree to enter into any merger, reorganization, share exchange, business combination or similar transaction pursuant to which the stockholders of U S WEST or Qwest, as applicable, will receive any consideration (whether payable in cash, securities, property or other consideration) in exchange for their shares of Qwest Common Stock or U S WEST Common Stock, as applicable; or

     (m) authorize or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 5.02(b).

Qwest and U S WEST agree that any written approval obtained under this Section
5.02 may be relied upon by a Party if signed by a member of the Transition Committee appointed by the other Party.

     SECTION 5.03 No Solicitation. (a) From and after the date hereof, Qwest and U S WEST shall not, nor shall they permit any of their respective Subsidiaries to, nor shall they authorize or permit any of their respective officers, directors or employees to, and shall use their commercially reasonable efforts to cause any investment banker, financial advisor, attorney, accountants or other representatives retained by them or any of their respective Subsidiaries not to, directly or indirectly through another person,
(i) solicit, initiate or encourage (including by way of furnishing information), or knowingly take any other action designed to facilitate, any Alternative Transaction (as hereinafter defined), or (ii) participate in any discussions regarding any Alternative Transaction; provided, however, that if, at any time prior to the time the Qwest Stockholders' Approval or the U S WEST Stockholders' Approval is obtained, the Board of Directors of Qwest or U S WEST, as the case may be, determines in good faith, that to provide such information or to participate in such negotiations or discussions is reasonably likely to result in a Qwest Superior Proposal or a U S WEST Superior Proposal (as such terms are defined in Section 6.02 hereof), as the case may be, that was not initially solicited by it and that did not otherwise result from a breach of this Section 5.03, U S WEST or Qwest, as applicable, may, subject to the Party receiving the Qwest Superior Proposal or U S WEST Superior Proposal, as the case may be, giving the other Party written notice of its intention to do so, after obtaining a confidentiality agreement substantially similar to the Confidentiality Agreement dated July 8, 1999 between the Parties, (x) furnish information with respect to Qwest or U S WEST, as the case may be, and (y) engage in discussion and negotiations regarding such proposal. Each of Qwest and U S WEST shall promptly notify the other Party orally and in writing of any request for information or of any proposal in connection with an Alternative Transaction, the material terms and conditions of such request or proposal and the identity of the person making such request or proposal. Each of Qwest and U S WEST will keep the other Party reasonably informed of the status (including amendments or proposed amendments) of such request or proposal on a current basis. Each of Qwest and U S WEST shall immediately cease and terminate any existing solicitation, initiation, encouragement activity, discussion or negotiation with any persons conducted heretofore by them or their representatives with respect to the foregoing.

     (b) Each of Qwest and U S WEST (i) agrees not to release any Third Party (as defined in Section 5.03(c)) from, or waive any provision of, or fail to enforce, any standstill agreement or similar agreement to which it is a party related to, or which could affect, an Alternative Transaction and agrees that either Party shall be entitled to enforce the other Party's rights and remedies under and in connection with such agreements (provided Qwest shall have no such right with respect to the Global Merger Agreement) and
(ii) acknowledges that the provisions of clause (i) are an important and integral part of this Agreement. Nothing contained in this Section 5.03 or in
Section 6.02 shall prohibit either Party (i) from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, or (ii) from making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors of such Party, after receipt of advice from outside counsel, failure to disclose would result in a reasonable likelihood that such Board of Directors would breach its duties to such Party's stockholders under applicable law.

     (c) For purposes of this Agreement, "Alternative Transaction" means a proposal or intended proposal, regarding any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than a Party and its Subsidiaries (a "Third Party XE "Third Party" ") acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than twenty percent (20%) of the outstanding shares of Qwest or U S WEST, as the case may be, whether from Qwest of U S WEST, as the case may be, or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of, or business combination with U S WEST or any of its Significant Subsidiaries, or Qwest or any of its Significant Subsidiaries, as applicable, by a merger or other business combination (including any so-called "merger-of-equals" and whether or not U S WEST or any of its Significant Subsidiaries or Qwest or any of its Significant Subsidiaries, as the case may be, is the entity surviving any such merger or business combination), or (iii) any other transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of Subsidiaries of U S WEST or Qwest, as the case may be, and any entity surviving the merger or business combination including any of them) of U S WEST or any of its Subsidiaries or Qwest or any of its Subsidiaries, as the case may be, for consideration equal to twenty percent (20%) or more of the fair market value of all of the outstanding shares of U S WEST Common Stock or twenty percent (20%) or more of the fair market value of all of the outstanding shares of Qwest Common Stock, as the case may be, on the date of this Agreement.

     SECTION 5.04 Subsequent Financial Statements. Prior to the Effective Time, each of Qwest and U S WEST will timely file with the SEC, each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by such Party under the Exchange Act and the rules and regulations promulgated thereunder and will promptly deliver to the other copies of each such report filed with the SEC. As of their respective dates, none of such reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The respective audited financial statements and unaudited interim financial statements of each of Qwest and U S WEST, as the case may be, included in such reports will fairly present the financial position of such Party and its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended in accordance with GAAP applied on a consistent basis and, subject, in the case of unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

     SECTION 5.05 Control of Operations. Nothing contained in this Agreement shall give U S WEST, directly or indirectly, the right to control or direct Qwest's operations prior to the Effective Time. Nothing contained in this Agreement shall give Qwest, directly or indirectly, the right to control or direct U S WEST's operations prior to the Effective Time. Prior to the Effective Time, each of U S WEST and Qwest shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective operations.

                                    ARTICLE 6
                              Additional Agreements

     SECTION 6.01 Joint Proxy Statement and the Registration Statement. (a) As promptly as practicable after the execution and delivery of this Agreement, Qwest and U S WEST will prepare and file with the SEC the Joint Proxy Statement and Registration Statement, or an amendment thereto, and Qwest U S WEST shall use all reasonable efforts to have the Joint Proxy Statement and Registration Statement declared effective by the SEC under the Securities Act, and promptly thereafter shall mail to the holders of record of shares of U S WEST Common Stock and Qwest Common Stock, the Joint Proxy Statement; provided, however, that Qwest and U S WEST shall not mail or otherwise furnish the Joint Proxy Statement to their respective stockholders unless and until:

        (i) they have received notice from the SEC that the Registration Statement is effective under the Securities Act;

        (ii) Qwest shall have received a letter of its independent accountants, dated a date within two (2) business days prior to the date of the first mailing of the Joint Proxy Statement, and addressed to Qwest, in form and substance reasonably satisfactory to Qwest and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 with respect to the financial statements of U S WEST included in the Joint Proxy Statement and the Registration Statement; and

        (iii) U S WEST shall have received a letter of its independent accountants, dated a date within two (2) business days prior to the date of the first mailing of the Joint Proxy Statement, and addressed to U S WEST, in form and substance reasonably satisfactory to U S WEST and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 with respect to the financial statements of Qwest included in the Joint Proxy Statement and the Registration Statement.

(b) The Parties will cooperate in the preparation of the Joint Proxy Statement and the Registration Statement and in having the Registration Statement declared effective as soon as practicable.

     SECTION 6.02 Qwest and U S WEST Stockholders' Meetings and Consummation of the Merger. (a) As promptly as practicable after the Registration Statement is declared effective under the Securities Act, Qwest shall duly give notice of, convene and hold a meeting of its stockholders (the "Qwest Stockholders' Meeting") in accordance with Delaware Law for the purposes of obtaining the approval of Qwest stockholders required to approve this Agreement and the other transactions contemplated hereby (the "Qwest Stockholder Approval") and shall, subject to the provisions of Section 6.02(b) hereof, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement and the other transactions contemplated hereby and shall use its commercially reasonable efforts to obtain the Qwest Stockholder Approval.

     (b) Neither the Board of Directors of Qwest nor any committee thereof shall (i) except as expressly permitted by this Section 6.02(b), withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to U S WEST, the approval or recommendation of such Board of Directors or such committee of this Agreement, the Merger and the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction, or (iii) cause Qwest to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Qwest Acquisition Agreement") related to any Alternative Transaction. Notwithstanding the foregoing, in the event that prior to the time the Qwest Stockholder Approval is obtained, Qwest receives a Qwest Superior Proposal (as defined below), the Board of Directors of Qwest may (subject to this and the following sentences) inform Qwest stockholders that it no longer believes that the transactions contemplated by this Agreement are advisable and no longer recommends approval of this Agreement and the transactions contemplated hereby (a "Qwest Subsequent Determination"), but only at a time that is after the fifth business day following U S WEST's receipt of written notice advising U S WEST that the Board of Directors of Qwest has received a Qwest Superior Proposal specifying the material terms and conditions of such Qwest Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing), identifying the person making such Qwest Superior Proposal and stating that it intends to make a Qwest Subsequent Determination. After providing such notice, Qwest shall provide a reasonable opportunity to U S WEST to make such adjustments in the terms and conditions of this Agreement as would enable Qwest to proceed with its recommendation to its stockholders without a Qwest Subsequent Determination; provided, however, that any such adjustment shall be at the discretion of the Parties at the time. For purposes of this Agreement, a "Qwest Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an Alternative Transaction which the Board of Directors of Qwest determines in its good faith judgment (based on, among other things, the advice of a financial advisor of nationally recognized reputation) to be more favorable to Qwest's stockholders than the transactions contemplated by this Agreement taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of Qwest, after obtaining the advice of a financial advisor of nationally recognized reputation, the Third Party is reasonably able to finance the transaction, and any proposed changes to this Agreement that may be proposed by U S WEST in response to such Alternative Transaction). Qwest shall submit this Agreement to its stockholders at the Qwest Stockholders' Meeting even if the Board of Directors of Qwest shall have made a Qwest Subsequent Determination.

     (c) As promptly as practicable after the Registration Statement is declared effective under the Securities Act, U S WEST shall duly give notice of, convene and hold a meeting of its stockholders (the "U S WEST Stockholders' Meeting") in accordance with Delaware Law, for the purposes of obtaining the approval of U S WEST Stockholders required to approve this

Agreement and the transactions contemplated hereby (the "U S WEST Stockholder Approval") and shall, subject to the provisions of Section 6.02(d) hereof, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby and shall use its commercially reasonable efforts to obtain the U S WEST Stockholder Approval.

     (d) Neither the Board of Directors of U S WEST nor any committee thereof shall (i) except as expressly permitted by this Section 6.02(d), withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Qwest, the approval or recommendation of such Board of Directors or such committee of this Agreement and the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction, or (iii) cause U S WEST to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "U S WEST Acquisition Agreement") related to any Alternative Transaction. Notwithstanding the foregoing, in the event that prior to the time U S WEST Stockholder Approval is obtained, U S WEST receives a U S WEST Superior Proposal (as defined below), the Board of Directors of U S WEST may (subject to this and the following sentences) inform U S WEST stockholders that it no longer believes that the transactions contemplated by this Agreement are advisable and no longer recommends approval of this Agreement and the transactions contemplated hereby (a "U S WEST Subsequent Determination"), but only at a time that is after the fifth business day following Qwest's receipt of written notice advising Qwest that the Board of Directors of U S WEST has received a U S WEST Superior Proposal specifying the material terms and conditions of such U S WEST Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing), identifying the person making such U S WEST Superior Proposal and stating that it intends to make a U S WEST Subsequent Determination. After providing such notice, U S WEST shall provide a reasonable opportunity to Qwest to make such adjustments in the terms and conditions of this Agreement as would enable U S WEST to proceed with its recommendation to its stockholders without a U S WEST Subsequent Determination; provided, however, that any such adjustment shall be at the discretion of the Parties at the time. For purposes of this Agreement, a "U S WEST Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an Alternative Transaction which the Board of Directors of U S WEST determines in its good faith judgment (based on, among other things, the advice of a financial advisor of nationally recognized reputation) to be more favorable to U S WEST's stockholders than the transactions contemplated by this Agreement taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of U S WEST, after obtaining the advice of a financial advisor of nationally recognized reputation, the Third Party is reasonably able to finance the transaction, and any proposed changes to this Agreement that may be proposed by Qwest in response to such Alternative Transaction). U S WEST shall submit this Agreement to its stockholders at the U S WEST Stockholders' Meeting even if the Board of Directors of U S WEST shall have made a U S WEST Subsequent Determination.

     SECTION 6.03 Additional Agreements. (a) Upon the terms and subject to the conditions hereof and as soon as practicable after the conditions set forth in
Article 7 hereof have been fulfilled or waived, each of the Parties shall execute in the manner required by Delaware Law and deliver to and file with the Secretary of State of the State of Delaware such instruments and agreements as may be required by Delaware Law, and the Parties shall take all such other and further actions as may be required by law, to make the Merger effective. Prior to the filings referred to in this Section 6.03(a), a closing (the "Closing") will be held at the offices of Cadwalader, Wickersham & Taft (or such other place as the Parties may agree) for the purpose of confirming all the foregoing. The Closing will take place upon the fulfillment or waiver of all of the conditions to closing set forth in Article 7 of this Agreement, or as soon thereafter as practicable (the date of the Closing being herein referred to as the "Closing Date").

     (b) Each of the Parties will comply in all material respects with all Legal Requirements in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby. Each of Qwest and U S WEST shall promptly prepare and file a Premerger Notification in accordance with the HSR Act, shall promptly comply with any requests for additional information, and shall use its commercially reasonable efforts to obtain termination of the waiting period thereunder as promptly as practicable.

     (c) Each of U S WEST and Qwest shall:

     (i) take or cause to be taken and to do or cause to be done prior to the Effective Time all things necessary, proper or advisable to ensure compliance with the Telecom Act and all other Legal Requirements or Permits, and to obtain in a timely manner all necessary Permits or waivers from, approvals or consents of, or declarations, registrations or filings with, and all expirations of waiting periods imposed by, any Governmental or Regulatory Authority which are necessary for the consummation of the transactions contemplated hereby, other than such of the foregoing the failure of which to obtain would not prevent or materially delay the consummation of the transactions contemplated hereby or have a Material Adverse Effect on U S WEST or Qwest (the "Required Regulatory Approvals"), including, without limitation:

     (1) the amendment of this Agreement as may be necessary, proper or advisable in order to ensure compliance with the Telecom Act and all other Legal Requirements or Permits;

     (2) the divestiture, sale or termination of any services, activities or interests in order to comply with restrictions contained in the Telecom Act or in any other Legal Requirements or Permits including, without limitation, those restrictions relating to long distance service, electronic publishing or manufacturing;

     (3) the divestiture, sale or restructuring of any joint ventures with or ownership interests in Third Parties or the termination of any commercial relationships with Third Parties to comply with restrictions contained in the Telecom Act or in any other Legal Requirements or Permits including, without limitation, those restrictions relating to long distance, electronic publishing or manufacturing;

     (4) in determining which actions need to be taken pursuant to subsections
(2) and (3) above, the Parties shall give priority to obtaining the Required Regulatory Approvals on an expedited basis, and shall refrain from taking or adopting positions that are likely to result in substantial additional regulatory proceedings or otherwise delay the granting of the Required Regulatory Approvals; and

     (ii) take or cause to be taken and to do or cause to be done prior to the Effective Time all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

     Nothing contained in this Section 6.02(c) shall require U S WEST or Qwest to consent to: (1) any restriction, limitation, or obligation with respect to the businesses of U S WEST or Qwest or any sale or disposition of any assets of U S WEST or Qwest which is reasonably expected to result in, directly or indirectly, a reduction in aggregate proportional revenues of U S WEST and Qwest on a pro forma, combined basis for the last four fiscal quarters prior to the Closing Date (the "Maximum Revenue Reduction Amount") in excess of the amount set forth on the letter of understanding dated July 18, 1999 or (2) the occurrence of any additional capital investment (which has an IRR of less than ten percent (10%) as determined in the sole discretion of U S WEST) as a result of, or in order to, obtain any Required Regulatory Approval (the "Incremental Capital Investment Amount") in excess of the amount set forth in the letter of understanding dated July 18, 1999.

     SECTION 6.04 Notification of Certain Matters. Each of Qwest and U S WEST shall give prompt notice to the other of the following:

     (a) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue, inaccurate or incomplete in any material respect at any time from the date hereof to the Effective Time, in which case such Party shall promptly update and deliver to the other Party any Schedules hereto which require an update to remain true, accurate and complete, or (ii) directly or indirectly, any Material Adverse Effect on such Party;

     (b) any material failure of such Party, or any officer, director, employee or agent of any thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

     (c) any facts relating to such Party which would make it necessary or advisable to amend the Joint Proxy Statement or the Registration Statement in order to make the statements therein not misleading or to comply with applicable law; provided, however, that the delivery of any notice pursuant to this Section 6.04 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice; and

     (d) its becoming aware of any facts, event or other information which reveals or indicates that the consummation of the Merger would or may result in any illegality, forfeiture or loss on the part of either U S WEST or any of its Subsidiaries, or Qwest or any of its Subsidiaries.

     SECTION 6.05 Access to Information. (a) From the date hereof to the Effective Time, each of Qwest and U S WEST shall, and shall cause its respective Subsidiaries, and its and their officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel and agents of the other Party reasonable access during regular business hours to such Party's and its Subsidiaries' officers, employees, auditors, counsel, agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other with all financial, operating and other data and information as such other Party may reasonably request.

     (b) Each of Qwest and U S WEST agrees that all non-public, confidential information so received from the other Party shall be deemed received pursuant to the confidentiality agreement, dated as of July 8, 1999, between Qwest and U S WEST (the "Confidentiality Agreement") and such Party shall, and shall cause its Subsidiaries and each of its and their respective officers, directors, employees, financial advisors, attorneys, accountants, consultants and agents ("Party Representatives") to, comply with the provisions of the Confidentiality Agreement with respect to such information, and the provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein.

     SECTION 6.06 Public Announcements. Qwest and U S WEST shall develop a joint communications plan and each Party shall use all commercially reasonable efforts to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan or, to the extent inconsistent therewith, shall have received the prior written approval of the other Parties.

     SECTION 6.07 Cooperation. (a) Upon the terms and subject to the conditions hereof, each of the Parties agrees to cooperate with each other (i) to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and (ii) to obtain all necessary waivers, consents and approvals from any Governmental or Regulatory Authority or other Person, including Required Regulatory Approvals and (iii) to effect all necessary filings under the Securities Act, the Exchange Act and the HSR Act or any other Legal Requirements or Permits. The Parties shall (i) cooperate in responding to inquiries from, and making presentations to, Governmental or Regulatory Authorities; (ii) promptly inform the other Party of any material oral or written communication received by such Party from, or given by such party to any Governmental or Regulatory Authority and of any material communication received or given in connection with any proceeding by a private Party, in each case regarding any of the transactions contemplated hereby; and (iii) consult with each other in advance of any meeting or conference with, or of making any filing or other written submission to, any such Governmental or Regulatory Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the applicable Governmental or Regulatory Authority or other Person, give the other Party the opportunity to attend and participate in such meetings and conferences, or to review and approve any such filing or other written submission, in each case regarding the Merger.

     (b) Each of U S WEST and Qwest shall cooperate with each other to eliminate or reduce to the extent possible any illegality, forfeiture or loss of which one may have notified the other pursuant to Section 6.04(d) in order to permit the consummation of the Merger.

     SECTION 6.08 Indemnification, Directors' and Officers' Insurance. For a period of six (6) years after the Effective Time, (a) the Surviving Corporation shall maintain in effect the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of U S WEST and Qwest and each of their respective Subsidiaries and any directors, officers or employees indemnification agreements of U S WEST and Qwest and their respective Subsidiaries, (b) the Surviving Corporation shall maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by U S WEST and Qwest, respectively (provided that Qwest may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured in any material respect) with respect to claims arising from facts or events which occurred on or before the Effective Time, and (c) the Surviving Corporation shall indemnify the directors and officers of U S WEST and Qwest, respectively, to the fullest extent to which U S WEST and Qwest are permitted to indemnify such officers and directors under their respective charters and bylaws and applicable law.

     SECTION 6.09 Employee Benefit Plans. Except as otherwise provided herein or set forth on Schedule 5.02, Qwest and U S WEST agree that, unless otherwise mutually agreed, the Surviving Corporation (and its Subsidiaries) may, but shall have no obligation to, maintain the U S WEST Benefit Plans and the Qwest Benefit Plans as separate plans after the Effective Time with respect to employees covered by such plans immediately prior to the Effective Time. The Parties Agree that the benefits provided pursuant to U S WEST's severance and retention programs and agreements, as specifically set forth in Schedule 5.02, will be provided in accordance with the terms of those programs and agreements.

     SECTION 6.10 Commercially Reasonable Efforts. Each of Qwest and U S WEST shall use its commercially reasonable efforts to obtain the opinions referred to in Sections 7.02(d), 7.03(d) and 7.03(e).

     SECTION 6.11 NASDAQ Listing. Qwest shall use its commercially reasonable efforts to cause, prior to the Effective Time, the shares of Qwest Common Stock to be issued in the Merger and the shares of Qwest Common Stock to be issued upon the exercise of the U S WEST Rights to be approved for listing on NASDAQ, effective upon official notice of issuance.

     SECTION 6.12 Management. (a) The Chief Executive Officer of
Qwest shall be appointed the initial Chief Executive Officer of the Surviving Corporation and the Chief Executive Officer of U S WEST shall be appointed the initial President of the Broadband Local and Wireless Division of the Surviving Corporation. The Chief Executive Officer of Qwest, the Chief Executive Officer of U S WEST and Philip F. Anschutz shall serve as initial Chairmen of the Board of Directors and as members of the Office of the Chairman of the Surviving Corporation.

     (b) The executive positions of the Surviving Corporation listed on
Schedule 6.12(b) will be appointed jointly by the Chief Executive Officer of Qwest, Chief Executive Officer of U S WEST and Philip F. Anschutz.

     (c) The headquarters of the Surviving Corporation will be 1801 California Street, Denver, Colorado.

     SECTION 6.13 No Shelf Registration. Qwest shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Qwest received pursuant hereto by the Persons who may be deemed to be "affiliates" of Qwest or U S WEST within the meaning of Rule 145 promulgated under the Securities Act. The shares of Qwest Common Stock issuable upon exercise of options pursuant to Section 2.02(b) hereof shall be registered under the Securities Act and such registration shall be effective at the time of issuance.

     SECTION 6.14 Affiliates. U S WEST (i) has disclosed to Qwest on Schedule
6.14 hereof all persons who are, or may be, as of the date hereof its Affiliates for purposes of Rule 145 under the Securities Act, and (ii) shall use all commercially reasonable efforts to cause each person who is identified as its "affiliate" on Schedule 6.14 to deliver to Qwest as promptly as practicable but in no event later than the Closing Date, a signed agreement substantially in the form previously agreed to by Qwest and U S WEST. U S WEST shall notify Qwest from time to time of any other persons who then are, or may be, such an "affiliate" and use all commercially reasonable efforts to cause each additional person who is identified as an "affiliate" to execute a signed agreement as set forth in this Section 6.14.

     SECTION 6.15 Blue Sky. Qwest and U S WEST will use their commercially reasonable efforts to obtain prior to the Effective Time all necessary state securities or "blue sky" Permits and approvals required to permit the distribution of the shares of Qwest Common Stock to be issued in accordance with the provisions of this Agreement.

     SECTION 6.16 Tax-Free Reorganization. Each of the Parties will use its commercially reasonable efforts, and each agrees to cooperate with the other Parties and provide one another with such documentation, information and materials, as may be reasonably necessary, proper or advisable, to cause the Merger to qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 6.17 Interim Dividend Policy. Except as set forth on Schedule 6.17, Qwest shall not, without the prior written consent of U S WEST, declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise (a "Dividend") with respect to shares of Qwest
Common Stock. U S WEST shall be permitted, without the prior written consent of Qwest, to declare and pay Dividends with respect to shares of U S WEST Common Stock in the ordinary course of business and in a manner consistent with past practice not in excess of the amounts set forth on Schedule 6.17.

     SECTION 6.18 Dividend Policy. Following the Closing, the Surviving Corporation shall declare and pay initially quarterly dividends with respect to its common stock of $0.0125 per share.

     SECTION 6.19 Permitted Acquisitions. During the period from the date of this Agreement through the Closing Date, each of Qwest and U S WEST may engage in acquisition transactions taking the form of a stock acquisition, asset acquisition, merger or similar type or form of transaction ("Acquisitions"); provided, however, that such transactions comply with this Section 6.19. Each of Qwest and U S WEST may engage in Acquisitions provided that the value of the aggregate consideration payable by such Party in such Acquisitions shall not exceed $1,000,000,000 (including assumptions of debt). Any Acquisitions in excess of such amount shall require the prior written consent of the other party. Additionally, U S WEST may engage in like kind asset swaps of telephone exchanges of equivalent value.

     SECTION 6.20 Equal Management. Subject to the Board of Directors of the Surviving Corporation or its affiliates, each of U S WEST and Qwest agree for a period of one (1) year following the Effective Time that the twenty (20) most senior policy-making executives of the Surviving Corporation shall be substantially equally represented by officers of U S WEST and Qwest, and U S WEST and Qwest shall be proportionally represented at each level of senior management.

                                    ARTICLE 7
                            Conditions To The Merger

     SECTION 7.01 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the following conditions:

     (a) Stockholder Approval. The Merger and this Agreement shall have been approved and adopted by the requisite vote of the stockholders of U S WEST and this Agreement, the Merger and the issuance of Qwest Common Stock pursuant to the Merger shall have been approved by the requisite vote of the stockholders of Qwest, in each case in accordance with Delaware Law and the rules of the NYSE and the NASDAQ, as applicable;

     (b) Legality. No federal, state or foreign statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any Governmental or Regulatory Authority which is in effect and has the effect of (i) making the Merger illegal or otherwise prohibiting the consummation of the Merger, or (ii) creating a Material Adverse Effect on the Surviving Corporation; provided, however, all Required Regulatory Approvals are governed by Section 7.01(g) below;

     (c) HSR Act. Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

     (d) Registration Statement Effective. The Registration Statement shall have become effective prior to the mailing by each of Qwest and U S WEST of the Joint Proxy Statement to its respective stockholders, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn;

     (e) Blue Sky. All state securities or "blue sky" Permits or approvals required to carry out the transactions contemplated hereby shall have been received;

     (f) Stock Exchange Listing. The shares of Qwest Common Stock to be issued in the Merger shall have been duly approved for listing on NASDAQ, subject to official notice of issuance;

     (g) Regulatory Matters. All Required Regulatory Approvals shall be in full force and effect; provided, however, that a Required Regulatory Approval shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any Governmental or Regulatory Authority of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such Governmental or Regulatory Authority, which would reasonably be expected to cause the Maximum Revenue Reduction Amount or Incremental Capital Investment Amount to be exceeded.

     SECTION 7.02 Additional Conditions to Obligations of Qwest. The obligations of Qwest to effect the Merger are also subject to the fulfillment of the following conditions:

     (a) Representations and Warranties. The representations and warranties of U S WEST set forth in this Agreement shall have been true and correct on the date hereof and, without giving effect to any materiality qualifications or limitations therein, on and as of the Closing Date as though made on the Closing Date (except to the extent that any representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date) except (i) for changes permitted under Section 5.02 hereof or otherwise contemplated by this Agreement, and (ii) for such failures to be true and correct which in the aggregate would not reasonably be expected to result in a Material Adverse Effect on U S WEST.

     (b) Agreements and Covenants. U S WEST shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time; provided, however, that for purposes of this Section 7.02(b) only, such agreements and covenants shall be deemed to have been complied with unless the failure or failures of such agreements and covenants to have been complied with (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on Qwest, either with or without giving effect to the Merger, or a material adverse effect on the consummation of the transactions contemplated hereby.

     (c) Certificates. Qwest shall have received a certificate of an executive officer of U S WEST to the effect set forth in paragraphs (a) and (b) above.

     (d) Tax Opinion. Qwest shall have received an opinion of Davis Polk & Wardwell, dated as of the Closing Date, in form and substance reasonably satisfactory to Qwest, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that each of Qwest and U S WEST will be a party to the reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Davis Polk & Wardwell may require and shall be entitled to rely upon customary representations of officers of Qwest and U S WEST.

     (e) Spin-Off Tax Opinion. Qwest shall have received a copy of the opinion delivered by Cadwalader, Wickersham & Taft to U S WEST pursuant to Section 7.03
(e).

     (f) Consents Under U S WEST Agreements. U S WEST shall have obtained the consent or approval of any Person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on U S WEST or Qwest.

     SECTION 7.03 Additional Conditions to Obligations of U S WEST. The obligations of U S WEST to effect the Merger are also subject to the fulfillment of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Qwest set forth in this Agreement shall have been true and correct on the date hereof and, without giving effect to any materiality qualifications or limitations therein, on and as of the Closing Date as though made on the Closing Date (except to the extent that any representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date) except (i) for changes permitted under Section 5.02 hereof or otherwise contemplated by this Agreement, and (ii) for such failures to be true and correct which in the aggregate would not reasonably be expected to result in a Material Adverse Effect on Qwest.

     (b) Agreements, Covenants. Qwest shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time; provided, however, that for purposes of this Section 7.03(b) only, such agreements and covenants shall be deemed to have been complied with unless the failure or failures of such agreements and covenants to have been complied with (without regard to materiality qualifiers contained therein), individually or in the aggregate, results or would reasonably be expected to result in a Material Adverse Effect on U S WEST, either with or without giving effect to the Merger, or a material adverse effect on the consummation of the transactions contemplated hereby.

     (c) Certificates. U S WEST shall have received a certificate of an executive officer of Qwest to the effect set forth in paragraphs (a) and (b) above.

     (d) Tax Opinion. U S WEST shall have received an opinion of Cadwalader, Wickersham & Taft, dated as of the Closing Date, in form and substance reasonably satisfactory to U S WEST, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, that the consummation of the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that each of Qwest and U S WEST will be a party to the reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Cadwalader, Wickersham & Taft may require and shall be entitled to rely upon customary representations of officers of U S WEST and Qwest.

     (e) Spin-Off Tax Opinion. U S WEST shall have received an opinion of Cadwalader, Wickersham & Taft, dated as of the Closing Date, in form and substance reasonably satisfactory to U S WEST, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, that the Merger pursuant to this Agreement will not affect the tax-free qualification of the Exchange-Distribution under Section 355 of the Code. In rendering such opinion,

Cadwalader, Wickersham & Taft may require and shall be entitled to rely upon customary representations of officers of U S WEST and Qwest.

     (f) Consents Under Qwest Agreements. Qwest shall have obtained the consent or approval of any Person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on U S WEST or Qwest.

                                    ARTICLE 8
                        Termination, Amendment And Waiver

     SECTION 8.01 Termination. This Agreement may be terminated at any time before the Effective Time, in each case as authorized by the respective Board of Directors of Qwest or U S WEST:

     (a) By mutual written consent of each of Qwest and U S WEST;

     (b) By either Qwest or U S WEST if the Merger shall not have been consummated on or before July 30, 2000 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; and provided further, however, that if on the Termination Date the conditions to the Closing set forth in Sections 7.01(c) or 7.01(g) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be automatically extended to December 31, 2000;

     (c) By either Qwest or U S WEST if any Governmental or Regulatory Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

     (d) (i) By Qwest, (a) if U S WEST shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (1) is incapable of being cured by U S WEST prior to the Termination Date, and (2) renders any condition under Sections 7.01 or 7.02 incapable of being satisfied prior to the Termination Date, or (b) if a condition under Sections 7.01 or 7.02 to Qwest's obligations hereunder is incapable of being satisfied prior to the Termination Date;

        (ii) By U S WEST, (a) if Qwest shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (1) is incapable of being cured by Qwest prior to the Termination Date, and (2) renders any condition under Sections 7.01 or 7.03 incapable of being satisfied prior to the Termination Date, or (b) if a condition under Sections 7.01 or 7.03 to U S WEST's obligation hereunder is incapable of being satisfied prior to the Termination Date;

     (e) By either Qwest or U S WEST if the Board of Directors of the other or any committee of the Board of Directors of the other (i) shall fail to include in the Joint Proxy Statement its recommendation without modification or qualification that its stockholders approve this Agreement and the Merger, (ii) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Merger, (iii) shall approve or recommend any Alternative Transaction or (iv) shall resolve to take any of the actions specified in this Section 8.01(e);

     (f) By either Qwest or U S WEST if the Qwest Stockholder Approval or the U S WEST Stockholder Approval shall fail to have been obtained at a duly held stockholders meeting of either of such companies, including any adjournments thereof; or

     (g) By U S WEST, if (i) the Average Price is less than $22.00, or (ii) at any time prior to the Closing Date the closing price for Qwest Common Stock on NASDAQ is below $22.00 for any 20 consecutive trading days and within 5 business days of the end of such period U S WEST has notified Qwest of such termination.

     SECTION 8.02 Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 8.01 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the Parties, except (i) as set forth in this Section 8.02 and in Sections 3.16, 4.16, 6.05, and 10.03 hereof, and (ii) nothing herein shall relieve any Party from liability for any willful breach hereof.

     (b) If this Agreement (i) is terminated by Qwest pursuant to Section 8.01(e) hereof, (ii) could have been (but was not) terminated by Qwest pursuant to Section 8.01(e) hereof and is subsequently terminated by U S WEST or Qwest pursuant to Section 8.01(f) because of the failure to obtain the U S WEST Stockholder Approval, (iii) (a) could not have been terminated by Qwest pursuant to Section 8.01(e) hereof but is subsequently terminated by U S WEST or Qwest pursuant to Section 8.01(f) because of the failure to obtain the U S WEST Stockholder Approval, (b) at any time after the date of this Agreement and prior to the U S WEST Stockholders' Meeting there shall have been (or been renewed or continued) an offer or proposal for, an announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), or any agreement with respect to, a transaction that would constitute an Alternative Transaction (as defined in Section 5.03(c) hereof) except that for the purposes of this Section 8.02(b), the applicable percentage in clause (i) of such definition shall be fifty percent (50%), and (c) within twelve (12) months after the termination of this Agreement, U S WEST enters into a definitive agreement with any Third Party with respect to an Alternative Transaction or (iv) is terminated by Qwest as a result of U S WEST's material breach of Section 6.01, 6.02(c) or Section 6.02(d) hereof which in the case of
Section 6.01 and Section 6.02(c) only, is not cured within thirty (30) days after notice thereof to U S WEST, U S WEST shall pay to Qwest a termination fee of $850 million plus in the case of (i), (ii) or (iii) of the first sentence of this Section 8.02 (b) only, repay to Qwest an amount equal to one half of the cash amount paid to Global by U S WEST pursuant to the Termination Agreement (the "Termination Agreement") between U S WEST and Global dated as of July 18, 1999 (the "Global Termination Fee") in cash, together with interest thereon, at a rate equal to the London Interbank Offered Rate plus .15% from the date hereof to the date such amount is due pursuant to this Agreement (collectively, the "Note Repayment Amount"), reflecting repayment of one half of the principal and interest on the note evidencing funds transferred by a subsidiary of Qwest to U S WEST on the date hereof to pay the cash amount paid to Global by U S WEST pursuant to the Termination Agreement (which amount in the event of the termination of this Agreement will be repaid only on the terms and to the extent set forth in this
Section 8.02(b) with respect to the Note Repayment Amount (and not in excess of one half of the the Note Repayment Amount). If this Agreement is terminated for any reason (other than as described in the case of (i), (ii) or (iii) of the first sentence of this Section 8.02 (b)), Qwest shall deliver to U S WEST, at Qwest's election, either (x) 2,231,076 shares of Global common stock (subject to any adjustment for reclassification, recapitalization, split-up, combination or exchange of Global common stock after the date hereof) (the "Global Share Amount") or (y) an amount in cash equal to the average closing price of Global common stock for the five trading days preceding the date of such termination multiplied by the Global Share Amount. If this Agreement is terminated for any reason described in (i), (ii) or (iii) of the first sentence of this Section
8.02 (b), Qwest shall deliver to U S WEST, at Qwest's election, either (x) 1,115,538 shares of Global common stock (subject to any adjustment for reclassification, recapitalization, split-up, combination or exchange of Global common stock after the date hereof) or (y) one-half of an amount in cash equal to the average closing price of Global common stock for the five trading days preceding the date of such termination multiplied by the Global Share Amount. For the avoidance of doubt, in the event the Note Repayment Amount is not paid when due, interest on the Note Repayment Amount shall be paid thereon from the due date to the date of the repayment pursuant to the provisions of Section
8.02 (e) and not pursuant to the provisions of Section 8.02 (b).

     (c) If this Agreement (i) is terminated by U S WEST pursuant to Section 8.01(e) hereof, (ii) could have been (but was not) terminated by U S WEST pursuant to Section 8.01(e) hereof and is subsequently terminated by Qwest or U S WEST pursuant to Section 8.01(f) because of the failure to obtain the Qwest Stockholder Approval, (iii) (a) could not have been terminated by U S WEST pursuant to Section 8.01(e) hereof but is subsequently terminated by Qwest or U S WEST pursuant to Section 8.01(f) because of the failure to obtain the Qwest Stockholder Approval, (b) at any time after the date of this Agreement and prior to the Qwest Stockholders' Meeting there shall have been an offer or proposal for, an announcement of any intention with respect to (including the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), or any agreement with respect to, a transaction that would constitute an Alternative Transaction (as defined in Section 5.03(c) hereof) except that for the purposes of this Section 8.02(c), the applicable percentage in clause (i) of such definition shall be fifty percent (50%) involving Qwest or any of Qwest's Subsidiaries, and (c) within twelve (12) months after the termination of this Agreement, Qwest enters into a definitive agreement with any Third Party with respect to an Alternative Transaction or (iv) is terminated by U S WEST as a result of Qwest's material breach of Section 6.01, Section 6.02(a) or Section 6.02(b) hereof which, in the case of Section 6.01 and Section 6.02(a) only, is not cured within thirty (30) days after notice thereof to Qwest, Qwest shall pay to U S WEST a termination fee of $850 million (the "U S WEST Termination Fee").

     (d) Each termination fee payable under Sections 8.02(b) or (c) above and Note Repayment Amount payable under Section 8.02(b) above shall be payable in cash, payable no later than one business day following the delivery of notice of termination to the other Party, or, if such fee shall be payable pursuant to clause (iii) of Section 8.02(b), such fee shall be payable no later than one business day following the day such Party enters into the definitive agreement referenced in such clause (iii).

     (e) Qwest and U S WEST agree that the agreements contained in Sections 8.02(b) and (c) above are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If one Party fails to promptly pay to the other any fee due under such Sections 8.02(b) or (c), then the defaulting Party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A., from the date such fee was required to be paid.

     SECTION 8.03 Amendment. This Agreement may be amended by the Parties pursuant to a writing adopted by action taken by all of the Parties at any time before the Effective Time; provided, however, that, after approval of this Agreement by the stockholders of Qwest or U S WEST, whichever shall occur first, no amendment may be made which would (a) alter or change the amount or kinds of consideration to be received by the holders of U S WEST Common Stock or Qwest Common Stock upon consummation of the Merger, (b) alter or change any term of the Certificate of Incorporation of Qwest or U S WEST, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of Qwest or U S WEST. This Agreement may not be amended except by an instrument in writing signed by the Parties.

     SECTION 8.04 Waiver. At any time before the Effective Time, any Party may
(a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and
(c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.

                                    ARTICLE 9
                                   Definitions

     SECTION 9.01 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

     "Affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

     "Agreement" means this Agreement and Plan of Merger, together with all of its schedules and exhibits.

     "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

     "Control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

     "Delaware Law" means the Delaware General Corporation Law, as amended.

     "DistributingCo" means MediaOne Group, Inc., a Delaware corporation and the holder of all of the U S WEST Common Stock prior to the Exchange-Distribution.

     "Exchange Act" means the Securities Exchange Act of 1934, as the same may be amended from time to time.

     "Exchange-Distribution" means (i) DistributingCo's exchange on June 12, 1998 with the holders of DistributingCo Communications Group Common Stock of
U S WEST Common Stock for DistributingCo Communications Group Common Stock and
(ii) DistributingCo's distribution on June 12, 1998 of U S WEST Common Stock to holders of DistributingCo Media Group Common Stock.

     "FCC" means the United States Federal Communications Commission.

     "GAAP" means United States generally accepted accounting principles.

     "Governmental or Regulatory Authority" means any domestic or foreign, national, federal, state, county, city, local or other administrative, legislative, regulatory or other governmental authority, commission, agency, court of competent jurisdiction or other judicial entity, tribunal, arbitrator, office, principality, registry (including, but not limited to, with respect to patents, trademarks, designs, or copyrights), legislative or regulatory body, instrumentality, or non-governmental, quasi-governmental, or private agency, commission or authority or any arbitral tribunal exercising any regulatory or taxing authority.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as the same may be amended from time to time.

     "Knowledge" of any Party means the actual knowledge of the executive officers of such Party.

     "Material Adverse Effect" means any change in or effect on the business of the referenced Person or any of its Subsidiaries that is or will be materially adverse to the business, operations (including the income statement), management, properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of such referenced corporation and its Subsidiaries taken as a whole, but shall not include the effects of changes that are generally applicable in (i) the telecommunications industry, (ii) the United States economy, or (iii) the United States securities markets.

     "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, entity or group (as defined in the Exchange Act) or a Governmental or Regulatory Authority.

     "Securities Act" means the Securities Act of 1933, as the same may be amended from time to time.

     "Significant Subsidiary" means any Subsidiary which on the date of determination is a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act.

     "Subsidiary," "Qwest Subsidiary," or "U S WEST Subsidiary" means any Person on the date of determination of which Qwest or U S WEST, as the case may be (either alone or through or together with any other Subsidiary or Subsidiaries), owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such Person.

     "Tax" or "Taxes" means any U.S. federal, state or local or foreign taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties, or similar fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts thereon.

     "Tax Returns" means any U.S. federal, state or local or foreign return, report, or statement required to be filed with any Governmental or Regulatory Authority with respect to Taxes.

     "Year 2000 Compliant" means, with respect to any computer hardware, software, databases, automated systems or other computer and telecommunications equipment owned or used by a Person, or included or incorporated in such Person's products ("Systems"), that such Systems are designed to be used prior to, during and after the calendar year 2000 A.D. and will (i) operate normally,
(ii) record, process, calculate, compare, sequence, or use dates properly,
(iii) accurately determine intervals between and time elapsed among dates before, within and after such year, and (iv) otherwise operate without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Without limiting the generality of the foregoing, "Year 2000 Compliant" means that such Person's Systems:

          (i) will not abnormally terminate, malfunction or stop processing upon encountering date data either from before, within or after such year;

          (ii) will properly identify leap years and process related date data;

          (iii) have been designed to ensure Year 2000 Compliance, including, but not limited to, recognizing and recording the proper century associated with date data and properly calculating same century and multi-century formulas and date values;

          (iv) include user interfaces that properly display, record and accept date data in single century and multi-century cases; and

          (v) properly send date data to, receive date data from, any other hardware, software and systems with which such Systems normally operate and interact, including on-site backup, hot-site companion and disaster recovery systems, as well as properly recording, retaining and manipulating such date data; provided, however, that such other hardware, software and Systems are themselves Year 2000 Compliant.

                                   ARTICLE 10
                               General Provisions

     SECTION 10.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01 hereof, as the case may be, except that (a) the agreements set forth in Article 1 and Sections 2.03, 2.04, 2.05, 2.06, 6.08 and
6.12 hereof shall survive the Effective Time indefinitely, (b) the agreements and representations set forth in Sections 3.10, 3.16, 4.10, 4.16, 6.05(b), 8.02 and 10.03 hereof shall survive termination indefinitely, and (c) nothing contained herein shall limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

     SECTION 10.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the Parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a Party as shall be specified by like notice):

     (a)  if to Qwest:

          Qwest Communications International Inc.
          700 Qwest Tower
          555 Seventeenth Street
          Denver, Colorado 80202
          Attention: Chief Financial Officer
          Facsimile: (303) 992-1798

          with a copy to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York 10017
          Attention:  Dennis S. Hersch, Esq.
                      Joseph R. Rinaldi, Esq.
          Facsimile: (212) 450-4800

     (b)  if to U S WEST:

          U S WEST, Inc.
          1801 California Street
          Denver, Colorado 80202
          Attention: Mark Roellig, Esq.
          Facsimile: (303) 298-8763

          with a copy to:

          Cadwalader, Wickersham & Taft
          100 Maiden Lane
          New York, New York 10038-4892
          Attention: Dennis J. Block, Esq.
          Facsimile: (212) 504-6666

     SECTION 10.03 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, except that those expenses incurred in connection with the printing of the Joint Proxy Statement and the Registration Statement, as well as the filing fees related thereto and any filing fee required in connection with the filing of Premerger Notifications under the HSR Act, shall be shared equally by Qwest and U S WEST.

     SECTION 10.04 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, then all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

     SECTION 10.06 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Voting Agreement and the Confidentiality Agreement constitute the entire agreement and, except as expressly set forth herein, supersedes any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except for Section 6.08 (Indemnification, Directors' and Officers' Insurance) and Section 6.12 (Governance; Name), is not intended to confer upon any person other than Qwest, U S WEST, and, after the Effective Time, their respective stockholders, any rights or remedies hereunder.

     SECTION 10.07 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

     SECTION 10.08 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, without regard to the conflicts of laws provisions thereof.

     SECTION 10.09 Submission to Jurisdiction; Waivers. Each of the parties hereof irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by the other party hereto or its successors or assigns may be brought and determined in the courts of the State of Delaware, and each of the parties hereto hereby irrevocable submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 10.09, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by the applicable law, that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.

     SECTION 10.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, U S WEST and Qwest have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                           U S WEST, INC.


                                           By: /s/ Solomon D. Trujillo
                                               ---------------------------------
                                               Name:  Solomon D. Trujillo
                                               Title: Chairman, President and
                                                      Chief Executive Officer


                                           QWEST COMMUNICATIONS
                                             INTERNATIONAL INC.


                                           By: /s/ Joseph P. Nacchio
                                               ---------------------------------
                                               Name:  Joseph P. Nacchio
                                               Title: Chairman and Chief
                                                      Executive Officer

                             INDEX OF DEFINED TERMS

Term                                                                      Page
----                                                                      ----

Acquiring Person...........................................................29
Acquisitions...............................................................45
Affiliate..................................................................52
Agreement..................................................................52
Alternative Structure......................................................10
Alternative Transaction....................................................37
Average Price...............................................................3

blue sky...................................................................13
Board of Directors..........................................................7

Cash Alternative Notice.....................................................9
Cash Amount.................................................................9
Cash True-Up................................................................9
Closing....................................................................41
Closing Date...............................................................41
Code.......................................................................53
Common Shares Trust.........................................................6
Confidentiality Agreement..................................................43
Control....................................................................53
controlled by..............................................................53
Conversion Ratio............................................................3

Delaware Law...............................................................53
Determination Period........................................................3
Disqualified Rights.........................................................3
Disqualified Shares.........................................................3
DistributingCo.............................................................53
Dividend...................................................................45

Effective Time..............................................................2
Environmental Law..........................................................18
ERISA......................................................................15
Excess Shares...............................................................6
Exchange Act...............................................................53
Exchange Agent..............................................................4
Exchange Fund...............................................................5
Exchange-Distribution......................................................53

FCC........................................................................53

GAAP.......................................................................53
Global.....................................................................29
Global Merger Agreement....................................................29
Global Share Amount........................................................51
Global Termination Fee.....................................................51

                                    Index-1

Governmental or Regulatory Authority.......................................53

Hazardous Substances.......................................................18
HSR Act....................................................................53

Incremental Capital Investment Amount......................................42
Intellectual Property......................................................19
IRS........................................................................15

Joint Proxy Statement......................................................15

Knowledge..................................................................53

Legal Requirements.........................................................14
Lehman Brothers............................................................29

Material Adverse Effect....................................................53
Maximum Revenue Reduction Amount...........................................42
Merger......................................................................1
Merger Consideration........................................................3
Merrill Lynch..............................................................29

NASDAQ......................................................................3
Note Repayment Amount......................................................51
NYSE........................................................................6

Parent.....................................................................10
Parties.....................................................................1
Party.......................................................................1
Party Representatives......................................................43
PBGC.......................................................................16
Per Share Cash True Up.....................................................10
Permits....................................................................14
Person.....................................................................54
Pre-Surrender Dividends.....................................................5

Qwest.......................................................................1
Qwest Acquisition Agreement................................................39
Qwest Benefit Plans........................................................15
Qwest Cash Election.........................................................9
Qwest Common Stock..........................................................2
Qwest Communications International Inc......................................9
Qwest Contracts............................................................20
Qwest Equity Rights........................................................11
Qwest Intellectual Property................................................19
Qwest Licenses.............................................................20
Qwest Right.................................................................3
Qwest SEC Reports..........................................................13
Qwest Stockholder Approval.................................................39
Qwest Stockholders' Meeting................................................38
Qwest Subsequent Determination.............................................39
Qwest Subsidiary...........................................................54

                                    Index-2

Qwest Superior Proposal....................................................39
Qwest Warrants.............................................................11

Registration Statement.....................................................15
Required Regulatory Approvals..............................................41
Rights Agreement...........................................................29

SEC.........................................................................3
Securities Act.............................................................54
Significant Subsidiary.....................................................54
Subsidiary.................................................................54
Systems....................................................................54

Tax........................................................................54
Tax Returns................................................................54
Taxes......................................................................54
Telecom Act................................................................13
Termination Agreement......................................................50
Termination Date...........................................................49
Third Party................................................................37
Transition Committee.......................................................32
True Up Exchange Ratio.....................................................10

U S WEST....................................................................1
U S WEST Acquisition Agreement.............................................40
U S WEST Benefit Plans.....................................................26
U S WEST Common Stock.......................................................3
U S WEST Contracts.........................................................31
U S WEST Equity Rights.....................................................22
U S WEST Intellectual Property.............................................30
U S WEST Licenses..........................................................31
U S WEST Right..............................................................3
U S WEST SEC Reports.......................................................24
U S WEST Stockholder Approval..............................................40
U S WEST Stockholders' Meeting.............................................39
U S WEST Subsequent Determination..........................................40
U S WEST Subsidiary........................................................54
U S WEST Superior Proposal.................................................40
U S WEST Termination Fee...................................................51
under common control with..................................................53

Voting Agreement............................................................1

Year 2000 Compliant........................................................54


                                    Index-3

                                                                         ANNEX B

                                VOTING AGREEMENT

     Agreement dated as of July 18, 1999 among each of the shareholders listed on the signature page hereto (each, a "Shareholder") and U S WEST, Inc., a Delaware corporation (the "Company").

     (A) Capitalized terms used herein and not otherwise defined shall have the meaning assigned such terms in the Agreement and Plan of Merger dated as of July 18, 1999 between the Company and Qwest Communications International Inc. ("Qwest") (the "Merger Agreement").

     (B) U S WEST has agreed to enter into the Merger Agreement only if the parties hereto enter into this Voting Agreement.

     Accordingly, the parties hereto agree as follows:

     1. Representations and Warranties of Each Shareholder. Each Shareholder hereby represents and warrants, severally and not jointly, to the Company, with respect to itself, as follows:

     (a) Title. As of July 12, 1999, such Shareholder beneficially owns the number of shares, or warrants to acquire such shares, as the case may be, set forth after such Shareholders name on Exhibit A attached hereto, of common stock, $0.01 par value per share, of Qwest (with respect to each Shareholder, the shares of common stock of Qwest beneficially owned by such Shareholder or warrants to acquire common stock of Qwest beneficially owned by such Shareholder, or shares of common stock of Qwest into which options or warrants beneficially owned by such Shareholder is exercisable, as the case may be, specified after such Shareholders name on Exhibit A hereto shall be referred to herein as the "Shares"). Such Shareholder owns the Shares free and clear of all liens, claims, options, charges or other encumbrances.

     (b) Right to Vote. Such Shareholder has (subject only in the case of warrants or options to the exercise of such warrants or options into shares of common stock of Qwest) full legal power, authority and right to vote all Shares in favor of approval and adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement without the consent or approval of, or any other action on the part of, any other person or entity. Without limiting the generality of the foregoing, except for this Agreement or as otherwise permitted by this Agreement, such Shareholder has not entered into any voting agreement with any person or entity with respect to any Shares, granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any Shares, deposited any Shares in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting its legal power, authority or right to vote the Shares in favor of the transactions contemplated by the Merger Agreement. As of the date of the Qwest Stockholders Meeting, except for this Agreement or as otherwise permitted by this Agreement and, with respect to warrants or options which constitute Shares, subject only to the exercise of such warrants or options into shares of common stock of Qwest, such Shareholder will have full legal power, authority and right to vote all Shares beneficially owned by such Shareholder in favor of the approval of the transactions contemplated by the Merger Agreement without the consent or approval of, or any other action on the part of, any other person or entity. From and after the date hereof, except as otherwise permitted by this Agreement, such Shareholder will not commit any act that could restrict or otherwise affect such legal power, authority and right to vote all Shares in favor of the transactions contemplated by the Merger Agreement. Without limiting the generality of the foregoing, except as otherwise permitted by this Agreement, from and after the date hereof, such Shareholder will not enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement limiting or affecting such Shareholders legal power, authority or right to vote the Shares in favor of the approval of the transactions contemplated by the Merger Agreement (other than this Agreement).

     (c) Authority. Such Shareholder has full legal power, authority and right to execute and deliver, and to perform its obligations under, this Agreement. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, subject to
(i)bankruptcy, insolvency, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors rights generally and (ii)general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     (d) Conflicting Instruments. Neither the execution and delivery of this Agreement nor the performance by such Shareholder of its agreements and obligations hereunder will result in any breach or violation of, or be in conflict with or constitute a default under, any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which such Shareholder is a party or by which such Shareholder (or any of its assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or affect such Shareholders ability to perform its obligations under this Agreement.

     2. Restriction on Transfer; Other Restrictions. Such Shareholder shall not transfer (as defined below) record ownership or beneficial ownership, or both, of any Shares, except in each case to the extent permitted below. Such Shareholder may transfer record ownership or beneficial ownership, or both, of any Shares, and the Shares so transferred shall cease to be subject to this Agreement; provided that if, as a result of such transfer, less than the Minimum Amount (as defined below) would be subject to this Agreement, then the Person to whom record ownership or beneficial ownership, or both, of such transferred shares shall be transferred shall execute and deliver to the Company an agreement reasonably acceptable to the Company by which such transferee agrees that such transferred shares shall be Shares that are subject to this Agreement and agrees to be bound by Sections 2, 3 and 4 of this Agreement with respect to such transferred shares. For the purposes of this Agreement, the term (x) "transfer" means a sale, an assignment, a grant, a transfer, a pledge, the creation of a lien or other disposition of any Shares or any interest of any nature in any Shares, including, without limitation, the beneficial ownership of such Shares and (y) "Minimum Amount" means

250,000,000 shares of Qwest Common Stock; provided that if prior to the termination of this Agreement the number of outstanding shares of Qwest Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if any dividend payable in stock or other securities shall be declared on the Qwest common stock with a record date prior to the date of termination of this Agreement, then the Minimum Amount shall be adjusted accordingly.

     (a) Notwithstanding anything in this Agreement to the contrary, such Shareholder may pledge, or otherwise grant security in respect of, any Shares held by such Shareholder in connection with any bona fide lending or hedging or other financing transaction entered into by such Shareholder and, upon any foreclosure or other exercise of remedies in respect of such Shares, none of the restrictions under this Agreement shall apply to such Shares or any Person exercising such remedies or acquiring any interest in such Shares.

     (b) Except as otherwise specifically provided herein, such Shareholder further agrees not to take any action which may reasonably be expected to effect, change or manipulate the trading prices of Qwest common stock.

     3. Agreement to Vote of Shareholder. Such Shareholder hereby irrevocably and unconditionally agrees to vote or to cause to be voted all Shares at the Qwest Stockholders Meeting and at any other annual or special meeting of shareholders of Qwest or action by written consent where such matters arise
(a)in favor of the adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, (b) against (i) approval of any proposal made in opposition to or in competition with the Merger or any of the other transactions contemplated by the Merger Agreement, (ii) any merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of Qwest or any of its subsidiaries, with or involving any party other than the Company, (iii) any liquidation or winding up of Qwest, (iv) any extraordinary dividend by Qwest, (v) any change in the capital structure of Qwest (other than pursuant to the Merger Agreement) and
(vi) any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the Merger or the other transactions contemplated by the Merger Agreement or result in a breach of any of the covenants, representations, warranties or other obligations or agreements of Qwest under the Merger Agreement which would materially and adversely affect Qwest or its ability to consummate the transactions contemplated by the Merger Agreement and (c) in favor of the election of directors of Qwest, as the surviving corporation, contemplated by Section 2.07 of the Merger Agreement at each meeting of the stockholders of Qwest, as the surviving corporation, where such directors are nominated subsequent to the Effective Time. The obligations of the Shareholders specified in this Section 3 shall apply whether or not the Board of Directors of Qwest makes a Qwest Subsequent Determination.

     4. Satisfaction of Conditions to the Mergers. Each of the Shareholders shall assist and cooperate with the parties to the Merger Agreement in doing all things necessary, proper or advisable under applicable law as promptly as practicable to consummate and make effective the Mergers and the other transactions contemplated by the Merger Agreement and such Shareholder shall not take any action that would or is reasonably likely to result in any of the representations and warranties set forth in this Agreement being untrue or in any of the conditions set forth in Article 7 of the Merger Agreement not being satisfied.

     5. Invalid Provisions. If any provision of this Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without it affecting the remaining provisions of this Agreement.

     6. Additional Shares. If, after the date hereof, such Shareholder acquires beneficial ownership of any additional shares of capital stock of Qwest (any such shares, "Additional Shares"), including, without limitation, upon exercise of any option, warrant or right to acquire Shares of capital stock of Qwest or through any stock dividend or stock split, the provisions of this Agreement applicable to the Shares shall be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof. The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action by any person or entity immediately upon the acquisition by any Shareholder of beneficial ownership of such Additional Shares.

     7. Executed in Counterparts. This Agreement may be executed in counterparts each of which shall be an original with the same effect as if the signatures hereto and thereto were upon the same instrument.

     8. Specific Performance. The parties hereto agree that if for any reason any Shareholder fails to perform any of its agreements or obligations under this Agreement irreparable harm or injury to the Company would be caused if or which money damages would not be an adequate remedy. Accordingly, such Shareholder agrees that, in seeking to enforce this Agreement against such Shareholder, the Company shall be entitled, in addition to any other remedy available at law, equity or otherwise, to specific performance and injunctive and other equitable relief. The provisions of this Section 8 are without prejudice to any other rights or remedies, whether at law or in equity, that the Company may have against such Shareholder for any failure to perform any of its agreements or obligations under this Agreement.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

     10. Amendments; Termination.(a) This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

     (b) The provisions of this Agreement (other than Section 3(c)) shall terminate upon the earliest to occur of (i)the consummation of the Merger,
(ii)the date which is two years after the date hereof, (iii)the termination of the Merger Agreement if, but only if, the Merger Agreement is terminated solely for reasons that are not directly or indirectly related to the commencement of, or any Persons direct or indirect indication of interest in making, a Qwest Superior Proposal or (iv)the termination of the Merger Agreement by U S WEST.
Section 3(c) of this Agreement shall terminate on the date which is three years after the date hereof.

     (c) For purposes of this Agreement, the term "Merger Agreement" includes the Merger Agreement, as the same may be modified or amended from time to time, other than a modification or amendment to the Merger Agreement changing the Merger Consideration or otherwise materially adversely affecting the rights of Qwest shareholders.

     11. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors (including, in the case of such Shareholder or any other individual, any executors, administrators, estates, legal representatives and heirs of such Shareholder or such individual) and permitted assigns; provided that, except as otherwise provided in this Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations, under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 18th day of July, 1999.


                                    U S WEST, INC.



                                    By: /s/ Solomon D. Trujillo
                                        ----------------------------------
                                       Name: Solomon D. Trujillo
                                             -----------------------------
                                       Title: Chairman, President and
                                              Chief Executive Officer
                                              ----------------------------



                                    ANSCHUTZ FAMILY INVESTMENT COMPANY LLC



                                    By: /s/ Craig D. Slater
                                        ----------------------------------
                                       Name: Craig D. Slater
                                             -----------------------------
                                       Title: Executive Vice President
                                              -----------------------------



                                    ANSCHUTZ COMPANY



                                    By: /s/ Craig D. Slater
                                        ----------------------------------
                                       Name: Craig D. Slater
                                             -----------------------------
                                       Title: Executive Vice President
                                              -----------------------------

                                                                       EXHIBIT A





Shareholder Name                                Amount of Shares
----------------                                ----------------


Anshutz Company                                 287,089,328


Anschutz Family Investment                      17,200,000 shares issuable
Company LLC                                     upon exercise of a warrant

                                                                         ANNEX C



                               [LETTERHEAD OF DLJ]



                                        July 18, 1999


Board of Directors
Qwest Communications International Inc.
700 Qwest Tower
555 Seventeenth Street
Denver, Colorado 80202

Dear Members of the Board:

     You have requested our opinion as to the fairness from a financial point of view to the holders of common stock of Qwest Communications International Inc. ("Qwest") of the Merger Consideration (defined below) provided for in the Agreement and Plan of Merger, dated as of July 18, 1999 (the "Merger Agreement"), between Qwest and U S WEST, Inc. ("U S WEST").

     Pursuant to the Merger Agreement, among other things, (i) U S WEST will be merged with and into Qwest (the "Merger") and (ii) each outstanding share of the common stock, par value $0.01 per share, of U S WEST ("U S WEST Common Stock") will be converted, subject to certain exceptions and the Qwest Cash Election (defined below), into the right to receive that number of shares of the common stock, par value $0.01 per share, of Qwest ("Qwest Common Stock") equal to (x) $69.00 divided by the average of the volume weighted averages of the trading prices of Qwest Common Stock on the NASDAQ National Market for the 15 trading days randomly selected by Qwest and U S WEST from the 30 consecutive trading days ending on the third trading day immediately preceding the date on which certain conditions to the closing of the Merger are satisfied or waived (the "Average Price"), if the Average Price is greater than or equal to $28.26 and less than or equal to $39.90, (y) 2.44161, if the Average Price is less than $28.26 or (z) 1.72932, if the Average Price is greater than $39.90. The Merger Agreement further provides that if the Average Price is less than 38.70, Qwest will have the right to elect to pay a portion of the Merger Consideration in cash (the "Qwest Cash Election"), in an amount to be mutually agreed upon by Qwest and U S WEST, in which event, in lieu of the consideration described above, each holder of U S WEST Common Stock will be entitled to receive for each share of U S WEST Common Stock, subject to certain exceptions, (i) a number of shares of Qwest Common Stock equal to the True Up Exchange Ratio (as defined in the Merger Agreement) and (ii) an amount of cash equal to the Per Share Cash True Up (as defined in the Merger Agreement). The number of shares of Qwest Common Stock, and in the case of the Qwest Cash Election the cash amount, into which shares of U S WEST Common Stock will be so converted in the Merger is referred to herein as the "Merger Consideration."

     In arriving at our opinion, we have reviewed the Merger Agreement and certain related documents. We also have reviewed certain financial and other information that was publicly available or furnished to us by Qwest and U S WEST, including information provided during discussions with Qwest and U S WEST. Included in the information provided during discussions with Qwest and U S WEST were certain financial projections of Qwest and U S WEST prepared by the managements of Qwest and U S WEST. In addition, we have compared certain financial and securities data of Qwest and U S WEST with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Qwest Common Stock and U S WEST Common Stock, reviewed prices and premiums paid in certain other business combinations, and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by Qwest, U S WEST or their respective representatives, or that was otherwise reviewed by us. In particular, we have relied upon the estimates of the managements of Qwest and U S WEST as to the operating synergies anticipated to result from the proposed Merger. With respect to the financial projections relating to Qwest and U S WEST supplied to us, we have relied on representations that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the managements of Qwest and U S WEST as to the future operating and financial performance of Qwest and U S WEST and the operating synergies anticipated to result from the proposed Merger. We have not assumed any responsibility for making any independent evaluation of any assets or liabilities or for making any independent verification of any of the information reviewed by us. We have assumed that in the course of obtaining the necessary regulatory and third party consents for the proposed Merger and the transactions contemplated thereby, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the proposed Merger or the transactions contemplated thereby. In addition, we have relied as to certain legal matters on advice of counsel to Qwest.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which Qwest Common Stock will actually trade at any time. Our opinion does not address the relative merits of the Merger Agreement or the proposed Merger or other business strategies being considered by Qwest's Board of Directors, nor does it address the Board's decision to proceed with the Merger Agreement or the Merger. Our opinion does not constitute a recommendation to any stockholder with respect to the Merger Agreement or the proposed Merger.

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLJ has performed investment banking and other services for Qwest in the past and has been compensated for such services.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair to the holders of Qwest Common Stock from a financial point of view.

                                        Very truly yours,

                                        DONALDSON, LUFKIN & JENRETTE
                                        SECURITIES CORPORATION



                                        By: /s/ Louis P. Friedman
                                            -----------------------------
                                            Louis P. Friedman
                                            Managing Director

                                                                         ANNEX D

                          (Letterhead of Merrill Lynch)



                                                        July 18, 1999


Board of Directors
U S WEST, Inc.
1801 California Street
Denver, Colorado 80202

Members of the Board of Directors:

         U S WEST, Inc. ("U S WEST") and Qwest Communications International Inc. ("Qwest") have entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which U S WEST will merge with and into Qwest in a transaction (the "Merger") in which each outstanding share of common stock, par value $.01 per share, of U S WEST ("U S WEST Common Stock") (other than shares of U S WEST Common Stock owned by U S WEST or any of its subsidiaries) will be converted into the number of shares of common stock, par value $.01 per share, of Qwest ("Qwest Common Stock") (and possibly an amount in cash) as determined in accordance with Sections 2.02 and 2.09 of the Merger Agreement (the "Merger Consideration").

         You have asked us whether, in our opinion, the Merger Consideration is fair from a financial point of view to the holders of U S WEST Common Stock.

         In arriving at the opinion set forth below, we have, among other things:

         (1) Reviewed certain publicly available business and financial information relating to U S WEST and Qwest that we deemed to be relevant;

         (2) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of U S WEST and Qwest, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger (the "Expected Synergies") furnished to us by U S WEST and Qwest, respectively;

         (3) Conducted discussions with members of senior management and representatives of U S WEST and Qwest concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies;

         (4) Reviewed the market prices and valuation multiples for shares of U S WEST Common Stock and the Qwest Common Stock and compared them with those of certain publicly traded companies that we deemed to be relevant;

         (5) Reviewed the results of operations of U S WEST and Qwest and compared them with those of certain publicly traded companies that we deemed to be relevant;

         (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

         (7) Participated in certain discussions and negotiations among representatives of U S WEST and Qwest and their financial and legal advisors;

         (8)  Reviewed the potential pro forma impact of the Merger;

         (9)  Reviewed the Merger Agreement; and

         (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

         In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of U S WEST or Qwest or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of U S WEST or Qwest. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by U S WEST or Qwest, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of U S WEST's or Qwest's management as to the expected future financial performance of U S WEST or Qwest, as the case may be, and the Expected Synergies. We have further assumed that the Merger will be accounted for as a purchase by U S WEST of Qwest under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that the final form of the Merger Agreement will be substantially similar to the last draft reviewed by us.

         Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, to the Merger Agreement, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

          We are acting as financial advisor to U S WEST in connection with the Merger and will receive a fee from U S WEST for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, U S WEST has agreed to indemnify us for certain liabilities arising out of our engagement. We are currently and have, in the past, provided financial advisory and financing services to U S WEST and Qwest (and certain of their affiliates) and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade shares of U S WEST Common Stock and other securities of U S WEST, as well as shares of Qwest Common Stock and other securities of Qwest, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

         This opinion is for the use and benefit of the Board of Directors of U S WEST. Our opinion does not address the merits of the underlying decision by U S WEST to engage in the Merger and does not constitute a recommendation to any shareholder of U S WEST as to how such shareholder should vote on the proposed Merger or any matter related thereto. Also our opinion does not address the relative merits, financial or otherwise, of the Merger as compared to any alternative transaction or business strategy that may be available to U S WEST.

         We are not expressing any opinion herein as to the prices at which the shares of U S WEST Common Stock or Qwest Common Stock will trade following the announcement or consummation of the Merger.

         On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration is fair from a financial point of view to the holders of U S WEST Common Stock.

                                  Very truly yours,


                                  Merrill Lynch, Pierce, Fenner & Smith, Inc.

                                                                         ANNEX E


                        [Letterhead of Lehman Brothers]


                                                     July 18, 1999



Board of Directors
U S WEST, Inc.
1801 California Street
Denver, Colorado 80202

Members of the Board:

    We understand that U S WEST, Inc. ("U S WEST" or the "Company") and Qwest Communications International Inc. ("Qwest") intend to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which U S WEST will merge with and into Qwest, with Qwest continuing as the surviving corporation (the "Proposed Transaction"). In the Proposed Transaction, each share of the Company's Common Stock (the "U S WEST Common Stock") will be converted into a number of shares of Qwest's Common Stock (the "Qwest Common Stock") equal to the Exchange Ratio (as defined below). The "Exchange Ratio" means (i) $69.00 divided by (ii) the Qwest Price (as defined below); provided that if the Qwest Price is less than $28.26, the Exchange Ratio will equal 2.44161 and if the Qwest Price is greater than $39.90, the Exchange Ratio will equal 1.72932.
The "Qwest Price" means the volume-weighted average trading price per share of Qwest Common Stock for the 15 trading days randomly selected from the 30 trading days ending on the trading day immediately preceding the consummation
of the Proposed Transaction.   If the Qwest Price is less than $38.70, Qwest
will have the option of paying a portion of the consideration to be issued per share of U S WEST Common Stock in the Proposed Transaction in cash in lieu of shares of Qwest Common Stock, with the actual amount of cash to be paid to be mutually agreed upon by U S WEST and Qwest. In addition, U S WEST will have the right to terminate the Merger Agreement if the trading price of the Qwest Common Stock is less than $22.00 during certain periods prior to the consummation of the Proposed Transaction. The terms and conditions of the Proposed Transaction are set forth in more detail in the Merger Agreement.

    We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the holders of U S WEST Common Stock of the consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

    In arriving at our opinion, we reviewed and analyzed: (1) the Merger Agreement and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company and Qwest that we believe to be relevant to our analysis, including without limitation, Forms 10-K of the Company and Qwest for the fiscal year ended December 31, 1998 and Forms 10-Q of the Company and Qwest for the three months ended March 31, 1999; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including the expected results for the three months ended June 30, 1999 and certain financial forecasts prepared by the Company; (4) financial and operating information with respect to the business, operations and prospects of Qwest furnished to us by Qwest, including the expected results for the three months ended June 30, 1999 and certain financial forecasts prepared by Qwest; (5) a trading history of the U S WEST Common Stock from June 15, 1998 to the present and of the U S WEST Communications Group Common Stock (the common stock of the Company's predecessor) from November 1, 1995 to June 12, 1998 and a comparison of these trading histories with those of other companies that we deemed relevant; (6) a trading history of the Qwest Common Stock from June 24, 1997 to the present and a comparison of this trading history with those of other companies that we deemed relevant;
(7) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant and a comparison of the historical financial results and present financial condition of Qwest with those of other companies that we deemed relevant; (8) third party research analysts' earnings estimates, valuation analyses, target prices and investment recommendations for the Company and Qwest; (9) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; (10) the potential pro forma financial effects of the Proposed Transaction, including the cost savings, operating synergies and strategic benefits expected by management of the Company and Qwest to result from a combination of the businesses of the Company and Qwest; (11) the terms and conditions of the proposed merger of U S WEST with Global Crossing Ltd. ("Global Crossing"); and (12) such information relating to the business, operations and prospects of Global Crossing and Global Crossing's common stock that we deemed relevant. We also have had discussions with the managements of the Company and Qwest concerning their respective businesses, operations, assets, financial conditions and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

    In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company and Qwest that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial forecasts of the Company furnished to us by the Company, upon advice of the Company we have assumed that such forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform in accordance with such forecasts. In addition, with respect to the financial forecasts of Qwest furnished to us by Qwest, upon advice of U S WEST and Qwest we have assumed that such forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Qwest as to the future financial performance of Qwest and that Qwest will perform in accordance with such forecasts. With respect to the cost savings, operating synergies and strategic benefits expected by management of the Company and Qwest to result from a combination of the businesses of U S WEST and Qwest, upon advice of the Company and Qwest we have assumed that such cost savings, operating efficiencies and strategic benefits will be realized substantially in accordance with such expectations. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or Qwest and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or Qwest.

    Upon advice of the Company and its legal advisors, we have assumed that the receipt of shares of Qwest Common Stock by stockholders of U S WEST in the Proposed Transaction will qualify as a tax-free transaction to U S WEST stockholders. Upon advice of the Company and its legal advisors, we also have assumed that consummation of the Proposed Transaction will not cause the split-off by MediaOne Group, Inc. (formerly U S WEST, Inc.) of the Company on June 12, 1998 to fail to qualify as a tax-free transaction. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

    In addition, we do not express any opinion as to the prices at which shares of the Qwest Common Stock may trade at any time prior to or following the consummation of the Proposed Transaction and this opinion should not be viewed as providing any assurance that the market value of the shares of Qwest Common Stock to be held by the holders of U S WEST Common Stock after the consummation of the Proposed Transaction will be in excess of the market value of the shares of U S WEST Common Stock owned by such stockholders at any time prior to announcement of consummation of the Proposed Transaction.

    Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be offered to the holders of U S WEST Common Stock in the Proposed Transaction is fair to such stockholders.

    We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company and its predecessor in the past, and have received customary fees for such services. In the ordinary course of our business, we actively trade in the debt and equity securities of the Company and Qwest for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.


                                        Very truly yours,

                                        LEHMAN BROTHERS INC.

                                        By: /s/ George H. Young III
                                            ------------------------------
                                            George H. Young III
                                            Managing Director

                                                                         ANNEX F

                           SECTION 262 OF THE DELAWARE
                             GENERAL CORPORATION LAW


     Section 262 APPRAISAL RIGHTS - (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Section Section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to Section 228 or
Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (1) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     Indemnification under Qwest Charter and By-Laws and Delaware Law. Article Seventh of the Qwest Communications International Inc. charter provides for the indemnification of directors or officers, in accordance with the By-Laws, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Article VI of the By-laws of Qwest provides that Qwest shall indemnify to the fullest extent permitted by law any director or officer made or threatened to be made a party to any legal action by reason of the fact that such person is or was a director, officer, employee or other corporate agent of Qwest or any subsidiary or constituent corporation or served any other enterprise at the request of Qwest against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Qwest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The General Corporation Law of the State of Delaware provides for the indemnification of directors and officers under certain conditions.

     Qwest D&O Insurance. The directors and officers of Qwest are insured under a policy of directors' and officers' liability insurance.

     Merger Agreement Provisions Relating To U S WEST and Qwest Directors and Officers. The merger agreement provides that for six years after the closing, U S WEST and Qwest will maintain the current provisions regarding indemnification of officers and directors contained in the charter and bylaws of U S WEST and Qwest and will continue to honor any directors, officers or employees indemnification agreements of U S WEST and Qwest and their respective subsidiaries. U S WEST and Qwest shall also maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by U S WEST and Qwest, respectively (except that U S WEST may substitute policies which are, in the aggregate, no less advantageous to the insured in any material respect) with respect to claims arising from facts or events which occurred on or before the consummation of the U S WEST merger. In addition, U S WEST and Qwest shall indemnify the directors and officers of U S WEST and Qwest, respectively, to the fullest extent to which U S WEST and Qwest are permitted to indemnify such officers and directors under their respective charters and bylaws and applicable law.

Item 21.  Exhibits and Financial Statement Schedules.

     (a) List of Exhibits

       Exhibit
        Number                               Description
       -------                               -----------

         2 Agreement and Plan of Merger dated as of July 18, 1999 between U S WEST and Qwest (included as Annex A to the Joint Proxy Statement/Prospectus contained in this Registration Statement).

         3.1 Amended and Restated Certificate of Incorporation of Qwest (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No. 333-25391)).

         3.2 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Qwest (incorporated herein by reference to Form S-3 (File No. 333-58617)).

         3.3 Amended and Restated Bylaws of Qwest (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1998 (File No. 000-22609)).

       Exhibit
        Number                               Description
       -------                               -----------

       4.1(a) Indenture dated as of October 15, 1997 with Bankers Trust Company relating to Qwest's 9.47% notes (incorporated herein by reference to Form S-4 as declared effective on January 5, 1998 (File No. 333-42847)).

       4.1(b) Indenture dated as of August 28, 1997 with Bankers Trust Company relating to Qwest's 10 7/8% notes (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-22609)).

       4.1(c) Indenture dated as of January 29, 1998 with Bankers Trust Company relating to Qwest's 8.29% notes (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-22609)).

       4.1(d) Indenture dated as of November 27, 1998 with Bankers Trust Company relating to Qwest's 7.25% notes (incorporated herein by reference to Qwest's Form S-4 (File No. 333-71603)).

       4.1(e) Indenture dated as of November 4, 1998 with Bankers Trust Company relating to Qwest's 7.50% notes (incorporated herein by reference to Qwest's Form S-4 (File No. 333-71603)).

       4.2(a) Registration Agreement dated November 4, 1998 with Salomon Brothers Inc. relating to Qwest's 7.50% Senior Discount Notes Due 2008 (incorporated herein by reference to Qwest's Form S-4 (File No. 333-71603)).

       4.2(b) Registration Agreement dated November 27, 1998 with Salomon Brothers Inc. relating to Qwest's 7.25% Senior Discount Notes Due 2008 (incorporated herein by reference to Qwest's Form S-4 (File No. 333-71603)).

       4.3 Indenture dated as of June 23, 1997 between LCI International, Inc., and First Trust National Association, as trustee, Providing for the Issuance of Senior Debt Securities, including Resolutions of the Pricing Committee of the Board of Directors establishing the terms of the 7.25% Senior Notes due June 15, 2007 (incorporated herein by reference to LCI's Current Report on Form 8-K dated June 23, 1997).

       4.4 Credit Agreement, dated as of March 31, 1999, among Qwest Communications International Inc., as Borrower, NationsBank, N.A., as Administrative Agent, and the Lenders party thereto (incorporated herein by reference to Qwest's Form 10-Q for the quarter ended March 31, 1999 (File No. 000-22609)).

       5 Opinion of Davis Polk & Wardwell regarding the validity of the securities being registered.

       8.1 Opinion of Davis Polk & Wardwell regarding material federal income tax consequences relating to the merger (To Come).

       8.2 Opinion of Cadwalader, Wickersham & Taft regarding material federal income tax consequences relating to the merger (To Come).

       8.3 Opinion of Cadwalader, Wickersham & Taft regarding the lack of effect of the merger on the tax-free qualification of the prior spin-off of U S WEST (To
                       Come).

       Exhibit
        Number                               Description
       -------                               -----------

        10.1 Voting Agreement dated as of July 18, 1999 among each of the shareholders listed on the signature page thereto and U S WEST (included as Annex B to the Joint Proxy Statement/Prospectus contained in this Registration Statement).

        10.2 Agreement dated as of July 18, 1999 between Qwest and Global Crossing Ltd. (incorporated by reference to
                       Exhibit 10.2 in Qwest's Current Report on Form 8-K filed July 20, 1999).

        10.3 Agreement entered into as of July 18, 1999, between Global Crossing Holding Ltd. and Qwest (incorporated by reference to Qwest's Form 10-Q for the quarter ended June 30, 1999).

        10.4 Growth Share Plan, as amended, effective October 1, 1996 (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No. 333-25391)).

        10.5 Equity Incentive Plan (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No. 333-25391)).

        10.6 Qwest Communications International Inc. Employee Stock Purchase Plan (incorporated herein by reference to Qwest's Preliminary Proxy Statement for the Annual Meeting of Stockholders, filed February 26, 1999)).

        10.7 Deferred Compensation Plan (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1998 (File No. 000-22609)).

        10.8 Equity Compensation Plan for Non-Employee Directors (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-22609)).

        10.9 Qwest Communications International Inc. 401K Plan (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1998 (File No. 000-22609)).

        10.10          Employment Agreement dated December 21, 1996 with Joseph
                       P. Nacchio (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No. 333-25391)).

        10.11 Growth Share Plan Agreement with Joseph P. Nacchio, effective January 1, 1997, and Amendment thereto (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-22609)).

        10.12          Non-Qualified Stock Option Agreement with Joseph P.
                       Nacchio, effective June 1997 (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-22609)).

        10.13 Promissory Note dated November 20, 1996 and Severance Agreement dated December 1, 1996 with Robert S. Woodruff (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No. 333-25391)).

        10.14          Employment Agreement dated March 7, 1997 with Stephen M.
                       Jacobsen (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-22609)).

       Exhibit
        Number                               Description
       -------                               -----------

        10.15 Employment Agreement dated September 19, 1997 with Larry Seese (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-22609)).

        10.16          Employment Agreement dated October 8, 1997 with Lewis O.
                       Wilks (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-22609)).

        10.17 IRU Agreement dated as of October 18, 1996 with Frontier Communications International Inc. (portions have been omitted pursuant to a request for confidential treatment) (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No. 333-25391)).

        10.18 IRU Agreement dated as of February 26, 1996 with WorldCom Network Services, Inc. (portions have been omitted pursuant to a request for confidential treatment) (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No. 333-25391)).

        10.19 IRU Agreement dated as of May 2, 1997 with GTE (portions have been omitted pursuant to a request for confidential treatment) (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No. 333-25391)).

        10.20 LCI International, Inc. 1992 Stock Option Plan (incorporated by reference to LCI's Registration Statement No. 33-60558).

        10.21 LiTel Communications, Inc. 1993 Stock Option Plan (incorporated by reference to LCI's Registration Statement No. 33-60558).

        10.22 LCI International, Inc. 1994/1995 Stock Option Plan (incorporated by reference to LCI's Annual Report on Form 10-K for the year ended December 31, 1993).

        10.23 LCI International, Inc. 1995/1996 Stock Option (incorporated by reference to LCI's Proxy Statement for the 1995 Annual Meeting of Shareowners).

        10.24 LCI International Management Services, Inc. Supplemental Executive Retirement Plan (incorporated by reference to LCI's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995).

        10.25 1997/1998 LCI International, Inc. Stock Option Plan (incorporated by reference to LCI's Annual Report on Form 10-K for the year ended December 31, 1996).

        10.25(a) 1995 Stock Option Plan of Icon CMT Corp. (incorporated by reference to Icon CMT Corp.'s Annual Report on Form 10-K for the year ended December 31, 1996).

        10.25(b) Amendment to Amended and Restated 1995 Stock Option Plan of Icon CMT Corp. (incorporated herein by reference to Icon CMT Corp.'s Registration Statement on Form S-1/A, No. 333-38339)).

        10.26 U.S. Long Distance Corp. 1990 Employee Stock Option Plan (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1998 (File No. 000-22609)).

       Exhibit
        Number                               Description
       -------                               -----------

        10.27 Contractor Agreement dated January 18, 1993 by and between LCI International Telecom Corp. and American Communications Network, Inc. (incorporated by reference to LCI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).

        10.28 Participation Agreement dated as of November 1996 among LCI International, Inc., as the Construction Agent and as the Lessee, First Security Bank, National Association, as the Owner Trustee under the Stuart Park Trust the various banks and lending institutions which are parties thereto from time to time as the Holders, the various banks and lending institutions which are parties thereto from time to time as the Lenders and NationsBank of Texas, N.A., as the Agent for the Lenders (incorporated by reference to LCI's Annual Report on Form 10-K for the year ended December 31, 1996).

        10.29 Agency Agreement between LCI International, Inc., as the Construction Agent and First Security Bank, National Association, as the Owner Trustee under the Stuart Park Trust as the Lessor dated as of November 15, 1996 (incorporated by reference to LCI's Annual Report on Form 10-K for the year ended December 31, 1996).

        10.30 Deed of Lease Agreement dated as of November 15, 1996 between First Security Bank, National Association as the Owner Trustee under the Stuart Park Trust, as Lessor and LCI International, Inc. as Lessee (incorporated by reference to LCI's Annual Report on Form 10-K for the year ended December 31, 1996).

        10.31 Common Stock Purchase Agreement dated as of December 14, 1998 with Microsoft Corporation (incorporated by reference to Qwest's Current Report on Form 8-K filed December 16, 1998).

        10.32 Registration Rights Agreement dated December 14, 1998 with Microsoft Corporation (incorporated herein by reference to Qwest's Current Report on Form 8-K filed December 16, 1998).

        10.33 Registration Rights Agreement dated as of April 18, 1999 with Anschutz Company and Anschutz Family Investment Company LLC (incorporated by reference to Qwest's Current Report on Form 8-K filed April 28, 1999).

        10.34 Common Stock Purchase Agreement dated as of April 19, 1999 with BellSouth Enterprises, Inc. (incorporated by reference to Qwest's Current Report on Form 8- K/A filed April 28, 1999).

        10.35 Registration Rights Agreement dated as of April 19, 1999 with BellSouth Enterprises, Inc. (incorporated by reference to Qwest's Current Report on Form 8-K/A filed April 28, 1999).

        21             Subsidiaries of the Registrant.

        23.1           Consent of Arthur Andersen LLP.

        23.2           Consent of KPMG LLP.

        23.3           Consent of Ernst & Young LLP.

       Exhibit
        Number                               Description
       -------                               -----------

        23.4           Consent of PricewaterhouseCoopers LLP.

        23.5           Consent of Arthur Andersen LLP.

        23.6 Consent of Davis Polk & Wardwell (included in the opinion filed as Exhibit 8.1 to this Registration Statement).

        23.7 Consent of Cadwalader, Wickersham & Taft (included in the opinions filed as Exhibit 8.2 and Exhibit 8.3 to this Registration Statement).

        24             Power of Attorney.

        99.1           Consent of Donaldson, Lufkin & Jenrette Securities
                       Corporation.

        99.2           Consent of Merrill Lynch, Pierce, Fenner & Smith.

        99.3           Consent of Lehman Brothers.

        99.4           Consent of James H. Quello.

        99.5           Form of Qwest Proxy Card (To Come).

        99.6           Form of U S WEST Proxy Card (To Come).

Item 22.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (5) That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7) To respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Denver, State of Colorado, on August 11, 1999.

                                         QWEST COMMUNICATIONS INTERNATIONAL INC.
                                         (Registrant)


Date: August 11, 1999                    By: /s/ Robert S. Woodruff
                                            ------------------------------------
                                            Name:   Robert S. Woodruff
                                            Title:  Executive Vice President and
                                                    Chief Financial Officer

                            -----------------------

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                   Title                          Date
          ---------                   -----                          ----

/s/          *           Chairman of the Board and Director      August 11, 1999
-----------------------
(Philip F. Anschutz)

/s/          *           Chairman and Chief Executive Officer    August 11, 1999
-----------------------  and Director
(Joseph P. Nacchio)

/s/          *           Executive Vice President, Chief         August 11, 1999
-----------------------  Financial Officer and Director
(Robert S. Woodruff)

/s/          *           Director                                August 11, 1999
-----------------------
(Jerry R. Davis)

/s/          *           Director                                August 11, 1999
-----------------------
(Jordan L. Haines)

/s/          *           Director                                August 11, 1999
-----------------------
(Cannon Y. Harvey)

/s/          *           Director                                August 11, 1999
-----------------------
(Douglas M. Karp)

          Signature                   Title                          Date
          ---------                   -----                          ----

/s/           *          Director                                August 11, 1999
-----------------------
(Vinod Khosla)

/s/           *          Director                                August 11, 1999
-----------------------
(Richard T. Liebhaber)

/s/           *          Director                                August 11, 1999
-----------------------
(Douglas L. Polson)

/s/           *          Director                                August 11, 1999
-----------------------
(Craig D. Slater)

/s/           *          Director                                August 11, 1999
-----------------------
(W. Thomas Stephens)


* Pursuant to Power of Attorney.

                                 EXHIBIT INDEX


       Exhibit
       Number                               Description
       -------                              -----------

       2 Agreement and Plan of Merger dated as of July 18, 1999 between U S WEST and Qwest (included as Annex A to the Joint Proxy Statement/Prospectus contained in this Registration Statement).

       3.1 Amended and Restated Certificate of Incorporation of Qwest (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No. 333-25391)).

       3.2 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Qwest (incorporated herein by reference to Form S-3 (File No. 333-58617)).

       3.3 Amended and Restated Bylaws of Qwest (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1998 (File No. 000-22609)).

       4.1(a) Indenture dated as of October 15, 1997 with Bankers Trust Company relating to Qwest's 9.47% notes (incorporated herein by reference to Form S-4 as declared effective on January 5, 1998 (File No. 333-42847)).

       4.1(b) Indenture dated as of August 28, 1997 with Bankers Trust Company relating to Qwest's 10 7/8% notes (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-22609)).

       4.1(c) Indenture dated as of January 29, 1998 with Bankers Trust Company relating to Qwest's 8.29% notes (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-22609)).

       4.1(d) Indenture dated as of November 27, 1998 with Bankers Trust Company relating to Qwest's 7.25% notes (incorporated herein by reference to Qwest's Form S-4 (File No. 333-71603)).

       4.1(e) Indenture dated as of November 4, 1998 with Bankers Trust Company relating to Qwest's 7.50% notes (incorporated herein by reference to Qwest's Form S-4 (File No. 333-71603)).

       4.2(a) Registration Agreement dated November 4, 1998 with Salomon Brothers Inc. relating to Qwest's 7.50% Senior Discount Notes Due 2008 (incorporated herein by reference to Qwest's Form S-4 (File No. 333-71603)).

       4.2(b) Registration Agreement dated November 27, 1998 with Salomon Brothers Inc. relating to Qwest's 7.25% Senior Discount Notes Due 2008 (incorporated herein by reference to Qwest's Form S-4 (File No. 333-71603)).

       4.3 Indenture dated as of June 23, 1997 between LCI International, Inc., and First Trust National Association, as trustee, Providing for the Issuance of Senior Debt Securities, including Resolutions of the Pricing Committee of the Board of Directors establishing the terms of the 7.25% Senior Notes due June 15, 2007 (incorporated herein by reference to LCI's Current Report on Form 8-K dated June 23, 1997).

       Exhibit
       Number                               Description
       -------                              -----------

       4.4 Credit Agreement, dated as of March 31, 1999, among Qwest Communications International Inc., as Borrower, NationsBank, N.A., as Administrative Agent, and the Lenders party thereto (incorporated herein by reference to Qwest's Form 10-Q for the quarter ended March 31, 1999 (File No. 000-22609)).

       5 Opinion of Davis Polk & Wardwell regarding the validity of the securities being registered.

       8.1 Opinion of Davis Polk & Wardwell regarding material federal income tax consequences relating to the merger (To Come).

       8.2 Opinion of Cadwalader, Wickersham & Taft regarding material federal income tax consequences relating to the merger (To Come).

       8.3 Opinion of Cadwalader, Wickersham & Taft regarding the lack of effect of the merger on the tax-free qualification of the prior spin-off of U S WEST (To
                       Come).

       10.1 Voting Agreement dated as of July 18, 1999 among each of the shareholders listed on the signature page thereto and U S WEST (included as Annex B to the Joint Proxy Statement/Prospectus contained in this Registration Statement).

       10.2 Agreement dated as of July 18, 1999 between Qwest and Global Crossing Ltd. (incorporated by reference to
                       Exhibit 10.2 in Qwest's Current Report on Form 8-K filed July 20, 1999).

       10.3 Agreement entered into as of July 18, 1999, between Global Crossing Holding Ltd. and Qwest (incorporated by reference to Qwest's Form 10-Q for the quarter ended June 30, 1999).

       10.4 Growth Share Plan, as amended, effective October 1, 1996 (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No. 333-25391)).

       10.5 Equity Incentive Plan (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No. 333-25391)).

       10.6 Qwest Communications International Inc. Employee Stock Purchase Plan (incorporated herein by reference to Qwest's Preliminary Proxy Statement for the Annual Meeting of Stockholders, filed February 26, 1999)).

       10.7 Deferred Compensation Plan (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1998 (File No. 000-22609)).

       10.8 Equity Compensation Plan for Non-Employee Directors (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-22609)).

       10.9 Qwest Communications International Inc. 401K Plan (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1998 (File No. 000-22609)).

       10.10           Employment Agreement dated December 21, 1996 with Joseph
                       P. Nacchio (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No. 333-25391)).

       Exhibit
       Number                               Description
       -------                              -----------

       10.11 Growth Share Plan Agreement with Joseph P. Nacchio, effective January 1, 1997, and Amendment thereto (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-22609)).

       10.12           Non-Qualified Stock Option Agreement with Joseph P.
                       Nacchio, effective June 1997 (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-22609)).

       10.13 Promissory Note dated November 20, 1996 and Severance Agreement dated December 1, 1996 with Robert S. Woodruff (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No. 333-25391)).

       10.14           Employment Agreement dated March 7, 1997 with Stephen M.
                       Jacobsen (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-22609)).

       10.15 Employment Agreement dated September 19, 1997 with Larry Seese (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-22609)).

       10.16           Employment Agreement dated October 8, 1997 with Lewis O.
                       Wilks (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1997 (File No. 000-22609)).

       10.17 IRU Agreement dated as of October 18, 1996 with Frontier Communications International Inc. (portions have been omitted pursuant to a request for confidential treatment) (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No. 333-25391)).

       10.18 IRU Agreement dated as of February 26, 1996 with WorldCom Network Services, Inc. (portions have been omitted pursuant to a request for confidential treatment) (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No. 333-25391)).

       10.19 IRU Agreement dated as of May 2, 1997 with GTE (portions have been omitted pursuant to a request for confidential treatment) (incorporated herein by reference to Form S-1 as declared effective on June 23, 1997 (File No. 333-25391)).

       10.20 LCI International, Inc. 1992 Stock Option Plan (incorporated by reference to LCI's Registration Statement No. 33-60558).

       10.21 LiTel Communications, Inc. 1993 Stock Option Plan (incorporated by reference to LCI's Registration Statement No. 33-60558).

       10.22 LCI International, Inc. 1994/1995 Stock Option Plan (incorporated by reference to LCI's Annual Report on Form 10-K for the year ended December 31, 1993).

       10.23 LCI International, Inc. 1995/1996 Stock Option (incorporated by reference to LCI's Proxy Statement for the 1995 Annual Meeting of Shareowners).

       Exhibit
       Number                               Description
       -------                              -----------

       10.24 LCI International Management Services, Inc. Supplemental Executive Retirement Plan (incorporated by reference to LCI's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995).

       10.25 1997/1998 LCI International, Inc. Stock Option Plan (incorporated by reference to LCI's Annual Report on Form 10-K for the year ended December 31, 1996).

       10.25(a) 1995 Stock Option Plan of Icon CMT Corp. (incorporated by reference to Icon CMT Corp.'s Annual Report on Form 10-K for the year ended December 31, 1996).

       10.25(b) Amendment to Amended and Restated 1995 Stock Option Plan of Icon CMT Corp. (incorporated herein by reference to Icon CMT Corp.'s Registration Statement on Form S-1/A, No. 333-38339)).

       10.26 U.S. Long Distance Corp. 1990 Employee Stock Option Plan (incorporated herein by reference to Qwest's Form 10-K for the year ended December 31, 1998 (File No. 000-22609)).

       10.27 Contractor Agreement dated January 18, 1993 by and between LCI International Telecom Corp. and American Communications Network, Inc. (incorporated by reference to LCI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995).

       10.28 Participation Agreement dated as of November 1996 among LCI International, Inc., as the Construction Agent and as the Lessee, First Security Bank, National Association, as the Owner Trustee under the Stuart Park Trust the various banks and lending institutions which are parties thereto from time to time as the Holders, the various banks and lending institutions which are parties thereto from time to time as the Lenders and NationsBank of Texas, N.A., as the Agent for the Lenders (incorporated by reference to LCI's Annual Report on Form 10-K for the year ended December 31, 1996).

       10.29 Agency Agreement between LCI International, Inc., as the Construction Agent and First Security Bank, National Association, as the Owner Trustee under the Stuart Park Trust as the Lessor dated as of November 15, 1996 (incorporated by reference to LCI's Annual Report on Form 10-K for the year ended December 31, 1996).

       10.30 Deed of Lease Agreement dated as of November 15, 1996 between First Security Bank, National Association as the Owner Trustee under the Stuart Park Trust, as Lessor and LCI International, Inc. as Lessee (incorporated by reference to LCI's Annual Report on Form 10-K for the year ended December 31, 1996).

       10.31 Common Stock Purchase Agreement dated as of December 14, 1998 with Microsoft Corporation (incorporated by reference to Qwest's Current Report on Form 8-K filed December 16, 1998).

       10.32 Registration Rights Agreement dated December 14, 1998 with Microsoft Corporation (incorporated herein by reference to Qwest's Current Report on Form 8-K filed December 16, 1998).

       Exhibit
       Number                               Description
       -------                              -----------

       10.33 Registration Rights Agreement dated as of April 18, 1999 with Anschutz Company and Anschutz Family Investment Company LLC (incorporated by reference to Qwest's Current Report on Form 8-K filed April 28, 1999).

       10.34 Common Stock Purchase Agreement dated as of April 19, 1999 with BellSouth Enterprises, Inc. (incorporated by reference to Qwest's Current Report on Form 8- K/A filed April 28, 1999).

       10.35 Registration Rights Agreement dated as of April 19, 1999 with BellSouth Enterprises, Inc. (incorporated by reference to Qwest's Current Report on Form 8-K/A filed April 28, 1999).

       21              Subsidiaries of the Registrant.

       23.1            Consent of Arthur Andersen LLP.

       23.2            Consent of KPMG LLP.

       23.3            Consent of Ernst & Young LLP.

       23.4            Consent of PricewaterhouseCoopers LLP.

       23.5            Consent of Arthur Andersen LLP.

       23.6 Consent of Davis Polk & Wardwell (included in the opinion filed as Exhibit 8.1 to this Registration Statement).

       23.7 Consent of Cadwalader, Wickersham & Taft (included in the opinions filed as Exhibit 8.2 and Exhibit 8.3 to this Registration Statement).

       24              Power of Attorney.

       99.1            Consent of Donaldson, Lufkin & Jenrette Securities
                       Corporation.

       99.2            Consent of Merrill Lynch, Pierce, Fenner & Smith.

       99.3            Consent of Lehman Brothers.

       99.4            Consent of James H. Quello.

       99.5            Form of Qwest Proxy Card (To Come).

       99.6            Form of U S WEST Proxy Card (To Come).